QuickLinks -- Click here to rapidly navigate through this document

As Filed with the Securities and Exchange Commission on April 25, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IAC/INTERACTIVECORP
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	4833 (Primary Standard Industrial Classification Code Number)	59-2712887 (I.R.S. Employer Identification Number)
152 West 57th Street New York, New York 10019 (212) 314-7300 (Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

EXPEDIA, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	4700 (Primary Standard Industrial Classification Code Number)	20-2705720 (I.R.S. Employer Identification Number)
3150 139th Avenue SE Bellevue, Washington 98005 (425) 679-7200 (Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

Gregory R. Blatt, Esq.
Executive Vice President, General Counsel and Secretary
IAC/InterActiveCorp
152 West 57th Street
New York, New York 10019
(212) 314-7300
(Name, Address, including Zip Code, and Telephone Number,
including Area Code, of Agent For Service)

Copy to:
Pamela S. Seymon, Esq.
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
(212) 403-1000

        Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this Registration Statement becomes effective and upon completion of the transactions described in the enclosed proxy statement/prospectus.

        If the securities registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

(Calculation of Registration Fee table appears on following pages)

The co-Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the co-Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered		Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)

A.	New IAC Common Stock, par value $0.001 per share to be issued in the reclassification	425,235,567(1)	N/A	$17,731,562,723(2)	$2,087,005

B.	IAC Warrants to purchase shares of New IAC Common Stock, par value $0.001 per share (the "IACIW Warrants")	14,590,514(4)	N/A	$581,286,077(5)	$68,417

C.	New IAC Common Stock, par value $0.001 per share issuable upon exercise of the IACIW Warrants	7,295,257(6)	N/A	N/A	N/A(7)

D.	IAC Warrants to purchase shares of New IAC Common Stock, par value $0.001 per share (the "IACIZ Warrants")	12,191,966(8)	N/A	$401,847,199(9)	$47,297

E.	New IAC Common Stock, par value $0.001 per share issuable upon exercise of the IACIZ Warrants	11,818,588(10)	N/A	N/A	N/A(11)

F.	IAC Series B Cumulative Convertible Preferred Stock, par value $0.001 per share (the "IAC Series B Preferred Stock")	13,118,182(12)	N/A	$655,909,100(13)	$72,201

G.	New IAC Common Stock, par value $0.001 per share issuable upon conversion of the IAC Series B Preferred Stock	9,717,172(14)	N/A	N/A(15)	N/A

H.	Expedia Common Stock, par value $0.001 per share to be issued in the reclassification	425,235,567(16)	N/A(17)	$0	N/A(17)

I.	Expedia Warrants to purchase shares of Expedia Common Stock, par value $0.001 per share (the "EXPEW Warrants")	14,590,514(18)	N/A(17)	$0	N/A(17)

J.	Expedia Common Stock, par value $0.001 per share issuable upon exercise of the EXPEW Warrants	7,295,257(19)	N/A(17)	$0	N/A(17)

K.	Expedia Warrants to purchase shares of Common Stock, par value $0.001 per share (the "EXPEZ Warrants") issuable upon exercise of the EXPEZ Warrants	12,191,966(20)	N/A(17)	$0	N/A(17)

L.	Expedia Common Stock, par value $0.001 per share issuable upon exercise of the EXPEZ Warrants	11,818,588(21)	N/A(17)	N/A(17)	N/A(17)

M.	Expedia Series A Cumulative Convertible Preferred Stock, par value $0.001 per share ("Expedia Series A Preferred Stock")	13,118,182(22)	N/A(17)	$0	N/A(17)

N.	Expedia Common Stock, par value $0.001 per share issuable upon conversion of the Expedia Series A Preferred Stock	9,717,172(23)	N/A(17)	N/A	N/A(17)

	Total			$19,370,605,099	$2,279,920

(1)
Based on the maximum number of shares of common stock, par value $0.001 per share, of IAC/InterActiveCorp ("New IAC Common Stock") that may be issued in connection with the reclassification and other transactions described in the enclosed proxy statement/prospectus (the "spin-off"), taking into account the proposed one-for-two reverse stock split to be effected immediately prior to the spin-off, which number is equal to 50% of 850,471,133, the sum of (i) 630,814,957, the number of shares of common stock, par value $0.01 per share, of IAC ("Old IAC Common Stock") issued and outstanding as of March 31, 2005, (ii) 12,088,608, the number of shares of Old IAC Common Stock subject to Restricted Stock Units and Deferred Share Units issued under IAC equity-based compensation plans as of March 31, 2005, (iii) 2,710,539, the maximum number of shares of Old IAC Common Stock available for issuance by IAC under equity incentive plans, (iv) 32,827,079, the maximum number of shares of Old IAC Common Stock issuable in respect of certain previously issued warrants to purchase shares of Old IAC Common Stock, (v) 95,564,439, the maximum number of shares of Old IAC Common Stock expected to be issued in IAC's acquisition of Ask Jeeves, Inc. (including shares of Old IAC Common Stock to be issued in respect of Ask Jeeves' employee and director stock options, restricted stock and other equity awards, and the conversion of the Ask Jeeves Zero Coupon Convertible Subordinated Notes), and (vi) 76,465,511, the maximum number of shares of Old IAC Common Stock issuable in respect of options ("Old IAC Options") to purchase shares of Old IAC Common Stock that have been issued by IAC.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c), Rule 457(f)(1) and Rule 457(h)(1) under the Securities Act. $17,731,562,723 equals (i) the product of (a) 774,005,622 (the sum of items (i) through (v) in footnote (1) above), and (b) $21.75, the average of the high and low sales prices for Old IAC Common Stock as reported on The Nasdaq National Market on April 18, 2005, plus

  (ii) the product of (a) 76,465,511, the number of Old IAC Options outstanding as of March 31, 2005, and (b) $11.73, the average exercise price of such options.

(3)
Calculated by multiplying 0.0001177 by the proposed maximum aggregate offering price.

(4)
Based on the maximum number of IACIW warrants to purchase shares of New IAC Common Stock ("IACIW Warrants") to be issued in the spin-off, which is equal to 14,590,514, the number of warrants ("Old IACIW Warrants") issued and outstanding as of March 31, 2005 having an average exercise price of $35.10 per Old IACIW Warrant.

(5)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c), Rule 457(f)(1) and Rule 457(i) under the Securities Act. Calculated as the sum of (i) $69,159,036, the product of (a) 14,590,514, the number of Old IACIW Warrants issued and outstanding on March 31, 2005, and (b) $4.74, the average of the high and low sales prices for Old IACIW Warrants as reported on The Nasdaq National Market on April 20, 2005, and (ii) $512,127,041, the amount of additional consideration to be received by IAC in connection with the exercise of the Old IACIW Warrants issued and outstanding on March 31, 2005.

(6)
Based on the maximum number of shares of New IAC Common Stock issuable upon exercise of the IACIW Warrants, calculated by multiplying 14,590,514, the maximum number of IACIW Warrants being registered hereunder, by 50% (in order to take into account the proposed one-for-two reverse stock split to be effected immediately prior to the spin-off).

(7)
Pursuant to Rule 457(i) under the Securities Act, the fee in respect of these securities is included in the calculation with respect to the IACIW Warrants as described more fully in footnote (5).

(8)
Based on the maximum number of IACIZ warrants to purchase shares of New IAC Common Stock ("IACIZ Warrants") to be issued in the spin-off, which is equal to 12,191,966, the number of warrants ("Old IACIZ Warrants") issued and outstanding as of March 31, 2005 having an exercise price of $13.41 per Old IACIZ Warrant.

(9)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c), Rule 457(f)(1) and Rule 457(i) under the Securities Act. Calculated as the sum of (i) $238,352,935, the product of (a) 12,191,966, the number of Old IACIZ Warrants issued and outstanding on March 31, 2005, and (b) $19.55, the average of the high and low sales prices for Old IACIZ Warrants as reported on The Nasdaq National Market on April 18, 2005, and (ii) $163,494,264, the amount of additional consideration to be received by IAC in connection with the exercise of Old IACIZ Warrants issued and outstanding on March 31, 2005.

(10)
Based on the maximum number of shares of New IAC Common Stock issuable upon exercise of the IACIZ Warrants, calculated by multiplying 12,191,966, the maximum number of IACIZ Warrants being registered hereunder, by 0.969375, which is the number of shares of New IAC Common Stock to be received upon exercise of an IACIZ (taking into account the proposed one-for-two reverse stock split to be effected immediately prior to the spin-off).

(11)
Pursuant to Rule 457(i) under the Securities Act, the fee in respect of these securities is included in the calculation with respect to the IACIW Warrants as described more fully in footnote (9).

(12)
Based on the maximum number of shares of Series B Cumulative Convertible Preferred Stock, par value $0.001 per share, of IAC ("IAC Series B Preferred Stock") that may be issued in connection with the spin-off, which number is equal to the maximum number of shares of Series A Cumulative Convertible Preferred Stock, par value $0.01 per share, of IAC ("IAC Series A Preferred Stock") to be reclassified in the spin-off.

(13)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c), Rule 457(f)(1) and Rule 457(i) under the Securities Act. Calculated as the product of (i) 13,118,182, the maximum number of shares of issued and outstanding IAC Series A Preferred Stock to be reclassified in the spin-off, and (ii) $50.00, the average of the high and low sales prices of IAC Series A Preferred Stock on April 20, 2005 on the Over-the-Counter Bulletin Board.

(14)
Based on the maximum number of shares of New IAC Common Stock into which the IAC Series B Preferred Stock is convertible, calculated as the product of (i) 13,118,182, the number of shares of IAC Series B Preferred Stock registered hereby, and (ii) the quotient of (a) an estimate of the Face Amount of the IAC Series B Preferred Stock ($25.00), divided by (b) an estimate of the adjusted Conversion Price of the IAC Series B Preferred Stock ($33.75), taking into account the proposed one-for-two reverse stock split and the spin-off.

(15)
Pursuant to Rule 457(i) under the Securities Act, as no additional consideration will be received by IAC upon conversion of the IAC Series B Preferred Stock into shares of New IAC Common Stock, no separate registration fee is payable in connection with the shares of New IAC Common Stock issuable upon conversion of the IAC Series B Preferred Stock.

(16)
Based on the maximum number of shares of common stock, par value $0.001 per share, of Expedia, Inc. ("Expedia Common Stock") that may be issued in connection with the spin-off, taking into account the proposed one-for-two reverse stock split to be effected immediately prior to the spin-off, which number is equal to 50% of 850,471,133, which amount equals the sum of items (i) through (vi) set forth in footnote (1).

(17)
Pursuant to Rule 457(f)(i), the filing fee is based upon the market value of the securities to be cancelled in the transaction. Items A through G above (and notes (1) through (15) relating thereto) account for all of the securities that will be cancelled in the transaction. Accordingly, the securities listed under items (H) through (N) that are also registered pursuant to this registration statement do not affect the filing fee payable hereunder.

(18)
Based on the maximum number of EXPEW warrants to purchase shares of Expedia Common Stock ("EXPEW Warrants") to be issued in the spin-off, which is equal to the number of Old IACIW Warrants issued and outstanding as of March 31, 2005.

(19)
Based on the maximum number of shares of Expedia Common Stock issuable upon exercise of the EXPEW Warrants, calculated by multiplying 14,590,514, the maximum number of EXPEW Warrants being registered hereunder, by 50% (in order to take into account the proposed one-for-two reverse stock split to be effected immediately prior to the spin-off).

(20)
Based on the maximum number of EXPEZ warrants to purchase shares of Expedia Common Stock ("EXPEZ Warrants") to be issued in the spin-off, which is equal to 12,191,966, the number of Old IACIZ Warrants issued and outstanding as of March 31, 2005.

(21)
Based on the maximum number of shares of Expedia Common Stock issuable upon exercise of the EXPEZ Warrants, calculated by multiplying 12,191,966, the maximum number of EXPEZ Warrants being registered hereunder, by 0.969375, which is the number of shares of Expedia Common Stock to be received upon exercise of an EXPEZ Warrant.

(22)
Based on the maximum number of shares of Expedia Series A Preferred Stock that may be issued in connection with the spin-off, which number is equal to the maximum number of shares of IAC Series A Preferred Stock to be reclassified in the spin-off.

(23)
Based on the maximum number of shares of Expedia Common Stock into which the Expedia Series A Preferred Stock is convertible, calculated as the product of (i) 13,118,182, the number of shares of Expedia Series A Preferred Stock registered hereby, and (ii) the quotient of (a) an estimate of the Face Amount of the Expedia Series A Preferred Stock ($25.00), divided by (b) an estimate of the adjusted Conversion Price of the Expedia Series A Preferred Stock ($33.75), taking into account the proposed one-for-two reverse stock split and the spin-off.

Subject to completion, dated April 25, 2005

[IAC LOGO]	[EXPEDIA LOGO]

PRELIMINARY PROXY STATEMENT/PROSPECTUS

        [    ], 2005

Dear Stockholder:

        You are invited to attend the Annual Meeting of Stockholders of IAC/InterActiveCorp scheduled on [    ], 2005 at 9:00 a.m. local time at [    ], for the purpose of obtaining stockholder approval of amendments to IAC's certificate of incorporation that will result in, among other things, the spin-off of Expedia, Inc., a Delaware corporation, and a number of other annual meeting proposals that are described in the notice of meeting on the following page. After the spin-off, Expedia will be an independent, separately traded public company that will consist of IAC's travel and travel-related businesses, subsidiaries and investments (other than Interval International and TV Travel Shop, which IAC will retain) and TripAdvisor. IAC will effect the spin-off by means of a reclassification of its capital stock that will result in the current holders of IAC capital stock having the right to receive a proportionate amount of Expedia capital stock, in a transaction that is generally tax free for federal income tax purposes.

        See "Risk Factors" beginning on page [    ] of this proxy statement/prospectus for information that you should consider in evaluating the spin-off proposal.

        IAC's Board of Directors believes that the spin-off of Expedia from IAC and the other proposals submitted for your approval at the Annual Meeting are in the best interests of IAC and its stockholders. IAC's Board of Directors unanimously recommends that you vote FOR the spin-off proposal and the other proposals submitted for your approval at the Annual Meeting.

        In addition to the votes required under applicable law, the IAC Board of Directors has conditioned the spin-off on the affirmative vote of holders of a majority of the shares of IAC common stock actually voting on the spin-off proposal, other than shares owned or controlled by IAC management. Your vote is very important. Whether or not you plan to attend the Annual Meeting, please take the time to vote by completing and mailing the enclosed proxy card. If you attend the Annual Meeting, you may vote in person if you wish, even though you have previously returned your proxy card. Please complete, sign, date and return the accompanying proxy card in the enclosed envelope to make certain your shares will be represented at the meeting. You may also submit a proxy for your shares by telephone or through the Internet by following the instructions on the enclosed proxy card.

Sincerely,
/s/ [signature]
Barry Diller Chairman and Chief Executive Officer

        The Securities and Exchange Commission and state securities regulators have not approved or disapproved the spin-off or the securities to be issued in the spin-off or determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        This proxy statement/prospectus is first being mailed to stockholders on or about [    ], 2005.

IAC/INTERACTIVECORP
152 West 57th Street
42nd Floor
New York, New York 10019

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

        IAC/InterActiveCorp ("IAC") is providing this proxy statement/prospectus to holders of IAC's common stock, Class B common stock and Series A preferred stock in connection with the solicitation of proxies by the Board of Directors of IAC for use at the Annual Meeting of Stockholders to be held at 9:00 a.m. local time on [    ], 2005 at [    ]. At the Annual Meeting, stockholders will consider the spin-off of Expedia, Inc. as a separately traded public company that will consist of IAC's travel and travel-related businesses, subsidiaries and investments (other than Interval International and TV Travel Shop, which IAC will retain) and TripAdvisor. In particular, IAC will ask stockholders:

1.
To approve amendments to the IAC certificate of incorporation that would effect the spin-off of Expedia, Inc. by:

•
Reclassifying each share of IAC $0.01 par value common stock into one share of IAC $0.001 par value common stock and 1/100 of a share of IAC Series 1 Mandatory Exchangeable Preferred Stock that will automatically exchange into one share of Expedia $0.001 par value common stock immediately following the reclassification; and

•
Reclassifying each share of IAC $0.01 par value Class B common stock into one share of IAC $0.001 par value Class B common stock and 1/100 of a share of IAC Series 2 Mandatory Exchangeable Preferred Stock that will automatically exchange into one share of Expedia $0.001 par value Class B common stock immediately following the reclassification.

2.
To approve amendments to the IAC certificate of incorporation to effect a one-for-two reverse stock split of IAC common stock and IAC Class B common stock (which would take place immediately prior to, and would be conditioned upon completion of, the spin-off).

3.
To approve the addition of new provisions to the IAC certificate of incorporation that would provide that no officer or director of IAC who is also an officer or director of Expedia following the spin-off will be liable to IAC or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to Expedia instead of IAC, or does not communicate information regarding a corporate opportunity to IAC because the officer or director has directed the corporate opportunity to Expedia.

4.
To approve an amendment to the IAC certificate of incorporation that would delete the provision regarding removal of directors so that the IAC bylaws would govern director removal procedures. The effect of the proposed amendment would be that the removal of directors elected by the holders of IAC common stock, IAC Class B common stock and IAC Series A preferred stock voting together would require the affirmative vote of a majority of the voting power of the shares of all of those classes voting together, rather than the affirmative vote of the holders of a majority of each of the classes of shares (as currently provided in the IAC certificate of incorporation). Removal of directors elected exclusively by holders of IAC common stock would continue to require the affirmative vote of a majority of the holders of IAC common stock entitled to vote.

5.
To elect 10 members of the IAC Board of Directors, each to hold office for a one-year term ending on the date of the next succeeding annual meeting of stockholders or until such director's successor shall have been duly elected and qualified.

6.
To ratify the appointment of Ernst & Young LLP as independent auditors of IAC for the 2005 fiscal year.

7.
To approve the IAC/InterActiveCorp 2005 Stock and Annual Incentive Plan.

8.
To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

        IAC may determine not to proceed with the spin-off and not to make the related amendments to its certificate of incorporation described above, notwithstanding the fact that IAC receives all necessary stockholder approvals with respect to the spin-off. Moreover, the changes described in items 2 and 3 above will be effective only in the event that IAC completes the spin-off.

        Only holders of record of outstanding shares of IAC stock at the close of business on [    ], 2005 are entitled to notice of and to vote at the Annual Meeting and any adjournments of the Annual Meeting.

        Only stockholders and persons holding proxies from stockholders may attend the Annual Meeting. Seating is limited, however, and admission to the Annual Meeting will be on a first-come, first-served basis. If your shares are registered in your name, you should bring a form of identification to the Annual Meeting. If your shares are held in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or letter from that broker, trust, bank or other nominee that confirms you are the beneficial owner of those shares. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

By Order of the Board of Directors,
/s/ [SIGNATURE] Gregory R. Blatt Executive Vice President, General Counsel and Secretary
[ ], 2005

Additional Information

        This proxy statement/prospectus:

  •
  incorporates by reference important business and financial information about IAC that IAC has not included in or delivered with this proxy statement/prospectus; and

  •
  does not include some of the information included in the registration statement on Form S-4 that IAC and Expedia have jointly filed with the SEC or information included in the exhibits to the registration statement.

        Upon your written or oral request, IAC will make available to you without charge the information that IAC has incorporated by reference into this proxy statement/prospectus or that IAC and Expedia have filed as exhibits to the registration statement on Form S-4. You can obtain the documents incorporated by reference in this proxy statement/prospectus or filed as exhibits to the registration statement by requesting them in writing or by telephone from IAC at the following address and telephone number:

Investor Relations
IAC/InterActiveCorp
Carnegie Hall Tower
152 W. 57th Street, 42nd Floor
New York, NY 10019
Telephone: (212) 314-7400

        You should make any request for documents by [    ], 2005 to ensure timely delivery of the documents prior to the Annual Meeting.

        To find more information, see "Where You Can Find More Information."

Explanatory Notes

        Except as otherwise stated herein, all per share information contained in this proxy statement/prospectus and the related annexes regarding IAC and Expedia capital stock for periods following the spin-off has been restated to reflect the one-for-two reverse stock split of IAC common stock and IAC Class B common stock that IAC intends to effect immediately prior to the completion of the spin-off.

        Throughout this proxy statement/prospectus:

  •
  the term "IAC," when used with respect to the period prior to the spin-off, refers to IAC/InterActiveCorp, a Delaware corporation, and its wholly owned subsidiaries, including IAC's travel and travel-related businesses, subsidiaries and investments, as well as TripAdvisor;

  •
  the term "IAC," when used with respect to any periods following the spin-off, refers to IAC/InterActiveCorp, a Delaware corporation, and its wholly owned subsidiaries, other than TripAdvisor and those travel and travel-related businesses, subsidiaries and investments that Expedia (as defined below) will own following the spin-off;

  •
  the term "Expedia," when used with respect to the period prior to the spin-off, refers to Expedia, Inc., a Delaware corporation, and a wholly-owned subsidiary of IAC, formed to effectuate the spin-off; and

  •
  the term "Expedia," when used with respect to any periods following the spin-off, refers to Expedia, Inc., a Delaware corporation, which will own IAC's travel and travel-related businesses, subsidiaries and investments (other than Interval International and TV Travel Shop, which IAC will retain) and TripAdvisor.

Page
Questions and Answers About the Annual Meeting and the Spin-Off	1
Summary	8
IAC/InterActiveCorp	8
Expedia	9
The Spin-Off	9
IAC/InterActiveCorp Summary Selected Historical Consolidated Financial Information	11
Expedia, Inc. Summary Selected Historical Combined Financial Information	15
Risk Factors	17
Risk Factors Relating to the Spin-Off	17
Risk Factors Relating to IAC and Expedia Securities	19
Risk Factors Relating to IAC's and Expedia's Businesses Following the Spin-Off	20
Recent Developments	26
Cornerstone Acquisition	26
Ask Jeeves Acquisition	26
Stock Repurchases	26
The Spin-Off Proposal	27
Background and Reasons for the Spin-Off	27
Recommendation of Special Committee of IAC's Board of Directors	29
Recommendation of IAC's Board of Directors	31
Review of Financial Advisors	31
Interests of Certain Persons in the Spin-Off	32
Governance Arrangements at IAC and Expedia	33
No Dissenters' Rights	38
Accounting Treatment	39
Regulatory Requirements	39
Federal Securities Law Consequences	39
U.S. Federal Income Tax Consequences of the Spin-Off	39
Treatment of Outstanding IAC Compensatory Equity-Based Awards	44
Treatment of IAC Series A Preferred Stock, Warrants and Indebtedness in the Spin-Off	45
Post Spin-Off Expedia Financing Arrangements	47
Distribution of IAC and Expedia Securities Following the Spin-Off	48
Listing and Trading of IAC Securities	49
Listing and Trading of Expedia Securities	49
Relationship Between IAC and Expedia after the Spin-Off	50
Information about IAC after the Spin-Off	53
Information about Expedia after the Spin-Off	70
Indemnification and Limitation of Liability for Officers and Directors	110
Description of IAC Capital Stock after the Spin-Off	111
Description of Expedia Capital Stock after the Spin-Off	115
Comparison of Rights of Holders of IAC Securities before the Spin-Off with Rights of Holders of IAC Securities and Expedia Securities Following the Spin-Off	120
Security Ownership of Certain Beneficial Owners and Management	127
The Reverse Stock Split Proposal	136
The Corporate Opportunity Proposal	137

i

The Director Removal Proposal	138
Election of IAC Directors and Management Information	139
Information Concerning Nominees	139
Information Concerning Executive Officers	141
The Auditor Ratification Proposal	142
The 2005 Incentive Plan Proposal	143
Annual Meeting Matters	147
Description of Annual Meeting Proposals and the Votes Required to Approve Them	147
Date, Time and Place of Meeting	149
Record Date and Voting Rights	149
Quorum	150
Solicitation of Proxies	150
Voting Proxies	150
Revocation of Proxies	151
IAC Executive Compensation	152
General	152
Summary Compensation Table	152
Stock Option Information	155
Certain Agreements with Executive Officers	155
Equity Compensation Plan Information	158
Section 16(a) Beneficial Ownership Reporting Compliance	159
IAC Board of Directors	160
Board Committees	160
Director Nominations	161
Communications with the IAC Board	162
Compensation of Outside Directors	162
Compensation Committee Interlocks and Insider Participation	163
Report on IAC Executive Compensation	164
Audit Committee Report	166
Fees Paid to IAC's Independent Auditors	167
Certain IAC Relationships and Related Party Transactions	168
Market Price and Dividend Information for IAC Common Equity	174
Performance Graph	175
Special Note Regarding Forward-Looking Statements	176
Legal Matters	177
Experts	177
Where You Can Find More Information	178
Annual Reports	179
Proposals by Stockholders for Presentation at the IAC 2006 Annual Meeting	179

ii

Other Matters	179
Annex A	—	Proposed Amendments to IAC Certificate of Incorporation
Annex B	—	Unaudited Pro Forma Condensed Combined Financial Statements for IAC
Annex C	—	Unaudited Pro Forma Condensed Combined Financial Statements for Expedia
Annex D	—	Expedia Historical Combined Financial Statements
Annex E	—	Separation Agreement
Annex F	—	Tax Sharing Agreement
Annex G	—	Employee Matters Agreement
Annex H	—	Transition Services Agreement
Annex I	—	Solvency Opinion
Annex J	—	IAC/InterActiveCorp 2005 Stock and Annual Incentive Plan
Annex K	—	Audit Committee Charter

        This proxy statement/prospectus is based on information provided by IAC, Expedia and other sources that IAC and Expedia believe to be reliable. This proxy statement/prospectus summarizes certain documents filed as exhibits to a registration statement on Form S-4 that IAC and Expedia have filed jointly with the SEC. This proxy statement/prospectus forms a part of the registration statement. For more information about IAC, Expedia and their respective securities, you should refer to the registration statement and the information included in the exhibits thereto. For more information on how you can obtain copies of these documents, see "Where You Can Find More Information."

iii

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THE SPIN-OFF

The Annual Meeting

Q:
What matters will IAC stockholders vote on at the Annual Meeting?

A:
IAC stockholders will vote on the following proposals:

•
To approve amendments to the IAC certificate of incorporation that would effectuate the spin-off of Expedia by reclassifying the IAC common stock and IAC Class B common stock. This proxy statement/prospectus refers to the foregoing proposal as the "spin-off proposal." If IAC's stockholders approve the spin-off proposal and IAC completes the spin-off, the holders of IAC common shares immediately prior to the spin-off would initially own all of the IAC common shares and Expedia common shares immediately following the spin-off. IAC may determine not to proceed with the spin-off and not to make the related amendments to its certificate of incorporation described above, notwithstanding the fact that IAC receives all necessary stockholder approvals with respect to the spin-off;

•
To approve amendments to the IAC certificate of incorporation to effect a one-for-two reverse stock split of IAC common stock and IAC Class B common stock. This proxy statement/prospectus refers to the foregoing proposal as the "reverse stock split proposal." If IAC's stockholders approve the reverse stock split proposal and the spin-off proposal and IAC determines to proceed with the spin-off, IAC intends to effect the reverse stock split immediately prior to the spin-off. IAC will not complete the reverse stock split unless IAC completes the spin-off;

•
To approve the addition of new provisions to the IAC certificate of incorporation that would provide that no officer or director of IAC who is also an officer or director of Expedia following the spin-off will be liable to IAC or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to Expedia instead of IAC, or does not communicate information regarding a corporate opportunity to IAC because the officer or director has directed the corporate opportunity to Expedia. This proxy statement/prospectus refers to the foregoing proposal as the "corporate opportunity proposal." IAC will only implement this proposal if IAC completes the spin-off;

•
To approve an amendment to the IAC certificate of incorporation that would delete the provision regarding removal of directors so that the IAC bylaws would govern director removal procedures. This proxy statement/prospectus refers to the foregoing proposal as the "director removal proposal." The effect of the director removal proposal would be that the removal of directors elected by the holders of IAC common stock, IAC Class B common stock and IAC Series A preferred stock voting together as a single class would require the affirmative vote of a majority of the voting power of the shares of all of those classes voting together (as currently provided in the IAC bylaws), rather than the affirmative vote of the holders of a majority of each of the classes of shares (as currently required by the IAC certificate of incorporation). Removal of directors elected exclusively by holders of IAC common stock would continue to require the affirmative vote of a majority of the holders of IAC common stock entitled to vote;

•
To elect 10 members of the IAC Board of Directors, each to hold office for a one-year term ending on the date of the next succeeding annual meeting of stockholders or until such director's successor shall have been duly elected and qualified;

•
To ratify the appointment of Ernst & Young LLP as independent auditors of IAC for the 2005 fiscal year;

•
To approve the IAC/InterActiveCorp 2005 Stock and Annual Incentive Plan; and

•
To transact such other business as may properly come before the meeting and any adjournments or postponements of the meeting.

Q:
What votes are required to approve the spin-off proposal and the director removal proposal?

A:
Under Delaware law, each of the spin-off proposal and the director removal proposal must be approved by:

•
The vote of holders of a majority of the outstanding shares of IAC common stock, voting as a separate class;

•
The vote of holders of a majority of the outstanding shares of IAC Class B common stock, voting as a separate class; and

•
The vote of holders of a majority of the voting power of the outstanding shares of IAC common stock, IAC Class B common stock and IAC Series A preferred stock, voting together as a single class, with each share of IAC common stock entitled to one vote per share, each share of IAC Class B common stock entitled to ten votes per share and each share of IAC Series A preferred stock entitled to two votes per share. This proxy statement/prospectus refers to the IAC common stock, IAC Class B common stock and IAC Series A preferred stock, taken together, along with their respective votes per share as described in the preceding sentence, as the "IAC capital stock."

  In addition to the votes required under Delaware law, based on the recommendation of an IAC Special Committee formed to review any aspects of the spin-off that could involve potential conflicts of interest, the IAC Board of Directors has further conditioned the spin-off on the affirmative vote of holders of a majority of the shares of IAC common stock actually voting on the spin-off proposal, other than shares owned or controlled by IAC management.

Q:
What vote is required to approve the reverse stock split proposal and the corporate opportunity proposal?

A:
Under Delaware law, each of the reverse stock split proposal and the corporate opportunity proposal must be approved by the vote of a majority of the voting power of the outstanding shares of IAC capital stock voting together as a single class.

Q:
What votes are required to elect directors to the IAC Board?

A:
The election of each of Barry Diller, Victor A. Kaufman, Edgar Bronfman, Jr., Marie-Josée Kravis, Steven Rattner, Alan Spoon and Diane Von Furstenberg as directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of IAC capital stock voting together as a single class.

  The election of each of Donald R. Keough, Bryan Lourd and H. Norman Schwarzkopf as directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of the shares of IAC common stock voting together as a separate class.

Q:
What vote is required to ratify the appointment of Ernst & Young LLP as IAC's Independent Auditors and to approve the IAC/InterActiveCorp 2005 Stock and Annual Incentive Plan?

A:
Each of the ratification of the appointment of Ernst & Young LLP as IAC's independent auditors for 2005 and the approval of the IAC/InterActiveCorp 2005 Stock and Annual Incentive Plan requires the affirmative vote of the holders of a majority of the voting power of the shares of IAC capital stock present in person or represented by proxy and voting together as a single class.

Q:
What is the impact on stockholder votes of arrangements among Mr. Diller, Liberty Media Corporation and Universal Studios, Inc.?

A:
Each of Universal Studios, Inc. and Liberty Media Corporation has granted to Mr. Diller an irrevocable proxy over all IAC securities owned by Universal, Liberty and their subsidiaries. This irrevocable proxy includes authority to vote on each of the proposals presented for approval at the Annual Meeting. As a result, Mr. Diller, through shares that he owns as well as those shares subject to the proxy, generally controls the vote of 21.0% of the IAC common stock and 100% of the IAC Class B common stock and, consequently, 59.8% of the combined voting power of the outstanding IAC capital stock. Thus, regardless of the vote of any other IAC stockholder, Mr. Diller has control over the vote on each matter submitted for stockholder approval at the Annual Meeting, other than (1) the separate class vote of IAC common stock with respect to the spin-off proposal, (2) the separate class vote of the shares of IAC common stock actually voting on the spin-off proposal (other than shares controlled by IAC management), (3) the separate class vote of IAC common stock with respect to the director removal proposal and (4) the election of the three directors that holders of IAC common stock elect as a separate class.

Q:
Who is entitled to vote at the Annual Meeting?

A:
You are entitled to vote at the Annual Meeting if you were a holder of IAC common stock, IAC Class B common stock or IAC Series A preferred stock at the close of business on [    ], 2005, the record date for the Annual Meeting.

Q:
What do I need to do now to vote at the Annual Meeting?

A:
The IAC Board of Directors is soliciting proxies for use at the Annual Meeting. Stockholders of record may vote their shares in any of four ways:

•
Submitting a Proxy by Mail:    If you choose to submit your proxy by mail, simply mark your proxy, date and sign it, and return it in the postage-paid envelope provided;

•
Submitting a Proxy by Telephone:    Submit a proxy for your shares by telephone by using the toll-free telephone number provided on your proxy card. Telephone voting is available 24 hours a day;

•
Submitting a Proxy by Internet:    Submit your proxy via the Internet. The website for Internet proxy voting is on your proxy card, and Internet proxy voting is also available 24 hours a day; or

•
Voting in Person:    If you were registered as a stockholder on IAC's books on [    ] , 2005 or if you have a letter from your broker identifying you as a beneficial owner of shares, you may vote in person by attending the Annual Meeting.

Street name holders may submit a proxy by telephone or the Internet if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with this proxy statement/prospectus. If you submit a proxy by telephone or via the Internet you should not return your proxy card. Instructions on how to submit a proxy by telephone or via the Internet are located on the proxy card enclosed with this proxy statement/prospectus.

The designated proxy will vote all proxies that you properly submit, and that you do not revoke, at the Annual Meeting in accordance with the instructions indicated on your proxy. If you do not provide instructions on your proxy, your designated proxy will vote FOR each of the proposals that IAC describes in this proxy statement/prospectus. Your designated proxy will not vote unsigned proxy cards at all and unsigned proxies will have the same effect as a vote against the spin-off proposal (except with respect to the vote of the shares of IAC common stock actually voting, other than those shares controlled by IAC management), the reverse stock split proposal, the corporate opportunity proposal and the director removal proposal.

If you hold your shares through a bank or broker, follow the voting instructions on the form you receive from your bank or broker.

Your vote is important. We encourage you to submit your proxy by telephone or Internet or by signing and returning the accompanying proxy card whether or not you plan to attend the Annual Meeting.

Q:
Can I change my vote?

A:
Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before the vote at the Annual Meeting by:

•
Delivering to The Bank of New York a written notice, bearing a date later than the proxy, stating that you revoke the proxy;

  •
  Submitting a later-dated proxy relating to the same shares by mail, telephone or the Internet prior to the vote at the Annual Meeting; or

  •
  Attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

  You should send any written notice or new proxy card to IAC/InterActiveCorp c/o The Bank of New York at the following address: IAC/InterActiveCorp, P.O. Box 11001, New York, New York 10203-0001, or follow the instructions provided on your proxy card to submit a proxy by telephone or via the Internet. You may request a new proxy card by calling our proxy solicitor, MacKenzie Partners, Inc., at 1-800-322-2885 (toll-free).

Q:
If I hold my shares in "street name" through my broker, will my broker vote my shares for me?

A:
Your broker will vote your shares only if you provide instructions to your broker on how to vote your shares. You should follow the directions that your broker provides regarding how to instruct your broker to vote your shares. If you fail to provide instructions to your broker, your broker will not vote your shares which will have the same effect as a vote against the spin-off proposal (except with respect to the vote of shares of IAC common stock actually voting, other than those shares controlled by IAC management), the reverse stock split proposal, the corporate opportunity proposal and the director removal proposal.

Q:
What happens if I abstain or don't vote?

A:
An abstention or failure to vote will have the same effect as a vote against the spin-off proposal (except with respect to the vote of the shares of IAC common stock actually voting, other than those shares controlled by IAC management), the reverse stock split proposal, the corporate opportunity proposal and the director removal proposal.

The Spin-Off Proposal

Q:
What is IAC proposing to do?

A:
IAC is proposing to spin off Expedia so that Expedia will become an independent, separately traded public company. After the spin-off, Expedia will consist of IAC's travel and travel-related businesses, subsidiaries and investments (other than Interval International and TV Travel Shop, which IAC will retain) and TripAdvisor. After the spin-off, IAC will continue to operate and/or manage its remaining businesses and investments, which currently consist of its Electronic Retailing, Ticketing, Personals, Local and Media Services, Financial Services and Real Estate and Teleservices segments, as well as Interval International and TV Travel Shop and, assuming the successful completion of the Ask Jeeves acquisition, Ask Jeeves. See "Recent Developments." The holders of IAC common shares immediately prior to the spin-off would initially own all of the IAC common shares and Expedia common shares immediately following the spin-off.

Q:
Why is IAC proposing the Expedia spin-off?

A:
The Board of Directors believes that the spin-off would provide many benefits to IAC and its stockholders, including, among others:

•
Creating a pure-play travel business with an equity currency that would promote growth through acquisitions;

•
Establishing IAC as a diversified interactive commerce company that is not dominated by its travel businesses and with an equity currency that could promote growth through acquisitions;

•
Better aligning management performance with each company's respective performance; and

•
Providing capital markets and investors with greater transparency into each of IAC and Expedia.

  For a discussion of the IAC Board of Director's recommendation, see "Recommendation of IAC's Board of Directors."

Q:
What will I own after the Expedia spin-off?

A:
Immediately prior to the spin-off, IAC will effect a one-for-two reverse stock split. As a consequence, securities that are convertible into IAC common stock will be proportionately adjusted in accordance with their terms to give effect to the reverse stock split. The following bullets describe the treatment of certain IAC securities in the spin-off:

•
IAC common stock:    For every two shares of IAC common stock that you own prior to the spin-off and the one-for-two reverse stock split, you will own one share of IAC common stock and one share of Expedia common stock immediately following the spin-off. Each share of IAC common stock and Expedia common stock that you own following the spin-off will be entitled to one vote per share. Holders will receive cash in lieu of fractional shares.

•
IAC Class B common stock:    For every two shares of IAC Class B common stock that you own prior to the spin-off and the one-for-two reverse stock split, you will own one share of IAC Class B common stock and one share of Expedia Class B common stock immediately following the spin-off. Each share of IAC Class B common stock and Expedia Class B common stock following the spin-off will be entitled to ten votes per share. Holders will receive cash in lieu of fractional shares.

•
IAC Series A preferred stock:    Each share of IAC Series A preferred stock will represent the right to receive, at the holder's election: (1) $50.00 in cash per share, plus accrued and unpaid dividends, (2) the IAC common stock and Expedia common stock that a holder of IAC Series A preferred stock would have received had the holder converted its Series A preferred stock into IAC common stock immediately prior to the spin-off or (3) one share of IAC Series B preferred stock and one share of Expedia Series A preferred stock, each of which will mirror in all material respects the terms of the current IAC Series A preferred stock, as adjusted to reflect the spin-off and the one-for-two reverse stock split.

•
Warrants to purchase IAC common stock:    IAC has outstanding a number of series of warrants subject to different terms and conditions. Generally, IAC warrants will be treated one of two ways in the spin-off, as set forth below. Except as otherwise described below and except to the extent otherwise provided under local law, following the spin-off, the IAC and Expedia warrants, as the case may be, generally will have the same terms and conditions as the warrants to purchase shares of IAC common stock had immediately prior to the spin-off.

•
Each publicly traded warrant to purchase shares of IAC common stock and certain other warrants, including warrants to purchase shares of IAC common stock issued in the VUE transaction, among others, will convert into a warrant to purchase shares of IAC common stock and a warrant to purchase shares of Expedia common stock, each of which will mirror in all material respects the terms of the current warrants to purchase shares of IAC common stock, as adjusted to reflect the spin-off and the one-for-two reverse stock split.

•
With respect to all other warrants to purchase shares of IAC common stock, following the spin-off, IAC will remain the contractually obligated party with respect to these warrants and each warrant will represent the right to receive upon exercise by the holders thereof that number of shares of IAC common stock and Expedia common stock that the warrant holder would have received had the holder exercised the warrant immediately prior to the spin-off. Under the separation agreement, Expedia will contractually assume the obligation to deliver Expedia common stock to these warrant holders upon exercise.

Q:
Will the IAC and Expedia securities be listed on an exchange and publicly traded after the spin-off?

A:
IAC common stock currently trades on The Nasdaq National Market under the ticker symbol "IACI" and will continue to do so after the spin-off. Those IAC warrants that currently trade on The Nasdaq Stock Market under the ticker symbol "IACIW" will continue to trade on The Nasdaq Stock Market following the spin-off (as adjusted in connection with the spin-off and the reverse stock split) under the ticker symbol "IACIW." Those IAC warrants that currently trade on The Nasdaq Stock Market under the ticker symbol "IACIZ" will continue to trade on The Nasdaq Stock Market following the spin-off (as adjusted in connection with the spin-off and the reverse stock split) under the ticker symbol "IACIZ." IAC intends to seek to have the shares of IAC Series B preferred stock, if any, quoted on the OTC Bulletin Board under the ticker symbol "IACIP.OC." In order to do so, a broker-dealer in securities in the United States may be required to file with the National Association of Securities Dealers, Inc. a notice that will enable the broker-dealer to enter quotations for the IAC Series B preferred stock on the OTC Bulletin Board. There can be no assurance that a broker-dealer will file such a notice or, if filed, that quotations will be accepted on the OTC Bulletin Board. Further, there can be no assurance that if a broker-dealer commences to enter bid and asked quotations for the IAC Series B preferred stock on the OTC Bulletin Board that a viable and active trading market will develop.

  Expedia intends to apply to list Expedia common stock on The Nasdaq National Market and has reserved the ticker symbol "EXPE." Expedia also intends to apply to list on The Nasdaq Stock Market the two series of Expedia warrants whose predecessor securities currently trade on The Nasdaq Stock Market under the ticker symbols "IACIW" and "IACIZ." These new Expedia warrants are expected to trade under the ticker symbols "EXPEW" and "EXPEZ." Trading in Expedia common stock and Expedia warrants under those symbols is expected to begin on the first business day following the date that IAC completes the spin-off. Expedia intends to seek to have the shares of Expedia Series A preferred stock, if any, quoted on the OTC Bulletin Board under the ticker symbol "EXPEP.OC," in the same manner that IAC intends to seek to have its Series B preferred stock listed. However, there can be no assurance that a viable and active trading market will develop.

Q:
Does the IAC Board of Directors have to complete the spin-off if stockholders approve it?

A:
No. Regardless of stockholder approval, the IAC Board of Directors retains the ability to abandon the Expedia spin-off for any reason whatsoever.

Q:
Am I entitled to dissenters' rights or appraisal rights?

A:
No. You will not be entitled to dissenters' rights or appraisal rights in connection with the spin-off. See "No Dissenters' Rights."

Q:
When does IAC expect to complete the spin-off?

A:
If IAC stockholders approve the spin-off proposal at the Annual Meeting and all of the other conditions to the completion of the separation agreement are satisfied, IAC expects to complete the spin-off on or about [    ], 2005. You should note, however, that even if IAC stockholders approve the spin-off proposal, IAC's Board may decide not to proceed with the spin-off. In addition, IAC has entered into an agreement to acquire Ask Jeeves, Inc. and has agreed not to complete the spin-off so long as the Ask Jeeves transaction is pending. Ask Jeeves stockholder approval is required to effect the Ask Jeeves transaction. The Ask Jeeves special meeting of stockholders is currently scheduled for [    ], 2005. See "Recent Developments."

Q:
Do I need to do anything with my certificates for IAC securities now?

A:
No. You do not need to do anything with your certificates for IAC securities now. The bullets below describe some of the mechanics relating to your ownership of IAC and Expedia securities following the spin-off.

•
IAC common stock and IAC Class B common stock:    In connection with the spin-off and as a result of the one-for-two reverse stock split, certificates representing shares of IAC common stock and IAC Class B common stock prior to the spin-off will represent half the number of shares of IAC common stock and IAC Class B common stock (as applicable) after the spin-off, subject to receipt of cash in lieu of fractional shares.

  •
  Expedia common stock:    As promptly as practicable following the spin-off, Expedia's transfer agent will distribute shares of Expedia common stock to those persons who are holders of IAC common stock at 5:00 p.m., Eastern Standard Time, on the date of the spin-off by mailing physical certificates representing the shares or by crediting the shares to book-entry accounts established by the transfer agent.

  •
  Expedia Class B common stock:    As promptly as practicable following the spin-off, Expedia will distribute shares of Expedia Class B common stock to holders of IAC Class B common stock on the same basis described in the immediately preceding bullet.

  •
  Warrants to purchase IAC common stock:    Any IAC warrants held in electronic book-entry form will, without any action on the part of the holder, be adjusted as described in this proxy statement/prospectus. With respect to warrants held in certificated form, warrant certificates that represent the right to receive shares of IAC common stock upon exercise prior to the spin-off will represent the right to receive shares of IAC common stock and Expedia common stock upon exercise following the spin-off, subject to the terms, conditions and adjustments described in this proxy statement/prospectus and until such time as IAC and/or Expedia effectuate an exchange of certificates.

  •
  Warrants to purchase Expedia common stock:    Holders entitled to receive warrants to purchase Expedia common stock that hold IAC warrants in electronic book-entry form will, as of the completion of the spin-off, receive Expedia warrants by way of electronic book-entry transfer without any action on the part of the holder. With respect to warrants held in certificated form, warrant certificates that represent the right to receive shares of IAC common stock upon exercise prior to the spin-off will represent the right to receive shares of IAC common stock and Expedia common stock upon exercise following the spin-off, subject to the terms, conditions and adjustments described in this proxy statement/prospectus and until such time as IAC and/or Expedia effectuate an exchange of certificates.

  •
  Preferred Stock:    Holders of IAC Series A preferred stock will receive along with this proxy statement/prospectus an election form and instructions that will allow them to indicate, on or prior to [    ], 2005, whether they choose to receive (1) $50.00 in cash per share, plus accrued and unpaid dividends, (2) the IAC common stock and Expedia common stock that a holder of IAC Series A preferred stock would have received had the holder converted its IAC Series A preferred stock into IAC common stock immediately prior to the spin-off or (3) one share of IAC Series B preferred stock and one share of Expedia Series A preferred stock, each of which will mirror in all material respects the terms of the current IAC Series A preferred stock, as adjusted to reflect the spin-off. As promptly as practicable following the spin-off, the transfer agent for each of IAC and Expedia will distribute to you cash or IAC and Expedia securities in accordance with the election that you make.

Q:
Whom can I call with questions?

A:
If you have any questions about the spin-off or the Annual Meeting, or would like copies of any of the documents referred to in this proxy statement/prospectus, you should call MacKenzie Partners, Inc. at 1-800-322-2885.

Q:
Where can I find more information about IAC and Expedia?

A:
You can find more information from various sources described under "Where You Can Find More Information."

SUMMARY

        The following is a summary of some of the information contained in this proxy statement/prospectus. In addition to this summary, you should read the entire document carefully, including (1) the risks associated with the spin-off and investing in IAC securities and Expedia securities discussed under "Risk Factors" and (2) the unaudited pro forma condensed combined financial statements for each of IAC and Expedia and the historical combined financial statements and related notes for Expedia included in Annexes B, C and D, respectively, and the historical financial statements and related notes for IAC incorporated by reference from IAC's Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

        The summaries set forth under the captions "—IAC/InterActiveCorp" and "—Expedia" assume the completion of the acquisition of Ask Jeeves, which is expected to occur prior to the spin-off, and the completion of the spin-off.

IAC/INTERACTIVECORP

        IAC/InterActiveCorp operates leading and diversified businesses in sectors being transformed by the internet, online and offline. IAC's mission is to harness the power of interactivity to make daily life easier and more productive for people all over the world. IAC operates a diversified portfolio of specialized and global brands in the businesses described below. IAC enables billions of dollars of consumer-direct transactions for products and services via the internet and telephone.

        IAC consists of the following businesses:

  •
  Electronic Retailing, which includes HSN U.S. and HSN International;

  •
  Ticketing, which includes Ticketmaster;

  •
  Interval International;

  •
  Personals, which includes Match.com;

  •
  IAC Local and Media Services, which includes Citysearch, Evite, Entertainment Publications and ServiceMagic (since September 2004);

  •
  Financial Services and Real Estate, which includes LendingTree and its affiliated brands and businesses; and

  •
  Teleservices, which includes Precision Response Corporation, or PRC.

        In addition, IAC has entered into an agreement to acquire Ask Jeeves, Inc., a leading provider of world-class information retrieval technologies, brands and services that are available to consumers across a range of platforms, including destination websites, downloadable search-based applications and portals. See "Recent Developments." IAC currently expects to complete the acquisition of Ask Jeeves, subject to the receipt of the requisite regulatory approvals and the satisfaction of customary closing conditions, during the summer of 2005. IAC has agreed not to complete the spin-off so long as the Ask Jeeves transaction is pending. Ask Jeeves stockholder approval is required to effect the Ask Jeeves transaction. The Ask Jeeves special meeting of stockholders is currently scheduled for [    ], 2005. Assuming the successful completion of the Ask Jeeves transaction, IAC will include Ask Jeeves following the spin-off.

        For information regarding the results of IAC's historical operations, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in IAC's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, which is incorporated by reference into this proxy statement/prospectus and the Unaudited Pro Forma Condensed Combined Financial Statements for IAC and the accompanying notes in Annex B.

        IAC's principal executive offices are located at 152 West 57th Street, 42nd Floor, New York, New York 10019. IAC's telephone number is (212) 314-7300.

EXPEDIA

        Expedia is among the world's leading travel services companies, making travel products and services available to leisure and corporate travelers in the United States and abroad through a diversified portfolio of brands, including Expedia.com, Hotels.com, Hotwire, Expedia Corporate Travel, Classic Custom Vacations and a range of other domestic and international brands and businesses.

        Expedia's principal executive offices are located at 3150 139th Avenue Southeast, Bellevue, Washington 98005. Expedia's telephone number is (425) 679-7200.

THE SPIN-OFF

        IAC has proposed to spin off Expedia so that Expedia will become an independent, separately traded public company. After the transaction, Expedia will consist of IAC's travel and travel-related businesses, subsidiaries and investments (other than Interval International and TV Travel Shop, which IAC will retain) and TripAdvisor. IAC will continue to own and operate its remaining businesses as an independent, separately traded public company.

Spin-Off (page [    ])

        IAC is proposing to effect the spin-off through amendments to its certificate of incorporation. If those amendments are approved by IAC's stockholders and IAC completes the spin-off, the holders of IAC common shares immediately prior to the spin-off will initially own all of the IAC common shares and Expedia common shares immediately following the spin-off.

Recommendation of the Special Committee (page [    ])

        The IAC Board of Directors established a Special Committee of independent directors to review any aspects of the proposed spin-off that could involve potential conflicts of interest (including the proposed terms of Expedia's capitalization, ownership and control and governance arrangements) and to make a recommendation to the IAC Board of Directors with respect to these matters. After completing its activities and deliberations, the Special Committee determined to recommend to the Board of Directors that it proceed with the spin-off of Expedia in the form proposed, subject to the approval of the spin-off proposal by a majority of the votes cast by the holders of shares of IAC common stock actually voting on the spin-off proposal, other than shares owned or controlled by IAC management.

Recommendation to Stockholders (page [    ])

        The IAC Board of Directors unanimously recommends that you vote FOR approval of the spin-off proposal. IAC's Board of Directors has carefully reviewed the terms of the spin-off and has determined that the spin-off is advisable and in the best interests of IAC and its stockholders.

Interests of Officers and Directors in the Spin-off (page [    ])

        In considering the recommendation of the Board of Directors to vote in favor of the spin-off proposal, you should be aware that some of IAC's directors and executive officers have interests in the spin-off that are in addition to or different from the interests of stockholders generally.

U.S. Federal Income Tax Consequences of the Spin-Off (page [    ])

        The spin-off is conditioned upon receipt by IAC of an opinion of counsel satisfactory to IAC's Board of Directors to the effect that the spin-off will qualify as a distribution that is generally tax free for federal income tax purposes. Assuming that the spin-off so qualifies, in general, no gain or loss will be recognized, and no amount will be includible in the income of, IAC, Expedia, or holders of IAC common stock, IAC Class B common stock or IAC Series A preferred stock, except that gain or loss will be recognized by holders of IAC Series A preferred stock who receive cash in exchange for such shares or to the extent that other security holders receive cash in lieu of fractional shares (including in connection with the one-for-two reverse stock split of IAC common stock and IAC Class B common stock). The tax consequences to you of the spin-off will depend on the facts of your situation. In addition, you may be subject to state, local, or foreign tax laws that this document does not address. Please consult your tax advisor for a full understanding of the tax consequences to you of the spin-off.

Regulatory Requirements

        IAC is not aware of any material governmental approvals or actions that are necessary for consummation of the spin-off.

Dividend Policy (page [    ])

  •
  IAC:    IAC has not paid cash dividends on IAC common stock or IAC class B common stock and does not anticipate paying cash dividends on IAC common stock or IAC Class B common stock in the immediate future.

  •
  Expedia:    Expedia does not anticipate paying cash dividends on Expedia common stock or Expedia Class B common stock in the immediate future.

Relationship Between IAC and Expedia Following the Spin-Off

        Following the spin-off, IAC and Expedia will be independent, publicly owned companies. In connection with the spin-off, IAC and Expedia have entered into or will enter into the following agreements:

  •
  a separation agreement that sets forth the arrangements between IAC and Expedia with respect to the principal corporate transactions necessary to complete the spin-off, and a number of other principles governing the relationship between IAC and Expedia following the spin-off;

  •
  a tax sharing agreement that will govern the respective rights, responsibilities and obligations of IAC and Expedia after the spin-off with respect to tax liabilities and benefits, tax attributes, tax contests and other matters regarding income taxes, other taxes and related tax returns;

  •
  an employee matters agreement that will govern a wide range of compensation and benefit issues, including the allocation between IAC and Expedia of responsibility for the employment and benefit obligations and liabilities of each company's current and former employees (and their dependents and beneficiaries);

  •
  a transition services agreement that will govern the provision of transition services from IAC to Expedia; and

  •
  various commercial agreements between subsidiaries of IAC, on the one hand, and subsidiaries of Expedia, on the other hand.

IAC/INTERACTIVECORP
SUMMARY SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

        The following information is only a summary, and you should read it together with the more detailed financial information for IAC included elsewhere in this document.

        The following table presents selected historical financial data of IAC for each of the years in the five year period ended December 31, 2004. This data was derived from the audited consolidated financial statements of IAC and reflects the operations and financial position of IAC at the dates and for the periods indicated. The information in this table should be read with the financial statements and accompanying notes and other financial data pertaining to IAC included in, or incorporated by reference into, this proxy statement/prospectus.

        In August 2001, IAC completed its sale of all of the capital stock of certain USA Broadcasting ("USAB") subsidiaries that own 13 full-power television stations and minority interests in four additional full-power stations to Univision Communications, Inc. ("Univision"). On May 7, 2002, IAC completed its transaction with Vivendi Universal, S.A., in which IAC's USA Entertainment Group, consisting of USA Cable, Studios USA, and USA Films, was contributed to Vivendi Universal Entertainment LLLP ("VUE"), a joint venture then controlled by Vivendi. In addition, during the second quarter of 2003, USA Electronic Commerce Solutions ("ECS"), Styleclick and Avaltus, a subsidiary of PRC, ceased operations. The financial position and results of operations of these companies, as well as USAB and the Entertainment Group, have been presented as discontinued operations in the following table.

	Year Ended December 31,
	2000(1)	2001(2)	2002(3)(4)	2003(5)	2004(6)(7)(8)
	(Dollars in Thousands, Except Per Share Data)
Statements of Operations Data:
Net revenues	$2,918,011	$3,434,571	$4,580,925	$6,328,118	$6,192,680
Operating (loss) profit	(107,955)	(140,318)	152,598	400,183	232,506
(Loss) earnings from continuing operations before cumulative effect of accounting change	(144,767)	(162,811)	1,997	126,657	185,761
(Loss) earnings before cumulative effect of accounting change	(147,983)	392,795	2,414,492	167,396	164,861
Net (loss) earnings available to common shareholders	(147,983)	383,608	1,941,344	154,341	151,808
Basic (loss) earnings per common share from continuing operations available to common shareholders(9)(10)	(0.40)	(0.44)	(0.02)	0.19	0.25
Diluted (loss) earnings per common share from continuing operations available to common shareholders(9)(10)	(0.40)	(0.44)	(0.04)	0.17	0.23
Basic (loss) earnings per common share before cumulative effect of accounting change available to common shareholders(9)(10)	(0.41)	1.05	5.64	0.26	0.22

Diluted (loss) earnings per common share before cumulative effect of accounting change available to common shareholders(9)(10)	(0.41)	1.05	5.62	0.23	0.20
Basic (loss) earnings per common share available to common shareholders(9)(10)	(0.41)	1.03	4.55	0.26	0.22
Diluted (loss) earnings per common share available to common shareholders(9)(10)	(0.41)	1.03	4.54	0.23	0.20
Balance Sheet Data (end of period):
Working capital	$355,157	$1,380,936	$3,069,516	$2,336,795	$2,239,037
Total assets	5,586,822	6,491,809	15,640,859	21,568,455	22,398,865
Long-term obligations, net of current maturities	551,766	544,372	1,211,145	1,120,097	796,715
Minority interest	960,068	791,572	1,182,162	211,687	291,922
Shareholders' equity	3,439,871	3,945,501	7,931,463	14,415,585	14,605,304
Other Data:
Net cash provided by (used in):
Operating activities	$141,365	$369,279	$778,481	$1,304,668	$1,273,228
Investing activities	(427,955)	(521,859)	316,637	(1,770,072)	(753,194)
Financing activities	(9,482)	6,954	672,521	(567,640)	(259,646)
Discontinued operations	94,706	322,342	(172,832)	(85,632)	(17,528)
Effect of exchange rate changes	(2,687)	(3,663)	11,131	19,624	15,540

(1)
Net loss available to common shareholders includes a pre-tax gain of $104.6 million related to IAC's exchange of its interest in Internet Shopping Network for 75% of Styleclick, Inc., a pre-tax gain of $3.7 million related to the Hotels.com initial public offering and a pre-tax charge of $145.6 million related to the impairment of Styleclick goodwill.

(2)
Net earnings available to common shareholders includes a gain of $517.8 million, net of tax, related to the sale of capital stock of certain USA Broadcasting subsidiaries and an after-tax expense of $9.2 million related to the cumulative effect of adoption as of January 1, 2001 of SOP 00-2, "Accounting by Producers or Distributors of Films."

(3)
In connection with IAC's acquisition of a controlling interest in Expedia, IAC issued approximately 13.1 million shares of Series A preferred stock at $50 face value ($656 million aggregate value), with a 1.99% annual dividend rate and which is convertible at any time into IAC common stock at an initial conversion price of $33.75. The conversion price will be adjusted downward pursuant to a specified formula if the average share price of IAC common stock over a ten-day trading period prior to conversion exceeds $35.10. Holders of Series A preferred stock may require IAC to purchase their shares on the fifth, seventh, tenth and fifteenth anniversary of the closing on February 4, 2002. IAC has the right to redeem such shares commencing on the tenth anniversary of February 4, 2002. Any payment by IAC with respect to the dividend or pursuant to any redemption requested by holders of Series A preferred stock or by IAC may be made in cash or IAC common stock, or a combination thereof, at the option of IAC.

(4)
Net earnings available to common shareholders includes a gain of $2.4 billion, net of tax, related to the contribution of the USA Entertainment Group to VUE and an after-tax expense of

  $461.4 million related to the cumulative effect of adoption as of January 1, 2002 of Statement of Financial Accounting Standards No. 142, "Accounting for Goodwill and Other Intangible Assets." Also includes results of Interval International since its acquisition by IAC on September 24, 2002.

(5)
Includes the results of Entertainment Publications, LendingTree and Hotwire since their acquisitions by IAC on March 25, 2003, August 8, 2003 and November 5, 2003, respectively.

(6)
Includes the results of TripAdvisor, ServiceMagic and Home Loan Center since their acquisitions by IAC on April 27, 2004, September 1, 2004 and December 14, 2004, respectively.

(7)
Net earnings available to common shareholders includes a pre-tax impairment charge of $184.8 million related to a write-down of Teleservices goodwill that resulted from IAC's annual impairment review under Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangibles."

(8)
As part of the integration of IAC Travel's businesses, Hotels.com conformed its merchant hotel business practices with those of the other IAC Travel businesses. As a result, beginning January 1, 2004, IAC commenced prospectively reporting revenue for Hotels.com on a net basis, consistent with Expedia.com's historical practice.

(9)
Earnings (loss) per common share data and shares outstanding retroactively reflect the impact of a two-for-one stock split of IAC common stock and IAC Class B common stock paid on February 24, 2000. All share numbers give effect to such stock split.

(10)
The following table adjusts IAC's reported net earnings (loss) and basic and diluted net earnings (loss) per share to exclude amortization expense related to goodwill and other intangible assets with indefinite lives, as if SFAS 142 were effective January 1, 2000:

	Year Ended December 31,
	2000	2001
	(In Thousands, Except Per Share Data)
LOSS FROM CONTINUING OPERATIONS AVAILABLE TO COMMON SHAREHOLDERS
Reported loss from continuing operations available to common shareholders	$(144,767)	$(162,811)
Add: goodwill amortization	63,851	134,018

Loss from continuing operations as adjusted	$(80,916)	$(28,793)

Basic loss per share from continuing operations available to common shareholders as adjusted:
Reported basic loss per share	$(0.40)	$(0.44)
Add: goodwill amortization	0.18	0.36

Adjusted basic loss per share	$(0.22)	$(0.08)

Diluted loss per share from continuing operation available to common shareholders as adjusted:
Reported diluted loss per share	$(0.40)	$(0.44)
Add: goodwill amortization	0.18	0.36

Adjusted diluted loss per share	$(0.22)	$(0.08)

NET (LOSS) EARNINGS AVAILABLE TO COMMON SHAREHOLDERS
Net (loss) earnings available to common shareholders	$(147,983)	$383,608
Add: goodwill amortization	206,151	176,413

Net earnings available to common shareholders as adjusted	$58,168	$560,021

Basic (loss) earnings per share as adjusted:
Reported basic net (loss) earnings per share	$(0.41)	$1.03
Add: goodwill amortization	0.57	0.47

Adjusted basic net earnings per share	$0.16	$1.50

Diluted (loss) earnings per share:
Reported diluted net (loss) earnings per share	$(0.41)	$1.03
Add: goodwill amortization	0.57	0.47

Adjusted diluted net earnings per share	$0.16	$1.50

EXPEDIA, INC.
SUMMARY SELECTED HISTORICAL COMBINED FINANCIAL INFORMATION

        The following information is only a summary, and you should read it together with the more detailed financial information for Expedia included elsewhere in this document.

        The following table presents summary selected historical combined financial information for Expedia for each of the years in the five year period ended December 31, 2004. This data was derived, in part, from the Historical Combined Financial Statements of Expedia attached as Annex D to this proxy statement/prospectus, and reflects the operations and financial position of Expedia at the dates and for the periods indicated.

        This information assumes (i) the contribution or other transfer of all of the subsidiaries and assets relating to IAC's travel and travel-related businesses (excluding Interval International and TV Travel Shop) and TripAdvisor (collectively, the "Expedia Businesses") to Expedia, (ii) the assumption by Expedia or one or more of its subsidiaries of all of the liabilities relating to the Expedia Businesses and (iii) the allocation to Expedia of certain IAC corporate expenses relating to the Expedia Businesses for certain periods, all of which will occur in connection with the spin-off and certain of which are governed by the terms of the separation agreement. See "The Spin-Off Proposal—Relationship Between IAC and Expedia after the Spin-Off—Separation Agreement."

        Accordingly, this information reflects the historical financial position, results of operations and cash flows of the Expedia Businesses since their respective dates of acquisition by IAC, at the dates and for the periods indicated (see "The Spin-Off Proposal—Information about Expedia after the Spin-Off—Description of Business—History"), based on the historical consolidated financial statements and accounting records of IAC and using the historical results of operations and historical bases of the assets and liabilities of the Expedia Businesses.

        The information in this table should be read with the Historical Combined Financial Statements and accompanying notes included in Annex D of this proxy statement/prospectus and other financial data pertaining to Expedia included in this proxy statement/prospectus, as well as the disclosure set forth under the caption "The Spin-Off Proposal—Information about Expedia after the Spin-Off—Management's Discussion and Analysis of Financial Condition and Results of Operations of Expedia."

	Year Ended December 31,
	2000(1)(6)	2001(1)(6)	2002(2)	2003(3)	2004(4)(5)
	(In Thousands)
Statements of Operations Data:
Service revenue	$327,977	$536,497	$1,499,075	$2,339,813	$1,843,013
Operating income	9,166	15,811	193,770	243,518	240,473
Net income	7,729	8,901	76,713	111,407	163,473
Balance Sheet Data (end of period):
Working capital	$113,821	$140,376	$528,630	$854,838	$1,263,678
Total assets	555,613	643,835	3,203,082	8,755,270	9,537,187
Minority interest	267,675	315,999	592,054	—	18,435
Invested equity	216,520	225,890	2,055,756	7,554,301	8,152,629
Other Data:
Net cash provided by (used in):
Operating activities	$82,083	$102,961	$450,900	$644,023	$802,853
Investing activities	(124,440)	(117,327)	(402,392)	(703,181)	340,308
Financing activities	90,461	7,598	120,279	37,975	(1,163,075)
Effect of exchange rate changes	—	—	(2)	(3,232)	(13,768)

(1)
Only includes the results of Hotels.com.

(2)
Includes the results of Expedia.com since IAC's acquisition of a controlling interest on February 4, 2002.

(3)
Includes the results of Hotwire, Inc. since IAC's acquisition on November 5, 2003.

(4)
Includes the results of TripAdvisor since IAC's acquisition on April 27, 2004 and Egencia since IAC's acquisition on April 16, 2004.

(5)
As part of the integration of Expedia's businesses, Hotels.com conformed its merchant hotel business practices with those of the other Expedia businesses. As a result, beginning January 1, 2004, Expedia commenced prospectively reporting revenue for Hotels.com on a net basis, consistent with Expedia.com's historical practice.

(6)
The following table adjusts Expedia's reported net income to exclude amortization expense related to goodwill and other intangible assets with indefinite lives as if SFAS 142 were effective January 1, 2000:

	Year Ended December 31,
	2000	2001
	(In Thousands)
NET INCOME
Reported net income	$7,729	$8,901
Add: goodwill amortization	24,249	29,228

Net income as adjusted	$31,978	$38,129

RISK FACTORS

        You should carefully consider each of the following risks and uncertainties associated with IAC and the ownership of IAC securities and Expedia and the ownership of Expedia securities. In addition, for more information you should review the specific descriptions of each of IAC's and Expedia's businesses under "The Spin-Off Proposal—Information about IAC after the Spin-Off" and "The Spin-Off Proposal—Information about Expedia after the Spin-Off," as well as other information incorporated by reference into this proxy statement/prospectus.

Risk Factors Relating to the Spin-Off

Expedia and IAC may be unable to achieve some or all of the benefits that they expect to achieve through the spin-off.

        The full strategic and financial benefits expected to result from the spin-off may be delayed or may never occur at all. For instance, there can be no assurance that either IAC or Expedia will be able to attract transaction partners using their capital stock as acquisition currency and that analysts and investors will regard these new corporate structures as more clear and simple than the current corporate structure.

The synergies that IAC achieves with all of its businesses under the same corporate structure may cease to exist following the spin-off of Expedia.

        Currently, IAC's non-travel businesses share economies of scope and scale in costs, human capital, vendor relationships and customer relationships with the travel businesses that Expedia will own following the spin-off. While IAC and Expedia expect to enter into agreements that will govern their commercial and other relationships after the spin-off, those arrangements are not expected to fully capture the benefits the businesses enjoy as a result of common ownership prior to the spin-off. The loss of these benefits as a consequence of the spin-off could have an adverse effect on each of IAC's and Expedia's business, results of operations and financial condition following the spin-off.

After the spin-off, Expedia may be unable to make the changes necessary to operate effectively as an independent public entity and will incur greater costs.

        Following the spin-off, IAC will have no obligation to provide financial, operational or organizational assistance to Expedia, other than limited services pursuant to a transition services agreement that IAC and Expedia will enter into in connection with the spin-off. Among other things, as an independent entity, Expedia will be subject to, and responsible for, regulatory compliance, including periodic public filings with the SEC and compliance with The Nasdaq National Market's listing requirements, as well as generally applicable tax and accounting rules. Without assistance from IAC, Expedia may not be able to implement successfully the changes necessary to operate as an independent public entity. Expedia is also expected to incur increased costs relating to operating independently that could cause its cash flow and results of operations to decline materially.

IAC and Expedia may not be able to engage in desirable strategic transactions and equity issuances following the spin-off.

        IAC's and Expedia's ability to engage in significant stock transactions could be limited or restricted after the spin-off in order to preserve the tax free nature of the spin-off to IAC. Current federal income tax law creates a presumption that the spin-off would be taxable to IAC, but not to its shareholders, if either IAC or Expedia engaged in, or entered into an agreement to engage in, a transaction that would result in a 50 percent or greater change, by vote or value, in IAC's or Expedia's stock ownership during the four-year period that begins two years before the date of the spin-off, unless it is established that the transaction is not pursuant to a plan or series of transactions related to the spin-off. Treasury regulations currently in effect generally provide that whether an acquisition transaction and a spin-off are part of a plan is determined based on all of the facts and circumstances, including, but not limited to, specific factors described in the regulations. In addition, the regulations provide several "safe harbors" for acquisition transactions that are not considered to be part of a plan. These restrictions may prevent IAC and Expedia from entering into transactions which might be advantageous to their respective shareholders, such as issuing equity securities to satisfy financing needs or acquiring businesses or assets with equity securities.

        Under the tax sharing agreement, there are restrictions on Expedia's ability to take actions that could cause the spin-off to fail to qualify as a tax free transaction, including redeeming equity securities and selling or otherwise disposing of a substantial portion of its assets, in each case, for a period of 25 months following the distribution. Expedia may have to indemnify IAC against the tax, if any, described in the preceding sentence if such tax is incurred by reason of a breach by Expedia of its covenants under the tax sharing agreement. For further discussion, see "The Spin-Off Proposal—U.S. Federal Income Tax Consequences of the Spin-Off."

After the spin-off, actual or potential conflicts of interest may develop between the management and directors of IAC, on the one hand, and the management and directors of Expedia, on the other hand.

        After the spin-off, the management and directors of IAC and Expedia may own both IAC capital stock and Expedia capital stock. This ownership overlap could create, or appear to create, potential conflicts of interest when IAC's and Expedia's directors and executive officers face decisions that could have different implications for IAC and Expedia. For example, potential conflicts of interest could arise in connection with the resolution of any dispute between IAC and Expedia regarding terms of the agreements governing the spin-off and the relationship between IAC and Expedia thereafter, including the separation agreement, the employee benefits agreement, the tax sharing agreement, the transition services agreement or any commercial agreements between the parties or their affiliates. Potential conflicts of interest could also arise if IAC and Expedia enter into any commercial arrangements in the future.

        In addition, Mr. Diller will serve as Chairman of the Board of Directors of Expedia and its senior executive, while retaining his role as Chairman and Chief Executive Officer of IAC, and Mr. Kaufman will serve as Vice Chairman of Expedia while retaining his role as Vice Chairman of IAC. The fact that Messrs. Diller and Kaufman hold positions with both IAC and Expedia could create, or appear to create, potential conflicts of interest for each of Messrs. Diller and Kaufman when he faces decisions that may affect both IAC and Expedia. Each of Messrs. Diller and Kaufman may also face conflicts of interest with regard to the allocation of his time between IAC and Expedia.

        IAC is asking you to approve the corporate opportunity proposal. The corporate opportunity proposal contemplates an amendment to the IAC certificate of incorporation that would provide that no officer or director of IAC who is also an officer or director of Expedia will be liable to IAC or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to Expedia instead of IAC, or does not communicate information regarding a corporate opportunity to IAC because the officer or director has directed the corporate opportunity to Expedia. Expedia will have a reciprocal provision in its certificate of incorporation. The corporate opportunity provisions may have the effect of exacerbating the risk of conflicts of interest between IAC and Expedia because the provisions effectively shield an overlapping director/executive officer from liability for breach of fiduciary duty in the event that such director or officer chooses to direct a corporate opportunity to Expedia instead of to IAC or vice versa.

Risk Factors Relating to IAC and Expedia Securities

The aggregate value of the IAC and Expedia securities that current holders of IAC capital stock receive in the spin-off might be less than the value of the IAC securities before the spin-off.

        If IAC completes the spin-off as currently contemplated, holders of IAC capital stock prior to the spin-off will hold a combination IAC capital stock and Expedia capital stock following the spin-off. Any number of matters, including the risks described herein, may adversely impact the value of IAC and Expedia securities after the completion of the spin-off. Some of these matters may or may not have been identified by IAC or Expedia prior to the completion of the spin-off, and, in any event, may not be within IAC's or Expedia's control. Should any adverse circumstances, facts, changes or effects come to pass, the aggregate value of the IAC and Expedia securities could be less than the value of IAC securities before the spin-off.

The market price and trading volume of IAC and/or Expedia securities may be volatile and may face negative pressure.

        The travel and travel-related businesses that Expedia will own after the spin-off represent a significant portion of IAC's businesses and assets prior to the spin-off and have a significant impact on IAC's financial condition and results of operations. Investors that own IAC securities because of its travel businesses may decide to dispose of some or all of their IAC securities after the spin-off.

        IAC currently owns the travel and travel-related businesses that Expedia will operate following the spin-off. Accordingly, there is currently no trading market for Expedia's securities. Investors may decide to dispose of some or all of the Expedia securities that they receive in the spin-off. The Expedia securities issued in the spin-off will be trading publicly for the first time. Until, and possibly even after, orderly trading markets develop for these securities, there may be significant fluctuations in price.

        IAC cannot accurately predict how investors in IAC and/or Expedia securities will behave after the spin-off. The market price for IAC and/or Expedia securities following the spin-off may be more volatile than the market price of IAC securities before the spin-off. In addition, there can be no assurance that any trading market for either IAC or Expedia preferred stock, if any, will develop. The market price of IAC and Expedia securities could fluctuate significantly for many reasons, including the risks identified in this proxy statement/prospectus or reasons unrelated to each company's performance. These factors may result in short- or long-term negative pressure on the value of IAC and Expedia securities.

After the spin-off, financial institutions may remove IAC securities from investment indices and Expedia securities may not qualify for those investment indices. In addition, IAC securities and/or Expedia securities may fail to meet the investment guidelines of institutional investors. In either case, these factors may negatively impact the price of IAC securities and/or Expedia securities and may impair IAC's and/or Expedia's ability to raise capital through the sale of securities.

        Some of the holders of IAC securities are index funds tied to The NASDAQ or other stock or investment indices, or are institutional investors bound by various investment guidelines. Companies are generally selected for investment indices, and in some cases selected by institutional investors, based on factors such as market capitalization, industry, trading liquidity and financial condition. The spin-off will reduce IAC's market capitalization. Similarly, as an independent company, Expedia will initially have a lower market capitalization than IAC has today. As a result, one or more investment indices may remove IAC securities from their indices and Expedia securities may not qualify for those investment indices. In addition, IAC and/or Expedia securities that are received in the spin-off may not meet the investment guidelines of some institutional investors. Consequently, these index funds and institutional investors may have to sell some or all of the securities they receive in the spin-off, and the prices of IAC and/or Expedia securities may fall as a result. Any such decline could impair the ability of IAC or Expedia to raise capital through future sales of securities.

Risk Factors Relating to IAC's and Expedia's Businesses Following the Spin-Off

        After the spin-off, both IAC and Expedia will own and operate interactive commerce businesses and are, therefore, subject to many of the same or similar business risks that this proxy statement/prospectus describes below. You should carefully consider these risks with the understanding that any particular risk factor may affect one or both of the companies. In addition, each company may have unique risk factors associated with its business. You should carefully consider these risks as well. For more information regarding each company's business see "The Spin-Off Proposal—Information about IAC after the Spin-Off" and "The Spin-Off Proposal—Information about Expedia after the Spin-Off."

Following the spin-off, each of IAC and Expedia will depend on its respective key personnel.

        Following the spin-off, the future success of each of IAC and Expedia will depend upon the continued contributions of its respective senior corporate management, particularly Barry Diller, the Chairman and Chief Executive Officer of IAC and the Chairman and senior executive of Expedia. Mr. Diller does not have an employment agreement with either IAC or Expedia. He will own options to purchase a substantial number of shares of both IAC common stock and Expedia common stock. However, such options expire between August 2005 and November 2007. If Mr. Diller no longer serves in his current role at either company, IAC's business on the one hand, and Expedia's business on the other hand, as well as the market price of both companies' securities, could experience substantial adverse consequences. If Mr. Diller serves in either company in some lesser capacity than his current role, the business and market price of the securities of that company could experience adverse consequences. Neither IAC nor Expedia can assure you that it will be able to retain the services of Mr. Diller or any other member of its senior management or key employees following the spin-off.

Mr. Diller currently controls IAC and is expected to control Expedia. If Mr. Diller ceases to control IAC and/or Expedia, Liberty Media Corporation may effectively control the company that Mr. Diller ceases to control.

        Following the spin-off, subject to the terms of stockholders agreements relating separately to each of IAC and Expedia, Mr. Diller will effectively control the outcome of all matters submitted to a vote or for the consent of each company's stockholders (other than with respect to the election by the holders of each company's common stock of 25% of the members of each company's Board of Directors and matters as to which Delaware law requires a separate class vote). Upon Mr. Diller's permanent departure from IAC or Expedia, as the case may be, Liberty may effectively control the voting power of the capital stock of the company from which Mr. Diller departs through its ownership of common shares of each of IAC and Expedia.

Following the spin-off, the success of each of IAC and Expedia will depend on maintaining the integrity of their respective systems and infrastructure. System interruption and the lack of integration and redundancy in each of IAC's and Expedia's information systems may affect their respective businesses.

        A fundamental requirement for online commerce and communications is the secure transmission of confidential information, such as credit card numbers or other personal information, over public networks. Following the spin-off, each of IAC's and Expedia's security measures may be inadequate and, if any compromise of security were to occur, it could have a detrimental effect on each company's reputation and adversely affect its ability to attract customers. At times, IAC's and Expedia's businesses may experience occasional system interruptions that make some or all systems unavailable or prevent these businesses from efficiently fulfilling orders or providing services to third parties. Following the spin-off, each of IAC and Expedia will rely on its affiliates' and third party computer systems and service providers to facilitate and process a portion of its transactions. Any interruptions, outages or delays in each company's systems or third party providers' systems, or a deterioration in their performance, could impair each company's ability to process transactions for its customers and the quality of service that each company can offer to those customers. Fire, flood, power loss, telecommunications failure, break-ins, earthquakes, acts of war or terrorism, acts of God, computer viruses, physical or electronic break-ins and similar events or disruptions may damage or interrupt computer or communications systems at any time. Any of these events could cause system interruption, delays and loss of critical data, and could prevent IAC and/or Expedia from providing services to third parties. While each company will have backup systems for certain aspects of operations, the systems are not fully redundant and disaster recovery planning may not be sufficient for all eventualities. In addition, each of IAC and Expedia may have inadequate insurance coverage or insurance limits to compensate for losses from a major interruption. If any of these adverse events were to occur, it could damage the reputation of either or both companies and be costly to remedy.

IAC and Expedia may experience operational and financial risks in connection with their respective acquisitions. In addition, some of the businesses acquired by IAC or Expedia may incur significant losses from operations or experience impairment of carrying value.

        Both IAC's and Expedia's future growth may depend, in part, on acquisitions. To the extent that either company grows through acquisitions, it will face the operational and financial risks that commonly accompany that strategy. Each company would also face operational risks, such as failing to assimilate the operations and personnel of the acquired businesses, disrupting its ongoing businesses, impairing management resources and its relationships with employees and customers of acquired businesses as a result of changes in ownership and management. Some acquisitions may not be successful and their performances may result in the impairment of their carrying value.

Changing laws, rules and regulations, and legal uncertainties may adversely impact the business, financial condition and results of operations of IAC and Expedia.

        Unfavorable changes in existing, or the promulgation of new, laws, rules and regulations applicable to IAC, Expedia and their respective businesses, including those relating to the Internet and online commerce, consumer protection and privacy and sales, use, occupancy, value-added and other taxes, could decrease demand for products and services, increase costs and/or subject IAC and Expedia to additional liabilities, which could adversely impact their respective business. For example, there is, and will likely continue to be, an increasing number of laws and regulations pertaining to the Internet and online commerce, which may relate to liability for information retrieved from or transmitted over the Internet, user privacy, taxation and the quality of products and services. Furthermore, the growth and development of online commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on online businesses generally.

        In addition, the application of various domestic and international sales, use, occupancy, value-added and other tax laws, rules and regulations to the historical and new products and services of IAC and Expedia is subject to interpretation by the applicable taxing authorities. While IAC and Expedia believe that they are compliant with these tax provisions, there can be no assurances that taxing authorities will not take a contrary position, or that such positions will not have an adverse effect on the businesses, financial condition and results of operations of IAC and Expedia. See "The Spin-Off Proposal—Information about Expedia After the Spin-Off—Management's Discussion and Analysis of Financial Condition and Results of Operations of Expedia—Critical Accounting Policies and Estimates."

IAC's financial results may be subject to increased variability after the spin-off.

        After the spin-off, IAC will operate in different industries with distinct market dynamics and economics as compared to IAC prior to the spin-off. The businesses that IAC will operate following the spin-off are sensitive to general economic conditions, consumer confidence, consumer retail spending, interest rates, adverse publicity, competition and trends in technology. The diversification that results from operating IAC's travel businesses alongside IAC's other businesses tends to moderate financial and operational volatility. Following the spin-off, that diversification will diminish, and IAC may experience increased volatility and less diversification in terms of cash flow, seasonality, working capital and financing requirements.

Expedia's financial results may be subject to increased variability after the spin-off.

        After the spin-off, Expedia will operate in different industries with distinct market dynamics and economics as compared to IAC prior to the spin-off. The businesses that Expedia will operate following the spin-off are sensitive to general economic conditions, the health of the worldwide travel industry, consumer confidence, consumer retail spending, trends in technology, competition, levels of personal discretionary income, weather, acts of war or terrorism, safety concerns and acts of God. These businesses are also subject to the effects of seasonality to a greater degree than the businesses that IAC will operate following the spin-off with revenues typically lowest in the first quarter of the year and highest in the third quarter. The diversification that results from operating Expedia's businesses alongside IAC's other businesses tends to moderate financial and operational volatility. Following the spin-off, that diversification will effectively cease to exist at Expedia.

Over the last several years, travel suppliers have generally reduced or eliminated commissions and payments to travel agents and other travel intermediaries; these reductions could adversely affect Expedia's business, financial condition and results of operations.

        A portion of Expedia's agency revenues will be derived from compensation paid by travel suppliers and global distribution system (GDS) partners for bookings made through Expedia websites. The businesses that Expedia will own after the spin-off generally negotiate these commissions and fees with their travel suppliers and GDS partners. Over the last several years, travel suppliers have generally reduced or eliminated commissions and payments to travel agents and other travel intermediaries. No assurances can be given that GDS partners or travel suppliers will not reduce current industry compensation or Expedia's compensation, either of which could reduce Expedia's agency revenues and margins and adversely affect its business, financial condition and results of operations.

Expedia's failure to attract and retain customers in a cost-effective manner could adversely affect its business, financial condition and results of operations.

        The long-term success of Expedia will depend on its continued ability to increase the overall number of customer transactions in a cost-effective manner. In order to increase the number of customer transactions, Expedia must attract new visitors to its websites and other distribution channels, convert these visitors into paying customers and capture repeat business from existing customers. Similarly, Expedia's corporate travel business is dependent on enlisting new corporate customers and attracting their travel booking activity online to Expedia Corporate Travel. The businesses that Expedia will own after the spin-off attract customers to their websites in a cost-effective manner through affiliate programs. If the number of customers being driven to Expedia's websites through affiliates participating in these programs were to decrease significantly, costs relating to Expedia's sales and marketing commitments could increase. In addition, Expedia believes that rates for desirable advertising and marketing placements are likely to increase in the foreseeable future. No assurances can be provided that Expedia will be successful in acquiring new customers in a cost-effective manner.

Expedia's international opportunities and investments involve risks relating to travel patterns and practices and Internet-based commerce.

        After the spin-off Expedia will operate in a number of jurisdictions abroad and intends to continue to expand its international presence. In order to achieve widespread acceptance in the countries and markets it enters, Expedia must continue to successfully tailor its services to the unique customs and cultures of such countries and markets. Learning the customs and cultures of various countries, particularly with respect to travel patterns and practices, can be difficult and costly and Expedia's failure to do so could slow its international growth.

        In addition, the businesses that Expedia will own after the spin-off face, and Expedia expects to continue to face, additional risks in the case of its existing and future international operations. These risks include unexpected changes in regulatory requirements, increased risk and limits on its ability to enforce intellectual property rights, exchange rate fluctuations, potential delays in the development of the Internet as an advertising and commerce medium in international markets and difficulties in managing operations due to distance, language and cultural differences, including issues associated with establishing management systems and infrastructures and staffing and managing foreign operations.

Declines or disruptions in the travel industry, such as those caused by terrorism, war, bankruptcies or general economic downturns, could adversely affect Expedia's business, financial condition and results of operations.

        After the spin-off Expedia's business, financial condition and results of operations will be affected by the health of the worldwide travel industry. Travel expenditures are sensitive to business and personal discretionary spending levels and tend to decline during general economic downturns. Accordingly, after the spin-off, Expedia's business will be sensitive to downturns or weaknesses in the travel industry, which could adversely affect the growth of its business. Additionally, Expedia's business will be sensitive to safety concerns, and thus may decline after incidents of terrorism, during periods of geopolitical conflict in which travelers become concerned about safety issues or when travel might involve health-related risks, one or more of which could result in a protracted decrease in demand for its travel services. This decrease in demand, depending on its scope and duration, together with any future issues impacting travel safety, could significantly and adversely impact Expedia's business, financial condition and results of operations over the short and long-term. In addition, the disruption of the existing travel plans of a significant number of customers upon the occurrence of certain events, such as terrorist activity or war, could result in the incurrence of significant additional costs if Expedia provides relief to affected customers by not charging cancellation fees or by refunding the price of otherwise non-refundable unused tickets.

IAC's businesses depend on their relationships with third party distribution channels, suppliers and advertisers and any adverse changes in these relationships could adversely affect IAC's business, financial condition and results of operations.

        An important component of the success of IAC's various businesses depends on their ability to maintain their existing, as well as build new, relationships with third party distribution channels, suppliers and advertisers, among other parties.

  Electronic Retailing

        Electronic Retailing is dependent upon the pay television operators with whom HSN U.S. enters into distribution and affiliation agreements to carry the HSN and America's Store television networks. See "The Spin-Off Proposal—Information about IAC after the Spin-Off—Electronic Retailing—HSN U.S.—Pay Television Distribution." While the cessation of carriage of the HSN and/or America's Store television networks by a major pay television operator or a significant number of smaller pay television operators could have a significant adverse effect on the business, financial condition and results of operations of Electronic Retailing and IAC, IAC believes that it will be able to continue to successfully manage the distribution process in the future.

  Ticketing

        Ticketing is dependent upon its clients for ticketing supply. Securing tickets depends, in part, on the ability of Ticketing to enter into and maintain client contracts on favorable terms. No assurances can be provided that Ticketing will continue to be able to enter into or maintain client contracts on acceptable terms, if at all, and its inability to do so could have a material adverse effect on its business, financial condition and results of operations. In addition, some facilities, promoters and other potential clients are increasingly electing to distribute tickets through supplier direct or other new channels. The increased and continued use of supplier direct and/or new distribution channels by clients could have a material adverse effect on the business, financial condition and results of operations of Ticketing. See "The Spin-Off Proposal—Information about IAC after the Spin-Off—Ticketing."

  Interval International

        Interval is dependent upon timeshare developers for new members and timeshare supply. Interval's inability to maintain existing or negotiate new arrangements with these developers could result in decreases in Interval's membership base, timeshare supply and related exchange transactions, which could have a material adverse effect on the business, financial condition and results of operations of Interval. See "The Spin-Off Proposal—Information about IAC after the Spin-Off—Interval International."

  Ask Jeeves

        Assuming that IAC completes the Ask Jeeves acquisition, which remains subject to certain closing conditions, Ask Jeeves will be an important business of IAC following the spin-off. A material portion of the revenues of Ask Jeeves is derived from advertising and search toolbar distribution arrangements. Accordingly, the inability of Ask Jeeves to retain existing, or attract new, advertisers and/or distribution partners could have a material adverse effect on its business, financial condition and results of operations. See "The Spin-Off Proposal—Information about IAC after the Spin-Off—Ask Jeeves."

  Financial Services and Real Estate

        In the case of Financial Services and Real Estate, the ability of LendingTree to provide financial and real estate services depends, in significant part, on the quality and pricing of services provided by participating lenders and real estate professionals. The failure of a significant number of participating lenders and real estate professionals to participate on LendingTree exchanges for any reason and/or provide quality services on competitive terms, could have a material adverse effect on the business, financial condition and results of operations of Financial Services and Real Estate. See "The Spin-Off Proposal—Information about IAC after the Spin-Off—Financial Services and Real Estate."

Adverse events or trends in the various industries in which IAC's businesses operate could harm IAC's business, results of operations and financial condition.

        IAC's businesses in general are sensitive to trends or events that are outside of IAC's control. For example, adverse trends or events, such as general economic downturns, decreases in consumer spending and natural or other disasters, among other adverse events and trends, could significantly impact IAC's business, results of operations and financial condition.

  Electronic Retailing

        Electronic Retailing is dependent upon the continued ability of HSN U.S. to transmit the HSN and America's Store television networks to broadcast and pay television operators from its satellite uplink facilities. See "The Spin-Off Proposal—Information about IAC after the Spin-Off—Electronic Retailing—HSN U.S.—Reach." While HSN U.S. has designed business continuity and disaster recovery plans to ensure its continued satellite transmission capability on a temporary basis in the event of a natural or other disaster, the prolonged or permanent interruption of its satellite transmission capability for any reason and/or related costs incurred by HSN U.S. could have a material adverse effect on the business, financial condition and results of operations of Electronic Retailing and/or IAC.

  Ticketing

        Ticketing is sensitive to fluctuations in the number of entertainment, sporting and leisure events and activities offered by promoters and facilities, as well as general economic and business conditions in these industries. Accordingly, adverse trends in the entertainment, sporting and leisure events and activities could have a material adverse effect on the business, financial condition and results of operations of Ticketing.

  Personals

        In the case of Personals, adverse publicity resulting from and relating to the introduction of bills that, if passed into law, would require online dating services to either perform criminal background checks on their subscribers or prominently disclose that they do not perform such background checks, could harm the reputation and credibility of the personals industry and service providers within the industry. This development could discourage consumers from using online personals services and could have a material adverse effect on the business, financial condition and results of operations of Personals. See "The Spin-Off Proposal—Information about IAC after the Spin-Off—Personals—Regulation."

  Interval International

        Interval's business depends, in significant part, upon the health of the timeshare and travel industries. Travel expenditures are sensitive to business and personal discretionary spending levels and tend to decline during general economic downturns. Accordingly, Interval's business is sensitive to downturns or weaknesses in the travel industry, which could adversely affect its business, financial condition and results of operations.

  Ask Jeeves

        Assuming that IAC completes the Ask Jeeves acquisition, which remains subject to certain closing conditions, Ask Jeeves will be an important business of IAC following the spin-off. A material portion of the revenues of Ask Jeeves is derived from advertising arrangements. Accordingly, Ask Jeeves is sensitive to general economic downturns and decreases in consumer spending, among other events and trends, which generally result in decreased advertising expenditures, as well as the continued growth and/or acceptance of online advertising as an effective alternative to offline advertising media and its business model. See "The Spin-Off Proposal—Information about IAC after the Spin-Off—Ask Jeeves."

  Financial Services and Real Estate

        The results of Financial Services and Real Estate are impacted by fluctuations in interest rates, as well as the number of homes listed for sale (which is impacted by construction rates and related costs), both of which impact demand for financial and real estate services. While the broad mix of financial and real estate products and services offered by the businesses within Financial Services and Real Estate partially mitigates the impact of these fluctuations, such fluctuations could have a material adverse effect on the business, financial condition and results of operations of Financial Service and Real Estate. See "The Spin-Off Proposal—Information about IAC after the Spin-Off—Financial Services and Real Estate."

RECENT DEVELOPMENTS

Cornerstone Acquisition

        On April 1, 2005, IAC announced that it had completed the acquisition of Cornerstone Brands, Inc., a portfolio of print catalogs and online retailing sites that sell home products and leisure and casual apparel. IAC currently operates Cornerstone as part of its Electronic Retailing segment and expects to continue to do so following the spin-off.

Ask Jeeves Acquisition

        On March 21, 2005, IAC announced that it had entered into a merger agreement to acquire Ask Jeeves, Inc. Under the terms of the merger agreement, IAC will issue 1.2668 shares of IAC common stock (on a pre-reverse stock split basis) for each share of Ask Jeeves common stock in a tax free transaction. Subject to the receipt of the requisite regulatory approvals and the satisfaction of customary closing conditions, IAC expects to complete the Ask Jeeves acquisition during the summer of 2005. Under the terms of the merger agreement, IAC has agreed not to complete the spin-off so long as the Ask Jeeves transaction is pending. Ask Jeeves stockholder approval is required to effect the Ask Jeeves transaction. The Ask Jeeves special meeting of stockholders is currently scheduled for [    ], 2005. Assuming the successful completion of the Ask Jeeves transaction, following the spin-off, IAC's businesses will include Ask Jeeves.

Stock Repurchases

        On March 28, 2005, IAC announced that it would commence purchasing shares of its common stock pursuant to a 10b5-1 purchase plan (the "10b5-1 Plan") designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. Prior to the implementation of the 10b5-1 Plan, IAC was authorized to purchase up to 102.9 million shares of its common stock pursuant to the two previously announced share repurchase authorizations by its Board of Directors in November 2003 and November 2004. The table below sets forth details regarding the purchases that IAC has made to date pursuant to the the 10b5-1 Plan. The 10b5-1 Plan will automatically terminate no later than the earlier of the mailing of the proxy statement/prospectus for the Annual Meeting and the Ask Jeeves special meeting. The information set forth below does not give effect to the one-for-two reverse stock split that IAC expects to complete immediately prior to the spin-off.

Period	Total Number of Shares	Average Price Paid per Share(1)	Total Number of Shares Purchased as Part of Publicly Announced Plans or Programs	Maximum Number of Shares that May Yet Be Purchased Under the Plans or Programs

(1)
Reflects the weighted average price paid per share of IAC common stock.

THE SPIN-OFF PROPOSAL

        IAC has proposed to spin off Expedia so that Expedia will become an independent, separately traded public company. After the transaction, Expedia will consist of IAC's travel and travel-related businesses, subsidiaries and investments (other than Interval International and TV Travel Shop, which IAC will retain) and TripAdvisor. IAC will continue to own and operate its remaining businesses as an independent, separately traded public company.

        IAC will effect the spin-off through amendments to its certificate of incorporation that will:

  •
  Reclassify each share of IAC $0.01 par value common stock into one share of IAC $0.001 par value common stock and 1/100 of a share of IAC Series 1 Mandatory Exchangeable Preferred Stock that will automatically exchange into one share of Expedia $0.001 par value common stock immediately following the reclassification; and

  •
  Reclassify each share of IAC $0.01 par value Class B common stock into one share of IAC $0.001 par value Class B common stock and 1/100 of a share of IAC Series 2 Mandatory Exchangeable Preferred Stock that will automatically exchange into one share of Expedia $0.001 par value Class B common stock immediately following the reclassification.

        The full text of the proposed amendments to the IAC certificate of incorporation is set forth in Annex A to this proxy statement/prospectus.

        Even if IAC receives all required stockholder approvals with respect to the spin-off proposal, IAC's Board of Directors may decide not to proceed with the spin-off if it determines that such a course is not in the interest of IAC or its stockholders. In that case, the proposed amendments to the IAC certificate of incorporation relating to the spin-off will not become effective.

        If IAC's stockholders approve the proposed amendments to the IAC certificate of incorporation relating to the spin-off and IAC completes the spin-off, the holders of IAC common shares immediately prior to the spin-off will initially own all of the IAC common shares and Expedia common shares immediately following the spin-off.

Background and Reasons for the Spin-Off

        This discussion of the information and factors that the IAC Board of Directors considered in making its decision is not intended to be exhaustive but includes all material factors considered by the IAC Board of Directors. In view of the wide variety of factors considered in connection with the evaluation of the spin-off and the complexity of these matters, the IAC Board of Directors did not find it useful to, and did not attempt to, quantify, rank or otherwise assign relative weights to these factors. In addition, the individual members of the IAC Board of Directors may have given different weight to different factors.

        The IAC Board of Directors has reviewed IAC's organizational structure to consider the strategic, operational and financial requirements of a large company operating in several businesses. In light of that review, the Board believes that the spin-off would provide many benefits to IAC and its stockholders.

Post Spin-Off, Expedia's Equity Currency Will Enable Growth Through Travel Acquisitions

        The travel distribution business has grown and matured since IAC entered the space, bringing new opportunities and challenges. Currently, the fact that IAC does not have a pure-play travel currency may hinder IAC's ability to complete additional travel acquisitions, as potential transaction partners may be more interested in receiving like-kind equity consideration. A pure-play travel currency will give Expedia the agility to more effectively maneuver in this environment.

Post Spin-Off, Travel Operations Will No Longer Dominate IAC's Businesses

        As a result of IAC's success in travel and its present dominance within IAC's portfolio of businesses, investors frequently view IAC primarily as a travel company. This perception hinders IAC's ability to grow through acquisitions, in part because potential non-travel transaction partners interested in an equity-based consideration generally do not want to accept what they view as a travel stock. If IAC were to make additional travel acquisitions those acquisitions would amplify this imbalance, further inhibiting growth outside of travel. Following the spin-off, IAC will be a diversified interactive commerce company with a mix of established and embryonic non-travel businesses. IAC will thus be positioned not only to grow its existing businesses, but to identify and pursue young or underappreciated interactive companies with strong growth potential.

Improved Alignment of Management Performance with Each Company's Performance

        By separating Expedia and IAC, the spin-off enables each company's management team to have a greater impact on its own company's results. The improved alignment of management and company performance will better serve both employee and stockholder interests by more closely tying management's actions to each company's stock performance.

The Spin-Off Will Provide Capital Markets and Investors with Greater Transparency into Each Company

        IAC's travel businesses have experienced tremendous growth since IAC acquired them; these businesses represent over 60% of IAC's operating income and outsize each of IAC's other businesses. IAC currently expects that following the spin-off IAC will be a balanced and diversified interactive commerce and search company, and Expedia will be a pure-play travel company with significant scale and a leading market position. The separation of Expedia from IAC will enable investors and capital markets to more accurately assess the performance and strategies of IAC's remaining businesses and Expedia's business.

Tax Considerations

        The IAC Board of Directors took into account its expectation that the spin-off generally will not be taxable for U.S. federal income tax purposes to IAC or Expedia, or to holders of IAC common stock, IAC Class B common stock or IAC Series A preferred stock, except to holders of IAC Series A preferred stock who receive cash in exchange for their securities or other security holders who receive cash in lieu of fractional shares (including in connection with the one-for-two reverse stock split of IAC common stock and IAC Class B common stock that IAC expects to complete immediately prior to the spin-off). Furthermore, the IAC Board of Directors was aware and considered that both IAC's and Expedia's ability to engage in significant issuances of equity securities could be limited or restricted after the spin-off to preserve the tax free nature of the spin-off to IAC. For further discussion, see "U.S. Federal Income Tax Consequences of the Spin-Off."

Risk Factors

        The IAC Board of Directors considered other potential risks and consequences to Expedia and to IAC associated with the spin-off, including those described in "Risk Factors—Risk Factors Relating to the Spin-Off," but believed that the considerations described above outweighed those risks.

Special Committee

        The IAC Board of Directors took into account the conclusions and recommendation of the IAC Special Committee with respect to aspects of the proposed spin-off that could involve potential conflicts of interest. See "—Recommendation of Special Committee of IAC's Board of Directors."

Recommendation of Special Committee of IAC's Board of Directors

        The IAC Board of Directors established a Special Committee of independent directors to review any aspects of the proposed spin-off that could involve potential conflicts of interest (including the proposed terms of Expedia's capitalization, ownership and control and governance arrangements with Barry Diller and Liberty Media Corporation) and to make a recommendation to the IAC Board of Directors with respect to these matters. The Special Committee, consisting of Messrs. Edgar Bronfman, Jr. and Alan Spoon, engaged independent counsel Fried Frank Harris Shriver & Jacobson LLP to advise it. The ultimate judgment to proceed with the spin-off was the decision of the full Board of Directors, and the Special Committee was not asked to, and did not, make any independent recommendation as to the underlying business decision to proceed with the transaction. The Special Committee and its counsel convened on numerous occasions to discuss the spin-off proposal and also had discussions with Mr. Diller and IAC's special counsel, Wachtell, Lipton, Rosen & Katz.

        In connection with its review, the Special Committee examined the existing relationships between IAC and its controlling stockholders and considered whether Expedia should replicate those arrangements as an independent public company. The existing arrangements at IAC examined by the Special Committee included:

  •
  Control by Mr. Diller of the outcome of all matters submitted to a vote or for the consent of IAC's stockholders (other than with respect to the election by the holders of IAC common stock of 25% of the members of IAC's Board of Directors and matters as to which Delaware law requires a separate class vote of the holders of IAC common stock or IAC preferred stock);

  •
  The requirement that each of Mr. Diller and Liberty consent to certain significant corporate matters in the event that IAC's ratio of total debt to EBITDA (earnings before interest, taxes, depreciation and amortization) equals or exceeds 4:1 over a continuous 12-month period; and

  •
  Liberty obtaining effective voting control (based on Liberty's current ownership of IAC capital stock) upon Mr. Diller's permanent departure from IAC and the resulting elimination of the proxy on Liberty's shares of IAC common stock and IAC Class B common stock.

        As part of the Special Committee's review of the proposed structure for Expedia, the Special Committee considered a range of governance alternatives for Expedia following the spin-off and also considered whether, in connection with any modification to the proposed Expedia structure, similar modifications should be proposed to be made to IAC's existing governance arrangements. The range of alternatives included the following:

  •
  Preserving the status quo at IAC and duplicating this governance structure at Expedia;

  •
  Seeking to provide Expedia with a traditional public company governance structure; and

  •
  Formulating a new governance structure that would incorporate some of the IAC governance and stockholder arrangements with the traditional public company governance structure.

        After extensive review of these governance alternatives, the Special Committee preliminarily concluded that it could support generally the first alternative identified above but proposed certain additional governance modifications principally affecting Liberty's rights, including the imposition of restrictions on Liberty upon Mr. Diller ceasing to control either company.

        The Special Committee also recommended that, independent of any governance changes, the spin-off transaction should be conditioned upon approval by holders of a majority of the outstanding shares of IAC common stock, other than shares owned or controlled by IAC management.

        In the course of discussions regarding these alternatives, Mr. Diller indicated to the Special Committee that, in his view, any imposition of limitations on Liberty's rights as a stockholder to which Liberty is not currently subject would be contrary to current arrangements with Liberty and the historical relationship among IAC, Liberty and Mr. Diller. Accordingly, Mr. Diller advised the Special

Committee that, as to those alternatives considered by the Special Committee that would require a stockholder vote to implement, as a matter of fairness Mr. Diller could not support those measures in his capacity as a stockholder. The Special Committee also recognized that certain revisions to the governance arrangements currently in effect could only be implemented with Liberty's consent and the Special Committee was advised by Mr. Diller and special counsel to IAC that Liberty was unlikely to consent to those revisions. Mr. Diller further indicated that he was opposed to conditioning the spin-off upon approval by holders of a majority of the outstanding shares of IAC common stock, other than shares owned or controlled by IAC management, because he had been advised by special counsel to IAC that under Delaware law the holders of IAC common stock would have a separate class vote (which he did not control) in any event and that the Special Committee was independently reviewing aspects of the proposed transaction that could involve potential conflicts.

        Further discussions ensued between the Special Committee and its counsel and IAC management and special counsel to IAC regarding the alternatives and the request by the Special Committee that the spin-off be conditioned upon approval by holders of a majority of the outstanding shares of IAC common stock, other than shares owned or controlled by IAC management. In the course of these discussions, it was agreed that the Special Committee's proposal would be modified so that the transaction would be conditioned upon approval by holders of a majority of the shares of IAC common stock, other than shares owned or controlled by IAC management, actually voting on the spin-off proposal (rather than a majority of the outstanding shares held by such stockholders).

        Following these discussions, the Special Committee concluded that, subject to the affirmative vote of holders of a majority of the shares of IAC common stock, other than shares owned or controlled by IAC management, actually voting on the spin-off proposal, it would support a spin-off transaction that effectively duplicated the existing IAC governance arrangements at Expedia. The Special Committee's determination reflects a balancing of the benefits and detriments of the various governance alternatives, and a recognition of the following factors:

  •
  The proposed structure for Expedia reflects the status quo at IAC and all of the material terms of the structure would be described in this proxy statement/prospectus;

  •
  IAC's filings with the SEC and other public statements historically have included disclosure regarding IAC's governance and stockholder arrangements, and IAC stockholders and other investors have accepted those arrangements as part of their investment decision;

  •
  Liberty invested in IAC based in large measure on the governance arrangements that IAC currently maintains; and

  •
  Approval of the spin-off proposal requires the affirmative vote of holders of a majority of the shares of IAC common stock, other than shares owned or controlled by IAC management, actually voting on the spin-off proposal. Based upon information publicly available as of September 30, 2004 (the most recent practicable date at the time the Special Committee conducted its review and discussions with management), five financial institutions held approximately 37.5% of the shares of IAC common stock and twelve institutions held a majority of the shares of IAC common stock.

        Based upon the foregoing and all of the factors described under "Background and Reasons for the Spin-Off," the Special Committee determined to recommend to the Board of Directors that it proceed with the spin-off of Expedia in the form proposed, subject to the approval of the spin-off proposal by a majority of the votes cast by the holders of shares of IAC common stock actually voting on the spin-off proposal, other than shares owned or controlled by IAC management (which include the shares owned or controlled by Liberty and Universal Studios, over which Mr. Diller holds proxies).

Recommendation of IAC's Board of Directors

        Based upon the factors described under "Background and Reasons for the Spin-Off" and, with respect to aspects of the proposed spin-off that could involve potential conflicts of interest, the recommendation of the Special Committee, IAC's Board of Directors has determined that the adoption of the spin-off proposal and the spin-off (including the amendments to IAC's certificate of incorporation that will effectuate the spin-off) are in the best interests of IAC and its stockholders and, accordingly, unanimously recommends that holders of IAC common stock, IAC Class B common stock and IAC Series A preferred stock vote FOR the spin-off proposal.

Review of Financial Advisors

        Each of Allen & Company LLC, J.P. Morgan Securities Inc. and Duff & Phelps, LLC acted as financial advisors to IAC in connection with the spin-off. Each of Allen & Company, J.P. Morgan Chase and Duff & Phelps were retained in connection with the transaction because of each firm's familiarity with IAC's and Expedia's businesses and assets and each firm's qualifications and reputation. In connection with the transaction, IAC's financial advisors will receive fees to be negotiated, consistent with IAC's prior practices, for services rendered.

        The full text of Duff & Phelps' solvency opinion, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Duff & Phelps in connection with the opinion, is attached to this document as Annex I. You should read this opinion carefully and in its entirety. Duff & Phelps provided its opinion for the information and assistance of IAC's Board of Directors in connection with its consideration of the spin-off. Duff & Phelps' opinion is not a recommendation as to how any IAC stockholder should vote with respect to the spin-off or any other matter.

Solvency Opinion

        In connection with the completion of the spin-off, IAC expects Duff & Phelps to provide the Board of Directors of IAC with a solvency opinion regarding IAC. As background for its analysis, Duff & Phelps met with key members of IAC management to discuss, in detail, the history, current operations, and future outlook for IAC. The scope of Duff & Phelps' financial analysis is based on available historical financial statements and operating data for IAC provided by its management and its advisors or otherwise publicly available sources of information. Duff & Phelps will review transaction documentation relating to the spin-off as it becomes available, including this proxy statement/prospectus. Duff & Phelps will also review industry and comparative public company financial data, to the extent available, obtained from published or other available sources. Duff & Phelps has agreed to use generally accepted valuation and analytical techniques as the basis for its analysis and solvency opinion.

        With regards to the rendering of its solvency opinion, IAC asked Duff & Phelps to determine whether, as of the date of, and after giving effect to, the spin-off:

  •
  the fair value and present fair salable value of the aggregate assets of IAC will exceed the total stated value of IAC's liabilities, as well as contingent liabilities identified to Duff & Phelps by IAC;

  •
  IAC will not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged, as IAC management has indicated such businesses are now conducted and as IAC management has indicated such businesses are proposed to be conducted following consummation of the spin-off;

  •
  IAC will be able to pay its stated liabilities, as well as any identified contingent liabilities, as they mature; and

  •
  the fair value and present fair salable value of the aggregate assets of IAC will exceed its stated liabilities, as well as identified contingent liabilities, by an amount greater than the aggregate par value of its issued capital stock.

        For the purposes of its solvency opinion, the term "fair salable value" means the aggregate amount (without deduction for costs of sale or taxes, if any) of money that could be expected to be realized, as of the valuation date, from an interested purchaser aware of all relevant information by a seller, equally informed, who is interested in disposing of the entire operation as a going concern, presuming the business will continue in its present form and character, within an approximate one-year time frame. In addition, the term "identified contingent liabilities" means those contingent liabilities identified to Duff & Phelps by officers of IAC.

        After concluding on a reasonable range of fair values for IAC, Duff & Phelps will deduct the stated value of IAC's liabilities, including all contingent liabilities identified to Duff & Phelps by IAC. Duff & Phelps refers to this measurement as the "balance sheet test," and utilizes the balance sheet test to confirm that IAC's assets exceed its liabilities, including all contingent liabilities. As part of this analysis, Duff & Phelps will analyze the "equity cushion" or the amount by which the assets exceed the liabilities following the spin-off, to determine whether IAC will be left with a reasonable amount of capital for the operation of the businesses in which it is engaged. Duff & Phelps will also determine whether the indicated "equity cushion" exceeds the aggregate par value of IAC's issued capital stock. Duff & Phelps refers to this measurement as the "Delaware dividend test."

        Finally, Duff & Phelps will perform a "cash flow test" which focuses on whether or not IAC's continuing cash flow is sufficient to meet its debts as they mature. The cash flow test involves developing detailed cash flow projections for IAC that include the payment of debt obligations, including identified contingent liabilities, as they mature. The cash flow test includes a sensitivity analysis to ascertain IAC's ability to meet its debt obligations in reasonable down-side scenarios. Furthermore, the cash flow test includes the testing of major debt covenants to determine if under reasonable downside scenarios IAC could be in default with its lenders. The cash flow test addresses: (1) whether IAC, through the liquidation of its assets or other means, will be able to pay its stated liabilities, including identified contingent liabilities as they mature; and (2) whether IAC's projected cash flows are such that it will have sufficient funds available over time to pay its reasonably foreseeable liabilities, including contingent liabilities.

Interests of Certain Persons in the Spin-Off

        In considering the recommendation of IAC's Board of Directors to vote in favor of the spin-off, stockholders of IAC should be aware that directors and executive officers of IAC have interests in the spin-off that may be in addition to or different from the interests of stockholders generally. The IAC Board of Directors was aware of these interests and considered them, among other factors, in approving the spin-off.

Stock Ownership

        Certain of IAC's directors and executive officers currently own shares of or have options to acquire shares of IAC common stock and shares of IAC Class B common stock and will receive IAC and Expedia securities in the spin-off.

Arrangements Among Messrs. Diller and Kaufman with IAC and Expedia

        Mr. Diller will remain Chief Executive Officer and Chairman of the Board at IAC and will become Chairman of the Board and senior executive of Expedia. Mr. Kaufman will remain Vice Chairman and a director at IAC and will become Vice Chairman and a director of Expedia. It is expected that following the spin-off, Mr. Diller's current IAC salary will be reduced by 50% and Expedia will pay him a salary equal to 50% of his current IAC salary. In addition, IAC will be reimbursed by Expedia annually for a portion of the expenses relating to Mr. Diller's support staff and certain benefits currently received by Mr. Diller from IAC and reflected in the Other Annual Compensation column of the summary compensation table set forth under "IAC Executive Compensation—Summary Compensation Table." As to Mr. Kaufman, it is currently contemplated that his current IAC salary will remain unchanged and that Expedia will pay him no salary, but that Mr. Kaufman will be eligible to receive bonuses from Expedia.

Certain Relationships

        Mr. Keough, a member of the Board of Directors of IAC, currently serves as Chairman (in a non-executive capacity) of Allen & Company LLC. Allen & Company has served as financial advisor in connection with the proposed spin-off of Expedia.

Governance Arrangements at IAC and Expedia

IAC Governance Agreement with Vivendi and Universal Studios

        Vivendi and Universal Studios and their respective affiliates are subject to restrictions contained in Article I of the IAC Amended and Restated Governance Agreement dated December 16, 2001. Pursuant to that agreement, Universal and Vivendi agreed not to acquire beneficial ownership of any additional equity securities of IAC if following such acquisition Universal and Vivendi would beneficially own equity securities that represent more than 20% of the total equity securities of IAC. Generally, the restrictions described in the preceding sentence will cease to apply upon the later of (1) the date Mr. Diller ceases to be the chief executive officer of IAC or becomes disabled and (2) the date Mr. Diller no longer holds a proxy to vote Universal's shares of IAC (as described below). Moreover, so long as the restrictions on Universal's and Vivendi's right to acquire additional equity securities of IAC continue to apply, Universal and Vivendi have agreed to certain additional standstill provisions in respect of IAC and its equity securities.

        Universal is entitled to customary, transferable registration rights with respect to shares of IAC common stock owned by it. Universal is entitled to three demand registration rights. IAC will pay the costs associated with such registrations (other than underwriting discounts, fees and commissions). IAC will not be required to register shares of IAC common stock if Universal is able to sell the shares in the quantities proposed to be sold at such time in one transaction under Rule 144 of the Securities Act or under another comparable exemption from registration. Under an Amended and Restated Transaction Agreement to which Universal and IAC (among others) are parties, dated as of December 16, 2001 (a copy of which is filed as an appendix to the IAC Definitive Proxy Statement, dated March 25, 2002), Universal generally must at all times retain the IAC common shares that it owns until such time as certain obligations of Universal to IAC are satisfied (which time is not scheduled to occur until 2022).

        The foregoing arrangements (other than the restrictions on transfer referred to above) will terminate at such time that Universal and Vivendi beneficially own equity securities of IAC representing less than 5% of the total equity securities of IAC.

Governance Agreements with Liberty

        IAC, Liberty Media Corporation and Mr. Diller intend to enter into a new amended and restated governance agreement which we refer to in this proxy statement/prospectus as the "IAC Governance Agreement" that will take effect upon completion of the spin-off and will replace as among Liberty, Mr. Diller and IAC the governance agreement dated December 16, 2001 referenced above.

        Expedia, Liberty and Mr. Diller intend to enter into a governance agreement, which we refer to in this proxy statement/prospectus as the "Expedia Governance Agreement," that will become effective upon completion of the spin-off.

        The description below sets forth the material terms of the IAC Governance Agreement and the Expedia Governance Agreement. Because these two agreements are identical in all material respects, the following description applies to each of IAC and Expedia (in each case, the "applicable company") other than in instances in which the description specifically identifies IAC or Expedia. The following description does not purport to cover all the provisions of the IAC Governance Agreement and the Expedia Governance Agreement, and is qualified in its entirety by reference to the applicable agreements. The IAC Governance Agreement and the Expedia Governance Agreement are included as exhibits to the registration statement of which this proxy statement/prospectus forms a part. See "Where You Can Find More Information." Share information set forth below gives effect to the one-for-two reverse stock split that IAC expects to complete immediately prior to the spin-off.

  Representation of Liberty on the IAC and Expedia Boards of Directors

        Under the terms of the applicable governance agreement:

  •
  Liberty has the right to nominate up to two directors of the applicable company so long as Liberty beneficially owns at least 33,651,963 equity securities of the applicable company (so long as Liberty's ownership percentage is at least equal to 15% of the total equity securities of the applicable company);

  •
  Liberty has the right to nominate one director of the applicable company so long as Liberty beneficially owns at least 22,434,642 equity securities of the applicable company (so long as Liberty owns at least 5% of the total equity securities of the applicable company); and

  •
  The applicable company will use its reasonable best efforts to cause one of Liberty's designees to be a member of a committee of the board of directors of the applicable company and, to the extent the person designated by Liberty would qualify as a member of the compensation committee of the board of directors of the applicable company under applicable tax and securities laws and regulations, the applicable company will seek to have that person appointed to the compensation committee of the applicable company.

        Pursuant to the terms of the applicable governance agreement, the applicable company will cause each director that Liberty nominates to be included in the slate of nominees recommended by the Board of Directors of the applicable company to the stockholders of the applicable company for election as directors at each annual meeting of the stockholders of the applicable company and will use all reasonable efforts to cause the election of each such director including soliciting proxies in favor of the election of such persons. Liberty has the right to designate a replacement director to the board of the applicable company in order to fill any vacancy of a director previously designated by Liberty.

  Contingent Matters

        The applicable governance agreement lists certain actions that require the prior consent of Liberty and Mr. Diller before the applicable company can take any such action. This proxy statement/prospectus refers to these actions as "Contingent Matters."

        For so long as:

  •
  in the case of Liberty, Liberty owns at least 29,912,856 equity securities and at least 5% of the total equity securities of the applicable company (the "Liberty Condition"); and

  •
  in the case of Mr. Diller, he owns at least [    ] common shares (including options to purchase common shares of the applicable company, whether or not then exercisable), continues to serve in his senior executive capacity at the applicable company and has not become disabled (the "Diller Condition," and together with the Liberty Condition, the "Consent Conditions"), the applicable company has agreed that, without the prior approval of Liberty and/or Mr. Diller, as applicable, it will not engage in any transaction that would result in Liberty or Mr. Diller having to divest any part of their interests in the applicable company or any other material assets, or that would render any such ownership illegal or would subject Mr. Diller or Liberty to any fines, penalties or material additional restrictions or limitations.

        In addition, for so long as the Consent Conditions apply, if the applicable company's "total debt ratio" (as defined in the applicable governance agreement) equals or exceeds 4:1 over a twelve-month period, the applicable company may not take any of the following actions without the prior approval of Liberty and/or Mr. Diller:

  •
  acquire or dispose of any assets, issue any debt or equity securities, repurchase any debt or equity securities, or incur indebtedness, if the aggregate value of such transaction or transactions (alone or in combination) during any six month period equals 10% or more of the applicable company's market capitalization;

  •
  voluntarily commence any liquidation, dissolution or winding up of the applicable company or any material subsidiary of the applicable company;

  •
  make any material amendments to the certificate of incorporation or bylaws of the applicable company;

  •
  in the case of IAC, engage in any line of business other than media, communications and entertainment products, services and programming, and electronic retailing, or other businesses engaged in by IAC as of the date of determination;

  •
  in the case of Expedia, engage in any line of business other than online and offline travel services and products and related businesses, or other business engaged in by Expedia as of the date of determination;

  •
  adopt any stockholder rights plan that would adversely affect Liberty or Mr. Diller, as applicable; or

  •
  grant additional consent rights to a stockholder of the applicable company.

  Preemptive Rights

        In the event that the applicable company issues or proposes to issue any shares of common stock or Class B common stock (with certain limited exceptions) including shares issued upon exercise, conversion or exchange of options, warrants and convertible securities, Liberty will have preemptive rights that entitle it to purchase a number of common shares of the applicable company so that Liberty will maintain the identical ownership interest in the applicable company that Liberty had immediately prior to such issuance or proposed issuance (but not in excess of 20.01%). Any purchase by Liberty will be allocated between common stock and Class B common stock in the same proportion as the issuance or issuances giving rise to the preemptive right, except to the extent that Liberty opts to acquire shares of common stock in lieu of shares of Class B common stock.

  Registration Rights

        Liberty and Mr. Diller are entitled to customary, transferable registration rights with respect to shares of common stock of the applicable company owned by them. Liberty is entitled to four demand registration rights and Mr. Diller is entitled to three demand registration rights. The applicable company will pay the costs associated with such registrations (other than underwriting discounts, fees and commissions). The applicable company will not be required to register shares of its common stock if a stockholder could sell the shares in the quantities proposed to be sold at such time in one transaction under Rule 144 of the Securities Act or under another comparable exemption from registration.

  Termination

        Generally, the applicable governance agreement will terminate:

  •
  with respect to Liberty, at such time that Liberty beneficially owns equity securities representing less than 5% of the total equity securities of the applicable company; and

  •
  with respect to Mr. Diller, at the later of (1) the date Mr. Diller ceases to be the senior executive of the applicable company or becomes disabled and (2) the date Mr. Diller no longer holds a proxy to vote the shares of Liberty (as described below).

With respect to the provisions governing "Contingent Matters," such provisions will terminate as to Mr. Diller and Liberty as set forth under "—Contingent Matters."

Stockholders Agreements

  General

        Liberty, Universal and Mr. Diller intend to enter into a new amended and restated stockholders agreement, which we refer to in this proxy statement/prospectus as the "IAC Stockholders Agreement," that will take effect upon completion of the spin-off and will replace as among Liberty, Universal and Mr. Diller the stockholders agreement dated December 16, 2001.

        Universal, Liberty and Mr. Diller intend to enter into a stockholders agreement, which we refer to in this proxy statement/prospectus as the "Expedia Stockholders Agreement," that will become effective upon completion of the spin-off. The Expedia Stockholders Agreement will mirror the provisions of the existing IAC Stockholders Agreement in most material respects.

        The description below sets forth the material terms of the IAC Stockholders Agreement and the Expedia Stockholders Agreement. Because these two agreements are identical in all material respects, the following description applies to each of IAC and Expedia (in each case, the "applicable company") other than in instances in which the description specifically identifies IAC or Expedia. The following description does not purport to cover all the provisions of the IAC Stockholders Agreement and the Expedia Stockholders Agreement, and is qualified in its entirety by reference to those agreements. The IAC Stockholders Agreement and the Expedia Stockholders Agreement are included as exhibits to the registration statement of which this proxy statement/prospectus forms a part. See "Where You Can Find More Information." We encourage you to review these documents in their entirety.

        Share information set forth below gives effect to the one-for-two reverse stock split that IAC expects to complete immediately prior to the spin-off.

  Corporate Governance

        Effective upon completion of the spin-off, Mr. Diller will hold an irrevocable proxy with respect to all securities of the applicable company beneficially owned by Liberty on all matters submitted to a stockholder vote or by which the stockholders may act by written consent, except for Contingent Matters with respect to which Liberty has not consented, so long as Mr. Diller continues to own at least [    ] common shares (including options) of the applicable company. The proxy will generally remain in effect until the earlier of (1) Mr. Diller no longer serving in his senior executive capacity at the applicable company and (2) Mr. Diller becoming disabled. Under certain limited circumstances, including a breach by Mr. Diller of certain provisions of the applicable agreement, the proxy may terminate sooner.

        Liberty and Mr. Diller will vote against any Contingent Matter with respect to the applicable company if Mr. Diller and Liberty do not approve the Contingent Matter (and continue to have veto rights with respect to the Contingent Matter under the applicable governance agreement). Mr. Diller will also vote all securities of the applicable company over which he has voting control in favor of the Liberty designees to the board of directors of the applicable company.

        Effective upon completion of the spin-off, so long as Mr. Diller continues to own at least [            ] common shares (including stock options) of the applicable company, Mr. Diller will also hold an irrevocable proxy with respect to all securities of the applicable company beneficially owned by Universal for all matters submitted to a stockholder vote or by which the stockholders may act by written consent (the "Universal proxy"). The Universal proxy generally will terminate with respect to the applicable company upon the earlier of (1) Mr. Diller no longer serving in his senior executive capacity at the applicable company and (2) upon Mr. Diller becoming disabled. In addition, the Universal proxy will terminate if Universal ceases to beneficially own any common stock or Class B common stock of the applicable company.

  Restrictions on Transfers

        Until the later of (1) the date Mr. Diller no longer serves in his senior executive capacity at the applicable company and (2) the date Mr. Diller no longer holds the proxy to vote Liberty's shares of the applicable company described above (or upon Mr. Diller becoming disabled, if that occurs first), and subject to the other provisions of the applicable stockholders agreement, neither Liberty nor Mr. Diller can transfer shares of common stock or Class B common stock of the applicable company, other than:

  •
  transfers by Mr. Diller to pay taxes relating to the granting, vesting and/or exercise of stock options to purchase shares of common stock of the applicable company;

  •
  transfers to each party's respective affiliates;

  •
  pledges relating to financings, subject to certain conditions; and

  •
  transfers of options or common shares of the applicable company in connection with "cashless exercises" of Mr. Diller's options to purchase shares of common stock of the applicable company.

        The restrictions on transfer are subject to a number of exceptions (which exceptions are generally subject to the rights of first refusal described below):

  •
  either of Liberty or Mr. Diller may transfer common shares of the applicable company to an unaffiliated third party, subject to tag-along rights described below;

  •
  either of Liberty or Mr. Diller may transfer common shares of the applicable company so long as, in the case of Mr. Diller, he continues to beneficially own at least 2,200,000 common shares (including stock options) of the applicable company and, in the case of Liberty, Liberty continues to beneficially own 2,000,000 common shares of the applicable company, and in the case of a transfer of an interest in, or [    ] common shares of the applicable company held by, specified entities referred to as the "BDTV Limited Entities," after such transfer, Liberty, Universal and Mr. Diller collectively control at least 50.1% of the total voting power of the applicable company; and

  •
  either of Liberty or Mr. Diller may transfer common shares of the applicable company so long as the transfer complies with the requirements of Rule 144 or Rule 145 under the Securities Act, and, in the case of a transfer of an interest in, or [    ] common shares of the applicable company held by, the BDTV Limited Entities, after such transfer, Liberty, Universal and Mr. Diller collectively control at least 50.1% of the total voting power of the applicable company.

  Tag-Along Rights and Rights of First Refusal

        Each of Mr. Diller and Liberty will be entitled to a right to "tag-along" (i.e., participate on a pro rata basis) on sales by the other of common shares of the applicable company to any third party. Liberty will not have a tag-along right in the event of:

  •
  sales by Mr. Diller of up to 2,000,000 common shares of the applicable company within any rolling twelve-month period;

  •
  transfers by Mr. Diller to pay taxes relating to the granting, vesting and/or exercise of stock options to purchase shares of common stock of the applicable company or transfers in connection with "cashless exercises" of Mr. Diller's options to purchase shares of common stock of the applicable company;

  •
  specified "brokers' transactions," as defined under the Securities Act, which we refer to as "market sales;" or

  •
  generally, when Mr. Diller no longer serves in his senior executive capacity at the applicable company.

        Neither Mr. Diller nor Liberty will have a tag-along right with respect to hedging transactions or open market sales, in both cases, involving shares of common stock of the applicable company, subject to certain requirements.

        Each of Mr. Diller and Liberty has a right of first refusal in the case of a proposed transfer by the other of shares of Class B common stock of the applicable company to a third party.

  Transfers of Shares of IAC and Expedia Class B Common Stock

        If either Liberty or Mr. Diller proposes to transfer shares of Class B common stock of the applicable company, the other will be entitled to swap any shares of common stock of the applicable company it or he owns for such shares of Class B common stock of the applicable company (subject to the rights of first refusal described above). To the extent there remain shares of Class B common stock of the applicable company that the selling stockholder would otherwise transfer to a third party, such shares must first be converted into shares of common stock of the applicable company. This restriction does not apply to, among other specified transfers, transfers among the parties and their affiliates.

  Termination

        Mr. Diller's and Liberty's rights and obligations under the applicable stockholders agreement generally terminate at such time as, in the case of Mr. Diller, he no longer beneficially owns at least 2,200,000 common shares (including stock options) of the applicable company and, in the case of Liberty, Liberty no longer beneficially owns at least 2,000,000 common shares of the applicable company. Liberty's tag-along rights and obligations terminate at such time as Liberty ceases to beneficially own at least 5% of the total equity securities of the applicable company.

        In addition, Mr. Diller's rights under the applicable stockholders agreement will terminate upon the later of (1) the date Mr. Diller ceases to serve in his senior executive capacity at the applicable company or becomes disabled and (2) the date Mr. Diller no longer holds a proxy to vote the shares of the applicable company owned by Liberty.

No Dissenters' Rights

        Under the Delaware General Corporation Law, holders of shares of IAC common stock, IAC Class B common stock and IAC Series A preferred stock will not have dissenters' rights in connection with the spin-off proposal or the spin-off.

Accounting Treatment

        The spin-off will be accounted for by IAC as a discontinuance of the businesses that will constitute Expedia after the spin-off. The measurement date for discontinued operations for accounting purposes will be on the date of the spin-off. After the spin-off, the assets and liabilities of Expedia will be accounted for at the historical values carried by IAC prior to the spin-off. Total costs relating to the spin-off are estimated at $15.0 million, which will be borne 80% by IAC and 20% by Expedia. IAC and Expedia have incurred approximately $4.9 million and $1,000,000 respectively of these costs through March 31, 2005.

Regulatory Requirements

        IAC is not aware of any material governmental approvals or actions that are necessary for consummation of the spin-off.

Federal Securities Law Consequences

        The following IAC securities have been registered under the Securities Act of 1933, as amended:

  •
  IAC common stock;

  •
  IAC Series B preferred stock; and

  •
  warrants to purchase shares of IAC common stock (as adjusted in connection with the spin-off and the reverse stock split) that currently trade on The Nasdaq Stock Market under the ticker symbols "IACIW" and "IACIZ."

        The following Expedia securities have been registered under the Securities Act of 1933, as amended:

  •
  Expedia common stock;

  •
  Expedia Series A preferred stock; and

  •
  warrants to purchase shares of Expedia common stock whose predecessor securities currently trade on The Nasdaq National Market under the ticker symbols "IACIW" and "IACIZ."

        Upon issuance, these IAC and Expedia securities may be traded freely and without restriction, except that the securities received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act of 1933) of IAC or Expedia, as applicable, may resell their securities only in transactions permitted by the resale provisions of Rule 145 under the Securities Act of 1933 (or Rule 144, in the case of such persons who become affiliates of IAC or Expedia, as applicable) or as otherwise permitted under the Securities Act of 1933. Persons who may be deemed to be affiliates of IAC or Expedia, as applicable, are generally defined as individuals or entities that control, are controlled by, or are under common control with, IAC or Expedia, as applicable, and may include certain executive officers and directors of IAC and/or Expedia, as applicable.

U.S. Federal Income Tax Consequences of the Spin-Off

        The following discussion summarizes the material federal income tax consequences of the spin-off. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated thereunder, judicial opinions, published positions of the Internal Revenue Service, and all other applicable authorities as of the date of this proxy statement/prospectus, all of which are subject to change, possibly with retroactive effect.

        The following discussion is limited to holders of IAC common stock and IAC Series A preferred stock that are characterized as United States persons for federal income tax purposes and may not describe all of the tax consequences that may be relevant to a holder in light of his or her particular circumstances or to holders subject to special rules. In addition, this summary is limited to holders that hold their IAC common stock and IAC Series A preferred stock as a capital asset within the meaning of Section 1221 of the Code. Accordingly, each stockholder should consult his or her tax advisor as to the particular consequences of the spin-off to such stockholder, including the application of state, local and foreign tax laws, and as to possible changes in tax laws that may affect the tax consequences that we describe in this proxy statement/prospectus. This summary may not be applicable to stockholders who received their IAC common stock or IAC Series A preferred stock pursuant to the exercise of employee stock options, under an employee stock purchase plan or otherwise as compensation. In addition, this summary does not address the tax consequences to any person who actually or constructively owns 5% or more of the shares of any class of IAC stock.

        It is a condition to the spin-off that IAC receive an opinion from its special counsel, Wachtell, Lipton, Rosen & Katz, to the effect that, on the basis of certain facts, representations and assumptions set forth in the opinion, the spin-off will qualify as a distribution that is generally tax free under Sections 355 and 368(a)(1)(D) of the Code. The following discussion assumes that the spin-off will so qualify.

Principal Federal Income Tax Consequences to IAC

        No gain or loss will be recognized by, and no amount will be includible in the income of, IAC as a result of the spin-off, other than with respect to any "excess loss account" or "intercompany transaction" required to be taken into account under Treasury regulations relating to consolidated returns.

Principal Federal Income Tax Consequences to Stockholders of IAC

        For Federal income tax purposes the receipt of the Series 1 Mandatory Exchangeable Preferred Stock that IAC issues pursuant to the reclassification generally will be ignored. The reclassification of IAC common stock and the immediate exchange of shares of Series 1 Mandatory Exchangeable Preferred Stock for shares of Expedia common stock will be treated as a recapitalization of IAC common stock and a distribution by IAC of the Expedia common stock to the holders of IAC common stock.

        The treatment of IAC Series A preferred stock in the spin-off will depend upon the election that a holder makes in connection with the spin-off. Holders who elect to have IAC redeem their shares for cash will be treated as if they exchanged their shares in a taxable transaction. Holders of IAC Series A preferred stock who elect to receive the IAC common stock and Expedia common stock that the holder would have received if the holder converted its shares of IAC Series A preferred stock into shares of IAC common stock immediately prior to the spin-off should be treated as if they converted their Series A preferred stock into IAC common stock and then participated in both the recapitalization into new IAC common stock and the spin-off of Expedia common stock described in the immediately preceding paragraph. Holders of IAC Series A preferred stock who elect to receive preferred stock of each of IAC and Expedia will be treated as if their IAC Series A preferred stock were recapitalized in part for the IAC Series B preferred stock and the remainder exchanged in a deemed split-off transaction for Expedia Series A preferred stock.

  Holders of IAC Common Stock

        The principal federal income tax consequences of the spin-off to the holders of IAC common stock will be as follows:

  •
  no gain or loss will be recognized by, and no amount will be includible in the income of, a holder of IAC common stock solely as a result of the receipt of IAC common stock in exchange therefor;

  •
  no gain or loss will be recognized by, and no amount will be includible in the income of, a holder of IAC common stock solely as a result of the receipt of Expedia common stock in the spin-off;

  •
  the holding period for the IAC common stock received in the recapitalization and the Expedia common stock received in the spin-off will include the period during which the IAC common stock with respect to which such securities were received was held; and

  •
  the tax basis of IAC common stock held by an IAC stockholder immediately prior to the distribution will be apportioned, based upon relative fair market values at the time of the distribution, between the IAC common stock and the Expedia common stock received in the spin-off.

  Holders of IAC Series A Preferred Stock

        The principal federal income tax consequences to a holder of IAC Series A preferred stock will depend upon the election that a holder makes in connection with the spin-off. A holder of IAC Series A preferred stock may elect to receive (1) $50.00 in cash per share, plus accrued and unpaid dividends, (2) the IAC common stock and Expedia common stock that a holder of IAC Series A preferred stock would have received had the holder converted its Series A preferred stock into IAC common stock immediately prior to the reclassification or (3) one share of IAC Series B preferred stock and one share of Expedia Series A preferred stock, each of which will mirror in all material respects the terms of the current IAC Series A preferred stock, as adjusted to reflect the spin-off.

  Election to Receive Cash

        To the extent a holder of IAC Series A preferred stock elects to receive $50.00 in cash per share, plus accrued and unpaid dividends, immediately after the reclassification, the holder's stock will be treated as having been redeemed by IAC for federal income tax purposes. Accordingly, the holder would, as a general rule, be treated as having made a "sale or exchange" of the holder's stock under Section 302 of the Code, and the holder, except as provided below, will recognize capital gain or loss equal to the difference between the cash proceeds received and the holder's adjusted tax basis in the stock being redeemed. Such gain or loss will be long-term capital gain or loss if at the time of the redemption the holder's holding period with respect to the stock redeemed is more than one year. However, if the holder continues to own an interest in IAC after the redemption, including by reason of the constructive ownership rules set forth in Section 318 of the Code, the holder may not qualify for "sale or exchange" treatment and the amount received may be treated as having the effect of the distribution of a dividend under the tests set forth in Section 302 of the Code, in which case such gain may be treated as dividend income. Holders of IAC Series A preferred stock that elect to receive cash are encouraged to consult their own tax advisors regarding the federal income tax consequences of their election, including the application (if any) of the constructive ownership rules to their personal situation.

        Election to Receive the Securities the Holder Would Have Received Had the Holder Converted the IAC Series A Preferred Stock into IAC Common Stock Immediately Prior to the Reclassification

        To the extent a holder of IAC Series A preferred stock elects to receive what the holder would have received had the holder converted its shares of IAC Series A preferred stock into IAC common stock immediately prior to the reclassification, the holder will be deemed to have exchanged its shares of IAC Series A preferred stock into IAC common stock in a tax free transaction immediately prior to the reclassification. In the event that there is a reduction in the conversion price, pursuant to the terms of the Series A preferred stock, it is possible that such reduction to the conversion price would be characterized as a deemed dividend taxable to the converting shareholder at the time of conversion, in an amount equal to the fair market value of the additional shares of IAC common stock received (and the amount of any cash received in lieu of additional fractional shares of IAC common stock) as a result of the reduction in the conversion price. Following the conversion, the holder will be treated in the same manner as a holder of IAC common stock. The principal federal income tax consequences to a holder of IAC common stock are described above.

  Election to Receive IAC Series B Preferred Stock and Expedia Series A Preferred Stock

        To the extent a holder of IAC Series A preferred stock elects to receive newly issued IAC Series B preferred stock and Expedia Series A preferred stock immediately after the reclassification:

  •
  no gain or loss will be recognized by, and no amount will be includible in the income of, a holder of IAC Series A preferred stock solely as a result of the receipt of new IAC Series B preferred stock in exchange therefor;

  •
  no gain or loss will be recognized by, and no amount will be includible in the income of, a holder of IAC Series A preferred stock as a result of the receipt of Expedia Series A preferred stock in the deemed split-off exchange;

  •
  the tax basis of IAC Series A preferred stock held by an IAC stockholder immediately prior to the distribution will be apportioned, based upon relative fair market values at the time of the distribution, between the IAC Series B preferred stock received in the recapitalization and the Expedia Series A preferred stock received in the deemed split-off exchange; and

  •
  the holding period for the IAC Series B preferred stock received in the recapitalization and the Expedia Series A preferred stock received in the split-off will include the period during which the Series A preferred stock with respect to which such securities were received was held.

        An opinion of counsel represents counsel's best legal judgment and is not binding on the Internal Revenue Service or any court. If the Internal Revenue Service subsequently determined the spin-off to be taxable, the above consequences would not apply and both IAC and holders of IAC common stock could be subject to tax. Additionally, certain future events that may or may not be within the control of IAC or Expedia, including certain extraordinary purchases of IAC common stock or Expedia common stock, could cause the spin-off not to qualify as tax free to IAC and/or holders of IAC common stock. For example, if one or more persons were to acquire a 50 percent or greater interest in Expedia stock or in the stock of IAC as part of a plan or a series of related transactions of which the spin-off is a part, the spin-off would be taxable to IAC, although not necessarily to you. Depending on the event, Expedia may have to indemnify IAC for some or all of the taxes and losses resulting from the spin-off not qualifying as tax free under Sections 355 and/or 368(a)(1)(D) of the Code. See "Relationship Between IAC and Expedia After the Spin-Off—Tax Sharing Agreement." If the spin-off were taxable, then:

  •
  each holder of IAC common stock or IAC Series A preferred stock who receives shares of Expedia common stock in the spin-off would be treated as if the stockholder received a taxable distribution equal to the full value of the shares of Expedia common stock received, taxed as a dividend to the extent of the stockholder's pro rata share of IAC's current and accumulated earnings and profits (including earnings and profits arising from the gain to IAC described in the second following bullet point) and then treated as a non-taxable return of capital to the extent of the holder's basis in the IAC common stock and finally as capital gain from the sale or exchange of IAC common stock;

  •
  each holder of IAC Series A preferred stock who receives shares of Expedia Series A preferred stock in the spin-off would be treated as if the stockholder received a taxable redemption payment equal to the full value of the shares of Expedia Series A preferred stock received, taxed as described above with respect to the redemption of IAC Series A preferred stock for cash; and

  •
  the consolidated group of which IAC is the common parent would recognize a gain equal to the excess of the fair market value of Expedia's securities on the date of the spin-off over IAC's tax basis therein.

        Under current law, individual citizens or residents of the United States are subject to U.S. federal income tax on dividends at a maximum rate of 15 percent (assuming certain holding period requirements are met) and long-term capital gains (i.e., capital gains on assets held for more than one year) at a maximum rate of 15 percent.

  Cash in Lieu of Fractional Shares

        To the extent that the one-for-two reverse stock split of IAC common stock and IAC Class B common stock results in fractional shares, holders of IAC common stock and IAC Class B common stock will receive cash in lieu of such fractional shares in an amount as determined by the IAC Board of Directors. A stockholder who receives cash instead of a fractional share of IAC common stock in connection with the one-for-two reverse stock split will generally recognize capital gain or loss measured by the difference between the cash received for such fractional share and the stockholder's tax basis in the fractional share. Any such capital gain or loss will be treated as a long-term or short-term gain or loss based on the stockholder's holding period for the IAC common stock. Payments of cash in lieu of a fractional share of IAC common stock made in connection with the one-for-two reverse stock split may, under certain circumstances, be subject to "backup withholding" at a rate of 28 percent unless a stockholder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with the requirements of the backup withholding rules. Backup withholding does not constitute an additional tax, but merely an advance payment, which may be refunded or credited against a stockholder's federal income tax liability, provided that the required information is supplied to the Internal Revenue Service. The spin-off transaction will not result in any fractional shares of Expedia common stock.

  Information Reporting

        Current Treasury regulations require each IAC stockholder who receives Expedia common stock or Expedia preferred stock pursuant to the reclassification to attach to his or her U.S. federal income tax return for the year in which the reclassification occurs a detailed statement setting forth such data as may be appropriate in order to show the applicability of Section 355 of the Code.

Certain Additional Tax Considerations Regarding the Ownership of Expedia Series A Preferred Stock

        At the time of conversion of Expedia Series A preferred stock into Expedia common stock, the conversion price of the Expedia Series A preferred stock will be adjusted downward if the share price of Expedia common stock exceeds a trigger price determined in accordance with the formula described under "Description of Expedia Capital Stock after the Spin-Off—Series A Preferred Stock—Conversion Rights." In general, a reduction in the conversion price of a convertible preferred stock, such as the Expedia Series A preferred stock, may be treated as a deemed distribution. Applicable U.S. Treasury regulations provide that a change in conversion ratio or any transaction having a similar effect on the interest of any shareholder may be treated as a distribution with respect to any shareholder whose proportionate interest in the earnings and profits or assets of a corporation is increased by such change or similar transaction. A reduction in the conversion price of the Expedia Series A preferred stock will increase the preferred shareholder's proportionate interest in the earnings and profits or assets of Expedia.

        If the reduction in conversion price is treated as a deemed distribution, a converting shareholder will have dividend income to the extent of Expedia's current or accumulated earnings and profits. Any excess will be treated as a non-taxable return of capital to the extent of the shareholder's basis in the Expedia Series A preferred stock, and thereafter as capital gain.

        Expedia currently intends, absent a change in applicable authorities, to treat the reduction to the conversion price, if any, as a deemed dividend taxable to the converting shareholder at the time of conversion, in an amount equal to the fair market value of the additional shares of Expedia common stock received as a result of the reduction in the conversion price.

        Holders of IAC Series A preferred stock who elect to receive newly issued shares of IAC Series B preferred stock and Expedia Series A preferred stock immediately after the reclassification are urged to consult their advisors concerning the proper treatment of the potential reduction in the conversion price of the Expedia Series A preferred stock.

Treatment of Outstanding IAC Compensatory Equity-Based Awards

Treatment of IAC Options

        Vested IAC Options Held by IAC Employees:    Each vested option to purchase shares of IAC common stock will convert into an option to purchase shares of IAC common stock and an option to purchase shares of Expedia common stock with adjustments to the number of shares subject to each option and the option exercise prices based on the relative market capitalizations of IAC and Expedia following the spin-off and giving effect to the one-for-two reverse stock split.

        Except as otherwise described above and except to the extent otherwise provided under local law, following the spin-off, the converted options will have the same terms and conditions, including the same exercise periods, as the vested options to purchase IAC common stock had immediately prior to the spin-off.

        Unvested IAC Options:    Each unvested option to purchase shares of IAC common stock will convert into an option to purchase shares of common stock of the applicable company (IAC or Expedia, as the case may be) for which the applicable employee works following the spin-off with adjustments to the number of shares subject to the option and the option exercise price based on the market capitalization of the applicable company following the spin-off relative to the market capitalization of IAC prior to the spin-off and giving effect to the one-for-two reverse stock split.

        Except as otherwise described above and except to the extent otherwise provided under local law, following the spin-off, the unvested options to purchase shares of common stock of the applicable company will have the same terms and conditions, including the same vesting provisions and exercise periods, as the unvested IAC options had immediately prior to the spin-off.

Treatment of IAC RSUs

        All IAC restricted stock units will convert into restricted stock units of the applicable company (IAC or Expedia, as the case may be) for which the applicable employee works following the spin-off with adjustments to the number of shares underlying each restricted stock unit based on the market capitalization of the applicable company following the spin-off relative to the market capitalization of IAC prior to the spin-off and giving effect to the one-for-two reverse stock split.

        Except as otherwise described above and except to the extent otherwise provided under local law, following the spin-off, the restricted stock units of the applicable company will have the same terms and conditions, including the same vesting provisions, as the IAC restricted stock units had immediately prior to the date of the spin-off.

Treatment of IAC Series A Preferred Stock, Warrants and Indebtedness in the Spin-Off

General

        In connection with the spin-off, IAC will effect a one-for-two reverse stock split. As a consequence, securities that are convertible into IAC common stock will be proportionately adjusted in accordance with their terms to take into account the reverse stock split.

Split of IAC Series A Preferred Stock

        With respect to holders of IAC Series A preferred stock who elect to receive shares of IAC Series B preferred stock and Expedia Series A preferred stock following the spin-off, each of their shares of IAC Series A preferred stock will convert into one share of IAC Series B preferred stock and one share of Expedia Series A preferred stock, each of which will mirror in all material respects the terms of the current IAC Series A preferred stock, as adjusted to reflect the spin-off. For a comparison of rights of the IAC Series A preferred stock, the IAC Series B preferred stock and the Expedia Series A preferred stock, see "Comparison of Rights of Holders of IAC Securities before the Spin-Off with Rights of Holders of IAC Securities and Expedia Securities Following the Spin-Off."

        Under the separation agreement,

  •
  if holders of less than 85% of the outstanding shares of IAC Series A preferred stock elect to receive the cash consideration in connection with the spin-off, then IAC will reimburse Expedia an amount in cash equal to the redemption price per share of Expedia Series A preferred stock for each share of Expedia Series A preferred stock that Expedia redeems following the spin-off; and

  •
  if holders of 85% or more of the outstanding shares of IAC Series A preferred stock elect (or are deemed to elect) to receive the cash consideration in connection with the spin-off, IAC will not have any such reimbursement obligation.

        Following the spin-off, the material economic terms of the IAC Series B preferred stock and the Expedia Series A preferred stock will be as follows (after giving effect to the reverse stock split):

IAC Series B preferred stock

  •
  Face Amount and Liquidation Preference.    The per share face amount and liquidation preference of the IAC Series B preferred stock will equal $50 (the current per share face amount and liquidation preference of the IAC Series A preferred stock) multiplied by a fraction based on the market capitalization of IAC following the spin-off relative to the market capitalization of IAC prior to the spin-off and giving effect to the one-for-two reverse stock split.

  •
  Dividends.    Holders of IAC Series B preferred stock will be entitled to receive annual dividends (in cash, common stock, or any combination thereof, at IAC's election) in the amount of 1.99% of the face amount of the stock, plus the excess, if any, of the value of any dividends paid on the number of shares of IAC common stock into which the preferred stock is then convertible.

  •
  Conversion Rights.    Each share of IAC Series B preferred stock will be initially convertible into approximately 0.741 shares of IAC common stock (the "conversion factor"). If the share price of IAC common stock exceeds a trigger price (calculated as described below), the conversion factor will increase to a number determined by dividing the face value of the IAC Series B preferred stock by the following quotient:

Face Value × IAC (IAC × 0.741) + (0.2396 × (IAC–Trigger Price))

    where IAC = 10-day average price of IAC common stock for the 10 days prior to the conversion date and the Trigger Price equals $70.20 (the trigger price for the IAC Series A preferred stock after giving effect to the reverse stock split) multiplied by a fraction based on the market capitalization of IAC following the spin-off relative to the market capitalization of IAC prior to the spin-off and giving effect to the one-for-two reverse stock split.

Expedia Series A preferred stock

  •
  Face Amount and Liquidation Preference.    The per share face amount and liquidation preference of the Expedia Series A preferred stock will equal $50 (the current per share face amount and liquidation preference of the IAC Series A preferred stock) multiplied by a fraction based on the market capitalization of Expedia following the spin-off relative to the market capitalization of IAC prior to the spin-off and giving effect to the one-for-two reverse stock split.

  •
  Dividends.    Holders of Expedia Series A preferred stock will be initially entitled to receive annual dividends (in cash, common stock, or any combination thereof, at Expedia's election) in the amount of 1.99% of the face amount of the stock, plus the excess, if any, of the value of any dividends paid on the number of shares of Expedia common stock into which the preferred stock is then convertible.

  •
  Conversion Rights.    Each share of Expedia Series A preferred stock will be initially convertible into 0.741 shares of Expedia common stock (the "conversion factor"). If the share price of Expedia common stock exceeds a trigger price (calculated as described below), the conversion factor will increase to a number determined by dividing the face value of the Expedia Series A preferred stock by the following quotient:

Face Value × EXP (EXP × 0.741) + (0.2396 × (EXP–Trigger Price))

    where EXP = 10-day average price of Expedia common stock for the 10 days prior to the conversion date and the Trigger Price equals $70.20 (the trigger price for the IAC Series A preferred stock after giving effect to the reverse stock split) multiplied by a fraction based on the market capitalization of Expedia following the spin-off relative to the market capitalization of IAC prior to the spin-off and giving effect the one-for-two reverse stock split.

Treatment of IAC Warrants

        IAC has outstanding a number of series of warrants subject to different terms and conditions. Generally, IAC warrants will be treated one of two ways in the spin-off, as set forth below. Except as otherwise described below and except to the extent otherwise provided under local law, following the spin-off, the IAC and Expedia warrants, as the case may be, generally will have the same terms and conditions as the warrants to purchase shares of IAC common stock had immediately prior to the spin-off.

        Publicly Traded Warrants and Warrants Issued in Transaction with Vivendi Universal, S.A.

        Each publicly traded warrant, and certain other warrants, including the warrants to purchase shares of IAC common stock issued in the VUE transaction, among others, will convert in accordance with its terms into a warrant to purchase shares of IAC common stock and a warrant to purchase shares of Expedia common stock with adjustments to the number of shares subject to each warrant and the warrant exercise prices based on the relative market capitalizations of IAC and Expedia following the spin-off and giving effect to the one-for-two reverse stock split.

  Privately Held Warrants Assumed by IAC in Past Transactions

        In connection with prior acquisitions, IAC assumed certain warrants that were adjusted to become exercisable for IAC common stock. Following the spin-off, IAC will remain the contractually obligated party with respect to these warrants and each warrant will represent the right to receive upon exercise by the holders thereof that number of shares of IAC common stock and Expedia common stock that the warrant holder would have received had the holder exercised the warrant immediately prior to the spin-off. Under the separation agreement, Expedia will contractually assume the obligation to deliver Expedia common stock to these warrant holders upon exercise. In addition, immediately after the spin-off, Expedia will issue into an escrow account a number of shares of Expedia common stock sufficient to satisfy the obligation for future delivery of Expedia common stock to the holders of these warrants who elect to exercise their warrants. Under the terms of the escrow, any such shares of Expedia common stock that are not delivered to exercising warrant holders will be returned to Expedia upon the expiration of the warrants in accordance with their terms.

        With respect to the warrant obligations to be retained by IAC, warrant holders will receive notice of the above-described adjustment to their warrants pursuant to their terms. Those warrants shall otherwise remain outstanding and subject to their respective warrant agreements.

IAC's Indebtedness

        As of March 31, 2005, IAC had issued and outstanding (1) $360.845 million principal face amount of 6 3/4% Senior Notes Due 2005 and (2) $750 million principal face amount of 7% Senior Notes Due 2013. In connection with the spin-off, these Senior Notes will remain outstanding and continue to be an obligation of IAC. Expedia will have no obligations relating to these Senior Notes.

        Subject to satisfaction of applicable closing conditions, upon consummation of the acquisition of Ask Jeeves, IAC will assume the $115 million principal amount of Ask Jeeves, Inc. Zero Coupon Convertible Notes Due June 1, 2008 and these notes (which prior to the acquisition are convertible into shares of Ask Jeeves common stock) will become convertible upon exercise by the holders into shares of IAC common stock based upon the exchange ratio in the IAC/Ask Jeeves merger agreement. Following the spin-off, IAC will remain the obligor with respect to the notes and each note will be convertible upon exercise by the holders into such number of shares of IAC common stock and Expedia common stock that a note holder would have received had the holder converted its notes immediately prior to the spin-off. Under the separation agreement, Expedia will contractually assume the obligation to deliver Expedia common stock to the note holders upon conversion. In addition, immediately after the spin-off, Expedia will issue into an escrow account a number of shares of Expedia common stock sufficient to satisfy the obligation for future delivery of Expedia common stock to holders of notes who elect to convert their notes. Under the terms of the escrow, any such shares of Expedia common stock that are not delivered to converting holders of notes will be returned to Expedia at the maturity of the notes.

Post Spin-Off Expedia Financing Arrangements

        In connection with the spin-off, it is anticipated that Expedia will enter into a $500.0 million unsecured credit facility with various lenders, which will bear interest at a rate equal to a negotiated spread over LIBOR. The credit facility will contain customary warranties, covenants, and events of default, including those described below. Expedia does not currently expect that it will have any amounts outstanding under the credit facility as of the completion of the spin-off.

Distribution of IAC and Expedia Securities Following the Spin-Off

IAC Common Stock and IAC Class B Common Stock

        In connection with the spin-off and on account of the one-for-two reverse stock split, certificates representing shares of IAC common stock and IAC Class B common stock prior to the spin-off will represent half the number of shares of IAC common stock and IAC Class B common stock (as applicable) after the spin-off.

Expedia Common Stock and Expedia Class B Common Stock

        As promptly as practicable following the spin-off, Expedia's transfer agent will distribute shares of Expedia common stock to those persons who are holders of IAC common stock at 5:00 p.m. on the date of the spin-off by mailing physical certificates representing the shares.

        As promptly as practicable following the spin-off, Expedia will distribute shares of Expedia Class B common stock to those persons who are holders of IAC Class B common stock at 5:00 p.m. on the date of the spin-off by mailing physical certificates representing the shares or by crediting the shares to book-entry accounts established by the transfer agent.

Elections of IAC Series A Preferred Stock and Distribution of Designated Election Following the Spin-Off

        Holders of IAC Series A preferred stock will receive along with this proxy statement/prospectus an election form and instructions that will allow them to indicate whether they choose to receive (1) $50.00 in cash per share, plus accrued and unpaid dividends, (2) the IAC common stock and Expedia common stock that a holder of IAC Series A preferred stock would have received had the holder converted its IAC Series A preferred stock into IAC common stock immediately prior to the spin-off or (3) one share of IAC Series B preferred stock and one share of Expedia Series A preferred stock, each of which will mirror in all material respects the terms of the current IAC Series A preferred stock, as adjusted to reflect the spin-off.

        In order to receive their designated elections, holders must surrender their certificates representing shares of IAC Series A preferred stock along with their election forms. Holders of IAC Series A preferred stock must return their election forms no later than [    ], 2005. For the avoidance of doubt, holders of IAC Series A preferred stock should note that they will not be entitled to receive their elected consideration unless and until IAC completes the spin-off. Regardless of the submission of any form of election on the part of those holders, the IAC Board of Directors retains the ability to abandon the spin-off for any reason whatsoever.

        Holders of IAC Series A preferred stock who have not made an affirmative election by [    ], 2005 will be treated as follows:

  •
  If holders of more than 50% of the outstanding shares elect to receive $50.00 in cash per share, plus accrued and unpaid dividends, then non-electing holders will be deemed to have elected to receive cash; or

  •
  If holders of more than 50% of the outstanding shares do not elect to receive cash, then non-electing holders will be deemed to have elected to receive one share of IAC Series B preferred stock and one share of Expedia Series A preferred stock, each of which will mirror in all material respects the terms of the current IAC Series A preferred stock, as adjusted to reflect the spin-off.

        For those holders of IAC Series A preferred stock who have not made an election, from and after the completion of the spin-off, certificates representing shares of IAC Series A preferred stock will be deemed to represent the default election described above, subject in all events to the surrender of those certificates.

IAC Warrants; Expedia Warrants

        Holders of IAC warrants prior to the spin-off will not need to take any action to effect the division of their warrants into IAC warrants and Expedia warrants following the spin-off. To the extent the current IAC warrants are uncertificated, neither IAC nor Expedia will issue physical certificates to holders representing those holders' warrants following the spin-off. Instead, the warrant agent for each of the uncertificated series of warrants will reflect the warrants in electronic book entry form and will monitor the issuance and trading of the post-spin-off IAC warrants and Expedia warrants through its electronic book entry system, provided that each of IAC or Expedia, as applicable, may instruct the warrant agent to issue physical certificates at its discretion. With respect to warrants held in certificated form, warrant certificates that represent the right to receive shares of IAC common stock upon exercise prior to the spin-off will represent the right to receive shares of IAC common stock and Expedia common stock upon exercise following the spin-off, subject to the terms, conditions and adjustments described in this proxy statement/prospectus and until such time as IAC and/or Expedia effectuate an exchange of certificates. See "The Spin-Off Proposal—Treatment of IAC Series A Preferred Stock, Warrants and Indebtedness in the Spin-Off."

Listing and Trading of IAC Securities

        IAC common stock currently trades on The Nasdaq National Market under the ticker symbol "IACI" and will continue to do so after the spin-off. Those IAC warrants that currently trade on The Nasdaq Stock Market under the ticker symbol "IACIW" will continue to trade on The Nasdaq Stock Market following the spin-off (as adjusted in connection with the spin-off and the reverse stock split) under the ticker symbol "IACIW." Those IAC warrants that currently trade on The Nasdaq Stock Market under the ticker symbol "IACIZ" will continue to trade on The Nasdaq Stock Market following the spin-off (as adjusted in connection with the spin-off and the reverse stock split) under the ticker symbol "IACIZ." IAC intends to seek to have the shares of IAC Series B preferred stock, if any, quoted on the OTC Bulletin Board under the ticker symbol "IACIP.OC." In order to do so, a broker-dealer in securities in the United States may be required to file with the National Association of Securities Dealers, Inc. a notice that will enable the broker-dealer to enter quotations for the IAC Series B preferred stock on the OTC Bulletin Board. There can be no assurance that a broker-dealer will file such a notice or, if filed, that quotations will be accepted on the OTC Bulletin Board. Further, there can be no assurance that if a broker-dealer commences to enter bid and asked quotations for the IAC Series B preferred stock on the OTC Bulletin Board that a viable and active trading market will develop.

Listing and Trading of Expedia Securities

        Expedia intends to apply to list Expedia common stock on The Nasdaq National Market and has reserved the ticker symbol "EXPE." Expedia also intends to apply to list on The Nasdaq Stock Market the two series of Expedia warrants whose predecessor securities currently trade on The Nasdaq Stock Market under the ticker symbols "IACIW" and "IACIZ." These new Expedia warrants are expected to trade under the ticker symbols "EXPEW" and "EXPEZ." Trading in Expedia common stock and Expedia warrants under those symbols is expected to begin on the first business day following the date that IAC completes the spin-off. Expedia intends to seek to have the shares of Expedia Series A preferred stock, if any, quoted on the OTC Bulletin Board under the ticker symbol "EXPEP.OC" in the same manner that IAC intends to seek to have its preferred stock listed. However, there can be no assurance that a viable and active trading market will develop.

Relationship Between IAC and Expedia after the Spin-Off

        Following the spin-off, the relationship between IAC and Expedia will be governed by a number of agreements. These agreements include:

  •
  a separation agreement;

  •
  a tax sharing agreement;

  •
  an employee matters agreement; and

  •
  a transition services agreement

        IAC and Expedia have filed the separation agreement, the tax sharing agreement, the employee matters agreement and the transition services agreement as exhibits to the registration statement of which this proxy statement/prospectus forms a part, and the summaries of these documents that follow are qualified in their entirety by reference to the full text of those documents, which are incorporated into this document by reference. For more information on how you can obtain copies of these documents, see "Where You Can Find More Information."

Separation Agreement

        The separation agreement provides that IAC will, immediately prior to the spin-off, contribute or otherwise transfer to Expedia all of the subsidiaries and assets primarily related to IAC's travel and travel-related businesses (other than Interval International and TV Travel Shop, which IAC will retain) and TripAdvisor. In general, IAC will effect the transfer of Expedia assets through a series of contributions of relevant IAC subsidiaries. Similarly, Expedia or one of its subsidiaries will assume all of the liabilities primarily relating to IAC's travel and travel-related businesses, as described above, and TripAdvisor immediately prior to the spin-off. Expedia has agreed to take each Expedia asset and to assume and perform each Expedia liability on an "as is, where is" basis, and IAC has made no representations or warranties with respect to any aspect of the Expedia assets or the Expedia liabilities.

        Other matters governed by the separation agreement include the assumption by Expedia of the obligations to deliver shares of Expedia common stock upon conversion of the Zero Coupon Convertible Notes Due June 1, 2008 to be assumed by IAC in the Ask Jeeves acquisition and upon the exercise of certain IAC warrants to purchase shares of IAC common stock, insurance and related reimbursement arrangements, provision and retention of records, access to information and confidentiality, cooperation with respect to governmental filings and third party consents, access to property, control of ongoing litigation and indemnification arrangements relating to certain short-term commitments (see "Management's Discussion and Analysis of Financial Condition and Results of Operations of Expedia—Contractual Obligations and Commercial Commitments").

        Pursuant to the separation agreement, Expedia and its subsidiaries have agreed to indemnify IAC, its affiliates and their respective current and former directors, officers and employees for any losses arising out of any breach of the separation agreement, the tax sharing agreement, the employee matters agreement, the transition services agreement and any failure by Expedia to assume and perform any of the Expedia liabilities. IAC and its subsidiaries have agreed to indemnify Expedia and its affiliates and their respective current and former directors, officers and employees for any losses arising out of any breach of the separation agreement, the tax sharing agreement, the transition services agreement, the employee matters agreement and any failure by IAC to perform any of the IAC liabilities. Expedia has also agreed to indemnify IAC against any liabilities relating to the Expedia financial and business information included in this proxy statement/prospectus. In addition, from and after the completion of the spin-off, each of IAC and Expedia have generally agreed to bear 50% of the costs and liabilities associated with any securities law litigation relating to the conduct prior to the spin-off of the businesses or entities that comprise Expedia following the spin-off, regardless of whether the litigation arises prior to or after the spin-off. Following the spin-off, Expedia will bear 100% of the costs and liabilities associated with any other litigation relating to the conduct, prior to or after the spin-off, of the businesses or entities that comprise Expedia following the spin-off, regardless of whether the litigation arises before or after the spin-off.

        IAC may terminate the separation agreement and abandon the spin-off, in its sole discretion, at any time prior to completion of the spin-off.

Tax Sharing Agreement

        The tax sharing agreement governs IAC's and Expedia's respective rights, responsibilities and obligations after the spin-off with respect to taxes for the periods ending on or before the spin-off. Generally, the tax sharing agreement provides that although IAC will pay taxes with respect to the Expedia income included on its consolidated return, other pre-distribution taxes that are attributable to the business of one party, including audit adjustments with respect to consolidated periods, will be borne solely by that party. Pursuant to the tax sharing agreement, IAC will prepare and file the federal consolidated return, and any other income tax returns that include Expedia with respect to any taxable period ending on or prior to, or including, the distribution date with the appropriate tax authorities and will pay any taxes relating thereto to the relevant tax authority. Expedia will prepare and file all separate company tax returns for Expedia and its subsidiaries, and pay all taxes due with respect to such tax returns for all taxable periods. In general, IAC controls all audits and administrative matters relating to the consolidated return of the IAC group.

        Under the tax sharing agreement Expedia generally (i) may not take (or fail to take) any action that would cause any representations, information or covenants in the separation documents or documents relating to the tax opinion concerning the spin-off to be untrue, (ii) may not take (or fail to take) any action that would cause the spin-off to lose its tax free status, (iii) may not sell, issue, redeem or otherwise acquire any of its equity securities (or equity securities of members of its group), except in certain specified transactions for a period of 25 months following the spin-off and (iv) may not, other than in the ordinary course of business, sell or otherwise dispose of a substantial portion of its assets, liquidate, merge or consolidate with any other person for a period of 25 months following the spin-off. During that period, Expedia may take certain actions prohibited by these covenants if it provides IAC with an Internal Revenue Service ruling or an unqualified opinion of counsel to the effect that these actions will not affect the tax free nature of the spin-off, in each case satisfactory to IAC in its sole and absolute discretion. Notwithstanding the receipt of any such Internal Revenue Service ruling or opinion, Expedia must indemnify IAC for any taxes and related losses resulting from (i) any act or failure to act described in the covenants above, (ii) any acquisition of equity securities or assets of Expedia or any member of its group, and (iii) any breach by Expedia or any member of its group of certain representations in the separation documents between IAC and Expedia or the documents relating to the tax opinion concerning the spin-off.

        Under U.S. federal income tax laws, Expedia and IAC are severally liable for all of IAC's federal income taxes attributable to the periods prior to and including the current taxable year of IAC, which ends on December 31, 2005. Thus, if IAC fails to pay the taxes attributable to it under the tax sharing agreement for periods prior to and including the current taxable year of IAC, Expedia may be responsible for these tax liabilities.

Employee Matters Agreement

        The employee matters agreement covers a wide range of compensation and benefit issues related to the spin-off. In general, IAC is responsible for all employment and benefit-related obligations and liabilities of current and former IAC employees (and their dependents and beneficiaries), except for employment and benefit-related obligations and liabilities related to employees who work for Expedia immediately following the spin-off (and their dependents and beneficiaries) and former employees who most recently worked for businesses and operations that will be owned by Expedia following the completion of the spin-off. IAC and Expedia will also be responsible for any other liabilities retained by or transferred to, as the case may be, such entity pursuant to the employee matters agreement.

        After the spin-off, Expedia no longer will participate in IAC's employee benefit plans, but will have established its own employee benefit plans that will be substantially similar to the plans sponsored by IAC prior to the spin-off. Assets and liabilities from the IAC Retirement Savings Plan will be transferred to a newly established Expedia Retirement Savings Plan as soon as practicable following the spin-off. As of the date of the completion of the spin-off, Expedia will establish the Expedia Health and Welfare Benefit Trust to fund liabilities under certain health and welfare plans of Expedia, and IAC will transfer an amount intended to cover "incurred but not reported," or IBNR, benefit liabilities, as determined by the plan actuary, to Expedia as initial funding of that trust. Pursuant to the employee matters agreement, Expedia will be responsible for determining payment amounts for all bonus awards granted under IAC bonus plans to employees who will be employed by Expedia following the spin-off and will be responsible for any such liabilities. For a description of the treatment of outstanding IAC equity awards, see "Treatment of Outstanding IAC Compensatory Equity-Based Awards."

Transition Services Agreement

        Under the transition services agreement IAC will provide to Expedia on an interim, transitional basis, various services, including real estate, governmental affairs, internal audit services and assistance with certain public company functions, and such other services as to which IAC and Expedia mutually agree. The charges for these services will be agreed upon prior to the completion of the spin-off.

        In general, the services will begin on the date of the completion of the spin-off and will cover a period generally not expected to exceed [    ] months following the spin-off. Expedia may terminate the agreement with respect to one or more particular services upon prior written notice.

Commercial Agreements

        The operating businesses that constitute IAC prior to the spin-off currently, and for the foreseeable future, will continue to work together pursuant to a variety of commercial relationships. In connection with the spin-off, IAC and Expedia will institute various commercial agreements between subsidiaries of IAC, on the one hand, and subsidiaries of Expedia, on the other hand. IAC and Expedia believe that all such agreements have been negotiated at arm's length between the applicable counterparties. In addition, IAC and Expedia believe that such agreements, whether taken individually or in the aggregate, do not constitute a material contract to either IAC or Expedia. Below is a brief description of such agreements that, individually or together with similar agreements, involve revenues to either IAC or Expedia in excess of $60,000.

        Distribution Agreements.    Certain subsidiaries of IAC distribute their respective products and services via arrangements with certain subsidiaries of Expedia, and vice versa. For example:

  •
  Citysearch makes available inventory from Expedia.com travel suppliers and TripAdvisor content and commerce links;

  •
  EPI makes available, via both the Entertainment Book and online, certain inventory and promotional offers from both Hotels.com and Hotwire travel suppliers;

  •
  Interval makes available inventory from both Expedia.com and Hotels.com travel suppliers via affiliate relationships;

  •
  Expedia.com and Hotels.com each make available to their respective customers certain products of EPI (such as discount coupon programs), either for purchase by or as a value-added service to such customers;

  •
  Expedia.com offers certain Ticketmaster client ticketing inventory to its customers;

  •
  TripAdvisor distributes Citysearch commerce links on TripAdvisor; and

  •
  each of Expedia.com, Hotels.com and Hotwire makes available for bookings to their respective consumers certain resort inventory of Interval.

        Distribution agreements typically involve the payment of fees (usually on a fixed-per-transaction, revenue share or commission basis) from the party seeking distribution of the product or service to the party that is providing the distribution.

        Services Agreements.    Certain subsidiaries of IAC provide certain subsidiaries of Expedia with various services, and vice versa. Such arrangements include the following:

  •
  PRC provides call center support to both Expedia.com and Hotels.com;

  •
  Ticketmaster provides certain call center support to Hotels.com;

  •
  Ticketmaster provides advertising sales services to Expedia.com;

  •
  Expedia.com provides certain private-label travel services to Interval for use by its exchange members; and

  •
  Hotels.com provides certain call center support to Match.com.

        Aggregate revenues in respect of distribution and services agreements received by IAC subsidiaries from businesses that Expedia will own following the spin-off approximated $15.9 million in 2004. Aggregate revenues in respect of distribution and services agreements received by businesses that Expedia will own following the spin-off were not material in 2004.

Information about IAC after the Spin-Off

        The following disclosure regarding IAC's businesses assumes the completion of the acquisition of Ask Jeeves, which is expected to occur prior to the spin-off, and the completion of the spin-off. See "Recent Developments."

Overview

        IAC operates leading and diversified businesses in sectors being transformed by the internet, online and offline. IAC's mission is to harness the power of interactivity to make daily life easier and more productive for people all over the world. IAC operates a diversified portfolio of specialized and global brands in the businesses described below. IAC enables billions of dollars of consumer-direct transactions for products and services via the internet and telephone.

        IAC consists of the following businesses:

  •
  Electronic Retailing, which includes HSN U.S. and HSN International;

  •
  Ticketing, which includes Ticketmaster;

  •
  Interval International;

  •
  Personals, which includes Match.com;

  •
  Ask Jeeves, assuming completion of the pending acquisition;

  •
  IAC Local and Media Services, which includes Citysearch, Evite, Entertainment Publications and ServiceMagic (since September 2004);

  •
  Financial Services and Real Estate, which includes LendingTree and its affiliated brands and businesses; and

  •
  Teleservices, which includes Precision Response Corporation.

        For information regarding IAC's consolidated results of operations on a pro forma basis to give effect to IAC's acquisition of Cornerstone Brands in April 2005, the completion of the acquisition of Ask Jeeves and the completion of the spin-off, see the Unaudited Pro Forma Condensed Combined Financial Statements for IAC attached as Annex B to this proxy statement/prospectus.

History

        Since its inception, IAC has transformed itself from a hybrid media/electronic retailing company into an interactive commerce company. IAC was incorporated in July 1986 in Delaware under the name Silver King Broadcasting Company, Inc., or Silver King, as a subsidiary of Home Shopping Network, Inc., or Home Shopping Network. On December 28, 1992, Home Shopping Network distributed the capital stock of Silver King to its stockholders. In December 1996, IAC completed mergers with Savoy Pictures Entertainment, Inc., or Savoy, and Home Shopping Network, with Savoy and Home Shopping Network becoming subsidiaries of Silver King. In connection with these mergers, IAC changed its name from Silver King Broadcasting Company, Inc. to HSN, Inc.

        IAC acquired a controlling interest in Ticketmaster Group, Inc. in 1997 (and the remaining interest in 1998). In 1998, upon the purchase of USA Networks and Studios USA from Universal, IAC became USA Networks, Inc. from 1999 through 2001 and invested in Hotel Reservations Network (later renamed Hotels.com), Match.com and other smaller e-commerce companies. In 2001, IAC sold USA Broadcasting to Univision Communications, Inc.

        In February 2002, IAC acquired a controlling stake in Expedia.com. In May 2002, after contributing its entertainment assets to a joint venture controlled by Vivendi, IAC changed its name to USA Interactive. In September 2002, IAC acquired Interval International.

        In 2003, IAC acquired the minority interests in its formerly public subsidiaries, Expedia.com, Hotels.com, and Ticketmaster, and acquired a number of other companies, including Entertainment Publications, Inc., LendingTree and Hotwire. IAC changed its name to InterActiveCorp in June 2003 and to IAC/InterActiveCorp in July 2004.

        On December 21, 2004, IAC announced its plans relating to the spin-off. On April 1, 2005, IAC completed the acquisition of Cornerstone Brands, Inc. On March 21, 2005, IAC and Ask Jeeves announced that they had signed an agreement pursuant to which IAC will purchase Ask Jeeves, subject to the approval of Ask Jeeves' stockholders and receipt of the requisite regulatory approvals and the satisfaction of customary closing conditions.

Electronic Retailing

  HSN U.S.

        Overview.    HSN U.S. sells a variety of consumer products, primarily through the HSN and America's Store television networks and HSN.com, as well as through consumer catalog services and infomercials. The HSN and America's Store television networks both broadcast live, customer-interactive electronic retail sales programming 24 hours a day, seven days a week.

        Programming produced by HSN U.S. is intended to promote sales and customer loyalty through a combination of product quality, price and value, coupled with product information and entertainment. Programming on the HSN and America's Store television networks is divided into separately televised segments, each of which has a host who presents and conveys information regarding the featured product, sometimes with the assistance of a representative from the product vendor.

        HSN Merchandise.    HSN U.S. features over 25,000 consumer products, including jewelry, computers and electronics, home fashions, cookware and kitchen aids and health, beauty and fitness products, among others. Featured products include exclusive, third party-branded products, as well as HSN-branded products.

        HSN U.S. provides viewers with a number of convenient options in connection with the purchase, payment and shipping of merchandise, which vary by product, including the AutoShip program, pursuant to which customers can arrange to have purchases automatically sent and billed to them on a regularly scheduled basis, and the Flexpay option, which allows customers to pay for purchases in up to five monthly, interest-free installments. Standard and express shipping options are available and customers may generally return most merchandise within 30 days of receipt for a full refund or exchange.

        HSN U.S. purchases merchandise made to its specifications, as well as merchandise from name brand vendors and other third party lines, typically under certain exclusive rights, and overstock inventories from wholesalers, the mix and source of which depends upon a variety of factors, including price and availability. HSN U.S. generally does not enter into long-term supply arrangements with any of its vendors, given that there are a variety of sources of supply available.

        Reach.    As of December 31, 2003 and 2004, the HSN television network reached approximately 81.1 million and 85.5 million of the approximately 108.4 million and 109.6 million homes in the United States with a television set, respectively. Television households reached by the HSN television network as of December 31, 2003 and 2004 primarily include approximately 61.9 million and 62.6 million households capable of receiving cable and/or broadcast transmissions and approximately 18.6 million and 22.6 million direct broadcast satellite system, or DBS, households, respectively.

        As of December 31, 2003 and 2004, the America's Store television network reached approximately 10.4 and 13.0 million DBS households and approximately 7.1 million and 6.2 million cable television households, of which approximately 3.5 million and 4.3 million were distributed on a digital tier, respectively. Of the total number of cable television households that received the America's Store television network as of December 31, 2003 and 2004, approximately 6.9 and 6.0 million, respectively, also received the HSN television network.

        HSN U.S. produces live programming for the HSN and America's Store television networks in its studios in St. Petersburg, Florida. HSN U.S. distributes its programming by means of its satellite uplink facilities, which it owns and operates, to two satellite transponders leased by HSN U.S. on a full-time basis through May 2019 and November 2019.

        Pay Television Distribution.    HSN U.S. has entered into multi-year affiliation agreements with cable operators and the two largest DBS operators in the United States to carry the HSN and/or America's Store television networks, as well as to promote one or both networks by carrying related commercials and distributing related marketing materials to their respective subscriber bases. In exchange for this carriage and related promotional and other efforts, including commitments to deliver pre-determined numbers of subscribers over specified time periods, HSN U.S. generally pays these pay television operators a commission, based on a percentage of the net merchandise sales, to their subscriber bases. In certain cases, pay television operators receive additional compensation in the form of the purchase of advertising time on other programming networks, commission guarantees and/or upfront payments in exchange for their commitments to deliver subscribers.

        From time to time, pending the renewal of an existing affiliation agreement or the negotiation of a new affiliation agreement, the HSN and/or America's Store television networks will be carried by one or more pay television operators without an effective affiliation agreement in place. Renewal and negotiation processes with pay television operators are typically protracted. Existing affiliation agreements with certain major cable operators and DBS operators are scheduled to expire over the course of 2005. Some, but not all of these agreements, contain renewal provisions. While HSN U.S. intends to pursue the renewal of, or negotiate new, cable and DBS affiliation agreements to carry the

HSN and/or America's Store television networks, no assurances can be given that it will be able to do so on acceptable terms, if at all.

        Broadcast Television Distribution.    As of December 31, 2004, HSN U.S. also had affiliation agreements with 1 full-time, full power television station, 18 part-time, full power television stations and 103 low power television stations for carriage of the HSN and/or America's Store television networks with terms ranging from several weeks to several years. In exchange for this carriage, HSN U.S. pays broadcast television stations hourly or monthly fixed rates. The HSN and/or America's Store networks are also distributed on a full-time basis by 27 low power television stations pursuant to a long-term affiliation agreement between HSN U.S. and Ventana Television, Inc., a wholly-owned subsidiary of IAC.

        HSN.com.    HSN U.S. operates HSN.com, a transactional e-commerce site that serves as an alternative storefront for merchandise featured on the HSN and/or America's Store television networks, as well as a significant amount of additional inventory available only through HSN.com. HSN.com also provides consumers with additional content to support and enhance HSN television programming, including an online program guide, a 24-hour product review through which consumers can find and view products previously featured on the HSN television network, live streaming video of the HSN television network and additional information about HSN show hosts and guest personalities. Consumers can also track the status of their online orders, communicate directly with customer service via e-mail and manage their account information through HSN.com. HSN.com generated approximately 15.9% of HSN U.S. sales in 2004.

        Catalog Services and Infomercials.    HSN U.S. catalog services consists of three consumer catalogs and related websites that feature thousands of home, yard and automotive products. New editions of the full-color catalogs are mailed to customers several times each year for a total annual circulation of over 80 million catalogs. On April 1, 2005, IAC acquired Cornerstone Brands, a portfolio of leading print catalogs and related online retailing sites that sell home products and leisure and casual apparel. Cornerstone Brands' portfolio includes Frontgate, Ballard Designs, Garnet Hill, Smith and Noble, The Territory Ahead and TravelSmith. IAC currently operates and manges the existing catalog services of HSN U.S. as part of Cornerstone Brands. HSN U.S. also offers select products through nationwide infomercial campaigns, which it produces and manages, on pay television networks on a limited basis.

  HSN International

        HSN International consists of HSE-Germany, EUVÍA and Quiz TV (which operates an interactive game and quiz show television channel based in London, England), as well as minority interests in home shopping businesses in China and Japan.

        HSE-Germany.    As of December 31, 2004, HSN International owned approximately 90% of HSE-Germany. HSE-Germany operates a German-language home shopping business that is broadcast 24 hours a day, seven days a week, in Germany, Austria and Switzerland and also generates sales on its own website. HSN International acquired the remaining 10% interest in HSE-Germany that it did not already own on February 9, 2005. As of December 31, 2004, HSE-Germany had approximately 19.9 million cable and 9.8 million satellite subscribers in Germany, approximately 943,000 cable and 1.0 million satellite subscribers in Austria and approximately 1.3 million cable and 220,000 satellite subscribers in Switzerland.

        HSE-Germany does not need a license from German state media authorities to broadcast its programming over-the-air, via cable or via satellite. However, HSE-Germany generally must still obtain the right to broadcast its programming in a given state on a given cable channel from state media authorities in each of Germany's 16 states on a periodic basis, generally every 18 to 24 months. HSE-Germany enters into affiliation agreements with local cable operators in each of Germany, Austria and Switzerland, as well as with one principal DBS operator for carriage in all of these countries. No assurances can be given that HSE-Germany will be able to maintain its existing rights to broadcast its programming over the cable networks of each of Germany's 16 states and/or negotiate affiliation agreements with pay television operators on acceptable terms, if at all.

        EUVÍA.    HSN International owns, through a German subsidiary, 48.6% of EUVÍA, a German limited partnership that operates two television broadcasting businesses in Germany. ProSiebenSat.1 Media AG, the second largest German television group, owns 48.4% of EUVÍA. The remaining 3% of EUVÍA, over which HSN International also has voting control, is owned by EUVÍA's CEO. In February 2005, IAC announced that it had entered into an agreement to sell its interest in EUVÍA. IAC expects to complete this transaction, subject to the satisfaction of customary closing conditions and the receipt of the requisite regulatory approvals, late in the second quarter or early in the third quarter of 2005.

  Competition

        HSN U.S.    HSN U.S. operates in a highly competitive environment. The HSN and America's Store television networks are in direct competition with traditional offline and online retailers, ranging from large department stores to specialty shops, electronic retailers, direct marketing retailers, such as mail order and catalog companies, and discount retailers. The HSN and America's Store television networks compete with, and HSN U.S. expects to face increasing competition from, other companies that market merchandise by means of live television. The HSN and America's Store television networks also compete for access to customers and audience share with other conventional forms of entertainment and content. The price and availability of programming for pay television systems affect the availability of distribution for HSN U.S. programming and the compensation that must be paid to pay television operators for related carriage.

        In addition, competition for channel capacity has increased. While the advent of digital cable may decrease this competition, this additional capacity may encourage competitors to enter the marketplace, which could adversely affect the ability of HSN U.S. to attract viewers and customers. No prediction can be made with respect to the extent to which digital technology will ultimately impact the availability of channel capacity or the ability of new competitors to enter the marketplace. Also, certain broadcast television stations can demand carriage on local cable systems pursuant to "must-carry" rights, which may apply to digital television in the future. HSN U.S. is and will continue to be affected by these mandatory carriage rights to the extent that they decrease the number of available cable channels. No assurances can be provided that HSN U.S. will be able to secure well-positioned channel capacity on attractive terms and its inability to do so could have a material adverse effect on its business, financial condition and results of operations.

        HSN.com competes with numerous brick-and-mortar retailers, other online and offline retailers, catalog merchants and television shopping channels. A number of HSN.com's online competitors have a larger user base and greater expertise in developing online commerce. HSN U.S. believes that the principal competitive factors in this market are selection of goods, customer service, reliability of delivery, brand recognition, convenience and accessibility, price, quality of search tools and system reliability.

        HSN International.    HSE-Germany competes in Germany with traditional retailers, direct marketing retailers and other electronic retailers, some of which offer 24-hour electronic retailing or use infomercials and a small amount of live programming. Sonnenklar faces competition from traditional travel agencies, tour operators, which are increasingly selling directly to consumers, and online travel service providers. 9Live competes for access to participants and audience share with other conventional forms of entertainment and content, as well as other forms of game show content, both online and offline.

  Regulation

        Congress, the FCC and federal courts currently are reviewing certain existing cable, newspaper and media ownership restrictions. Depending on the outcome of FCC proceedings and of any subsequent court review, individual cable operators might acquire control over larger segments of the nation's cable customers and channels, in which case HSN U.S. could be required to negotiate with fewer cable operators that would control larger portions of the market for the terms of and opportunity to secure carriage. Regardless of the outcome of these FCC proceedings, the antitrust laws could impose independent limitations on the concentration of cable ownership. HSN U.S. cannot predict the outcome of these FCC proceedings, any subsequent court challenges, or future applications of the antitrust laws. No assurances can be made that the outcome of these FCC proceedings and subsequent marketplace activity would not materially affect HSN U.S. or IAC.

        HSN U.S. is subject to a variety of consumer protection laws and regulations relating to the accuracy of its product claims.

Ticketing

  Overview

        Ticketmaster and its affiliated brands provide online and offline ticketing services through Ticketmaster-owned websites, operator-staffed call centers and independent retail outlets, serving many of the foremost venues, entertainment facilities, promoters and professional sports franchises in the United States and abroad, including in Canada, Denmark, Finland, Ireland, the Netherlands, Norway, Sweden and the United Kingdom. Ticketmaster has also entered into joint ventures with third parties to provide ticket distribution services in Australia and Mexico.

        Ticketmaster has continued to expand its ticketing operations into territories outside of the United States and continues to experience growth in these markets. Ticketmaster sold approximately 26.1 million tickets in 2003 as compared to approximately 29.3 million in 2004 in these markets (excluding sales by unconsolidated international joint ventures).

        Ticketmaster also continues to expand its ticket distribution capabilities through the continued development of its website, www.ticketmaster.com, and related domestic and international websites, which are designed to promote ticket sales for live events and disseminate event information. Ticketmaster's primary ticketing website, www.ticketmaster.com, is a leading online ticketing service that enables consumers to purchase tickets over the Internet for live music, sports, arts and family entertainment events presented by Ticketmaster's clients. Consumers can access www.ticketmaster.com directly, or from the websites of Ticketmaster's affiliates, including Citysearch, and through numerous direct links from banners and event profiles hosted by approved third party websites. In addition, www.ticketmaster.com and related international websites provide local information and original content regarding live events for Ticketmaster clients throughout the United States and abroad. Ticketmaster has experienced growth in ticket sales through its websites in recent years and Ticketmaster expects that this trend will continue during the next several fiscal years, although at a slower pace. As of December 31, 2004, online ticket sales through www.ticketmaster.com and related websites accounted for more than one half of Ticketmaster's ticketing volume.

  Ticketmaster System

        Ticketmaster believes that its proprietary operating system and software, generally referred to as the Ticketmaster System, as well as its extensive distribution capabilities, provide its clients with a number of benefits. The Ticketmaster System, which includes both hardware and software, is typically located in a data center that is managed by Ticketmaster staff. The Ticketmaster System provides a single, centralized inventory control and management system capable of tracking total ticket inventory for all events, whether sales are made on a season, subscription, group or individual ticket basis. All necessary hardware and software required for the use of the Ticketmaster System is installed in a client's facility box office, call centers or remote sales outlets. The versatility of the Ticketmaster System allows it to be customized to satisfy a full range of client requirements. In areas of Europe outside of the United Kingdom and Ireland, Ticketmaster's operating businesses generally use localized versions of Ticketmaster's proprietary operating system and software, or their own separate, local operating systems and software, all of which are also proprietary to Ticketmaster.

  Client Relationships

        Ticketmaster generally enters into written agreements with its clients pursuant to which it agrees to provide the Ticketmaster System and related systems purchased by the client, and to serve as the client's exclusive ticket sales agent for all sales of individual tickets sold to the general public outside of the facility's box office, including any tickets sold at remote sales outlets, over the phone or via the Internet, for specified multi-year periods. Pursuant to an agreement with a facility, Ticketmaster generally is granted the right to sell tickets for all events presented at that facility for which tickets are publicly available, and as part of such arrangement Ticketmaster installs the necessary ticketing equipment in the facility's box office. An agreement with a promoter generally grants Ticketmaster the right to sell tickets for all events presented by that promoter at any facility for which tickets are publicly available, unless the facility is covered by an exclusive agreement with Ticketmaster or another automated ticketing service company.

        Ticketmaster generally does not buy tickets from its clients for resale to the public and typically assumes no financial risk for unsold tickets. All ticket prices are determined by Ticketmaster's clients. Ticketmaster's clients also generally determine the scheduling of when tickets go on sale to the public and what tickets will be available for sale through Ticketmaster. Facilities and promoters, for example, often handle group sales and season tickets in-house. Ticketmaster only sells a portion of its clients' tickets, the amount of which varies from client to client and varies as to any single client from year to year.

  Revenues

        Ticketing revenue is generated principally from convenience charges and order processing fees received by Ticketmaster for each ticket sold by Ticketmaster on behalf of its clients. These charges are negotiated and included in Ticketmaster's contracts with its clients. Pursuant to its contracts with clients, Ticketmaster is granted the right to collect from ticket purchasers a per ticket convenience charge on all tickets sold through www.ticketmaster.com, by telephone and through remote sales outlets and other media. There is an additional "order processing" fee on all ticket orders sold by Ticketmaster, other than at remote sales outlets. Generally, the amount of the convenience charge is determined during the contract negotiation process, and typically varies based upon numerous factors, including the services to be rendered to the client, the amount and cost of equipment to be installed at the client's box office and the amount of advertising and/or promotional allowances to be provided, as well as the type of event and whether the ticket is purchased through www.ticketmaster.com, by telephone, through a remote sales outlet or other media. Any deviations from those amounts for any event are negotiated and agreed upon by Ticketmaster and its client prior to the commencement of ticket sales. Generally, the agreement between Ticketmaster and a client will also establish the amounts and frequency of any increases in the convenience charge and order processing fees during the term of the agreement. In certain cases, clients may participate in the convenience charges and/or order processing fees paid by ticket purchasers for tickets bought through Ticketmaster for their events. The amount of such participation, if any, is determined by negotiation between Ticketmaster and the client.

  ReserveAmerica

        ReserveAmerica, an outdoor recreation reservation services company, is a leading provider of camping and ticketing services and software to United States federal and state agencies. Specific areas include services for outdoor recreation point-of-sale systems, tour ticketing management, camping reservations and general recreation ticketing to public land attractions. The ReserveAmerica system permits the general public to make camping reservations and obtain access to public recreation attractions over the Internet, by telephone and in person. ReserveAmerica's websites, www.reserveamerica.com, www.reserveusa.com., hearst.reserveamerica.com and www.bwcaw.org service up to 1,500,000 visitors monthly. ReserveAmerica also maintains four telephone call centers in New York, California, Florida and Wisconsin.

  Competition

        Ticketmaster's ticketing business faces competition from other national, regional and local ticketing service companies and entertainment organizations with ticketing distribution capabilities, as well as from its clients and aggregations of its clients, such as major league sports leagues, which increasingly have the capability to fulfill ticketing distribution and management functions through their own systems. Not all facilities, promoters and other potential clients use the services of an automated ticketing company, choosing instead to distribute their tickets through their own internal box offices or other distribution channels.

        Other companies compete with Ticketmaster by selling stand-alone automated ticketing systems to enable facilities to do their own ticketing. Several of Ticketmaster's competitors have operations in multiple locations, while others compete principally in one specific geographic location. Ticketmaster experiences substantial competition for potential client accounts and renewals of contracts on a regular basis. Accordingly, there can be no assurance that prospective or renewal clients will enter into contracts with Ticketmaster rather than Ticketmaster's competitors (including clients that choose to self-distribute with or without the assistance of the numerous companies that support self-distribution). Ticketmaster competes on the basis of products and service provided, capability of the ticketing system, its distribution network, reliability and price.

        As an alternative to purchasing tickets through Ticketmaster, ticket purchasers generally may purchase tickets from the facility's box office at which an event will be held or by season, subscription or group sales directly from the venue or promoter of the event. Although Ticketmaster's clients may process sales of these tickets through the Ticketmaster System, Ticketmaster derives no convenience charge or other processing revenue from the ticket purchasers with respect to those ticket purchases.

  Regulation

        Ticketmaster is subject to certain state and local regulations, including laws in several states establishing maximum convenience and processing charges on tickets for certain live events in the primary and/or secondary ticketing markets. Other legislation that could affect the way Ticketmaster does business, including legislation that would further regulate convenience charges and order-processing fees, is introduced from time to time in federal, state and local legislative bodies in the United States and abroad. Ticketmaster is unable to predict whether any such legislation will be adopted and, if so, the impact on its business.

Personals

  Overview

        Personals consists primarily of Match.com, uDate.com and related brands. These brands and their networks serviced approximately 983,000 subscribers as of December 31, 2004 and offer single adults a private and convenient environment for meeting other singles through their respective websites, as well as through Match.com's affiliated networks.

        Match.com provides users with access to other users' personal profiles and also enables a user interested in meeting another user to send e-mail messages to that user through Match.com's double-blind anonymous e-mail system. E-mail recipients respond depending on their interest in the sender. It is free to post a profile on Match.com and to use any of the searching and matching tools available on the site. Match.com charges a subscription fee to users who wish to initiate or respond to e-mails from Match.com members, starting with a single-month term, with discounts for longer term subscriptions.

        Match.com has entered into partnerships and strategic alliances with third parties, including the AOL and MSN portals, in order to increase subscriptions in general, as well as to target particular segments of its potential subscriber base and a broader and more diverse online audience. Typically, these partners earn a commission on each customer subscription they sell into the Match.com service.

        In April 2002, IAC acquired Soulmates Technology Pty Ltd., or Soulmates, a global online personals group providing dating and matchmaking services in approximately 30 countries worldwide. Using the Soulmates technology platform, Match.com operates 30 localized international dating sites in 18 languages. IAC acquired uDate.com, Inc., a global online personals group that owns and operates www.udate.com, in April 2003.

  Competition

        The personals business is very competitive and highly fragmented. Primary competitors of the various brands that comprise Personals include numerous online and offline dating and matchmaking services (both free and paid), some of which operate nationwide and some of which operate locally, and the personals sections of newspapers and magazines. In addition to broad-based personals services, there are numerous niche websites and offline personals services that cater to specific demographic groups.

  Regulation

        Several state legislatures have introduced bills that, if passed into law, would require online dating services such as Match.com to either perform criminal background checks on their subscribers or prominently disclose that they do not perform such background checks. IAC is unable to predict whether any such legislation will be adopted and, if so, the impact such legislation will have on its Personals business.

  Interval International

  Overview

        Interval International, or Interval, is a leading membership-services company providing timeshare exchange and other value-added programs to its timeshare-owning members and resort developers worldwide. As of December 31, 2004, Interval had established contractual affiliations with over 2,000 resorts located in 76 countries and provided timeshare exchange services to nearly 1.7 million timeshare owners. Interval's revenues are generated primarily from fees paid by members in connection with exchange and rental transactions and membership fees.

        Interval typically enters into multi-year contracts with developers of timeshare resorts, pursuant to which the developers agree to enroll all purchasers of timeshare accommodations at the applicable resort as members of Interval's network on an exclusive basis. In return, Interval provides the timeshare purchasers with the ability to exchange their timeshare accommodations for comparable accommodations at resorts participating in Interval's exchange network.

        Developers generally remit Interval's initial basic membership fee on behalf of its timeshare owners for membership periods of one to three years at the time the timeshare interests are sold. Some developers have incorporated Interval's annual membership fee into their annual assessments and these owners' memberships are renewed annually by the developer during the period of the resort's participation in the Interval exchange network. However, in most cases, timeshare owners are responsible for renewing their memberships and paying related fees.

        As an upgrade to its basic membership program, for an additional annual fee, exchange members can participate in the Interval Gold Program, a value-added, membership enhancement program. The Interval Gold Program provides exchange members with year-round benefits and services, such as hotel, dining and leisure discounts, a concierge service and access to special exchange options, including golf, spa and cruise exchanges. As of December 31, 2004, approximately 35% of Interval's timeshare exchange members were enrolled in the Interval Gold Program.

        Interval uses advanced telecommunications systems and technologies to deliver exchange and membership services to its members through call centers and through its website, www.intervalworld.com. Interval also makes travel-related products and services available to its members directly and through third party providers, as well as additional services through its website to select exchange members. Exchange members also receive regular publications highlighting Interval's exchange network and specific exchange opportunities and membership benefits and services and, upon confirmation of an exchange, an exchange information pack, which contains details regarding the relevant resort, on-site services and nearby attractions. Interval also provides a comprehensive array of services to the developers of resorts participating in its network, such as sales and marketing support, consulting services and back-office servicing solutions.

  Competition

        Interval faces competition primarily from Resort Condominiums International, LLC, a subsidiary of Cendant Corporation, as well as several other companies that perform exchanges on a smaller, often more regional, basis. A number of management companies also compete with Interval by offering exchange opportunities among resorts that they manage as a component of their management services. In addition, a wide variety of vacation clubs and large resort developers, some of which participate in Interval's exchange network, are creating and operating their own internal reservation and exchange systems to facilitate alternative accommodations for timeshare owners at their resorts.

  Regulation

        A number of states require Interval to prepare and file annual disclosure documents regarding its exchange services. In addition, the development of timeshare resorts and the sale of timeshare interests is a heavily regulated industry in the U.S. on a state level, as well as in various jurisdictions abroad. This regulation directly affects the resorts and members that participate in Interval's exchange network, which may affect Interval's business and, in turn, IAC's business. These regulatory regimes are routinely under review and are often the subject of legislation. While Interval closely monitors the content and progress of all such legislation, it is unable to predict whether such legislation will be adopted, when and in what form and, if so, what the impact may be on the members and resorts that participate in Interval's exchange network and/or Interval's business.

Ask Jeeves

  Overview

        Assuming that IAC completes the Ask Jeeves acquisition, which remains subject to certain closing conditions, Ask Jeeves and the brands it operates will be part of IAC. Ask Jeeves provides information search and retrieval services to search engine users through a diverse portfolio of websites, downloadable applications and distribution networks. Ask Jeeves-branded websites consist of www.ask.com in the U.S., www.ask.co.uk in the U.K. and www.ask.jp (a joint venture) in Japan. On Ask Jeeves-branded websites, search engine users submit queries and Ask Jeeves' proprietary algorithmic search engine, Teoma, responds by generating a list of websites likely to offer relevant and authoritative content. Ask Jeeves' proprietary brands also include three content-rich portals, www.excite.com, www.iWon.com and www.MyWay.com, and several other search sites.

        Ask Jeeves earns revenue primarily by displaying paid listings and other advertisements on its websites. Ask Jeeves also generates revenue by distributing advertisements and search services across two networks of third party websites, the MaxOnline advertising network and the Ask Jeeves syndication network. Ask Jeeves pays fees to network partners in order to reach their users with its advertising and search services. Ask Jeeves proprietary technologies include Teoma, portal technology and ad-serving processes.

  Competition

        In its efforts to attract search engine users, syndicate search technologies and attract network partners and advertisers, Ask Jeeves competes against operators of destination search sites and search-centric portals, search technology providers and online advertising networks. Ask Jeeves' principal competitors are Google Inc., Microsoft (operator of The Microsoft Network (MSN) portal and provider of MSN Search), Time Warner Inc. (operator of the America Online (AOL) portal) and Yahoo! Inc. (operator of the Yahoo! portal). Ask Jeeves believes that its ability to compete effectively with other search engines and portals for web traffic depends upon, among other things, the relevance and authority of its search results, the ease of use of its search services, the quality of its content, the utility of new and existing features on its websites (and the frequency with which users utilize them) and the speed with which it matches others' innovations.

  Regulation

        The business model of the www.iWon.com portal and certain other products distributed by Ask Jeeves is premised upon the ability to operate sweepstakes, which are subject to the gambling, lottery and disclosure laws of various jurisdictions. Currently, iWon sweepstakes are open to residents of the U.S. and Canada (other than Quebec). Ask Jeeves outsources the operation of certain aspects of its sweepstakes to an independent sweepstakes execution company and believes that its sweepstakes are operated in compliance with current laws and regulations in all applicable jurisdictions. If Ask Jeeves expands its sweepstakes business model internationally, it may be subject to additional international sweepstakes regulation.

IAC Local and Media Services

        IAC Local and Media Services consists of Citysearch, Entertainment Publications, Evite and ServiceMagic.

  Overview

        Citysearch.    Citysearch is a network of local city guide websites that offer primarily original local content for major cities in the United States and abroad, as well as practical transactional tools. Citysearch city guides provide up-to-date, locally produced information about a given city's arts and entertainment events, bars and restaurants, recreation, community activities and businesses (shopping and professional services), as well as real estate-related and travel information. Citysearch city guides also support online local transactions, including ticketing, hotel reservations, travel and matchmaking through affiliations with leading e-commerce websites, including some operated by IAC brands and businesses. These affiliate partners generally pay Citysearch fees (on a per click or revenue sharing basis, as applicable) for consumer leads sent to their respective websites.

        Citysearch revenues are generated primarily through the sale of online advertising, both local and national, and to a smaller extent, from transaction fees from affiliate partners. Local advertising revenues are derived primarily from the sale of advertising through the Pay-For-Performance model, where businesses pay for the number of click-throughs to their respective profile pages on the Citysearch website or their own websites, subject to monthly maximums determined by the business. Citysearch also derives revenues from self-enrollment enhanced listings in search results, targeted electronic mail promotions and targeted sponsorship packages.

        Entertainment Publications.    Entertainment Publications is a leading marketer of coupon books, discounts, merchant promotions and Sally Foster Gift Wrap. EPI serves more than 160 major markets and does business with approximately 70,000 local merchants and national retailers representing 225,000 North American locations. EPI's Entertainment® Book contains discount offers from local and national restaurants and hotels, leading national retailers and other merchants specializing in leisure activities. Information regarding updated offerings is also available through EPI's website. A unique feature of the Entertainment® Book is that it is typically sold in connection with fund-raising events, with a percentage of the sale proceeds from these events retained by schools, community groups and other non-profit organizations. EPI also markets discount membership and packages in published and online formats to consumers via online commerce, direct marketing, corporate and retail channels.

        Evite.    Evite is primarily a free online invitation service, which currently sends an average of more than 7 million invitations per month. In October 2004, Evite expanded its service offerings to include user specific recommendation platforms (based upon recommendations from a network of people with whom the user has shared an event) for restaurants, bars and clubs and a searchable database of over 50,000 live events, in each case, powered by Citysearch. The event database is provided through relationships with leading ticketing and event services, including Ticketmaster and Active.com. Evite revenues are generated primarily through online advertising and transaction fees generated from sponsorship partners integrated throughout the Evite service.

        ServiceMagic.    ServiceMagic is a leading online marketplace that connects consumers with pre-screened, customer-rated home service professionals. IAC acquired ServiceMagic in September 2004. When consumers submit a home service request through the ServiceMagic marketplace, ServiceMagic connects them with home service professionals from its network of over 28,000 customer-rated home service professionals, which collectively provide more than 500 different categories of home service needs, ranging from simple home repairs and maintenance to complete home remodeling projects. ServiceMagic earns revenue primarily from fees paid to ServiceMagic by home service professionals for consumer leads, regardless of whether the home service professional that received the lead ultimately provides the requested service, as well as from one time fees charged to home service professionals upon their enrollment in the ServiceMagic network.

  Competition

        Citysearch.    The markets for local content, local services and local advertising are highly competitive and diverse. Citysearch's primary competitors include online providers of local content, numerous search engines and other site aggregation companies, media, telecommunications and cable companies, Internet service providers and niche competitors that focus on a specific category or geography and compete with specific content offerings provided by Citysearch. Many of Citysearch's competitors have greater financial and marketing resources than it has and may have significant competitive advantages through other lines of business and existing business relationships.

        Entertainment Publications.    Entertainment Publications currently competes on a national level with other providers of dining and other discounts, and on a local level with a variety of discount programs distributed via traditional fundraising channels. EPI also competes with, and expects to face increasing competition from, companies that use traditional fundraising channels to distribute products other than local discount or coupon books, such as gift wrap, magazines and chocolates.

        Evite.    Evite competes with a number of online and offline invitation and party planning services, including providers of online greeting cards, web-based invitation services, paper-based invitation services and party planning services. Evite also competes with online and offline social networking services and providers of live event listing information and restaurant, bar and nightlife content.

        ServiceMagic.    ServiceMagic currently competes with other home service-related lead generation services, as well as with Internet directories, local advertising, including radio, direct marketing campaigns, yellow pages, newspapers and other offline directories.

Financial Services and Real Estate

  Overview

        Financial Services and Real Estate consists of LendingTree and the brands and businesses it operates, collectively referred to in this proxy statement/prospectus as LendingTree. LendingTree's primary businesses are online exchanges that connect consumers and service providers in the lending and real estate industries and offer related services and products. Consumers can access LendingTree's services and products through three channels: LendingTree websites, third party websites and by telephone. See "Risk Factors—Risk Factors Relating to IAC's and Expedia's Businesses Following the Spin-Off—IAC's businesses depend on their relationships with third party distribution channels, suppliers and advertisers and any adverse changes in these relationships could adversely affect IAC's business, financial condition and results of operations" and "—Adverse events or trends in the various industries in which IAC's businesses operate could harm IAC's business, results of operations and financial condition."

  Financial Services

        LendingTree's lending exchange services encompass most consumer credit categories, including mortgages (in connection with purchases and refinancings), home equity, automobile loans, personal and debt consolidation loans and credit cards. Consumers seeking loan products through a LendingTree channel generally begin the process by completing a simple online request, or qualification form. Consumer information is then automatically compared to the underwriting criteria of participating lenders. Qualified consumers can receive multiple loan offers from participating lenders or LendingTree Loans (as described below) in response to a single request and then compare, review and accept the offer that best suits their needs.

        LendingTree generates financial services revenues from fees paid by participating lenders for the transmission of qualification forms that meet their underwriting criteria. Since a given qualification form can be transmitted to more than one participating lender (generally, up to five), LendingTree typically generates multiple transmission fees from the same qualification form. In certain cases, fees are paid to LendingTree when the participating lender who received the qualification form closes a loan with the consumer. LendingTree also generates fees from the sale of loans into secondary markets and borrowers.

        In December 2004, LendingTree acquired Home Loan Center, a consumer direct lender now known as LendingTree Loans, which originates, processes, approves and funds mortgage, home equity, refinancing and debt consolidation loans in its own name. LendingTree Loans generally sells closed loans that it funds to investors in the secondary mortgage market. Consumer leads generated by LendingTree's exchanges are directed either to participating lenders or LendingTree Loans. Due to the volume and diversity of consumer leads generated by LendingTree's exchanges, LendingTree believes that it will continue to deliver value to its participating lenders as a cost-effective distribution channel.

  Real Estate Services

        Consumers interested in working with a real estate professional in connection with the purchase or sale of an existing or newly-constructed home can access LendingTree's real estate-related services online and complete a simple form. In the case of existing home transactions, upon completion of the form the consumer is provided with a choice of local real estate professionals from a nationwide network. Upon selection of a real estate professional, the consumer's information is forwarded to the real estate professional via web-based technology. In the case of newly-constructed homes, LendingTree provides consumers with a coupon that is presented to their new homebuilder, registering a LendingTree brand as the real estate broker of record. In all cases, if the consumer and the real estate professional agree to work together, the remainder of the transaction is completed locally and in certain cases, the consumer may be eligible for rebates and promotional incentives.

        LendingTree generates real estate revenues from cooperative brokerage fees when the transmission of consumer information to the real estate professional results in the purchase or sale of a home, upon the transmission of consumer information to a participating real estate professional or in advance for the right to receive leads on a recurring basis over pre-determined time periods. In the case of consumer leads provided to new homebuilders, LendingTree earns a real estate commission when the consumer and the builder close a transaction.

  Competition

        In the case of lending-related services, LendingTree competes with traditional offline lending institutions and financial service companies, as well as with online lenders (including traditional offline lending institutions that have developed their own stand-alone online lending channels) that originate the bulk of their loans through their own websites or the telephone. These companies typically operate branded websites and attract consumers via online banner ads, key word placement on search engines, partnering with affiliates and business development arrangements with other properties, including major portals. In the case of real estate-related services, LendingTree competes with traditional offline real estate companies, as well as websites that provide online real estate referral services for a fee and websites that offer real estate broker lists without related services and customer support.

  Regulation

        Services available through LendingTree's brands and businesses are subject to extensive regulation by various federal, state and in some instances, local, governmental authorities.

        Most states require licenses to solicit, broker or make loans secured by residential mortgages and other consumer loans to residents of those states. In addition, LendingTree is required to obtain real estate broker licenses in numerous states to operate its real estate referral services.

        Some states have regulations that prohibit real estate brokers from providing consumers with a rebate or other incentives in connection with a real estate transaction. Additional states could promulgate similar regulations or interpret existing regulations in a way that limits the ability of LendingTree's real estate exchanges to offer consumer incentives, thereby limiting the attractiveness of this service to consumers.

        Federal law, such as the Real Estate Settlement Procedures Act, or RESPA, generally prohibits the payment or receipt of referral fees and fee shares or splits in connection with residential mortgage loan transactions. The applicability of referral fee and fee sharing prohibitions to the lender, realty services, advertising, marketing, distribution and cyberspace rental arrangements used by online companies like LendingTree may have the effect of reducing the types and amounts of fees that LendingTree may charge or pay in connection with real estate-secured loan products, including mortgage brokerage, lending services and real estate brokerage. Notwithstanding these prohibitions, RESPA permits payments for facilities furnished or for services actually performed, so long as the total of those payments bears a reasonable relationship to the market value of such facilities or services. A separate exception exists for cooperative brokerage fees exchanged between real estate brokers. Although LendingTree believes that it has structured its mortgage and real estate referral operations to comply with RESPA, there can be no assurances that the relevant regulatory agency will not take a contrary position.

Teleservices

  Overview

        PRC provides outsourced customer lifecycle management solutions, both domestically and internationally, to a diversified portfolio of companies. PRC uses its industry-specific business process expertise and enabling technologies to support the brand experience and customer relationship management strategies of its clients. PRC's integrated solutions include inbound (customer-initiated) and outbound teleservices, e-commerce customer care services, information technology (including its proprietary Customer Relationship Management technology), database marketing and management and fulfillment services. PRC provides its clients with a cost-effective and efficient method for managing their growing customer service and marketing needs. PRC also offers a wide variety of information technology services, including the formulation and design of teleservicing and electronic applications, programming and demographic profiling, in each case, on a customized basis.

        PRC's primary source of revenue is its customer care activities, which consist primarily of inbound and outbound teleservicing, as well as other activities, such as direct communication with customers via e-mail, fax, letter and online chat/IP telephony, all of which involve direct communication with consumers. The majority of PRC's revenues are derived from inbound teleservicing, which consists of longer-term customer care and customer service programs that tend to be more predictable than other teleservicing revenues.

  Competition

        The customer care industry is very competitive and highly fragmented. Competitors range in size from very small firms offering specialized applications and short-term projects, to large independent and international firms and the in-house operations of many clients and potential clients, which comprises the largest segment of the teleservices industry. In addition, PRC competes with large technology and consulting firms.

  Regulation

        The industries served by PRC are subject to varying degrees of government regulation, including state qualification and licensing requirements. PRC works closely with its clients and their advisors to develop the scripts to be used by PRC personnel in making customer contacts and to comply with any state qualification and/or licensing requirements for eligibility to perform services for clients. PRC generally requires its clients to indemnify PRC against claims and expenses arising out of the client's business activities.

        PRC's customer care activities involve direct communication with consumers and are subject to extensive regulation by federal and state regulatory authorities including, the Telemarketing and Consumer Fraud and Abuse Prevention Act and the Telephone Consumer Protection Act. Regulations promulgated pursuant to this legislation prohibit the use of automatic telephone dialing systems, artificial and prerecorded messages and telephone facsimile machines to send unsolicited advertisements, as well as deceptive and abusive telemarketing practices. These regulations also control the timing of telemarketing calls and require that certain disclosures be made to consumers at both the outset of telemarketing transactions and prior to obtaining payment information. These regulations also authorized the creation and enforcement of the National Do Not Call Registry. Telemarketers are prohibited from calling consumers who place their number on the National Do Not Call Registry unless there is a pre-existing business relationship between the seller and the consumer.

IAC Regulation

        IAC's businesses market and provide a broad range of goods and services through a number of different online and offline channels. As a result, IAC is subject to a wide variety of statutes, rules, regulations, policies and procedures in various jurisdictions in the United States and abroad, which are subject to change at any time. While many of these statutes, rules, regulations, policies and procedures are applicable to several IAC businesses, such as consumer protection and privacy laws (among others), certain of these statutes, rules, regulations, policies and procedures are industry-specific or more relevant to a particular IAC business, and as such, are as described above.

        IAC businesses with an online component must comply with laws and regulations applicable to the Internet and businesses engaged in online commerce. An increasing number of existing and proposed laws and regulations apply directly to the Internet and commercial online services. For example, e-mail activities are subject to the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, or the CAN-SPAM Act. The CAN-SPAM Act regulates the sending of unsolicited, commercial electronic mail by requiring the sender to: (i) include an identifier that the message is an advertisement or solicitation if the recipient did not expressly agree to receive electronic mail messages from the sender, (ii) provide the recipient with an online opportunity to decline to receive further commercial electronic mail messages from the sender and (iii) list a valid physical postal address of the sender. The CAN-SPAM Act also prohibits predatory and abusive electronic mail practices and electronic mail with deceptive headings or subject lines.

        In addition, there is currently uncertainty whether or how existing laws governing issues such as sales and other taxes, libel and privacy apply to the Internet and commercial online services. It is possible that existing laws and regulations may be amended, or new laws and regulations may be adopted to address these and other issues. IAC cannot predict whether applicable jurisdictions will amend or enact such laws or regulations and what effect, if any, such laws or regulations would have on its business, financial condition or results of operations. For example, the issue of consumer privacy has received substantial attention from federal, state and foreign governments. This attention has resulted in the enactment of certain laws and regulations, and the consideration of many other proposals, to safeguard consumer privacy. Pending proposals vary substantially, and it is uncertain which, if any, may become law. Some proposals would require companies that sell the same product both online and offline to treat customer information obtained in such transactions differently depending upon the sales medium used. Some proposals would allow companies to use customer information for various purposes, provided that consumers are given a choice and do not "opt out" of such uses, while other proposals would prohibit such uses unless consumers are given a choice and explicitly authorize such uses by "opting in."

IAC Intellectual Property Rights

        IAC and its businesses regard their intellectual property rights, including their service marks, trademarks and domain names, copyrights, trade secrets and similar intellectual property, as critical to IAC's success. IAC's businesses also rely heavily upon software codes, informational databases and other components that make up their products and services.

        IAC and its businesses rely on a combination of laws and contractual restrictions with employees, customers, suppliers, affiliates and others to establish and protect these proprietary rights. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use trade secrets or copyrighted intellectual property of IAC or any of its businesses without authorization which, if discovered, might require the uncertainty of legal action to correct. In addition, there can be no assurance that others will not independently and lawfully develop substantially similar intellectual property.

        IAC and its businesses have registered and continue to apply to register, or secure by contract when appropriate, their respective trademarks and service marks as they are developed and used, and reserve and register domain names as they deem appropriate. While IAC and its businesses vigorously protect their respective trade and service marks and domain names, effective trademark protection may not be available or may not be sought in every country in which products and services are made available, and contractual disputes may affect the use of marks governed by private contract. Similarly, not every variation of a domain name may be available or be registered, even if available. The failure to protect the intellectual property of IAC's businesses in a meaningful manner or challenges to related contractual rights could materially adversely affect IAC's business, result in erosion of brand names and limit the ability of IAC and its businesses to control marketing on or through the Internet using their various domain names.

        IAC and its businesses have considered, and will continue to consider, the appropriateness of filing for patents to protect future inventions, as circumstances may warrant. However, many patents protect only specific inventions and there can be no assurance that others may not create new products or methods that achieve similar results without infringing upon patents owned by IAC and its businesses.

        From time to time, IAC and its businesses may be subject to legal proceedings and claims in the ordinary course of business, including claims of alleged infringement of the trademarks, copyrights, patents and other intellectual property rights of third parties. In addition, litigation may be necessary in the future to enforce the intellectual property rights of IAC and its businesses, protect their respective trade secrets or to determine the validity and scope of proprietary rights claimed by others. Any such litigation, regardless of outcome or merit, could result in substantial costs and diversion of management and technical resources, any of which could materially harm IAC's business. Patent litigation tends to be particularly protracted and expensive.

Employees

        As of December 31, 2004, IAC and its subsidiaries employed approximately 21,600 full-time employees across its various businesses. IAC believes that it generally has good employee relationships, including relationships with employees represented by unions or similar organizations.

Properties

        IAC believes that the facilities for its management and operations are generally adequate for its current and anticipated future needs. IAC's facilities, most of which are leased, generally consist of executive and administrative offices, fulfillment facilities, warehouses, operations centers, call centers, data centers, television production and distribution facilities, satellite transponder sites and sales offices.

        All of IAC's leases are at prevailing market, or "most favorable," rates. IAC believes that the duration of each lease is adequate. IAC believes that its principal properties, whether owned or leased, are adequate for the purposes for which they are used and are suitably maintained for these purposes. IAC does not anticipate any future problems renewing or obtaining suitable leases for its principal properties.

        IAC leases approximately 45,550 square feet for its principal executive offices at Carnegie Hall Tower, 152 West 57th Street, New York, New York, 10019, which lease expires on April 30, 2007. IAC's domestic businesses and operations lease space in various cities and locations in: California, Colorado, Washington, D.C., Florida, Illinois, Iowa, Massachusetts, Michigan, New Jersey, New York, North Carolina, Ohio, Pennsylvania, South Carolina, Texas and Virginia. IAC, through HSN U.S., also owns warehouse facilities and an approximately 480,000 square foot facility in Florida that houses television studios, broadcast facilities, administrative offices and training facilities, as well as fulfillment centers in Iowa, Tennessee and Virginia and one call center in Florida, through PRC.

        IAC's international businesses and operations lease space in various cities and locations in: Australia, Canada, Denmark, Finland, France, Germany, Ireland, the Netherlands, Norway, Sweden and the United Kingdom.

Information about Expedia after the Spin-Off

        The following disclosure regarding Expedia's businesses assumes the completion of the spin-off.

        For information regarding the results of operations of Expedia on a historical basis, see the Historical Combined Financial Statements of Expedia attached as Annex D to this proxy statement/prospectus and the disclosure set forth under the caption "—Management's Discussion and Analysis of Financial Condition and Results of Operations of Expedia." For information regarding the results of operations of Expedia on a pro forma basis to give effect to the completion of the spin-off, see the Unaudited Pro Forma Condensed Combined Financial Statements for Expedia attached as Annex C to this proxy statement/prospectus.

Description of Business

  Overview

        Expedia is among the world's leading travel services companies, making travel products and services available to leisure and corporate travelers in the United States and abroad through a diversified portfolio of brands, including Expedia.com, Hotels.com, Hotwire, Expedia Corporate Travel, Classic Custom Vacations and a range of other domestic and international brands and businesses.

        Expedia brands and businesses make available a wide selection of travel products and services, from simple, discounted travel to more complex, luxury travel. Expedia's various brands and businesses target the needs of different consumers, including those who are focused exclusively on price and those who are focused on the breadth of product selection and quality of services. Through its differentiated brands and businesses, Expedia helps a broad range of leisure and corporate travelers research, plan and book travel.

        Expedia makes available travel products and services primarily through its wholly-owned, branded websites, as well as through branded websites owned and operated by joint ventures and other companies in which Expedia has made investments. Expedia also makes available travel products and services through its private label program, through which it indirectly makes available travel products and services to customers through third party websites, as well as through traditional offline channels, including full-service telephone booking agents, onsite travel agents working at various corporate customer locations and in-destination Expedia!fun travel desks. Expedia also includes TripAdvisor, a comprehensive online travel search engine and directory.

        Expedia makes its travel products and services available on a stand-alone and package basis primarily through two separate business models, the merchant model and agency model. See "—Merchant and Agency Business Models." In 2004, merchant gross bookings and agency gross bookings were approximately $5.7 billion and $7.5 billion, respectively. Expedia also derives revenue from advertising and promotional activities across its branded websites.

        To ensure the success of its leisure and corporate travel businesses, Expedia has made substantial investments in technology and believes that innovation is a long-term competitive advantage, both in consumer- and supplier-oriented technology.

  History

        Expedia, Inc., a Delaware corporation, was incorporated in connection with the spin-off in April 2005 to hold IAC's travel and travel-related businesses, subsidiaries and investments (other than Interval International and TV Travel Shop) and TripAdvisor.

        Prior to the announcement of the spin-off, IAC acquired, as well as made significant investments (directly and through its travel businesses) in several travel and travel-related businesses that are now part of Expedia, certain of which are as follows:

  •
  In May 1999, IAC acquired substantially all of the assets and assumed substantially all of the liabilities of two entities that operated Hotel Reservations Network, since renamed Hotels.com. Hotels.com completed its initial public offering in March 2000, in connection with which IAC retained a majority ownership stake;

  •
  In February 2002, IAC acquired a controlling interest in Expedia, Inc., a Washington corporation (through which Expedia.com was then, and is currently, operated and managed), from Microsoft Corporation;

  •
  In June 2003, IAC acquired all of the outstanding capital stock of Hotels.com that it did not already own, and in August 2003, IAC acquired all of the outstanding capital stock of Expedia,

    Inc., the Washington corporation, that it did not already own, after which these businesses became wholly-owned subsidiaries of IAC;

  •
  In October 2003, IAC acquired www.anyway.com;

  •
  In November 2003, IAC acquired Hotwire;

  •
  In March 2004, IAC acquired www.egencia.com, now Expedia Corporate Travel—Europe;

  •
  In April 2004, IAC acquired TripAdvisor; and

  •
  In August 2004, IAC made an initial investment in eLong, and in January 2005, acquired a majority ownership stake.

        Prior to becoming subsidiaries of IAC, each of these businesses acquired certain travel businesses that were subsequently incorporated into their respective operations, including, in the case of Expedia.com, Travelscape, a merchant hotel business, Metropolitan Travel, a domestic corporate travel business, and Classic Custom Vacations, a luxury travel packaging business.

  Portfolio of Brands and Businesses

        Expedia has created an easily accessible global travel marketplace that is used by a broad range of leisure and corporate consumers and travel agents. This marketplace allows customers to research, plan and book travel products and services from travel suppliers and allows these travel suppliers to efficiently reach and provide their products and services to Expedia customers. Through its diversified portfolio of domestic and international brands and businesses, Expedia makes available, on a stand-alone and package basis, travel products and services provided by numerous airlines, lodging properties, car rental companies, cruise lines and destination service providers, such as attractions and tours. Using a portfolio approach for Expedia's brands and businesses allows it to target a broad range of customers looking for different value propositions. A description of Expedia's principal brands and businesses appears below.

        Expedia.com.    Expedia.com makes a large variety of travel products and services available directly to consumers through its U.S.-based website, www.expedia.com, as well as through localized versions of its website in Canada, France, Germany, Italy, the Netherlands and the United Kingdom, many of which are leading online travel service companies in their respective country. Through Expedia.com, Expedia also operates www.anyway.com, a leading online travel company in France. Expedia.com-
branded websites also serve as the travel channel on MSN.com, Microsoft's online services network in the United States, as well as certain international MSN sites. See "—Marketing." Expedia.com-branded websites target many different types of consumers, from families booking a summer vacation to individual travelers arranging a quick weekend getaway. Consumers can search for, compare information about (including pricing and availability) and book travel products and services on Expedia.com-branded websites, including airline tickets, lodging, car rentals, cruises and many destination services, such as attractions and tours, from a large number of suppliers, on a stand-alone and package basis.

        Hotels.com.    Hotels.com makes available a large variety of lodging options to customers, who can plan, shop for and book lodging accommodations, from traditional hotels to vacation rentals, at over 15,000 properties worldwide. Hotels.com seeks to provide customers with premium content through its U.S.-based website, www.hotels.com (as well as localized versions in the Americas, Europe, Asia-Pacific and South Africa), its vacation rentals website at www.vacationspot.com and its toll-free call centers. Hotels.com is pursuing a strategy focused on differentiating its service offerings by positioning itself as a hotel expert with premium content about lodging properties, while simultaneously moving away from its historical focus solely on discount pricing.

        Hotwire.com.    Hotwire.com is a leading discount travel website that makes available airline tickets, hotel rooms, rental cars, cruises and vacation packages. Hotwire's opaque approach matches the needs of two groups: price-sensitive consumers willing to be flexible to save money and suppliers who have excess seats, rooms and cars they wish to fill without affecting the public's perception of their brands. Hotwire customers enjoy significant discounts by electing to book travel services "opaquely," without knowing certain itinerary details such as brand, time of departure and exact hotel location, while suppliers create value from excess inventory without diluting their core brand-loyal customer base. Hotwire works with many domestic and international airlines, including the U.S. full-service major network airlines, top hotels in hundreds of cities and resort destinations in the U.S., Europe, Canada, Mexico and the Caribbean and major car rental companies nationwide.

        WWTE.    WWTE, Expedia's private label program, is used to make travel products and services available to consumers through third party company-branded websites via Expedia's industry leading technology platform. The private label program, which is a low risk, cost-effective way for Expedia to enter new markets in the United States and abroad, enables Expedia to cover many more markets than is possible by setting up full-scale websites, which requires significant investment in technology and personnel. The products and services made available through WWTE websites are a subset of those made available on Expedia.com-branded websites. Expedia pays participants in the WWTE private label program on a revenue-share basis. Expedia also has a growing international private label business.

        Classic Customs Vacations.    Classic Customs Vacations or CCV, makes premium custom Hawaiian, Mexican, Caribbean and European travel packages available principally to a network of travel agents throughout the United States. Travel agents shopping for premium custom vacation packages for their customers can obtain such packages through the CCV team of telesales professionals. Customers can preview these packages directly through CCV's websites, www.classiccustomvacations.com and www.classicvacations.com.

        Expedia!fun.    Expedia!fun is a network of in-destination travel desks located at hotels and resorts in Florida, Hawaii and Mexico that offer travelers the opportunity to obtain tours, attractions, airport transfer services and other travel-related services. Expedia entered the destination services market through its acquisition of Activity World, a Hawaiian destination service provider, in 2004, and recently expanded its travel desk business with the 2005 acquisition of Premier Getaways, a destination service provider in Florida.

        Expedia Corporate Travel.    Expedia Corporate Travel is a full-service, travel management company that makes travel products and services available to corporate customers in the U.S. and in Europe. Expedia Corporate Travel is growing globally, and in 2004 established Expedia Corporate Travel Europe, which includes www.egencia.com and World Travel Management, which were acquired in March 2004 and August 2004, respectively. Expedia Corporate Travel provides, among other things, centralized booking tools for employees of its corporate customers, support of negotiated airfares and consolidated reporting aimed at small- and mid-sized businesses. Expedia Corporate Travel charges corporate client companies sign-up and set-up fees, as well as transactional fees for making or changing bookings. In addition, Expedia Corporate Travel provides on-site agents to some corporate clients in order to support the related account.

        TripAdvisor.    TripAdvisor is a comprehensive online travel search engine and directory that aggregates unbiased articles, guidebook reviews and user comments on cities, hotels and activities in a variety of given destinations from a number of online sources. In addition to travel-related information, TripAdvisor's destination-specific search results provide links to the websites of TripAdvisor's travel partners (travel service providers and marketers) through which consumers can make related travel arrangements.

  International Opportunities and Investments

        Expedia leverages its established brands and businesses to enter markets with large existing travel markets and established consumer behavior for planning and purchasing travel. Expedia reaches many customers in several countries and multiple continents through the brands and businesses described above. Expedia typically customizes international points of sale to reflect local language, currency, customs, traveler behavior and preferences and local hotel markets, all of which may vary from country to country. Expedia intends to continue to expand its international presence.

        Expedia believes that Europe presents an especially large opportunity for its brands and businesses. Europe is more populous than the U.S. and, with more generous vacation policies by employers, Europeans generally take more frequent and longer vacations than do Americans. European hotel markets are more fragmented than U.S. hotel markets, and therefore, Expedia believes that it is more difficult for European hotels to reach their customers through traditional marketing initiatives than for U.S. hotels. Expedia believes that its ability to deliver the targeted marketing characteristics of the Internet increases the value it can bring to travel suppliers in Europe and elsewhere.

        In addition to expanding its brands and businesses into foreign markets, Expedia also makes investments in travel and travel-related businesses abroad. For example, through Expedia.com, Expedia is party to a joint venture with Société Nationale des Chemins de Fer Français (SNCF), the state-owned railway group in France, which operates www.voyages-sncf.com, a leading online site for e-tourism in France. SNCF and Expedia (through Expedia.com) own 50.1% and 49.9% of the joint venture, respectively.

        Expedia has also expanded into the Asia-Pacific region, where travel markets are growing. As part of its expansion into Asia-Pacific, Expedia currently holds approximately 52% of the outstanding capital stock (on a fully diluted basis) of eLong, Inc. (NASDAQ:LONG), or eLong. This stake represents approximately 96% of the total voting power of eLong. eLong is an independent travel service company headquartered in Beijing with a national presence across China. eLong uses web-based distribution technologies and a 24-hour nationwide call center to provide consumers with consolidated travel information and the ability to access hotel reservations at discounted rates at over 2,600 hotels in major cities across China. eLong offers air ticketing and other travel related services, such as rental cars, vacation packages and corporate travel services.

  Merchant and Agency Business Models

        Expedia, through its various brands and businesses, makes travel products and services available on a stand-alone and package basis, primarily through two separate business models: the merchant model and the agency model. Under the merchant model, Expedia facilitates the booking of hotel rooms, airline seats, car rentals and destination services from its travel suppliers and is, for such bookings, the merchant of record. Acting as the merchant of record enables Expedia to achieve a higher level of net revenues per transaction, promote additional services for its travel suppliers and generally provide lower prices to consumers as compared to those provided through the agency model. Merchant revenues are recognized when the customer uses the travel product or service, as opposed to when the travel product or service is booked. In the case of merchant transactions, Expedia generally has certain latitude to establish and change prices charged to customers (as compared to agency transactions). The merchant model provides travel suppliers a cost-efficient way (as compared to traditional marketing initiatives) to increase the marketing and promotion of their brands. Merchant revenues are derived from the difference between amounts paid to the travel suppliers and the amounts paid by the consumer.

        Under the agency model, Expedia acts as an agent in the transaction, passing reservations booked by its customers to the relevant airline, hotel, car rental company or cruise line. Expedia receives a commission or ticketing fee from the travel supplier for its services under the agency model. In the case of agency airline transactions, Expedia also receives fees from global distribution systems partners, or GDSs, which control the computer systems through which air travel reservations are booked, in addition to any commissions or ticketing fees paid by travel suppliers. In agency transactions, the travel supplier sets the price paid by the consumer and the travel supplier appears as the merchant of record for the transaction. Agency revenues are derived primarily from commissions and ticketing fees from travel suppliers, revenues from GDSs and fees from leisure and corporate customers and are recognized at the time the reservation is booked. Fees from leisure and corporate customers include (i) service fees, which are charged in connection with most bookings on U.S. and some international websites, (ii) fees for processing and delivery of paper airline tickets via express mail and (iii) corporate transaction service fees for travel booking services provided to corporate customers.

        Through Expedia-branded websites, customers can dynamically assemble multiple component travel packages in a single transaction at a savings as compared to booking each component separately. Packages assembled by customers through the dynamic packaging model on Expedia-branded websites include at least one major merchant air, car or hotel component. Customers select packages based on the total package price, without being provided component pricing. The use of the merchant travel components in packages enables Expedia to make certain travel products available at prices lower than those charged on a per component basis by travel suppliers without impacting their established pricing and positioning models.

  Relationships with Travel Suppliers and Distribution Partners

        Overview.    Expedia makes travel products and services available from a variety of large and small commercial and charter airlines, lodging properties, major car rental companies and cruise lines and in-destination service providers. Expedia seeks to build and maintain long-term, strategic relationships with these travel suppliers that have the mutual objective of shared success, as well as build additional strategic relationships with other travel suppliers and GDS partners. An important component of the success of Expedia's business depends on its ability to maintain its existing, as well as build new, relationships with travel suppliers and GDS partners.

        Benefits to Travel Suppliers.    Expedia strives to deliver value to its travel suppliers through a wide range of innovative, targeted merchandising and promotional strategies designed to increase their revenues, while simultaneously reducing their marketing transaction and customer service costs. Expedia maintains a supplier relations team, which consists of a staff of account executives and market managers who work directly with travel suppliers to increase the marketing of their travel products through Expedia's brands and businesses.

        In addition, Expedia has developed proprietary, supplier-oriented technology that streamlines the interaction between some of its websites and hotel property management systems, making it easier and more cost-effective for hotels to manage reservations made through certain Expedia brands and businesses. Through "direct connect" technology, hotels can upload information about available products and services and rates directly from their central reservation systems into certain Expedia websites, as well as automatically confirm hotel reservations made by Expedia customers. In the absence of direct connect technology, both of these processes are generally completed manually. There are currently more than one thousand hotels in North America that have adopted direct connect technology and Expedia expects that this number will increase in the future.

        Travel Supplier and Distribution Partner Revenues.    A portion of Expedia's agency revenues are derived from compensation paid by travel suppliers and GDS partners for bookings made through Expedia's websites. Expedia generally negotiates these commissions and fees with its travel suppliers and GDS partners. Over the last several years travel suppliers have generally reduced or eliminated commissions and payments to travel agents and other travel intermediaries.

  Industry and Competition

        Expedia's brands and businesses compete in rapidly evolving and intensely competitive markets. According to industry sources, combined global travel sales (for the United States, Europe and the Asia Pacific region) in 2004 were approximately $875 billion, approximately $90 billion of which were transacted online. Combined travel sales for Europe and the Asia Pacific region in 2004 were approximately $529 billion, approximately $33 billion of which were transacted online. Industry sources predict that online travel sales in Europe and the Asia Pacific region will grow by as much as approximately 40% over the next several years. The relatively low percentage of total travel sales transacted online in international markets indicates that these markets represent especially large opportunities for Expedia and those of its competitors that wish to expand their brands and businesses abroad.

        Expedia's competitors include online and offline travel companies that target leisure and corporate travelers, travel supplier direct websites and other channels, consolidators and wholesalers of travel products and services and other companies offering travel search engines, content or advice, in each case, on a local, regional, national and/or international basis.

        Expedia believes that maintaining and enhancing its brands is a critical component of its efforts to compete with its competitors. Expedia's brands and businesses differentiate themselves from competitors primarily on the basis of quality and breadth of travel products made available, channel features and usability, price, customer service and quality of travel planning content and advice. The emphasis on one or more of these factors varies, depending on the brand or business and the related target demographic.

        Expedia's brands and businesses face competition from travel supplier direct websites. In some cases, supplier direct channels offer advantages to customers, such as loyalty programs or lower transaction fees. Expedia believes that its websites, which feature travel products and services from numerous travel brands (as opposed to a single brand), have greater appeal in the case of brand-agnostic customers, a much larger demographic than brand-loyal customers.

        Expedia's business is generally sensitive to changes in the competitive landscape, including the emergence of new competitors, most recently, the travel meta-search engine. Travel meta-search engines aggregate pricing and other information from other travel websites, and present this information in the form of consolidated, comparative search results to their users. Consumers can purchase travel products and services directly from travel suppliers by clicking-through to their branded websites through search results or links posted on the travel meta-search engine. TripAdvisor competes with other travel search engine companies and traditional offline travel directories.

        Some of Expedia's competitors may be able to make products and services from travel suppliers available on more favorable terms based on a variety of factors, including their willingness to accept lower revenues, better relationships with suppliers and their vertical integration with GDSs and/or travel suppliers. Expedia expects its current and future competitors to continually revise and improve their business models. Travel product and service providers that work with Expedia and its online competitors may introduce pricing or other business changes that could adversely affect Expedia's attractiveness to travel suppliers.

  Marketing

        Expedia's marketing programs, initiatives and related spending accrue to the primary goals of building and maintaining individual brand propositions across its portfolio of brands, driving traffic and conversion through its various brands and businesses, lowering ongoing customer acquisition costs, increasing market share and strategically positioning its various brands and businesses in relation to one another. The long-term success of Expedia depends on its continued ability to increase the overall number of customer transactions in a cost-effective manner.

        Expedia's marketing programs and initiatives primarily include direct and/or personalized customer communications, search engine marketing and online and offline advertising. In addition, the Expedia-branded websites operate the travel channel on the MSN.com website in the U.S. and MSN websites in Canada, the United Kingdom, Italy, France and Germany. The related MSN contract continues through June 2005. Expedia is currently negotiating the renewal of this agreement with Microsoft. However, no assurances can be provided that Expedia will be able to renew the agreement on acceptable terms, if at all.

        Expedia also makes use of affiliate marketing. The Expedia.com and Hotels.com-branded websites receive bookings from consumers who have clicked-through to the respective websites through links posted on affiliate partner websites through affiliate programs, including the Interactive Affiliate Network, or IAN.com. As of December 31, 2004, Expedia had affiliation agreements with thousands of third party affiliate partners, including a number of leading travel companies, pursuant to which it pays affiliate partners a commission for bookings originated from their websites. Affiliate partners can make travel products and services available through an Expedia-branded website, a co-branded website or their own private label website. Expedia also provides its affiliates with industry-leading technology and access to a wide range of products and services.

  Expedia Regulation

        Expedia must comply with laws and regulations relating to the travel industry and the provision of travel services, including registration in various states as "sellers of travel" and/or vacation clubs and compliance with certain disclosure requirements and participation in state restitution funds. In addition, Expedia businesses are subject to regulation by the U.S. Department of Transportation and must comply with various rules and regulations governing the provision of air transportation, including those relating to advertising and accessibility.

        Expedia is currently subject and, as Expedia continues to expand the reach of its brands and businesses into the European, Asia-Pacific and other international markets, will become increasingly subject, to laws and regulations applicable to travel agents in those markets, including laws regulating the provision of travel packages and industry specific value-added tax regimes. For example, the EEC Council Directive on Package Travel Package Holidays and Package Tours imposes various obligations upon marketers of travel packages, such as disclosure obligations to consumers and liability to consumers for improper performance of the package, including supplier failure. Laws applicable to travel agents in these markets are subject to change at any time and authorities in these markets are regularly considering new legislation, as well as changes in the application of existing laws and regimes applicable to travel agents and the travel industry.

  Expedia Intellectual Property Rights

        Expedia has developed innovative, robust technology to power its global travel marketplace. For example, the Expert Searching and Pricing Platform, or ESP Platform, which is used by Expedia-branded websites, is an industry leading platform that includes two components: (1) a fare-searching engine that enables broader and deeper airline fare and schedule searches and (2) a common database platform that allows Expedia-branded websites and their customers to bundle diverse types of travel services together dynamically, which further enhances the ability of Expedia-branded websites to cross-market and package travel inventory. The ESP Platform has been an important contributor to Expedia's emergence as one of the largest online packagers of travel. Another core technology advantage is Expedia's best fare search technology. This technology essentially deconstructs the segment feeds from GDS partners for air tickets and recommends the best way to re-assemble multi-leg itineraries so that they are less expensive and more flexible for the customer.

        Expedia regards its intellectual property rights, including its patents, service marks, trademarks and domain names, copyrights, trade secrets and similar intellectual property, as critical to its success. For example, Expedia relies heavily upon the software code, informational databases and other components that make up its travel planning service, all of which are protected by copyrights, patent applications and registrations.

        Expedia relies on a combination of laws and contractual restrictions with employees, customers, suppliers, affiliates and others to establish and protect these proprietary rights. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use trade secret or copyrighted intellectual property of Expedia without authorization which, if discovered, might require the uncertainty of legal action to correct. In addition, there can be no assurance that others will not independently and lawfully develop substantially similar properties.

        Expedia has registered and continues to apply to register, or secure by contract when appropriate, its trademarks and service marks as they are developed and used, and reserves and registers domain names as it deems appropriate. While Expedia vigorously protects its trade and service marks and domain names, effective trademark protection may not be available or may not be sought by Expedia in every country in which it makes products and services available, and contractual disputes may affect the use of marks governed by private contract. Similarly, not every variation of a domain name may be available or be registered by Expedia, even if available. The failure to protect Expedia's intellectual property in a meaningful manner or challenges to Expedia's contractual rights could materially adversely affect its business, result in erosion of its brand names and limit its ability to control marketing on or through the Internet using its various domain names.

        Expedia has considered, and will continue to consider, the appropriateness of filing for patents to protect future inventions, as circumstances may warrant. However, many patents protect only specific inventions and there can be no assurance that others may not create new products or methods that achieve similar results without infringing upon patents owned by Expedia.

        From time to time, Expedia may be subject to legal proceedings and claims in the ordinary course of its business, including claims of alleged infringement by Expedia of the trademarks, copyrights, patents and other intellectual property rights of third parties. In addition, litigation may be necessary in the future to enforce the intellectual property rights of Expedia, protect its trade secrets or to determine the validity and scope of proprietary rights claimed by others. Any such litigation, regardless of outcome or merit, could result in substantial costs and diversion of management and technical resources, any of which could materially harm Expedia's business.

  Employees

        As of December 31, 2004, Expedia and its subsidiaries employed approximately 4,400 full-time employees across its various businesses. Expedia believes that it generally has good employee relationships.

  Properties

        Expedia leases approximately 339,000 square feet for its headquarters in Bellevue, Washington, pursuant to leases with expiration dates ranging from June 2007 to February 2010. Expedia leases space for its domestic operations in various cities and locations in California, Florida, Hawaii, Idaho, Michigan, Missouri, Nevada, New York, Texas and Washington.

        Expedia leases space for its international operations in various cities and locations in Australia, Belgium, Canada, China, France, Germany, Italy, Japan, Mexico, the Netherlands, Spain and the United Kingdom.

  Legal Proceedings

        In the ordinary course of business, Expedia and its subsidiaries are parties to litigation involving property, personal injury, contract, and other claims. The amounts that may be recovered in such matters may be subject to insurance coverage.

        Rules of the Securities and Exchange Commission require the description of material pending legal proceedings, other than ordinary, routine litigation incident to the registrant's business, and advise that proceedings ordinarily need not be described if they primarily involve damages claims for amounts (exclusive of interest and costs) not exceeding 10% of the current assets of the registrant and its subsidiaries on a consolidated basis. In the judgment of management, none of the pending litigation matters which Expedia and its subsidiaries are defending, including those described below, involves or is likely to involve amounts of that magnitude. The litigation matters described below involve issues or claims that may be of particular interest to Expedia's shareholders, regardless of whether any of these matters may be material to the financial position or operations of Expedia based upon the standard set forth in the SEC's rules.

        All of the litigation matters described below, which were commenced prior to the formation of Expedia, involve the activities of and/or information concerning one or more of Expedia's businesses. In certain of these litigation matters, IAC and/or its current and certain former directors and officers have been named as defendants, which litigation matters are referred to herein as the IAC/Expedia Litigation Matters. In connection with the spin-off, Expedia and IAC have agreed to certain indemnification arrangements relating to the IAC/Expedia Litigation Matters. For a description of these indemnification arrangements, see "The Spin-Off Proposal—Relationship Between IAC and Expedia After the Spin-Off—Separation Agreement."

        For purposes of the litigation-related disclosure set forth immediately below, the term Expedia refers to Expedia, Inc., the Washington corporation, through which Expedia.com has historically been, and is currently, operated and managed.

        Securities Class Action Litigation against IAC.    On September 20, 2004, a purported shareholder class action, Steven Malasky, on Behalf of Himself and All Others Similarly Situated v. IAC/InterActiveCorp et al., No. 04 Civ. 7447, was commenced in the United States District Court for the Southern District of New York against IAC, certain of its officers, and one outside director, alleging violations of the federal securities laws. Thereafter, eleven other such lawsuits containing substantially similar allegations were filed in the same court. The complaints in these cases generally allege that the value of IAC common stock was artificially inflated by statements about its financial results and forecasts, made prior to its August 4, 2004 announcement of its earnings for the second quarter of 2004, that were false and misleading due to the defendants' alleged failure to disclose various problems faced by IAC's travel businesses. The complaints purport to assert claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, or the Exchange Act, and Rule 10b-5 promulgated thereunder and seek damages in an unspecified amount. The plaintiffs in most of these lawsuits seek to represent a class of shareholders who purchased IAC common stock between March 19, 2003 and August 4, 2004.

        In rulings on December 20, 2004 and March 7, 2005, the district court consolidated the twelve lawsuits into a single action captioned In re IAC/InterActiveCorp Securities Litigation, appointed co-lead plaintiffs, and designated co-lead counsel. A consolidated amended complaint is expected to be filed in the second quarter of 2005. IAC intends to defend vigorously against this lawsuit.

        On October 18, 2004, a related shareholder derivative action, Stuart Garber, Derivatively on Behalf of IAC/InterActiveCorp v. Barry Diller et al., No. 04-603416, was commenced in the Supreme Court of the State of New York (New York County) against IAC's directors and certain officers. IAC is a nominal defendant. This action is based on similar factual allegations as the federal securities class action described above. The complaint alleges, among other things, that the director defendants breached their fiduciary duties by failing to exercise their oversight responsibilities to ensure the integrity of IAC's business practices, financial reporting, and public statements. The complaint also purports to assert claims for misappropriation of confidential information for personal profit, contribution and indemnification. The complaint seeks damages in an unspecified amount and restitution of all remuneration paid by IAC to the individual defendants during the period of the alleged breach of duty.

        On November 15, 2004, a second related shareholder derivative action, Lisa Butler, Derivatively on Behalf of IAC/InterActiveCorp v. Barry Diller et al., No. 04 Civ. 9067, was filed in the United States District Court for the Southern District of New York against IAC's current directors and certain former directors of IAC. IAC is a nominal defendant. The action is based on similar factual allegations as the federal securities class action and the other shareholder derivative suit described above. The complaint purports to assert claims for violation of Section 14(a) of the Exchange Act, breach of fiduciary duty, abuse of control, gross mismanagement, waste of corporate assets, and unjust enrichment. The complaint seeks an order voiding the election of IAC's current Board of Directors, as well as damages in an unspecified amount, various forms of equitable relief, restitution, and disgorgement of remuneration received by the individual defendants from IAC.

        On January 24, 2005, the federal district court consolidated the Butler shareholder derivative suit with the consolidated securities class action for pre-trial purposes only. On February 2, 2005, the defendants in the Garber shareholder derivative suit removed the case from New York state court to the United States District Court for the Southern District of New York. On April 11, 2005, the district court consolidated the Garber derivative suit with the securities class action for pre-trial purposes only.

        Litigation Relating to the IAC/Hotels.com Merger Agreement.    On April 10, 2003, the day of the announcement of the IAC/Hotels.com merger agreement, a purported class action on behalf of Hotels.com shareholders was filed in the Delaware Chancery Court against Hotels.com, IAC, and members of the board of directors of Hotels.com. See Michael Garvey, on Behalf of Himself and All Others Similarly Situated v. Jonathan F. Miller et al., No. 20248-NC (New Castle County). Also on

April 10, 2003, the plaintiff in a purported shareholder derivative action on behalf of Hotels.com against certain officers and directors of Hotels.com, which was pending in Texas state court prior to the announcement of the merger transaction and had originally asserted derivative claims relating to Hotels.com's pre-merger earnings guidance (which claims are described more fully in a separate section below), filed an amended complaint to include class allegations regarding the merger transaction. See Alex Solodovnikov, Derivatively on Behalf of Hotels.com v. Robert Diener et al., No. 03-02663 (District Court, 160th Judicial District, Dallas County). In addition, on April 17, 2003, the plaintiffs in a consolidated action pending in the Delaware Chancery Court, which had consolidated a number of purported class actions filed against Hotels.com, IAC, and members of the board of directors of Hotels.com as a result of IAC's announcement in June 2002 of its intention to enter into a Hotels.com acquisition transaction, filed a consolidated and amended class-action complaint. See In re Hotels.com Shareholders Litigation, No. 16662-NC (New Castle County). Pursuant to an agreement among the parties, the defendants' time to respond to this complaint and to the complaint in the Garvey case has been adjourned indefinitely.

        The complaints in the two Delaware actions and the class allegations in the complaint in the Texas action allege, in essence, that the defendants breached their fiduciary duties to Hotels.com's public shareholders by entering into and/or approving the merger agreement, which allegedly does not reflect the true value of Hotels.com. The complaints sought to enjoin consummation of the transaction or, in the alternative, to rescind the transaction, as well as damages in an unspecified amount.

        On April 18, 2003, the Texas action (Solodovnikov) was removed to the United States District Court for the Northern District of Texas. On May 2, 2003, the plaintiff in this action filed a motion to remand the case to state court. On June 3, 2003, the plaintiff withdrew his motion to remand the case to state court and filed a motion in federal court for expedited discovery in anticipation of filing a motion for a preliminary injunction against consummation of the IAC/Hotels.com merger. The defendants opposed the motion. On June 16, 2003, the district court denied the plaintiff's motion for expedited discovery. On June 23, 2003, the IAC/Hotels.com merger transaction closed.

        Expedia believes that the allegations in these lawsuits are without merit and will continue to defend vigorously against them.

Litigation Relating to Hotels.com's Guidance for the Fourth Quarter of 2002.

        Securities Class Action.    On January 10, 2003, a securities class action, Daniel Taubenfeld et al., on Behalf of Themselves and All Others Similarly Situated v. Hotels.com et al., No. 3:03-CV-0069-N, was filed in the United States District Court for the Northern District of Texas, arising out of Hotels.com's downward revision of its guidance for the fourth quarter of 2002. This lawsuit alleges that the defendants, Hotels.com and three of its former executives, violated the federal securities laws during the period from October 23, 2002 to January 6, 2003 (the "Class Period"). The defendants are alleged to have knowingly (i) made certain materially false and misleading public statements with respect to the anticipated performance of Hotels.com during the fourth quarter of 2002, and (ii) concealed from the investing public certain material events and developments that were likely to render that anticipated performance unattainable. The individual defendants are further alleged to have profited from the rise in Hotels.com's share price caused by their public statements through sales of Hotels.com stock during the Class Period. The lawsuit further alleges that as a result of Hotels.com's announcement, on January 6, 2003, of a downward revision of its guidance for the fourth quarter of 2002, its share price declined by 25%. The lawsuit seeks certification of a class of all non-defendant purchasers of Hotels.com stock during the Class Period and seeks damages in an unspecified amount. Three other substantially similar securities class actions were filed in the same court shortly thereafter and were later consolidated with the Taubenfeld case.

        On August 18, 2003, the lead plaintiffs in this action filed a consolidated class-action complaint. On October 31, 2003, the defendants filed a motion to dismiss the consolidated complaint. The plaintiffs opposed the motion. On September 27, 2004, the district court issued an order granting the defendants' motion to dismiss the complaint. The court's ruling was based upon a number of grounds, including that certain of the statements complained of were forward-looking statements accompanied by appropriate cautionary language and thereby protected by the "safe harbor" provisions of the Private Securities Litigation Reform Act, and that certain of the statements and omissions complained of were, as a matter of law, not material and therefore not actionable. The court dismissed all of the plaintiffs' claims with prejudice (i.e., without leave to replead them), with the exception of two claims involving statements by analysts. The plaintiffs have advised that they do not intend to attempt to replead those claims. On March 4, 2005, the plaintiffs filed a notice of appeal of the district court's ruling to the United States Court of Appeals for the Fifth Circuit.

        Shareholder Derivative Suit.    Two shareholder derivative actions, Anita Pomilo Wilson, Derivatively on Behalf of Nominal Defendant Hotels.com v. Elan J. Blutinger et al., No. 3:03-CV-0501-K, and Alex Solodovnikov, Derivatively on Behalf of Hotels.com v. Robert Diener et al., No. 3:03-CV-0812-K, arising out of the same events as the consolidated securities class action, were removed to the same Texas federal district court after having been filed in Texas state court on January 14, 2003 and March 14, 2003, respectively. The defendants in these shareholder derivative actions are Hotels.com (as a nominal defendant only) and a number of current or former directors of Hotels.com. These lawsuits allege that the individual defendants who, during the period from October 25, 2002 to December 3, 2002, sold Hotels.com stock breached their fiduciary duty to Hotels.com by misappropriating, and trading and profiting on the basis of, proprietary, material non-public information concerning the financial condition and growth prospects of Hotels.com. The lawsuits also allege that all of the individual defendants aided and abetted the selling defendants' breaches of fiduciary duty by concealing from the market the information on the basis of which the selling defendants allegedly traded and profited. The lawsuits seek imposition of a constructive trust in favor of Hotels.com on the profits obtained by the selling defendants on their sales of Hotels.com stock during the period referred to above, as well as unspecified damages resulting from the individual defendants' alleged breaches of fiduciary duty.

        On December 16, 2003, the two shareholder derivative actions were consolidated under the caption, In re Hotels.com Derivative Litigation, No. 3:03-CV-501-K (N.D. Tex.). On April 26, 2004, the lead plaintiff filed a consolidated amended complaint. The amended complaint, which asserts claims for breach of fiduciary duty, abuse of control, gross mismanagement, waste of corporate assets, and unjust enrichment against sixteen current or former directors of Hotels.com, seeks damages, restitution, and disgorgement of profits in an unspecified amount, together with the imposition of a constructive trust on those profits. The amended complaint reiterates the allegations of the two shareholder derivative actions described above and further alleges that certain of the individual defendants caused Hotels.com to enter into the IAC/Hotels.com merger transaction in order, among other self-interested reasons, to procure the dismissal of the previously filed derivative actions. In this respect, the amended complaint seeks a judicial declaration, on behalf of all pre-merger public shareholders of Hotels.com stock, that the IAC/Hotels.com merger agreement, which resulted in the IAC/Hotels.com merger transaction that closed on June 23, 2003, is unlawful and unenforceable.

        On June 28, 2004, the defendants filed a motion to dismiss the consolidated amended complaint. On December 1, 2004, the plaintiff opposed the motion. On December 16, 2004, the defendants filed their reply brief.

        On October 18, 2004, the district court directed the parties to engage in mediation. On December 20, 2004, the parties engaged in mediation before a retired federal district judge. The mediation did not result in a resolution of this matter. On January 10, 2005, the parties, with the concurrence of the mediator, filed a joint motion requesting the district court to stay the shareholder derivative action pending resolution of the plaintiffs' contemplated appeal from the district court's dismissal of the related securities class action.

        On February 23, 2005, the district court issued an order denying the defendants' motion to dismiss as well as the parties' joint motion for a stay. On March 7, 2005, the district court issued orders vacating its denial of the parties' stay motion, staying the case until further notice and directing that the case be administratively closed pending a decision in the appeal of the related securities class action.

        Expedia believes that both the securities class action and the shareholder derivative action lack merit and will continue to defend vigorously against them.

        Litigation Relating to Hotel Occupancy Taxes.    On June 20, 2003, a purported class action was filed in Texas state court against Hotels.com. See Nora J. Olvera, Individually and on Behalf of All Others Similarly Situated v. Hotels.com, Inc., No. DC-03-259 (District Court, 229th Judicial District, Duval County). The complaint alleges that Hotels.com collects "excess" hotel occupancy taxes from consumers (i.e., allegedly charges consumers more for occupancy taxes than it pays to the hotels for their use in satisfying their obligations to the taxing authorities). The complaint sought certification of a nationwide class of all persons who have purchased hotel accommodations from Hotels.com since June 20, 1999, as well as restitution of, disgorgement of, and the imposition of a constructive trust upon all "excess" occupancy taxes allegedly collected by Hotels.com. On July 14, 2003, Hotels.com filed a responsive pleading that denied the material allegations of the complaint and asserted a number of defenses, including that the allegations in the complaint are subject to mandatory arbitration.

        On August 12, 2003, the plaintiff filed an amended complaint containing substantially the same factual allegations and requests for relief, but naming as defendants Hotels.com, L.P., Hotels.com (the parent company of the Hotels.com, L.P. operating business), and IAC. On September 8, 2003, the defendants filed responsive pleadings that denied the material allegations of the amended complaint and asserted a number of defenses, including that the allegations in the amended complaint are subject to mandatory arbitration and, in IAC's case, that the court lacks personal jurisdiction over IAC.

        On January 24, 2004, the Hotels.com defendants filed a motion to stay the class-action litigation pending the outcome of an arbitration proceeding (described below) that had been commenced by the plaintiff. On January 30, 2004, the plaintiff opposed that motion and also filed a second amended complaint containing substantially the same factual allegations and requests for relief as her prior pleadings, but slightly modifying the class allegations to take account of the class period alleged in the arbitration proceeding.

        On February 4, 2004, Hotels.com, L.P. filed a motion to dismiss the Olvera lawsuit for lack of subject-matter jurisdiction, based upon the named plaintiff's not being in fact a member of the class that she purports to represent. That motion, together with the Hotels.com defendants' motion to stay the lawsuit, was denied by the court on May 20, 2004.

        On May 6, 2004, the plaintiff in the Olvera lawsuit filed a third amended complaint containing substantially the same factual allegations and requests for relief as her prior pleadings, but with additional allegations in support of her position that the court has personal jurisdiction over IAC.

        On December 29, 2004, following the scheduling of a class certification hearing in the Canales lawsuit (as described below), the plaintiff in the Olvera lawsuit filed a motion for class certification. On February 16, 2005, the plaintiff in the Olvera lawsuit filed a motion to withdraw her request for class certification. The Hotels.com defendants do not oppose this motion.

        On September 25, 2003, the plaintiff in the Olvera litigation filed with the American Arbitration Association in Dallas, Texas, a demand for arbitration against Hotels.com, L.P. The arbitration claim contained substantially the same factual allegations as in the Olvera lawsuit. The arbitration was purportedly brought on behalf of a class comprised of all persons who have purchased hotel accommodations from Hotels.com since October 31, 2001. The claimant sought a determination that the arbitration is properly maintainable as a class proceeding and an order requiring disgorgement and restitution to the class members of excess profits allegedly derived from "assessing" hotel occupancy taxes that were neither owed nor paid to any taxing authority. On October 27, 2003, Hotels.com, L.P. filed a responsive pleading that denied the material allegations of the arbitration claim and asserted a number of defenses.

        On May 6, 2004, Hotels.com, L.P. filed a motion to dismiss the Olvera arbitration claim for lack of subject-matter jurisdiction, on the grounds that under Texas law the tax-based nature of the claim requires that it be adjudicated in a state administrative proceeding, not a private-party proceeding such as an arbitration. A hearing on that motion, as well as on the issue whether the governing arbitration clause permits the arbitration to be maintained as a class proceeding, was held on July 9, 2004.

        On September 2, 2004, the arbitrator, accepting Hotels.com, L.P.'s position that the exclusive remedy for this type of tax-related claim is a state administrative proceeding, issued a final award dismissing the Olvera arbitration claim.

        On March 26, 2004, the plaintiff in a separate class action pending in Texas state court, Mary Canales, Individually and on Behalf of All Others Similarly Situated v. Hotels.com, L.P., No. DC-03-162 (District Court, 229th Judicial District, Duval County), filed a second amended complaint containing allegations that are substantially similar to allegations made in the Olvera lawsuit. On May 13, 2004, the plaintiff in the Canales lawsuit filed a third amended complaint alleging in essence (i) that Hotels.com charges customers "taxes" that exceed the amount required by or paid to the applicable taxing authorities, and (ii) that Hotels.com charges customers "fees" that do not correspond to any specific services provided. The amended pleading continues to seek nationwide class certification, asserts a claim only for breach of contract, and seeks damages in an unspecified amount.

        Also on May 13, 2004, the plaintiff filed a motion for class certification. On June 24, 2004, Hotels.com, L.P. filed its opposition to that motion.

        On July 9, 2004, the plaintiffs in the Olvera lawsuit filed a petition in intervention in the Canales lawsuit and a motion to stay the proceedings in that lawsuit or, alternatively, for a continuance of the hearing on the class-certification motion. The gravamen of the Olvera plaintiffs' intervention and motion is that the Canales plaintiff has transformed her lawsuit into a "copycat" of the Olvera lawsuit, to the potential detriment of the Olvera plaintiffs. On July 13, 2004, the Canales plaintiff filed a motion to strike the Olvera plaintiffs' intervention and motion. On August 2, 2004, the court heard argument on the two motions. On August 3, 2004, the court adjourned the hearing on the class-certification motion. On September 1, 2004, the court denied the Canales plaintiff's motion to strike the Olvera plaintiffs' intervention and motion.

        On February 17, 2005, the court held a hearing on the plaintiffs' motion for class certification, as well as on the defendants' request for dismissal of the action on the same jurisdictional grounds on which the Olvera arbitration claim was dismissed.

        On December 30, 2004, the city of Los Angeles filed a purported class action in California state court against a number of Internet travel companies, including Hotels.com, Expedia, and Hotwire. See City of Los Angeles, California, on Behalf of Itself and All Others Similarly Situated v. Hotels.com, L.P. et al., No. BC326693 (Superior Court, Los Angeles County). The gravamen of this lawsuit, as in the Hotels.com consumer class action litigation described above, is that the defendants are improperly charging and/or failing to pay hotel occupancy taxes. The complaint seeks certification of a statewide class of all California cities and counties that have enacted uniform transient occupancy-tax ordinances effective on or after December 30, 1990. The complaint alleges violation of those ordinances, violation of section 17200 of the California Business and Professions Code, and common-law conversion. The complaint seeks imposition of a constructive trust on all monies owed by the defendants to the government, as well as disgorgement, restitution, interest, and penalties.

        On January 10, 2005, two purported class actions were filed in Washington state court against Expedia and IAC. See C. Michael Nielsen et al. v. Expedia, Inc. (a Washington corporation) et ano., No. 05-2-02060-1 (Superior Court, King County); Bruce Deaton et ano. v. Expedia, Inc. (a Washington corporation) et ano., No. 05-2-02062-8 (Superior Court, King County). The gravamen of these nearly identical lawsuits, as in the Hotels.com consumer class action litigation described above, is that Expedia is improperly charging and/or failing to pay hotel occupancy taxes and engaging in other deceptive practices in charging customers for taxes and fees. The complaints seek certification of a nationwide class of all persons who were assessed a charge for "taxes/fees" when booking rooms through Expedia. The complaints allege violation of the Washington Consumer Protection Act and common-law conversion. The complaints seek imposition of a constructive trust on monies received from the plaintiff class, as well as damages in an unspecified amount, disgorgement, restitution, interest, and penalties.

        On February 3, 2005, a third, substantially similar purported class action was filed in Washington state court against IAC and Expedia. See Jose Alba, on Behalf of Himself and All Others Similarly Situated v. IAC/InterActiveCorp et ano., No. 05-2-04533-7 (Superior Court, King County). The complaint seeks nationwide class certification, alleges violation of the Washington Consumer Protection Act, and seeks damages in an unspecified amount, disgorgement, restitution, interest, and penalties.

        On February 18, 2005, the Nielsen, Deaton, and Alba cases were consolidated into one action, In re Expedia Hotel Taxes and Fees Litigation, No. 05-2-02060-1 (Superior Court, King County).

        On January 10, 2005 and January 13, 2005, respectively, two purported class actions were filed in California state court against Hotwire and IAC. See Bruce Deaton, on Behalf of Himself and All Others Similarly Situated v. Hotwire, Inc. et al., No. 05-437631 (Superior Court, San Francisco County); Jana Sneddon, on Behalf of Herself and All Others Similarly Situated v. Hotwire, Inc. et al., No. 05-437701 (Superior Court, San Francisco County). The gravamen of these nearly identical lawsuits, as in the Hotels.com and Expedia consumer class action litigation described above, is that Hotwire is improperly charging and/or failing to pay hotel occupancy taxes and engaging in other deceptive practices in charging customers for taxes and fees. The complaints seek certification of a nationwide class of all persons who were assessed a charge for "taxes/fees" when booking rooms through Hotwire. The complaints allege violation of Section 17200 of the California Business and Professions Code, violation of the California Consumer Legal Remedies Act, and common-law conversion. The complaints seek imposition of a constructive trust on monies received from the plaintiff class, as well as damages in an unspecified amount, disgorgement, restitution, interest, and penalties.

        On February 17, 2005, a third, substantially similar purported class action was filed in California state court against Hotwire. See Ashley Salisbury, on Behalf of Herself and All Others Similarly Situated and the General Public v. Hotwire, Inc. et al., No. 05-438781 (Superior Court, San Francisco County). The complaint seeks nationwide class certification, alleges violation of Section 17200 of the California Business and Professions Code and common-law conversion, and seeks the imposition of a constructive trust on monies received from the plaintiff class, damages in an unspecified amount, disgorgement, restitution, and injunctive relief.

        On February 17, 2005, a purported class action was filed in California state court against a number of Internet travel companies, including Expedia and Hotels.com (as well as IAC). See Ronald Bush et al. v. CheapTickets, Inc. et al., No. BC329021 (Superior Court, Los Angeles County). The gravamen of this lawsuit, as in the Hotels.com, Expedia, and Hotwire consumer class action litigation described above, is that the defendants are improperly charging and/or failing to pay hotel occupancy taxes and engaging in other deceptive practices in charging customers for taxes and fees. The complaint seeks certification of a statewide class of all California residents who were assessed a charge for "taxes/fees" when booking rooms through the defendants. The complaint alleges violation of Section 17200 of the

California Business and Professions Code and common-law conversion. The complaint seeks the imposition of a constructive trust on monies received from the plaintiff class, as well as damages in an unspecified amount, disgorgement, restitution, and injunctive relief.

        Expedia believes that the claims in all of these litigations relating to hotel occupancy taxes lack merit and will continue to defend vigorously against them.

        French Competition Council Complaint.    Expedia is party to a joint venture with Société Nationale des Chemins de Fer Français (SNCF), the state-owned railway group in France, which operates www.voyages-sncf.com, a leading online site for e-tourism in France. See "—International Opportunities and Investments." On July 6, 2004, Lastminute.com filed with the French Competition Council a claim against the joint venture, SNCF and Expedia alleging that the joint venture violates applicable competition laws and is an abuse of dominant position by SNCF, a public monopoly, and an attempt to improperly eliminate competition in the online travel agency market. Lastminute.com's request for interim relief was denied by the Council on October 13, 2004.

        Expedia believes that the allegations lack merit and will continue to defend vigorously against them.

Expedia Capitalization

	As of December 31, 2004
	Actual	As Adjusted
	(In Thousands)
Cash and cash equivalents	$154,957	$250,000	(1)
Shareholders' equity:
Common stock $.001 par value; authorized 1,600,000,000 shares; issued and outstanding 316,509,775		317	(2)
Class B common stock $.001 par value; authorized 400,000,000 shares; issued and outstanding 32,314,998		32	(2)
Additional paid-in capital		6,083,417	(2)(3)
Retained earnings		372,347	(2)
Accumulated other comprehensive income		33,668	(2)

Shareholders' equity	8,152,629	6,489,781	(2)

Total Capitalization	$8,152,629	$6,489,781

(1)
To reflect the allocation to Expedia by IAC of $250 million of cash pursuant to the terms of the spin-off and separation of Expedia from IAC.

(2)
To reflect the exchange of IAC Series 1 Mandatory Exchangeable Preferred Stock into Expedia $0.001 par value common stock and the exchange of IAC Series 2 Mandatory Exchangeable Preferred Stock that will automatically exchange into Expedia $0.001 par value Class B common stock to effect the reclassification.

(3)
To reflect the extinguishment of all intercompany balances in the form of a distribution to IAC pursuant to the terms of the spin-off and separation of Expedia from IAC.

(4)
In connection with the spin-off, Expedia expects to enter into a $500 million revolving credit facility with various lenders. Expedia and certain subsidiaries of Expedia will unconditionally guarantee Expedia's obligation under the credit facility. Expedia does not currently expect that it will have any amounts outstanding under the credit facility as of the completion of the reclassification.

Management Discussion and Analysis of Financial Condition and Results of Operations of Expedia

        The following discussion describes the financial condition and results of operations of Expedia as though Expedia were a separate company as of the dates and for the periods presented. This selected historical combined financial data includes the effect of the businesses, assets and liabilities that will comprise Expedia following the spin-off. The assets and liabilities of Expedia will be accounted for at the historical value carried by IAC prior to the spin-off.

        For additional information relating to IAC, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in IAC's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 which is incorporated by reference into this proxy statement/prospectus.

  Basis of Presentation

        On December 21, 2004, IAC announced the spin-off. See "Summary—The Spin-Off" and "The Spin-Off Proposal." In connection with the spin-off, Expedia was incorporated as a Delaware corporation in April 2005. See "—Description of Business—History." Expedia currently does not have any material assets or liabilities, nor does it engage in any business or other activities and, other than in connection with the spin-off, will not acquire or incur any material assets or liabilities, nor will it engage in any business or other activities. Following the completion of the spin-off, Expedia will consist of IAC's travel and travel-related businesses, subsidiaries and investments (other than Interval International and TV Travel Shop, which IAC will retain) and TripAdvisor (collectively, the "Expedia Businesses").

        The Historical Combined Financial Statements of Expedia and its subsidiaries (which are attached as Annex D to the proxy statement/prospectus) and the disclosure set forth in this Management's Discussion and Analysis of Financial Condition and Results of Operations of Expedia assume (i) the contribution or other transfer of all of the subsidiaries and assets relating to the Expedia Businesses to Expedia, (ii) the assumption by Expedia or one of its subsidiaries of all of the liabilities relating to the Expedia Businesses and (iii) the allocation to Expedia of certain IAC corporate expenses relating to the Expedia Businesses for certain periods, certain of which will occur in connection with the spin-off and certain of which are governed by the terms of the separation agreement. See "The Spin-Off Proposal—Relationship Between IAC and Expedia after the Spin-Off—Separation Agreement."

        Accordingly, the Historical Combined Financial Statements of Expedia reflect the historical financial position, results of operations and cash flows of the Expedia Businesses since their respective dates of acquisition by IAC (see "—Description of Business—History"), based on the historical consolidated financial statements and accounting records of IAC and using the historical results of operations and historical bases of the assets and liabilities of the Expedia Businesses, with the exception of accounting for income taxes, which for purposes of the Historical Combined Financial Statements of Expedia have been computed for Expedia on a separate tax return basis.

        Management of Expedia believes that the assumptions underlying the Historical Combined Financial Statements of Expedia are reasonable. However, this financial information does not necessarily reflect the future financial position, results of operations and cash flows of Expedia, nor does it reflect what the historical financial position, results of operations and cash flows of Expedia would have been had Expedia been a stand-alone company during the periods presented. For example, the Historical Combined Financial Statements of Expedia do not assume the completion of certain aspects of the spin-off discussed in the Unaudited Pro Forma Condensed Combined Financial Statements for Expedia, which are attached as Annex C to this proxy statement/prospectus.

        The Historical Combined Financial Statements of Expedia include allocations by IAC to Expedia of certain IAC corporate expenses relating to the Expedia Businesses from their respective dates of acquisition by IAC. General allocable corporate overhead has been allocated based on the ratio of

Expedia's revenue as a percentage of IAC's total revenue. General allocated corporate overhead, which primarily includes expenses relating to accounting, treasury, legal, tax, corporate support, human resource functions and internal audit, amounted to approximately $7.5 million and $2.0 million in 2004 and 2003, respectively. It is not practicable to determine the amount of these expenses that would have been incurred had Expedia operated as an unaffiliated entity. In the opinion of management of Expedia, the allocation method is reasonable. Following the completion of the spin-off, Expedia will perform these functions using its own resources or purchased services.

        The Historical Combined Financial Statements of Expedia and its subsidiaries and the disclosure set forth in this Management's Discussion and Analysis of Financial Condition and Results of Operations of Expedia also reflect the calculation of Expedia's income taxes (on a combined basis for all of the Expedia Businesses) on an as if stand-alone, separate tax return basis. Expedia has been a member of the IAC consolidated federal and state tax returns since August 2003 and has filed in certain states with IAC on a combined or unitary basis since 2002. In all periods presented, current and deferred tax expense has been computed for Expedia on an as if separate tax return basis. IAC reimburses Expedia for its net operating losses and tax credits that are utilized in the IAC consolidated tax returns. These calculations do not necessarily reflect what Expedia's future income taxes will be, nor do they reflect tax strategies that Expedia would have followed or will follow as an as if stand-alone entity, given that its tax position was being managed by IAC for the benefit of IAC on a consolidated basis. The respective rights, responsibilities and obligations of Expedia and IAC after the spin-off with respect to taxes for the periods ending on or before the spin-off will be governed by a tax sharing agreement. See "The Spin-Off Proposal—Relationship Between IAC and Expedia after the Spin-Off—Tax Sharing Agreement."

  Management Overview

        Expedia is among the world's leading travel services companies, making travel products and services available to leisure and corporate travelers in the United States and abroad through a diversified portfolio of brands and businesses, including Expedia.com, Hotels.com, Hotwire, Expedia Corporate Travel, Classic Custom Vacations and a range of other domestic and international brands and businesses. For further information regarding Expedia's brands and business, see the disclosure set forth under the caption "—Description of Business" above and Note 1 to the Historical Combined Financial Statements of Expedia attached as Annex D to this proxy statement/prospectus.

        Principal Products, Services, Sources of Revenue.    Through its various businesses and investments, Expedia makes available a variety of travel-related products and services from a wide array of travel suppliers on a stand-alone and package basis, primarily through its merchant and agency businesses. During 2004, revenues from the worldwide booking of hotel rooms through Expedia's merchant hotel business, which yields higher gross profit than its agency business, was the primary contributor to Expedia's combined revenues. In the case of its merchant hotel business, Expedia generally has certain latitude to establish and change prices charged to customers (as compared to agency transactions).

        Channels of Distribution; Marketing Costs.    Expedia markets and offers products and services directly to customers primarily through branded websites. Expedia has made, and expects to continue to make, substantial investments in online and offline advertising to build its brands and businesses and drive traffic to Expedia-branded websites.

        Expedia also pays to market and distribute the products and services of its travel suppliers on third party distribution channels, such as internet portals and search engines. In addition, some of Expedia's businesses manage affiliate programs, pursuant to which they pay commissions and fees to third parties based on revenue earned. In many cases, these distribution channels also offer their own products and services, as well as those of other third parties, that compete with those made available and offered by Expedia businesses.

        The cost of acquiring new customers through online and offline third party distribution channels has increased, particularly in the case of online channels as internet commerce continues to grow and competition in the travel and travel-related industries increases. Also, Expedia continues to place an increased emphasis on retaining current customers. As a result of these continued efforts, Expedia expects sales and marketing expense as a percentage of revenue to continue to increase. Sales and marketing expense as a percentage of revenue (on a comparable net basis) increased from approximately 30% in 2003 to approximately 33% in 2004, which increase contributed, in part, to a decrease in Operating Income Before Amortization margin (on a comparable net basis) from approximately 33% in 2003 to approximately 30% in 2004. For a discussion regarding the reporting of revenue on a comparable net basis, see "—Results of Operations for the Year Ended December 31, 2004 compared to the Year Ended December 31, 2003."

        Access to Supply.    Expedia provides its travel suppliers and distribution partners with important customer acquisition channels through its multiple brands and businesses. Expedia believes that the ability of its travel suppliers and distribution partners to reach a large audience through its brands and businesses is a great benefit. Expedia's brands and businesses offer customers the choice of multiple suppliers in one setting. While Expedia aims to build and maintain strong relationships with its travel suppliers and distribution partners, it may not succeed in these efforts and there is always the risk that certain travel suppliers and/or distribution partners may not make their products and services available to Expedia in the future. Additionally, there has been increased emphasis by travel suppliers on their own direct sale of products and services through their own direct channels.

  Results of Operations for the Year Ended December 31, 2004 compared to the Year Ended
  December 31, 2003

	Twelve Months Ended December 31,
	2004	2003	Percentage Change
	(Dollars in millions)
Revenues (on a comparable net basis)(a)	$1,843.0	$1,400.2	32%
Revenues (as reported)	$1,843.0	$2,339.8	(21%)
Operating Income Before Amortization	553.7	469.0	18%
Amortization of non-cash distribution and marketing expense	(16.7)	(42.0)
Amortization of non-cash compensation expense	(171.4)	(95.8)
Amortization of intangibles	(125.1)	(76.1)
Merger costs	—	(11.7)

Operating income	$240.5	$243.5	(1%)

Operating income as a percentage of revenue (on a comparable net basis)	13.0%	17.4%
Operating Income Before Amortization as a percentage of revenue (on a comparable net basis)	30.0%	33.5%

(a)
As part of the integration of Expedia's businesses, Hotels.com conformed its merchant hotel business practices with those of the other Expedia businesses. As a result, beginning January 1, 2004, Expedia commenced prospectively reporting revenue for Hotels.com on a net basis, consistent with Expedia.com's historical practice. Accordingly, Expedia is including prior year results as though Hotels.com had reported revenue on a net basis for the purpose of better comparability. There was no impact to operating income or Operating Income Before Amortization from the change in reporting.

        The following discussion is based upon comparable net revenue amounts:

        Revenue grew 32%, primarily driven by the merchant hotel business, the air business and packages, all of which benefited from the inclusion of the results of Hotwire as of November 5, 2003. This increase was also due in part to the inclusion, as of April 27, 2004, of the results of TripAdvisor, which contributed revenues of $16.9 million in 2004, net of intercompany eliminations.

        Merchant hotel revenue increased 24% due primarily to an increase in merchant hotel room nights stayed, as well as an increase in revenue per room night. Merchant hotel room nights stayed, including rooms booked as a component of packages, increased 21% to 31.7 million, reflecting continued growth in international demand, the inclusion of the results of Hotwire and growth in Expedia's private label business. Revenue per room night increased 3%, due primarily to increases in average daily room rates, which increase was partially offset by a decline in merchant hotel raw margins (defined as merchant hotel net revenue as a percent of gross bookings).

        Expedia's U.S. merchant hotel business continues to operate in a more challenging environment than in the prior year, due primarily to increased competition from third party distributors, increased promotion by hotel chains of their own direct sites and higher overall occupancy rates, resulting in decreased availability of favorably priced travel products and services compared with the prior year period. These trends are generally expected to continue.

        Revenue from Expedia's air business increased 34% from 2003. While air revenue per transaction was lower, air transaction volume increased over the prior year period, driven by domestic and international ticket sales and the inclusion of the results of Hotwire. The number of air tickets sold through Expedia's brands and businesses increased by 4.7 million, or 33%, as compared to the prior year.

        Revenue from global travel packages, which allow customers to customize their travel by combining air, hotel, car and other stand-alone travel products, was up 34% from 2003, due to improved package options.

        Revenue from international websites increased 111%, or 95% on a local currency basis, to $319.1 million in 2004 from $151.3 million in 2003. The United Kingdom, German and Canadian websites, as well as the inclusion of the results of www.anyway.com (which was acquired in October 2003) and Expedia Corporate Travel-Europe (which was acquired in April 2004), contributed to this international growth. Full-service, Expedia-branded websites were also introduced in France and Italy in late June 2004.

        Overall revenue margins (defined as net revenue as a percent of gross bookings) decreased by 20 basis points, due primarily to the decline in merchant hotel raw margins and lower air revenue per transaction. This decrease was partially offset by higher merchant hotel average daily room rates and inclusion of the results of TripAdvisor in 2004. Expedia expects these trends to continue in the near term.

        Gross profit increased $289.9 million, or 25%, as compared to the prior year. This increase was primarily driven by the growth in Expedia's merchant hotel business, including increased revenues from international websites and packages. Expedia's merchant business yields higher gross profit per transaction than its agency business. This increase was partially offset by a decrease in gross margins of 4% year over year due to the reclassification in 2004 of certain Hotels.com's general and administrative expenses to cost of sales to conform to the historical practices of Expedia.com.

        Selling and marketing expenses increased $192.1 million, or 46%, primarily driven by search-related costs and increased marketing volume, as well as higher costs of traffic acquisitions online and greater emphasis on international businesses, which have a higher selling and marketing cost relative to revenue due to their earlier stages of development. International selling and marketing expense increased 122%. The inclusion of the results of Hotwire for the full year 2004 and the inclusion of the results of TripAdvisor since its acquisition in April 2004 also contributed to the increase in selling and marketing expense.

        General and administrative expenses increased $9.1 million, or 4%, due primarily to increased headcount in website development and administrative functions, such as legal, tax, accounting and information technology, as well as the inclusion of the results of Hotwire in 2004. Also, due to the increasing complexity of certain of Expedia's businesses, Expedia utilized external professional services for legal, tax and accounting to a greater extent in 2004 as compared to 2003. The comparisons over the prior year were also favorably impacted by the reclassification in 2004 of certain general and administrative expenses of Hotels.com to cost of sales to conform with the historical practices of Expedia.com, as noted above.

        Depreciation expense increased $4.0 million, or 14%, due primarily to increased capital expenditures and the inclusion of the results of Hotwire in 2004. These increases were partially offset by a $4.7 million write-down of packaging technology by Hotels.com, which was recognized in 2003 as a result of Hotels.com adopting Expedia.com's packaging technology.

        Operating Income Before Amortization grew 18%, due primarily to increased revenues as discussed above, profitability at Expedia Europe and the inclusion of the results of TripAdvisor as of April 27, 2004. This growth in Operating Income Before Amortization was partially offset by a 46% increase in selling and marketing expense, as discussed above. Operating Income Before Amortization was also favorably impacted in 2004 by a $12.1 million net reserve adjustment primarily related to the reversal of an air excise tax reserve and the resolution of a contractual dispute. Comparisons of Operating Income Before Amortization to prior year results were also favorably impacted by a $4.7 million write-down relating to packaging technology by Hotels.com in 2003, as described above.

        Operating income decreased 1% due to (1) an increase in the amortization of intangibles of $49.0 million principally due to increases in intangible assets due principally to IAC's acquisition of the public's minority interest in Hotels.com and Expedia.com in 2003 and the inclusion of the results of Hotwire in 2004 and (2) an increase in non-cash compensation expense of $75.6 million due to the Expedia.com and Hotels.com mergers in 2003, which resulted in the conversion of all Expedia.com and Hotels.com stock options, warrants, and restricted stock into IAC equity awards. This non-cash compensation expense relates to employees of Expedia.com and Hotels.com and is recorded over the remaining vesting period of the equity awards. These items were offset by the increase in Operating Income Before Amortization described above, as well as (1) a decrease in non-cash distribution and marketing expense of $25.2 million due primarily to the termination of Hotels.com's distribution agreement with Travelocity and (2) a decrease in merger costs of $11.7 million associated with the Expedia.com and Hotels.com mergers in 2003.

        Net interest income increased $18.6 million, or 94%, as a result of higher receivable balances due from IAC and its subsidiaries, as well as higher interest rates earned in 2004 on these balances, in each case, pursuant to cash management arrangements with IAC. In late 2003, IAC entered into arrangements with certain Expedia businesses to transfer their marketable securities and excess cash to IAC periodically in order for IAC to centrally manage all treasury functions.

        Equity in the income (losses) of unconsolidated affiliates and other expenses increased $1.5 million, or 20%, primarily due to increased bank fees partially offset by increased equity in the income of an unconsolidated affiliate of Expedia.com.

        The effective tax rate from continuing operations was 39% in 2004, as compared to 38% in 2003. The 2004 rate, is higher than the 2003 rate, principally due to the increase of valuation allowances on foreign net operating loss carryforwards in 2004 and the loss of the favorable impact of tax-exempt interest on the effective tax rate in 2004 as compared to 2003.

        Minority interest in the loss (income) of consolidated subsidiaries decreased $47.2 million in 2004. Minority interest in the loss of consolidated subsidiaries in 2004 represents the minority interest in TripAdvisor and Egencia, SA. Minority interest in the income of consolidated subsidiaries in 2003 represents the public's minority ownership in Hotels.com and Expedia.com until their respective buy-in dates during 2003.

        Expedia does not collect or remit occupancy tax on the portion of hotel customer payments that it retains for the intermediary services it provides in connection with its merchant hotel business. While discussions and developments relating to this practice are ongoing in various tax jurisdictions and the issue is the subject of several ongoing lawsuits, Expedia continues to believe the issue will not have a material adverse effect on its past or future financial results.

  Results of Operations For the Year Ended December 31, 2003 compared to the Year Ended
  December 31, 2002

	Twelve Months Ended December 31,
	2003	2002	Percentage Change
	(Dollars in millions)
Revenues (on a comparable net basis)(a)	$1,400.2	$841.4	66%
Revenues (as reported)	$2,339.8	$1,499.1	56%
Operating Income Before Amortization	469.0	285.0	65%
Amortization of non-cash distribution and marketing expense	(42.0)	(32.7)
Amortization of non-cash compensation expense	(95.8)	(5.6)
Amortization of intangibles	(76.1)	(42.9)
Merger costs	(11.7)	(2.3)
Pro forma adjustments	—	(7.7)

Operating income	$243.5	$193.8	26%

Operating income as a percentage of revenue (on a comparable net basis)	17.4%	23.0%
Operating Income Before Amortization as a percentage of revenue (on a comparable net basis)	33.5%	33.9%

(a)
As part of the integration of Expedia's businesses, Hotels.com conformed its merchant hotel business practices with those of the other Expedia businesses. As a result, beginning January 1, 2004, Expedia commenced prospectively reporting revenue for Hotels.com on a net basis, consistent with Expedia.com's historical practice. Accordingly, Expedia is including prior year results as though Hotels.com had reported revenue on a net basis for the purpose of better comparability. There was no impact to operating income or Operating Income Before Amortization from the change in reporting.

        The following discussion is based upon comparable net revenue amounts:

        Revenue growth in 2003 was primarily driven by strong results from the merchant hotel business, with additional growth coming from the package business. In addition, Hotwire, which was acquired in November 2003, contributed $12.5 million in revenue, although its operating income and Operating Income Before Amortization results were minimal for the period.

        Merchant hotel room nights stayed increased 64% over 2002, including an increase in international markets, which represented 12% of total merchant hotel revenues in 2003 as compared to 5% in 2002. The increase in merchant hotel revenue was partially offset by the termination of the Travelocity affiliate relationship in September 2003. Travelocity was the largest affiliate of Hotels.com, representing 9% of Expedia revenues on a comparable net basis (6% as reported) in 2003, as compared to 20% on a comparable net basis (11% as reported) in 2002. Even though Travelocity represented a significant, albeit declining, percentage of revenue, Expedia expects that the long-term benefits of this event will outweigh the near-term negative impact, including the ability to integrate the operations of Expedia.com and Hotels.com.

        Revenue from travel packages, which allow customers to customize their travel by combining air, hotel, car and other stand-alone travel products, was $296.0 million in 2003, up 92% from 2002, due to improved package offerings and consumer acceptance of this product.

        Revenue, Operating Income Before Amortization and operating income were positively impacted in 2003 based on an analysis performed in the fourth quarter related to estimated supplier liabilities, resulting in an adjustment of $22.4 million, $9.8 million of which related to periods prior to 2003. Excluding this amount, Expedia's revenue, Operating Income Before Amortization and operating income would have grown 64%, 57% and 14%, respectively in 2003. The analysis performed provided additional evidence that Expedia used to update and refine its estimation of supplier liabilities, resulting in the decrease of $22.4 million. Expedia does not expect to record any similar-sized adjustments in future periods.

        Gross profit increased $477.6 million, or 72%, as compared to prior year. Gross margin increased 3% as compared to the prior year. The increase was mainly driven by the growth in merchant hotel business and packages as Expedia's merchant business yields higher gross profit per transaction than its agency business.

        Selling and marketing expenses increased $185.8 million in 2003, up 81% from the prior year, in order to build brands and drive traffic to domestic and international websites. Promotional activities included television ads, radio, magazine and other print media advertising and search related costs, as well as distribution activities through affiliate partners. The increase in selling and marketing expenses as a percent of revenue was driven by higher costs of traffic acquisitions online, higher CPMs offline, and a shift in business mix as Expedia's international businesses, which have a higher selling and marketing cost relative to revenue due to their early stages of development, grew faster than Expedia's domestic businesses.

        General and administrative expenses increased $91.0 million, or 67% from the prior year, due primarily to increased headcount for website development efforts domestically, as well as the launch of new international sites. In addition, headcount in administrative functions, such as information technology, finance, legal and human resources, increased to support growth in the business. Due to the complexity of certain of Expedia's businesses, Expedia utilized external professional services for legal, tax and accounting to a greater extent in 2003, as compared to 2002. For both 2003 and 2002, call center sales and support costs and credit card fees were included in general and administrative costs for Hotels.com. These costs increased in 2003 due to the sales growth at Hotels.com.

        Depreciation expense increased $9.1 million, or 50% from the prior year, due primarily to a $4.7 million write-down relating to packaging technology by Hotels.com, which write-down was recognized in 2003 as a result of Hotels.com adopting Expedia.com's packaging technology. The remainder of this increase was due to increased capital expenditures related to the growth of Expedia's business.

        Operating Income Before Amortization and operating income increased as a result of the growth in revenues, although Operating Income Before Amortization increased at a higher rate than reported revenue due to expanding gross margins, as well as the scalability of the businesses, which allows them to support higher revenue levels without commensurate increases in operating costs. Net revenue as a percentage of total gross transaction value, assuming Hotels.com reported revenues on a net basis, was 14.6% in 2003, as compared to 14.2% in 2002. Comparisons of Operating Income Before Amortization to prior year results were also negatively impacted by the integration efforts undertaken in 2003, resulting in a write-down relating to packaging technology at Hotels.com, as described above.

        Operating income was further impacted by (1) an increase in non-cash compensation of $90.1 million, (2) an increase in amortization of intangibles of $33.2 million due principally to Hotels.com and Expedia.com mergers in 2003, (3) an increase in non-cash distribution and marketing expense of $9.3 million related to an additional charge taken in connection with the termination of the Hotels.com distribution agreement with Travelocity in September 2003 and (4) an increase of $9.4 million in merger costs. Non-cash compensation is recognized with respect to unvested stock options, warrants, and restricted stock units assumed in the buy-ins of Hotels.com and Expedia.com. This non-cash compensation is recorded over the remaining vesting period of the equity awards.

        Net interest income increased $4.6 million, or 31%, due primarily to a larger marketable securities balance throughout the year and higher rates of interest earned on marketable securities.

        Equity in the income (losses) of unconsolidated affiliates and other income (expenses) decreased $8.3 million, primarily due to an increase in foreign currency exchange gains.

        The effective tax rate for continuing operations was 38% in 2003, compared to 39% in 2002. The 2003 rate is lower than the 2002 rate, principally due to the unfavorable impact in 2002 of amortization of intangibles and stock-based compensation for book purposes for which IAC receives no tax deduction.

        Minority interest in the income of consolidated subsidiaries decreased $3.2 million and represents the public's minority ownership in Hotels.com and Expedia.com until the dates of their respective buy-ins in June and August of 2003.

  Financial Position, Liquidity And Capital Resources

        As of December 31, 2004, Expedia had $156.6 million of cash and marketable securities on hand and $366.6 million in combined deferred merchant bookings and deferred revenue.

        Net cash provided by operating activities was $802.9 million in 2004, as compared to $644.0 million in 2003. Cash flows from the merchant hotel business models of Expedia.com and Hotels.com contributed significantly to cash provided by operating activities. The increase in working capital cash flow was $300.2 million in 2004, as compared to $241.2 million in 2003, primarily reflecting changes in accounts and notes receivable, deferred merchant bookings and deferred revenue and in accounts payable and accrued expenses. In addition, cash provided by operations was impacted by the payment of approximately $7.3 million in taxes in 2004, as compared to $4.5 million in 2003.

        For the years ended December 31, 2004 and 2003, cash flows provided by deferred merchant bookings and deferred revenue were $52.4 million and $83.5 million, respectively. In the merchant business, Expedia.com and Hotels.com receive cash from customers on hotel and air bookings before the stay or flight has occurred. These amounts are classified on Expedia's balance sheet as deferred merchant bookings. The payment to the suppliers related to these bookings is not made until approximately one week after booking for air travel and, for all other merchant bookings, after the customer's use and subsequent billing from the supplier. Therefore, especially for the merchant hotel business, which represents the majority of Expedia's overall merchant bookings, there is generally a significant period of time from the receipt of the cash from the customers to the payment to the suppliers. However, over time Expedia has paid its travel suppliers faster and expects this trend to continue. As long as Expedia's merchant hotel businesses continue to grow, as they have historically, and the related business model does not change, Expedia expects that the change in working capital will continue to be positive. If the growth of these businesses were to decline or if the related business model otherwise changed, it could negatively impact working capital. There is a seasonal element to cash flow related to merchant bookings, as the first half of the year has traditionally been a period where hotel bookings significantly exceed stays, resulting in much higher cash flow related to working capital. This trend reverses in the later part of the year. While this seasonality is expected to continue, working capital related to merchant bookings may be impacted by changes in growth rates, which might counteract the anticipated seasonality.

        Cash provided by operations and available cash in 2004 were used to pay for acquisitions and deal costs, net of acquired cash, of $261.4 million. Cash acquisitions in 2004 primarily relate to TripAdvisor and Egencia. In addition, in 2004 Expedia increased its long-term investments by $72.4 million, primarily related to eLong, Inc., and incurred capital expenditures of $53.4 million. Net cash provided by operating activities and available cash in 2003 were used to pay for acquisitions and deal costs, net of acquired cash, of $704.9 million for the acquisitions of Hotwire.com and Anyway.com, and $46.2 million to make capital expenditures. Partially offsetting these amounts in 2003 were net proceeds of $70.0 million generated from the sale of marketable securities.

        Cash used in financing activities in 2004 of $1.2 billion was primarily due to net transfers to IAC, pursuant to cash management agreements. These net transfers relate primarily to the transfer of marketable securities to IAC as well as transfers of Expedia's excess cash to IAC in order to be centrally managed by IAC's treasury function in 2004. Cash provided by financing activities in 2003 of $38.0 million was primarily due to net transfers from IAC of $80.3 million and proceeds from the issuance of Expedia.com and Hotels.com common stock pursuant to stock option exercises of $57.4 million, which was partially offset by the purchase of Expedia.com and Hotels.com treasury stock of $98.5 million.

        Expedia anticipates that it will need to invest in the development and expansion of its overall operations. Expedia may make acquisitions, which could result in the reduction of its cash balance or the incurrence of debt. Furthermore, capital expenditures may be higher than current amounts over the next several years.

        Future demand for products and services made available by Expedia's various businesses may be impacted by future economic and political developments. As previously discussed, a significant amount of operating cash flow is from increased deferred merchant bookings and the period between receipt of cash from the customer and payment of cash to the vendor. A change in this historical pattern could result in a decrease in operating cash flow, or negative operating cash flows in certain periods. Expedia believes that its financial situation would enable it to absorb a significant potential downturn in business.

        Upon completion of the spin-off, Expedia will be allocated $250 million of cash from IAC and all intercompany receivable and payable balances will be extinguished. In addition, Expedia has announced its plan to enter into a $500 million revolving credit facility to be effective upon completion of the spin-off. As a result, in the opinion of Expedia's management, available cash, internally generated funds and available borrowings will provide sufficient capital resources to meet Expedia's foreseeable needs.

  Contractual Obligations and Commercial Commitments

		Payments Due by Period
Contractual Obligations	Total	Less than 1 year	1–3 years	3–5 years	More than 5 years
	(In Thousands)
Purchase obligations(a)	$9,802	$5,315	$4,487	$—	$—
Operating leases	86,057	17,230	32,826	23,315	12,686

Total contractual cash obligations	$95,859	$22,545	$37,313	$23,315	$12,686

(a)
Purchase obligations are defined as agreements to purchase goods or services that are enforceable and legally binding and that specify all significant terms, including: fixed or minimum quantities to be purchased; fixed, minimum or variable pricing provisions; and the approximate timing of the transaction.

  Other Commercial Commitments*

	Amount of Commitment Expiration Per Period
	Total Amounts Committed	Less than 1 year	1–3 years	3–5 years
		(In Thousands)
Letters of credit	$44,957	$43,063	$1,771	$123
Guarantees **	72,834	71,655	1,179	—

Total commercial commitments	$117,791	$114,718	$2,950	$123

*
Commercial commitments are funding commitments that could potentially require performance by Expedia in the event of demands by third parties or contingent events, such as under lines of credit extended or under guarantees of debt.

**
Obligations underlying certain of these guarantees (substantially all of which relate to commitments that expire in less than one year) are guaranteed by IAC on a joint and several basis with Expedia. These obligations are referred to herein as the Expedia/IAC Obligations. In connection with the spin-off, IAC has agreed to continue to guarantee certain of the Expedia/IAC Obligations on a short term basis and Expedia and IAC have agreed to certain related indemnification arrangements. For a description of these obligations and the related indemnification arrangements, see "The Spin-Off Proposal—Relationship Between IAC and Expedia After the Spin-Off—Separation Agreement."

  Expedia's Principles Of Financial Reporting

        Expedia reports Operating Income Before Amortization as a supplemental measure to GAAP. This measure is one of the primary metrics by which Expedia evaluates the performance of its businesses, on which its internal budgets are based and by which management is compensated. Expedia believes that investors should generally have access to the same set of tools that it uses in analyzing its results. This non-GAAP measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Expedia provides and encourages investors to examine the reconciling adjustments between the GAAP and non-GAAP measure, which are discussed below.

  Definition of Expedia's Non-GAAP Measure

        Operating Income Before Amortization is defined as operating income plus: (1) amortization of non-cash distribution, marketing and compensation expense, (2) amortization of intangibles and goodwill impairment, if applicable, (3) pro forma adjustments for significant acquisitions and (4) one-time items. Expedia believes that this measure is useful to investors because it represents the operating results from Expedia's businesses, taking into account depreciation, which Expedia believes is an ongoing cost of doing business, but excluding the effects of certain other non-cash expenses. Operating Income Before Amortization has certain limitations in that it does not take into account the impact to Expedia's statement of operations of certain expenses, including non-cash compensation, non-cash payments to partners, and acquisition-related accounting. Expedia endeavors to compensate for the limitations of the non-GAAP measure presented by providing the comparable GAAP measure with equal or greater prominence and descriptions of the reconciling items and adjustments, including quantifying such items, to derive the non-GAAP measure.

  Pro Forma Results

        Expedia has presented Operating Income Before Amortization pro forma for the impact of the initial acquisition of a controlling interest in Expedia.com, which occurred in February 2002, as if the transaction had occurred as of January 1, 2002. Expedia believes that the pro forma results provide investors with better comparisons to prior periods, and a better view of ongoing operations.

  One-Time Items

        Operating Income Before Amortization is presented before one-time items. These items are truly one-time in nature and non-recurring, infrequent or unusual, and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. GAAP results include one-time items. Merger costs incurred by Expedia.com and Hotels.com for investment banking, legal, and accounting fees were related directly to the mergers and were the only costs treated as one-time items for calculating Operating Income Before Amortization. These costs were incurred solely in relation to the mergers, but may not be capitalized since Expedia.com and Hotels.com were considered targets in the transaction for accounting purposes. These costs do not directly benefit operations in any manner, would not normally be recorded by Expedia if not for the fact IAC already consolidated these entities, and are all related to the same transaction, as IAC simultaneously announced its intention to commence its exchange offer for the companies in 2002. The majority of costs are for advisory services provided by investment bankers, and the amounts incurred in 2003 were pursuant to the same fee letters entered into by each of Expedia.com and Hotel.com in 2002. Given these factors, Expedia believes that it is appropriate to consider these costs as one-time.

  Non-Cash Expenses That Are Excluded From Non-GAAP Measures

        Amortization of non-cash compensation expense consists of restricted stock and options expense, which relates mostly to unvested options assumed as a result of the Hotels.com and Expedia.com mergers, as well as expense associated with grants of restricted stock units for compensation purposes, which have been reflected in Expedia's Historical Combined Financial Statements to the extent it relates to Expedia employees. These expenses are not paid in cash and Expedia will include the related shares in its future calculations of fully diluted shares outstanding.

        Amortization of non-cash distribution and marketing expense consists mainly of Hotels.com performance warrants issued to obtain distribution and non-cash advertising secured from Universal Television as part of IAC's contribution of the USA Entertainment Group to a joint venture with Vivendi Universal, S.A. ("Vivendi") on May 7, 2002 (the "VUE transaction"). The Hotels.com warrants were principally issued as part of the initial public offering of Hotels.com, and Expedia does not anticipate replicating these arrangements. With the termination of the Travelocity affiliate agreement in September 2003, all outstanding Travelocity warrants were cancelled, although certain other Hotels.com performance warrants remain outstanding. The non-cash advertising from Universal has primarily been used for the benefit of Expedia.com, which runs television advertising primarily on the USA and Sci Fi cable channels without any cash cost. The advertising provided was secured by IAC pursuant to an agreement with Universal as part of the VUE transaction. Expedia does not expect to replace this non-cash marketing with an equivalent cash expense after it runs out in 2007, nor would Expedia incur such amounts absent the advertising received in the VUE transaction.

        Amortization of intangibles is a non-cash expense relating primarily to acquisitions. At the time of an acquisition, the intangible assets of the acquired company, such as supplier contracts and customer relationships, are valued and amortized over their estimated lives. While it is likely that Expedia will have significant intangible amortization expense as it continues to acquire companies, Expedia believes that since intangibles represent costs incurred by the acquired company to build value prior to acquisition, they were part of transaction costs and will not be replaced with cash costs when the intangibles are fully amortized.

  Reconciliation of Operating Income Before Amortization

        The following table is a reconciliation of Operating Income Before Amortization to operating income and net income for the years ended December 31, 2004, 2003, and 2002.

	Twelve Months Ended December 31,
	2004	2003	2002
	(In Thousands)
Operating Income Before Amortization	$553,692	$469,010	$284,986
Amortization of non-cash distribution and marketing expense	(16,728)	(41,974)	(32,680)
Amortization of non-cash compensation expense	(171,400)	(95,781)	(5,632)
Amortization of intangibles	(125,091)	(76,073)	(42,909)
Merger costs(a)	—	(11,664)	(2,282)
Pro forma adjustments(b)	—	—	(7,713)

Operating income	240,473	243,518	193,770
Interest income	38,775	22,614	15,075
Interest expense	(453)	(2,905)	—
Equity in (losses) income in unconsolidated affiliates and other	(9,252)	(7,729)	571
Income tax expense	(106,371)	(97,202)	(82,579)
Minority interest in loss (income) of consolidated subsidiaries	301	(46,889)	(50,124)

Net income	$163,473	$111,407	$76,713

(a)
Costs for investment banking, legal and accounting fees related directly to the Expedia.com and Hotels.com mergers in 2003, which are considered as one-time, were incurred at Expedia.com and Hotel.com. These costs were incurred solely in relation to the mergers, but may not be capitalized since Expedia.com and Hotels.com were considered the targets in the transaction for accounting purposes. These costs do not directly benefit operations in any manner, would not normally be recorded by Expedia if not for the fact IAC already consolidated these entities, and are all related to the same transaction, as IAC simultaneously announced its intention to commence exchange offers for these companies in 2002. The majority of costs are for advisory services provided by investment bankers, and the amounts incurred in 2003 were pursuant to the same fee letters entered into by each of Expedia.com and Hotels.com in 2002. Given these factors, Expedia believes it is appropriate to consider these costs as one-time.

(b)
Pro forma adjustments to 2002 represent the impact of the initial acquisition of a majority stake in Expedia.com, which occurred in February 2002, as if the transaction occurred as of the beginning of the periods presented. Operating income is presented on an actual basis.

  Critical Accounting Policies and Estimates

        The following disclosure is provided to supplement the descriptions of Expedia's accounting policies contained in Note 2 to the Expedia Historical Combined Financial Statements attached as Annex D to this proxy statement/prospectus in regard to significant areas of judgment. Expedia management is required to make certain estimates and assumptions during the preparation of combined financial statements in accordance with generally accepted accounting principles. These estimates and assumptions impact the reported amount of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the combined financial statements. They also impact the reported amount of net earnings during any period. Actual results could differ from those estimates. Because of the size of the financial statement elements to which they relate, some of Expedia's accounting policies and estimates have a more significant impact on its financial statements than others. What follows is a discussion of some of Expedia's more significant accounting policies and estimates.

  •
  How Expedia assesses the recoverability of the carrying value of long-lived assets is disclosed in Note 2. If circumstances suggest that long-lived assets may be impaired, and a review indicates that the carrying value will not be recoverable, as determined based on the projected undiscounted future cash flows, the carrying value is reduced to its estimated fair value. The determination of cash flows is based upon assumptions and forecasts that may not occur. The December 31, 2004 balance sheet includes $7.1 billion of goodwill and intangible assets, net, and $81.4 million of fixed assets, net. Expedia updated its analysis of goodwill, intangible assets and long-lived assets during 2004, and determined that the carrying value of such assets was not impaired.

  •
  Estimates of deferred income taxes and the significant items giving rise to the deferred assets and liabilities are shown in Note 6, and reflect management's assessment of actual future taxes to be paid on items reflected in the financial statements, giving consideration to both timing and the probability of realization. As of December 31, 2004, the balance of deferred tax liabilities, net, is $325.0 million. Actual income taxes could vary from these estimates due to future changes in income tax law or based upon review of Expedia's tax returns by the Internal Revenue Service, as well as operating results of Expedia that vary significantly from budgets.

  •
  Expedia accounts for stock-based compensation issued to employees in accordance with SFAS 148, "Accounting for Stock-Based Compensation Transition and Disclosure" which amends FASB Statement No. 123. This statement provides alternative methods of transition for a voluntary change to the fair value-based method of accounting for stock-based employee compensation. Expedia adopted the expense recognition provision of SFAS 123 as of January 1, 2003 and provides expense for stock-based compensation for grants on and after that date on a prospective basis as provided by SFAS 148, and will continue to provide pro forma information in the notes to financial statements to provide results as if SFAS 123 had been adopted in previous years. As disclosed in the notes to financial statements, stock-based employee compensation included in net income in 2002 and through the dates of IAC's acquisition of the public's minority interest in Hotels.com on June 23, 2003 and Expedia.com on August 8, 2003 relates almost entirely to equity instruments of Hotels.com and Expedia.com. Subsequent to

    IAC's acquisitions of the public's minority interest in Hotels.com and Expedia.com in 2003, stock-based employee compensation included in net income relates entirely to equity instruments of IAC that were assumed in the buy-ins of Hotels.com and Expedia.com or were awarded to employees of Expedia. The fair value for the IAC options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions for 2004 and 2003: risk-free interest rates of 3.30% and 2.78%, respectively; a dividend yield of zero; a volatility factor of 43% and 50%, respectively, based on the expected market price of IAC common stock based on historical trends; and a weighted average expected life of the options of five years. The fair value for the Hotels.com options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 2003 and 2002: risk-free interest rates of 1.1% and 3.53%, respectively; a dividend yield of zero; a volatility factor of 72% and 64%, respectively, based on the expected market price of Hotels.com common stock based on historical trends; and a weighted-average expected life of the options of five years, respectively. The fair value for the Expedia.com options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 2003 and 2002: risk-free interest rates of 2.76% and 3.84%, respectively; a dividend yield of zero; a volatility factor of 50% and 55%, respectively, based on the expected market price of Expedia.com common stock based on historical trends; and a weighted-average expected life of the options of 4.5 years and 5 years, respectively. The impact on pro forma compensation expense for the year ended December 31, 2004, assuming a 1% increase in the risk-free interest rate, a 10% increase in the volatility factor, and a one year increase in the weighted average expected life of the options would be $2.0 million, $3.5 million, and $5.4 million, respectively. IAC also issues restricted stock units to Expedia employees. For restricted stock units issued, the accounting charge is measured as the fair value at the grant date and amortized ratably as non-cash compensation over the vesting term.

  •
  The prevailing accounting guidance applied by Hotels.com and Expedia.com with respect to the presentation of revenue on a gross versus a net basis is contained in Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements," as later clarified by Emerging Issues Task Force No. 99-19, "Reporting Revenue Gross as a Principal versus Net as an Agent (EITF 99-19)." The consensus of this literature is that the presentation of revenue as "the gross amount billed to a customer because it has earned revenue from the sale of goods or services or the net amount retained (that is, the amount billed to a customer less the amount paid to a supplier) because it has earned a commission or fee" is a matter of judgment that depends on the relevant facts and circumstances. If the conclusion drawn is that Expedia performs as an agent or a broker without assuming the risks and rewards of ownership of goods, revenue should be reported on a net basis. In making an evaluation of this issue, some of the factors that should be considered are: whether Expedia is the primary obligor in the arrangement (strong indicator); whether Expedia has general inventory risk (before customer order is placed or upon customer return) (strong indicator); and whether Expedia has latitude in establishing price. EITF 99-19 clearly indicates that the evaluations of these factors, which at times can be contradictory, are subject to significant judgment and subjectivity. The positions taken by Hotels.com and Expedia.com reflect their interpretation of their respective fact patterns as well as their qualitative weighing of the indicators outlined in EITF 99-19. See Note 2 "Summary of Significant Accounting Policies," Revenue Recognition, in the Notes to Historical Combined Financial Statements for discussion of the factors considered by Hotels.com and Expedia.com in arriving at their conclusions. Beginning January 1, 2004, as part of the integration of Expedia's businesses, Hotels.com conformed its merchant hotel business practices with those of the other Expedia businesses. As a result, Expedia commenced prospectively reporting revenue for Hotels.com on a net basis, consistent with Expedia.com's historical practice.

  •
  Some states and localities impose a transient occupancy or accommodation tax, or a form of sales tax, on the use or occupancy of hotel accommodations. Hotel operators generally collect and remit these taxes to the various tax authorities. Consistent with this practice, when a customer books a room through one of Expedia's travel services, the hotel charges taxes based on the room rate paid to the hotel, Expedia pays those taxes invoiced by the hotel and Expedia recovers an equivalent amount from the customer. Expedia does not remit occupancy taxes on the portion of the customer payment it retains, and some jurisdictions have questioned Expedia's practice in this regard. While the applicable tax provisions vary among the jurisdictions, Expedia generally believes that it is not required to remit such occupancy taxes. Expedia is engaged in discussions with tax authorities in various jurisdictions to resolve this issue, but the ultimate resolution in all jurisdictions cannot be determined at this time. Expedia does not believe, however, that the amount of liability of Expedia on account of this issue, if any, will have a material adverse effect on its past or future financial results. Expedia has established a reserve with respect to potential occupancy tax liability for prior and current periods, consistent with applicable accounting principles and in light of all current facts and circumstances. Expedia's reserves represent its best estimate of the contingent liability related to occupancy tax in respect of prior and current periods. A variety of factors could affect the amount of the liability (both past and future), which factors include, but are not limited to, the number of, and amount of revenue represented by, jurisdictions that ultimately assert a claim and prevail in assessing such additional tax or negotiate a settlement and changes in relevant statutes. Expedia notes that there are more than 7,000 taxing jurisdictions in the United States, and it is not feasible to analyze the statutes, regulations and judicial and administrative rulings in every jurisdiction. Rather, Expedia has obtained the advice of state and local tax experts with respect to tax laws of certain states and local jurisdictions that represent a large portion of Expedia's hotel revenue. It is possible that some jurisdictions may introduce new legislation regarding the imposition of occupancy taxes on businesses that arrange the bookings of hotel accommodations. Expedia will continue to monitor the issue closely and provide additional disclosure, as well as adjust the level of reserves, as developments warrant. The reserve balance at December 31, 2004 and 2003 is $14.1 million and $13.2 million, respectively. Additionally, Expedia and certain of its businesses are involved in occupancy tax related litigation, which is discussed in "—Description of Business—Legal Proceedings—Litigation Relating to Hotel Occupancy Taxes."

  Seasonality

        Expedia's various businesses generally experience seasonal fluctuations, reflecting seasonal trends for the products and services that Expedia makes available. For example, traditional leisure travel supplier and agency bookings typically are highest in the first two calendar quarters of the year as consumers plan and book their spring and summer travel and then the number of bookings flattens in the last two calendar quarters of the year. Because revenue in the merchant business is recognized when the travel takes place rather than when it is booked, revenue growth typically lags bookings growth by a month or two. As a result, revenue for the last two years has been lowest in the first quarter of the year and highest in the third quarter.

        Expedia's results may also be affected by seasonal fluctuations in the products and services made available by travel suppliers to consumers booking through Expedia's various businesses. For instance, during seasonal periods when demand is high, suppliers may impose blackouts that prohibit Expedia from making those products available during such periods.

  New Accounting Pronouncements

        In January 2003, the Financial Accounting Standards Board ("FASB") issued Interpretation 46 ("FIN 46"), "Consolidation of Variable Interest Entities." FIN 46 significantly changed the accounting for and disclosure of variable interest entities. Under FIN 46, a business enterprise that has a controlling financial interest in a variable interest entity would include the variable interest entity's assets, liabilities and results of operations in its consolidated financial statements. This Interpretation is different from what had been the general practice of consolidating only those entities in which an enterprise has a controlling voting interest. In December 2003, the FASB issued a revision to FIN 46 ("FIN 46R") and delayed the required implementation date of FIN 46 for entities that are not special purpose entities until March 2004. Expedia adopted FIN 46R as of March 31, 2004. The adoption of FIN 46 and FIN 46R did not have a material effect on Expedia's financial position or results of operations.

        In March 2004, the FASB's Emerging Issues Task Force ("EITF") reached a consensus on EITF Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments." The guidance prescribes a three-step model for determining whether an investment is other-than-temporarily impaired and requires disclosures about unrealized losses on investments. In September 2004, the FASB delayed the accounting provisions of EITF 03-1; however, the disclosure requirements remain effective for annual periods ending after December 15, 2003. The adoption of the disclosure provision of EITF 03-1 did not have any material effect on Expedia's financial position, results of operations, or cash flows. Expedia will evaluate the additional effect, if any, the remainder of EITF 03-1 will have on its combined financial statements once final guidance is issued.

        On December 16, 2004, the FASB issued FASB Statement No. 123 (R), Share-Based Payment, which is a revision of FASB Statement No. 123, "Accounting for Stock-Based Compensation." Statement 123(R) supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees," and amends FASB Statement No. 95, "Statement of Cash Flows." Generally, the approach in Statement 123(R) is similar to the approach described in Statement 123. However, Statement 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. Public entities are required to apply Statement 123(R) for the first interim reporting period that begins after December 31, 2005.

        Expedia adopted the fair-value-based method of accounting for share-based payments effective January 1, 2003 using the prospective method described in FASB Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure." Currently, Expedia uses the Black-Scholes-Merton formula to estimate the value of stock options granted to employees and expects to continue to use this acceptable option valuation model upon the required adoption of Statement 123(R) on January 1, 2006. Because Statement 123(R) must be applied not only to new awards but to previously granted awards that are not fully vested on the effective date, and because Expedia adopted Statement 123 using the prospective transition method (which applied only to awards granted, modified or settled after the adoption date), compensation cost for some previously granted awards that were not recognized under Statement 123 will be recognized under Statement 123(R). Statement 123(R) also requires the benefits of tax deductions in excess of recognized compensation cost to be reported as a financing cash flow, rather than as an operating cash flow as required under current literature. This requirement will reduce net operating cash flows and increase net financing cash flows in periods after adoption. Expedia does not believe the adoption of Statement 123(R) will have a material effect on its combined statement of operations. Expedia is currently assessing the impact of this pronouncement on its combined statement of cash flows.

        In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets—An Amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions" ("SFAS 153"). SFAS 153 eliminates the exception from fair value measurement for nonmonetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, "Accounting for Nonmonetary Transactions," and replaces it with an exception for exchanges that do not have commercial substance. SFAS 153 specifies that a nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for the fiscal periods beginning after June 15, 2005. The adoption of SFAS 153 is not expected to have a material impact on Expedia's financial condition or results of operations.

Quantitative and Qualitative Disclosures About Market Risk

  Interest Rate Risk

        Expedia's exposure to market rate risk for changes in interest rates relates primarily to its short-term investment portfolio. Expedia invests its excess cash in debt instruments of government agencies and high quality corporate issuers. The portfolio is reviewed on a periodic basis and adjusted in the event that the credit rating of a security held in the portfolio deteriorates. At December 31, 2004 this portfolio is not material and as such, an increase or decrease in interest rates would not have a significant impact on Expedia's financial position.

  Foreign Currency Exchange Risk

        Expedia conducts business in certain foreign markets, primarily in Canada and the European Union. Expedia's primary exposure to foreign currency risk relates to investments in foreign subsidiaries that transact business in a functional currency other than the U.S. Dollar, primarily the Euro, British Pound Sterling and Canadian Dollar. However, the exposure is mitigated since Expedia has generally reinvested profits from international operations in order to grow its businesses.

        As Expedia increases its operations in international markets, it becomes increasingly exposed to potentially volatile movements in currency exchange rates. The economic impact of currency exchange rate movements on Expedia is often linked to variability in real growth, inflation, interest rates, governmental actions and other factors. These changes, if material, could cause Expedia to adjust its financing and operating strategies.

        As currency exchange rates change, translation of the income statements of Expedia's international businesses into U.S. dollars affects year-over-year comparability of operating results. Historically, Expedia has not hedged translation risks because cash flows from international operations were generally reinvested locally.

        Foreign exchange gains and losses were not material to Expedia's earnings in 2004 and 2003. However, Expedia periodically reviews its strategy for hedging transaction risks. Expedia's objective in managing its foreign exchange risk is to minimize its potential exposure to the changes that exchange rates might have on its earnings, cash flows and financial position.

        During the fourth quarter of 2003, one of Expedia's subsidiaries entered into a cross currency swap with a notional amount of Euro 39 million, which is to mature on October 30, 2013 and is used to hedge against the change in value of an asset denominated in a currency other than the subsidiary's functional currency. This swap enables Expedia to pay Euro at a rate of the three-month EURIBOR plus 0.50% on Euro 39 million. In exchange Expedia receives 4.9% interest on $46.4 million. In addition, on April 14, 2004, one of Expedia's subsidiaries entered into a cross currency swap with a notional amount of Euro 38.2 million which is to mature on April 7, 2014 and is used to hedge against the change in value of an asset in a similar manner to the swap described above. This swap enables Expedia to pay Euro at a rate of the six-month EURIBOR plus 0.90% on Euro 38.2 million. In exchange Expedia receives 5.47% interest on $45.9 million. At the date of maturity, these agreements call for the exchange of notional amounts. The change in fair value of these cross currency swaps at December 31, 2004 resulted in an unrealized loss of $12.8 million.

  Equity Price Risk

        It is not customary for Expedia to make significant investments in equity securities as part of its marketable securities investment strategy.

        On August 4, 2004, Expedia, through a subsidiary, made an investment in eLong, a Cayman Island company, whose principal business is the operation of an Internet-based travel business in the People's

Republic of China. The purchase price of the investment was approximately $59 million in cash that represented a 30% interest in eLong, which is accounted for under the equity method at December 31, 2004. Concurrent with the original investment, eLong issued a warrant to Expedia to acquire such additional eLong shares as would be necessary to provide Expedia with a minimum aggregate investment of 51% of eLong shares on a fully diluted basis for approximately $6.21 per share.

        On October 28, 2004, eLong priced its initial public offering of shares. The initial public offering resulted in the warrant becoming subject to the mark-to-market provisions of SFAS 115, "Accounting for Certain Investments in Debt and Equity Securities." As such, Expedia has recorded an unrealized gain of $27.2 million, net of deferred taxes, of $16.4 million, related to the warrant that has been recorded in other comprehensive income at December 31, 2004.

        On December 16, 2004, Expedia notified eLong of its intent to exercise its warrant to acquire its additional eLong shares. The transaction was completed on January 10, 2005. Following the exercise of the warrant, Expedia owns approximately 52% of the outstanding capital stock of eLong on a fully diluted basis, representing approximately 96% of the total voting power of eLong. Accordingly, Expedia began consolidating the results of eLong effective January 10, 2005.

Expedia Management

  Expedia Board of Directors and Executive Officers

        The following table sets forth information as to persons who are expected to serve as Expedia directors and executive officers immediately following the spin-off. Expedia's Board of Directors will include [    ] directors. For purposes of the information regarding Expedia's executive officers set forth immediately below, for periods prior to April 2005, the term Expedia refers to Expedia, Inc., the Washington corporation, through which Expedia.com has historically been, and currently is, operated and managed.

        Messrs. Diller and Kaufman are current directors of IAC and are also expected to serve as directors of Expedia.

Name	Age	Title
Barry Diller	63	Chairman of the Board, Senior Executive
Dara Khosrowshahi	35	Director, Chief Executive Officer
Victor A. Kaufman	61	Director, Vice Chairman
Chris Bellairs	44	Chief Financial Officer
Keenan M. Conder	42	Senior Vice President, General Counsel and Secretary
Kathy Dellplain	46	Executive Vice President, Human Resources
William Ruckelshaus	40	Senior Vice President, Strategy andPlanning

Directors:

        Barry Diller, age 63, has been a director and the Chairman and Chief Executive Officer of IAC (and its predecessors) since August 1995. He was Chairman of the Board and Chief Executive Officer of QVC, Inc. from December 1992 through December 1994. From 1984 to 1992, Mr. Diller served as the Chairman of the Board and Chief Executive Officer of Fox, Inc. Prior to joining Fox, Inc., Mr. Diller served for 10 years as Chairman of the Board and Chief Executive Officer of Paramount Pictures Corporation. Mr. Diller is currently a member of the boards of directors of The Washington Post Company and The Coca-Cola Company. He also serves on the Board of the Museum of Television and Radio, Conservation International and The Educational Broadcasting Company. In addition, Mr. Diller is a member of the Board of Councilors for the University of Southern California's School

of Cinema—Television, the New York University Board of Trustees, the Tisch School of the Arts Dean's Council and the Executive Board for the Medical Sciences of University of California, Los Angeles. Following completion of the spin-off, Mr. Diller will serve as the Chairman of the Board and Senior Executive of Expedia in addition to continuing to serve in his current roles at IAC.

        Victor A. Kaufman, age 61, has been a director of IAC (and its predecessors) since December 1996 and has been Vice Chairman of IAC since October 1999. Previously, Mr. Kaufman served in the Office of the Chairman from January 1997 to November 1997 and as Chief Financial Officer of IAC from November 1997 to October 1999. Prior to his tenure with IAC, Mr. Kaufman served as Chairman and Chief Executive Officer of Savoy Pictures Entertainment, Inc. from March 1992 and as a director of Savoy from February 1992. Mr. Kaufman was the founding Chairman and Chief Executive Officer of Tri-Star Pictures, Inc. and served in such capacities from 1983 until December 1987, at which time he became President and Chief Executive Officer of Tri-Star's successor company, Columbia Pictures Entertainment, Inc. He resigned from these positions at the end of 1989 following the acquisition of Columbia by Sony USA, Inc. Mr. Kaufman joined Columbia in 1974 and served in a variety of senior positions at Columbia and its affiliates prior to the founding of Tri-Star. Following completion of the spin-off, Mr. Kaufman will serve as director and Vice Chairman of Expedia in addition to continuing to serve in his current roles at IAC.

        Dara Khosrowshahi, age 35, will serve as Chief Executive Officer of Expedia upon completion of the spin-off. Mr. Khosrowshahi currently serves as the Chief Executive Officer of IAC Travel, which position he has held since January 2005. Prior to his tenure as Chief Executive Officer of IAC Travel, Mr. Khosrowshahi served as Executive Vice President and Chief Financial Officer of IAC from January 2002. Mr. Khosrowshahi previously served as IAC's Executive Vice President, Operations and Strategic Planning, from July 2000 to January 2002. From August 1999 to July 2000, Mr. Khosrowshahi served as President, USA Networks Interactive, a division of IAC. Mr. Khosrowshahi joined IAC in 1998 as Vice President of Strategic Planning, and was later promoted to Senior Vice President in May 1999. Prior to joining IAC, Mr. Khosrowshahi worked at Allen & Company LLC from 1991 to 1998, where he served as Vice President from 1995 to 1998.

Executive Officers:

        Chris Bellairs, age 44, will serve as Chief Financial Officer of Expedia upon completion of the spin-off. Mr. Bellairs currently serves as Chief Financial Officer of IAC Travel, which position he has held since May 2004. Prior to joining IAC Travel, Mr. Bellairs was employed by PepsiCo, Inc. in its Immediate Consumption Division, where he served as Chief Financial Officer from September 2001 to April 2004. From February 1996 to August 2001, Mr. Bellairs held a variety of different financial positions at PepsiCo, including Finance President of the Food Service and Vending Division and various Finance Director positions at Frito Lay North America. Prior to joining PepsiCo, Mr. Bellairs worked for Proctor & Gamble from June 1991 to January 1996, where he held various financial positions, including Manager of Financial Planning and Analysis, as well as profit forecaster and financial analyst.

        Keenan M. Conder, age 42, will serve as Senior Vice President, General Counsel and Secretary of Expedia upon completion of the spin-off. Mr. Conder currently serves as Senior Vice President and General Counsel of IAC Travel, which position he has held since March 2004. Prior to joining IAC Travel, Mr. Conder served as Senior Vice President and General Counsel of Travelocity.com LP from May 2002 to February 2004, and as Vice President and Associate General Counsel of Travelocity from June 2000 to April 2002. Prior to joining Travelocity, Mr. Conder held various positions in the legal department at Sabre Inc. from April 1996 to June 2000, most recently as Senior Managing Attorney from April 1998 to June 2000. Prior to that, Mr. Conder worked as an attorney in the legal department of American Airlines from October 1994 to April 1996, and prior to that with Munsch, Hardt, Kopf, Harr & Dinan, the Dallas law firm, from 1989 to October 1994.

        Kathleen K. Dellplain, age 46, will serve as Executive Vice President, Human Resources of Expedia upon completion of the spin-off. Ms. Dellplain currently serves as Executive Vice President of Human Resources of IAC Travel, which position she has held since September 2003. Prior to the formation of IAC Travel in September 2003, Ms. Dellplain served as Executive Vice President of Human Resources of Expedia from November 1999. Ms. Dellplain was initially hired by the Microsoft Corporation in October 1999 to build the human resources function of Expedia, then a subsidiary of Microsoft, in anticipation of Expedia's initial public offering. Previously Ms. Dellplain served as Vice President of Human Resources for IDX Systems Corporation from July 1997 to October 1999. Prior to that, Ms. Dellplain worked as the Senior Director of Human Resources for PHAMIS, Inc. from 1990 until its merger with IDX Systems Corporation in 1997.

        William Ruckelshaus, age 40, will serve as Senior Vice President, Strategy and Planning of Expedia upon completion of the spin-off. Mr. Ruckelshaus currently serves as Senior Vice President of Strategy and Planning of IAC Travel, which position he has held since September 2003. Prior to the formation of IAC Travel in September 2003, Mr. Ruckelshaus served as Senior Vice President of Strategy and Planning of Expedia, which position he held since July 2002. Prior to joining Expedia in July 2002, Mr. Ruckelshaus served as Director of Mergers and Acquisitions for Credit Suisse First Boston's Technology Group from 2000 to June 2002, where he advised the firm's software and services clients in a variety of strategic transactions. Prior to his tenure with Credit Suisse First Boston, Mr. Ruckelshaus served first as Vice President, and then as Director, of Mergers and Acquisitions for Volpe Browne Whelan & Company from 1997 to 2000. Prior to that, Mr. Ruckelshaus worked in the Planning Department at PepsiCo's Frito-Lay Division from 1993 to 1997. Prior to joining PepsiCo, Mr. Ruckelshaus was a Consultant at Booz-Allen & Hamilton from 1989 to 1991.

  Committees of Expedia's Board of Directors

        Concurrent with the completion of the spin-off, the Expedia Board of Directors will establish the following standing committees:    the Executive Committee, the Audit Committee and the Compensation/Benefits Committee. Expedia will be subject to the Marketplace Rules of The Nasdaq Stock Market, Inc. The Marketplace Rules exempt "Controlled Companies," or companies of which more than 50% of the voting power is held by an individual, group or another company, from certain requirements including a standing nominating committee of the Board of Directors. Expedia will qualify as a Controlled Company, and therefore will not have a nominating committee.

        Audit Committee.    The Audit Committee of the Expedia Board of Directors will consist of [    ] ,[    ] and [    ], each of whom satisfies the independence requirements under the current standards imposed by the rules of the SEC and the Marketplace Rules. The Expedia Board has determined that [    ] is an "audit committee financial expert," as such term is defined in the regulations promulgated under the Securities Exchange Act of 1934.

        The Audit Committee will function pursuant to a written charter adopted by the Expedia Board of Directors, pursuant to which it will be granted the responsibilities and authority necessary to comply with Rule 10A-3 of the Securities Exchange Act. The Audit Committee is appointed by the Board to assist the Board with a variety of matters including monitoring (1) the integrity of the financial statements of Expedia, (2) the independent auditor's qualifications and independence, (3) the performance of Expedia's internal audit function and independent auditors, and (4) the compliance by Expedia with legal and regulatory requirements. [    ] will be the Chairman of the Audit Committee.

        Compensation/Benefits Committee.    The Compensation/Benefits Committee will consist of [    ] and [    ]. The Committee is authorized to exercise all of the powers of the Board of Directors with respect to matters pertaining to compensation and benefits, including, but not limited to, salary matters, incentive/bonus plans, stock compensation plans, investment programs and insurance plans. None of the

members of the Compensation/Benefits Committee is expected to be an employee of Expedia. [    ] will be the Chairman of the Compensation/Benefits Committee.

        Executive Committee.    The Executive Committee of the Board of Directors will consist of [    ] ,[    ] and [    ]. The Executive Committee has all the power and authority of the Board of Directors of Expedia, except those powers specifically reserved to the Board by Delaware law or Expedia's organizational documents.

        Other Committees.    In addition to the foregoing committees, Expedia's Board of Directors, by resolution, may from time to time establish other committees of the Expedia Board of Directors, consisting of one or more of its directors.

  Compensation of Expedia Executive Officers

        The following table presents information concerning total compensation paid by IAC during 2004 to (i) the individual who will be Expedia's Chief Executive Officer and (ii) each Expedia executive officer who was among the four most highly-compensated executive officers of Expedia (the "Expedia Named Executive Officers") based on 2004 compensation. These amounts do not reflect the compensation such individuals will receive following the spin-off. In the case of Messrs. Diller, Kaufman and Khosrowshahi, information is provided for the last three fiscal years and reflects compensation paid to them in their capacities as corporate officers of IAC. Share information set forth below does not give effect to the the spin-off or the one-for-two reverse stock split that IAC expects to complete immediately prior to the spin-off. For a discussion of the adjustments with respect to IAC compensatory equity-based awards in connection with the spin-off and the one-for-two reverse stock split, see "The Spin-Off Proposal—Treatment of Outstanding IAC Compensatory Equity-Based Awards."

Summary Compensation Table

		Annual Compensation						Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary($)		Bonus($)		Other Annual Compensation($)(1)		Restricted Stock Awards($)(2)		All Other Compensation($)
Barry Diller*	2004	930,000		1,600,000		950,214	(3)	—		105,106	(4)(5)
Chairman and Senior	2003	500,000		3,250,000	(6)	1,387,333	(3)	—		81,966	(4)(5)
Executive	2002	500,000		2,750,000	(7)	707,861	(3)	—		144,438	(4)(5)
Victor A. Kaufman*	2004	650,000		1,400,000		140,960	(8)	1,985,760	(9)	6,150	(5)
Vice Chairman	2003	650,000		3,000,000		—		2,777,913		6,000	(5)
	2002	650,000		2,500,000		—		4,269,300		5,500	(5)
Dara Khosrowshahi*	2004	550,000		1,200,000		—		1,985,760	(9)	6,150	(5)
Chief Executive Officer	2003	550,000		2,000,000	(6)	125,000	(10)	2,449,621		6,000	(5)
	2002	546,154		1,125,000	(7)	56,250	(11)	2,247,000		5,500	(5)
Chris Bellairs	2004	143,712	(12)	218,541	(13)	87,327	(14)	1,432,463	(9)	—	(5)
Chief Financial Officer
William Ruckelshaus	2004	250,000		70,000		—		296,735		4,477	(5)
Senior Vice President,
Strategy and Planning

*
Compensation received in respect of individual's services as a corporate officer of IAC.

(1)
Disclosure of perquisites and other personal benefits, securities or property received by each of the executive officers in the table above is only required where the aggregate amount of such compensation exceeded the lesser of $50,000 or 10% of the total of the executive officer's salary and bonus for the year.

(2)
Reflects the dollar value of annual awards of restricted stock units, calculated by multiplying the closing market price of the IAC common stock on the date of the grant by the number of units awarded. Restricted stock unit awards in respect of annual performance for a given fiscal year are generally granted in February of the following fiscal year. Restricted stock unit awards granted in early 2003 with respect to the 2002 fiscal year generally vest over five years, with 25% vesting on the second, third, fourth and fifth anniversaries of the date of grant. Restricted stock unit awards granted in early 2004 and 2005 with respect to the 2003 and 2004 fiscal years, respectively, generally vest in equal installments over five years on the anniversary of the date of grant.

(3)
Includes the value of personal benefits received by Mr. Diller, including $832,334 in 2004, $889,579 in 2003 and $435,507 in 2002, in each case, attributable to his personal use of an aircraft jointly owned by IAC and Nineteen Forty CC Inc., an entity owned by Mr. Diller (without offset for the value of his ownership interest in the aircraft, see "Certain Relationships and Related Party Transactions—Relationships with Officers and Directors") and related tax payments in 2003 and 2002. 2004 amounts are net of an aggregate of $168,643 in reimbursements to IAC by Mr. Diller for certain personal use of the aircraft. Also includes $406,250 in 2003 and $137,500 in 2002, in each case, reflecting the 20% discount upon the conversion of deferred cash bonus amounts into shares of IAC common stock pursuant to IAC's 2003 and 2002 Bonus Stock Purchase Programs (described in Notes 6 and 7 below), respectively. 2003 amounts reflect $56,567 that was erroneously not reported in the 2003 proxy statement, primarily relating to the personal use of certain IAC office space.

(4)
Mr. Diller has an interest-free, secured, non-recourse promissory note in the amount of $4,997,779 payable to IAC, which was used to purchase 883,976 shares of IAC common stock in August 1995. As a result, Mr. Diller had non-cash compensation for imputed interest of $98,956 in 2004, $75,966 in 2003 and $138,938 in 2002.

(5)
Includes IAC's matching contributions under its 401(k) Retirement Savings Plan. Under the IAC 401(k) Plan as in effect through December 31, 2004, IAC matches $.50 for each dollar a participant contributes up to the first 6% of compensation. For fiscal 2002, IAC's matching contribution for each of Messrs. Diller, Kaufman and Khosrowshahi was $5,500. For fiscal 2003, IAC's matching contribution for each of Messrs. Diller, Kaufman and Khosrowshahi was $6,000. For fiscal 2004, IAC's matching contribution for each of Messrs. Diller, Kaufman and Khosrowshahi was $6,150 and for Mr. Ruckelshaus was $4,477.

(6)
Of this amount, Messrs. Diller and Khosrowshahi elected to defer $1,625,000 and $500,000, respectively, under IAC's 2003 Bonus Stock Purchase Program. Under the 2003 Bonus Stock Purchase Program, in lieu of receiving a cash payment for the entire amount of their 2003 bonuses, all bonus eligible employees of IAC had a right to elect to defer up to 50% of the value of their 2003 bonus payments. Deferred amounts were converted into shares of IAC common stock at a 20% discount to the then current market value of IAC common stock, as determined in accordance with the terms of the program.

(7)
Of this amount, Messrs. Diller and Khosrowshahi elected to defer $550,000 and $225,000, respectively, under IAC's 2002 Bonus Stock Purchase Program. Under the 2002 Bonus Stock Purchase Program, in lieu of receiving a cash payment for the entire amount of their 2002 bonuses, all bonus eligible employees of IAC had a right to elect to defer up to 50% of the value of their 2002 bonus payments. Deferred amounts were converted into shares of IAC common stock at a 20% discount to the then current market value of IAC common stock, as determined in accordance with the terms of the program.

(8)
Primarily reflects the deemed benefit to Mr. Kaufman in the amount of $135,000 resulting from IAC's investment in a start-up venture controlled by Mr. Kaufman. See "Certain Relationships and Related Party Transactions—Relationships with Officers and Directors."

(9)
Represents the dollar value of awards of restricted stock units, calculated by multiplying the closing market price of the IAC common stock on the date of grant by the number of units awarded. As of December 31, 2004 (including restricted stock units in respect of 2004 performance granted in early 2005), Messrs. Kaufman, Khosrowshahi, Bellairs and Ruckelshaus held 363,827, 263,182, 81,967 and 38,857 restricted stock units, respectively. The value of the shares underlying these restricted stock units as of December 31, 2004 was approximately $10,048,901, $7,269,087, $2,263,929 and $1,073,230, respectively. Restricted stock units vest over time as provided in the agreements governing the respective awards (described in Note 2 above).

(10)
Reflects the 20% discount upon the conversion of deferred cash bonus amounts into shares of IAC common stock pursuant to the 2003 Bonus Stock Purchase Program (described in Note 6 above).

(11)
Reflects the 20% discount upon the conversion of deferred cash bonus amounts into shares of IAC common stock pursuant to the 2002 Bonus Stock Purchase Program (described in Note 7 above).

(12)
Reflects salary paid to Mr. Bellairs in respect of the period commencing on May 11, 2004, the date on which he joined IAC Travel as Chief Financial Officer, and ending on December 31, 2004.

(13)
Mr. Bellairs received $150,000 of his 2004 bonus in the form of signing bonus upon his commencement of employment with IAC Travel.

(14)
Represents a moving allowance.

Stock Option Information

        No options to purchase shares of IAC common stock were granted to the Expedia Named Executive Officers during the year ended December 31, 2004. The table below presents information concerning the exercise of stock options by the Expedia Named Executive Officers during the year ended December 31, 2004, and the fiscal year-end value of all unexercised options held by the Expedia Named Executive Officers. Share information set forth below does not give effect to the the spin-off or the one-for-two reverse stock split that IAC expects to complete immediately prior to the spin-off. For a discussion of the adjustments with respect to IAC compensatory equity-based awards in connection with the spin-off and the one-for-two reverse stock split, see "The Spin-Off Proposal—Treatment of Outstanding IAC Compensatory Equity- Based Awards."

Aggregated IAC Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Unexercised Options Held at Year End(#)		Value of Unexercised In-the-Money Options at Year End($)(2)
Name	Acquired On Exercise(#)	Value Realized($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Barry Diller Chairman and Senior Executive	—	—	41,845,888	—	849,932,705	—
Victor A. Kaufman Vice Chairman	220,000	3,245,665	1,662,500	112,500	5,923,125	427,500
Dara Khosrowshahi Chief Executive Officer	—	—	955,839	62,500	5,389,862	237,500
Chris Bellairs Chief Financial Officer	—	—	—	—	—	—
William Ruckelshaus Senior Vice President of Strategy and Planning	217,868	1,872,638	625	1,070	7,075	12,112

(1)
Represents the difference between the exercise price of the options and the sale price of IAC common stock on the date of exercise and does not exclude the U.S. federal and state taxes due upon exercise.

(2)
Represents the difference between $27.62, the closing price of IAC common stock on December 31, 2004, and the exercise price of the options, and does not exclude the U.S. federal and state taxes due upon exercise.

  Certain Agreements with Expedia Executive Officers

        Mr. Khosrowshahi.    IAC has amended the outstanding equity awards held by Dara Khosrowshahi, Chief Executive Officer of Expedia, to provide that in the event of Mr. Khosrowshahi's termination of employment without cause, there will be full acceleration of the vesting of the awards to the date of termination in the manner set forth below.

        The following information does not give effect to the spin-off or the one-for-two reverse stock split that IAC expects to complete immediately prior to the spin-off. For a discussion of the adjustments with respect to IAC compensatory equity-based awards in connection with the spin-off and the one-for-two reverse stock split, see "The Spin-Off Proposal—Treatment of Outstanding IAC Compensatory Equity-Based Awards."

  •
  Acceleration of vesting of all currently outstanding restricted stock units (RSUs) on the date of Mr. Khosrowshahi's termination of employment. Mr. Khosrowshahi currently holds unvested RSUs under three awards, covering a total of 263,185 shares of IAC common stock. The unvested RSUs will convert into RSUs with respect to Expedia common stock in connection with the spin-off.

  •
  Acceleration of vesting of 62,500 stock options to purchase shares of IAC common stock on the date of termination of employment if termination is prior to December 16, 2005. All options that are vested on the date of termination, including those accelerated, will remain exercisable for a period of 24 months from the date of termination or until the stated expiration date of the option, whichever is shorter.

        Termination of employment without cause will include the resignation by Mr. Khosrowshahi for "good reason," which is defined as an adverse change in Mr. Khosrowshahi's powers and duties, such that new powers and duties are inconsistent with Mr. Khosrowshahi's position and status.

        In connection with the foregoing arrangements, Mr. Khosrowshahi has agreed not to compete with Expedia's businesses during the term of his employment with Expedia and for a two-year period thereafter.

        Mr. Ruckelshaus.    For purposes of the information set forth immediately below, for periods prior to April 2005, the term Expedia refers to Expedia, Inc., the Washington corporation, through which Expedia.com has historically been, and currently is, operated and managed. On July 5, 2002, Expedia and Mr. Ruckelshaus entered into an employment agreement in connection with his employment as Vice President, Corporate Development of Expedia. This agreement was amended on August 8, 2003 (the "Effective Date") to reflect the appointment of Mr. Ruckelshaus as Senior Vice President, Corporate Development of Expedia. Mr. Ruckelshaus' employment agreement was not amended further in connection with his appointment as Senior Vice President, Strategy and Planning of IAC Travel. The amended employment agreement provides that Mr. Ruckelshaus shall receive an annual base salary of $250,000 per year and shall be eligible to receive annual discretionary bonuses. The amended employment agreement expires on July 15, 2005.

        In connection with the amendment of his employment agreement, Mr. Ruckelshaus received a grant of 17,500 IAC restricted stock units, which vest in equal installments on the first four anniversaries of the Effective Date. Upon a change of control of IAC, 100% of these restricted stock units shall immediately vest. The unvested portion of Mr. Ruckelshaus' restricted stock unit award described above will be adjusted to give effect to the spin-off and the one-for-two reverse stock split as described under the caption "The Spin-Off Proposal—Treatment of Outstanding IAC Compensatory Equity-Based Awards."

        In addition, upon termination of Mr. Ruckelshaus' employment for any reason other than death, disability or cause, or if Mr. Ruckelshaus terminates his employment for "good reason," the agreement provides that Expedia would be required to pay Mr. Ruckelshaus his base salary through the date that is one year from his date of termination or resignation.

Indemnification and Limitation of Liability for Officers and Directors

        Expedia is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware provides in relevant part as follows:

        A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

        A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        As permitted by Delaware law, Expedia has included in its certificate of incorporation a provision to eliminate the personal liability of its directors for monetary damages for breach of their fiduciary duties as directors, subject to certain exceptions. In addition, Expedia's amended and restated certificate of incorporation and amended and restated bylaws will provide that Expedia is required to indemnify its officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary as described above. Moreover, Expedia is required to advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Expedia, Expedia has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Description of IAC Capital Stock after the Spin-Off

        The following is a description of the material terms of IAC's capital stock after the spin-off and after giving effect to the one-for-two reverse stock split that IAC intends to effect immediately prior to the spin-off. The following description is not meant to be complete and is qualified by reference to IAC's certificate of incorporation and bylaws and the Delaware General Corporation Law. Copies of IAC's certificate of incorporation and bylaws are incorporated by reference herein. For more information on how you can obtain copies of these documents, see "Where You Can Find More Information." We urge you to read IAC's certificate of incorporation and bylaws in their entirety.

IAC Authorized Capital Stock

        If IAC's stockholders approve the spin-off proposal, IAC's authorized capital stock will consist of one billion six hundred million (1,600,000,000) shares of common stock, par value $0.001 per share, four hundred million (400,000,000) shares of Class B common stock, par value $0.001 per share, and one hundred million (100,000,000) shares of preferred stock par value $0.001 per share. Based on information available to IAC as of [    ], 2005, IAC estimates that approximately [    ] shares of IAC common stock and [    ] shares of IAC Class B common stock will be outstanding immediately after the spin-off (assuming no conversion of derivative securities prior to the spin-off), after giving effect to the one-for-two reverse stock split that IAC expects to complete immediately prior to the spin-off. The number of shares of preferred stock outstanding following the spin-off will depend on the elections that holders of IAC Series A preferred stock make in connection with the spin-off.

IAC Common Stock

        In general, the holders of IAC common stock will vote together as a single class with the holders of IAC Class B common stock and IAC Series B preferred stock on all matters, including the election of directors; provided, however, that the holders of IAC common stock, acting as a single class, will be entitled to elect twenty-five percent (25%) of the total number of directors, rounded up to the next whole number in the event of a fraction. Each outstanding share of IAC common stock will entitle the holder to one vote when voting separately as a class, and one vote when voting together as a single group with the holders of IAC Class B common stock and IAC Series B preferred stock. The IAC certificate of incorporation will not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of IAC preferred stock created by the IAC Board of Directors from time to time, the holders of IAC common stock will be entitled, share for share with the holders of the Class B common stock, to such dividends as may be declared from time to time by the IAC Board of Directors from funds legally available for the payment of dividends, and, upon liquidation, dissolution or winding up, will be entitled to receive pro rata, share for share with the holders of the Class B common stock, all assets available for distribution after payment of a proper amount to the holders of any series of preferred stock that may be issued in the future. For a more complete discussion of the IAC dividend policy, see the subheading "Dividends" under "Comparison of Rights of Holders of IAC Securities before the Spin-Off with Rights of Holders of IAC Securities and Expedia Securities Following the Spin-Off."

IAC Class B Common Stock

        In general, the holders of Class B common stock will vote together as a single class with the holders of IAC common stock and IAC Series B preferred stock on all matters, including the election of directors. The holders of IAC Class B common stock will be entitled to one vote when voting separately as a class, and ten votes when voting together as a single group with the holders of IAC common stock and IAC Series B preferred stock. The IAC certificate of incorporation will not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of IAC preferred stock created by the IAC Board of Directors from time to time, the holders of IAC Class B common stock will be entitled, share for share with the holders of the IAC common stock, to such dividends as may be declared from time to time by the IAC Board of Directors from funds legally available for the payment of dividends, and, upon liquidation, dissolution or winding up, will be entitled to receive pro rata, share for share with the holders of the IAC common stock, all assets available for distribution after payment of a proper amount to the holders of any series of preferred stock that may be issued in the future. For a more complete discussion of the IAC dividend policy, see the subheading "Dividends" under "Comparison of Rights of Holders of IAC Securities before the Spin-Off with Rights of Holders of IAC Securities and Expedia Securities Following the Spin-Off."

IAC Preferred Stock

        IAC will have the authority to issue shares of preferred stock from time to time in one or more series. The IAC Board of Directors will have the authority, by resolution, to designate the powers, preferences, rights and qualifications and restrictions of preferred stock of IAC.

Series B Preferred Stock

        General.    The per share face amount and liquidation preference of the IAC Series B preferred stock will equal $50 (the current per share face amount and liquidation preference of the IAC Series A preferred stock) multiplied by a fraction based on the market capitalization of IAC following the spin-off relative to the market capitalization of IAC prior to the spin-off and giving effect to the one-for-two reverse stock split. Each share will have a term that expires on February 4, 2022.

        Voting Rights.    Holders of IAC Series B preferred stock will be entitled to two votes for each share held on all matters presented to such stockholders. Except as otherwise required by Delaware law or the IAC certificate of incorporation, or any special voting rights of IAC Series B preferred stock, the holders of IAC common stock, IAC Class B common stock and IAC Series B preferred stock will vote together as one class. No separate class vote of IAC Series B preferred stock will be required for the approval of any matter except as required by Delaware law.

        Dividends.    Each share of IAC Series B preferred stock will be entitled to receive dividends equal to the sum of (1) 1.99% of the face value per year, payable quarterly in cash or IAC common stock, at IAC's option, plus (2) the excess, if any, of the aggregate value of any dividends paid on the IAC common stock underlying the IAC Series B preferred stock over the amount described in (1). If IAC elects to pay the dividends in IAC common stock, the price will be based on the 10-day trailing average price of IAC common stock prior to the payment date. No other preferred stock of IAC will rank senior to IAC Series B preferred stock with respect to payment of dividends.

        Conversion Rights.    Each share of IAC Series B preferred stock will be initially convertible into 0.741 shares of IAC common stock (the "conversion factor"). If the share price of IAC common stock exceeds a trigger price (calculated as described below), the conversion factor will increase to a number determined by dividing the face value of the IAC Series B preferred stock by the following quotient:

Face Value X IAC (IAC X 0.741) + (0.2396 X (IAC – Trigger Price))

where IAC = 10-day average price of IAC common stock for the 10 days prior to the conversion date and the Trigger Price equals $70.20 (the current trigger price for the IAC Series A preferred stock after giving effect to the reverse stock split) multiplied by a fraction based on the market capitalization of IAC following the spin-off relative to the market capitalization of IAC prior to the spin-off and giving effect to the one-for-two reverse stock split.

        The certificate of designations for shares of IAC Series B preferred stock will also include an anti-dilution adjustment provision so that the number of shares of IAC common stock to be received upon conversion of a share of IAC Series B preferred stock is adjusted from time to time in the event of any stock split, stock consolidation, combination or subdivision, stock dividend or other distribution and any repurchase, reclassification, recapitalization or reorganization of IAC.

        Redemption by IAC.    Commencing on February 4, 2012, IAC will have the right from time to time to redeem at least 25% of the aggregate face value and up to 100% of the aggregate face value of the outstanding IAC Series B preferred stock at a redemption price per share of IAC Series B preferred stock equal to the face value plus any accrued and unpaid dividends. Any payment by IAC pursuant to a redemption by IAC may be made in cash or IAC common stock, at the option of IAC.

        Redemption by the Holder of IAC Series B Preferred Stock.    During the 20 business day period preceding each of the fifth, seventh, tenth and fifteenth anniversaries of February 4, 2002, a holder of IAC Series B preferred stock will have the right to require IAC to purchase all or a portion of the shares of IAC Series B preferred stock held by such holder for face value plus any accrued and unpaid dividends. Any payment by IAC pursuant to a redemption by the holder of IAC Series B preferred stock may be made in cash or IAC common stock, at the option of IAC.

        Liquidation Rights.    In the event of a voluntary or involuntary liquidation, dissolution or winding up of IAC, holders of IAC Series B preferred stock will be entitled to receive in preference to any holder of IAC common shares an amount per share equal to all accrued and unpaid dividends plus the greater of (a) face value, or (b) the liquidating distribution that would be received had such holder converted the IAC Series B preferred stock into IAC common stock immediately prior to the liquidation, dissolution or winding up of IAC. No other preferred stock of IAC will rank senior to IAC Series B preferred stock with respect to payment upon liquidation.

        Reservation of Shares of IAC Common Stock.    IAC will keep in reserve at all times during the term of the IAC Series B preferred stock sufficient authorized but unissued shares of IAC common stock for issuance in the event of exercises by the holders of IAC Series B preferred stock.

        Registration of Shares under the Securities Act.    The IAC Series B preferred stock and any IAC common stock issued upon conversion of the IAC Series B preferred stock will be registered under the Securities Act.

        Public Market.    Following the spin-off, IAC intends to seek to have the shares of IAC Series B preferred stock, if any, quoted on the OTC Bulletin Board under the ticker symbol "IACIP.OC." However, there can be no assurance that a viable and active trading market will develop."

IAC Warrants

        Holders of IAC warrants prior to the spin-off will not need to take any action to effect the split of their warrants into separate IAC warrants and Expedia warrants. For a description of the manner in which the IAC warrants will be adjusted in the spin-off, see "The Spin-Off Proposal—Treatment of IAC Series A Preferred Stock, Warrants and Indebtedness—Split of IAC Warrants."

        The number of shares of IAC common stock issuable upon the exercise of the IAC warrants will be subject to adjustment from time to time upon the occurrence of any of the following events: any stock split; any stock consolidation, combination or subdivision; any stock dividend or other distribution; any repurchase, reclassification, recapitalization or reorganization; and certain distributions of rights, warrants or evidences of indebtedness or assets. No fractional shares will be issued upon exercise of warrants, and cash will be paid to the holders of such warrants in lieu of such fractional shares based on the closing prices of IAC common stock as of the exercise date of the warrant.

Anti-Takeover Provisions in IAC's Bylaws

        IAC's bylaws contain provisions that could delay or make more difficult the acquisition of IAC by means of a hostile tender offer, open market purchases, a proxy contest or otherwise. Please also refer to "Risk Factors" for information on other factors that could impact a change of control. In addition, IAC's bylaws provide that, subject to the rights of holders of IAC preferred stock, only IAC's Chairman of the Board of Directors or a majority of IAC's Board of Directors may call a special meeting of stockholders.

Effect of Delaware Anti-Takeover Statute

        IAC is subject to Section 203 of the Delaware General Corporation Law, or the DGCL, which regulates corporate acquisitions. Section 203 generally prevents corporations from engaging in a business combination with any interested stockholder for three years following the date that the stockholder became an interested stockholder, unless that business combination has been approved in one of a number of specific ways. For purposes of Section 203, a "business combination" includes, among other things, a merger or consolidation involving IAC and the interested stockholder and a sale of more than 10% of IAC's assets. In general, the anti-takeover law defines an "interested stockholder" as any entity or person beneficially owning 15% or more of a company's outstanding voting stock and any entity or person affiliated with or controlling or controlled by that entity or person. A Delaware corporation may "opt out" of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from amendments approved by holders of at least a majority of a corporation's outstanding voting shares. The IAC Board of Directors has previously approved for purposes of Section 203 certain transactions among Barry Diller, Universal and Liberty and their respective affiliates and associates and IAC, which transactions may have resulted in Mr. Diller, Universal and/or Liberty becoming an "interested shareholder" of IAC. Other than with respect to the foregoing, IAC has not "opted out" of the provisions of Section 203, and following the spin-off will remain subject to the provisions of Section 203.

Action by Written Consent

        Under the DGCL, unless a company's certificate of incorporation expressly prohibits action by the written consent of stockholders, any action required or permitted to be taken by its stockholders at a duly called annual or special meeting may be taken by a consent in writing executed by stockholders possessing the requisite votes for the action to be taken. IAC's current certificate of incorporation does not expressly prohibit action by the written consent of stockholders. The certificate of incorporation that will be in effect following the spin-off will also not expressly prohibit action by the written consent of stockholders. As a result, Mr. Diller, who as of the date of this proxy statement/prospectus controlled a majority of the outstanding total voting power of IAC, will be able to take any action to be taken by stockholders without the necessity of holding a stockholders meeting (other than with respect to the election by the holders of shares of IAC common stock of 25% of the members of IAC's Board of Directors and certain matters as to which a separate class vote of the holders of shares of IAC common stock or IAC Series B preferred stock is required).

Transfer Agent

        The transfer agent for the shares of IAC common stock following the spin-off will be The Bank of New York.

Description of Expedia Capital Stock after the Spin-Off

        The following is a description of the material terms of Expedia capital stock. The following description is not meant to be complete and is qualified by reference to the forms of certificate of incorporation and bylaws that Expedia will implement immediately prior to the spin-off and the

Delaware General Corporation Law. The forms of Expedia certificate of incorporation and bylaws, as these documents are expected to be in effect at the time of the spin-off, have been filed as exhibits to the registration statement, of which this document is a part. For more information on how you can obtain copies of these documents, see "Where You Can Find More Information." We urge you to read the forms of Expedia's certificate of incorporation and bylaws in their entirety.

Expedia Authorized Capital Stock

        Expedia's authorized capital stock will consist of one billion six hundred million (1,600,000,000) shares of common stock, par value $0.001 per share, four hundred million (400,000,000) shares of Class B common stock, par value $0.001 per share, and one hundred million (100,000,000) shares of preferred stock, par value $0.001 per share. Based on information available to Expedia as of [    ], 2005, Expedia estimates that approximately [    ] shares of Expedia common stock and [    ] shares of Expedia Class B common stock will be outstanding immediately after the spin-off (assuming no conversion of derivative securities prior to the spin-off). The number of shares of Expedia Series A preferred stock outstanding following the spin-off will depend on the elections that holders of IAC Series A preferred stock make in connection with the spin-off.

Expedia Common Stock

        In general, the holders of Expedia common stock will vote together as a single class with the holders of Expedia Class B common stock and Expedia Series A preferred stock on all matters, including the election of directors; provided, however, that the holders of Expedia common stock, acting as a singles class, will be entitled to elect twenty-five percent (25%) of the total number of directors, rounded up to the next whole number in the event of a fraction. Each outstanding share of Expedia common stock will entitle the holder to one vote when voting separately as a class, and one vote when voting together as a single group with the holders of Expedia Class B common stock and Expedia Series A preferred stock. The Expedia certificate of incorporation will not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of Expedia preferred stock created by the Expedia Board of Directors from time to time, the holders of Expedia common stock will be entitled, share for share with the holders of the Expedia Class B common stock, to such dividends as may be declared from time to time by the Expedia Board of Directors from funds legally available for the payment of dividends, and, upon liquidation, dissolution or winding up, will be entitled to receive pro rata, share for share with the holders of the Expedia Class B common stock, all assets available for distribution after payment of a proper amount to the holders of any series of preferred stock that may be issued in the future. For a more complete discussion of the Expedia dividend policy, see the subheading "Dividends" under "Comparison of Rights of Holders of IAC Securities before the Spin-Off with Rights of Holders of IAC Securities and Expedia Securities Following the Spin-Off."

Expedia Class B Common Stock

        In general, the holders of Expedia Class B common stock will vote together as a single class with the holders of Expedia common stock and Expedia Series A preferred stock on all matters, including the election of directors. The holders of Expedia Class B common stock will be entitled to one vote when voting separately as a class, and ten votes when voting together as a single group with the holders of Expedia common stock and Expedia Series A preferred stock. The Expedia certificate of incorporation will not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of Expedia preferred stock created by the Expedia Board of Directors from time to time, the holders of Expedia Class B common stock will be entitled, share for share with the holders of the Expedia common stock, to such dividends as may be declared from time to time by the Expedia Board of Directors from funds legally available for the payment of dividends, and, upon liquidation, dissolution or winding up, will be entitled to receive pro rata, share for share with the holders of Expedia common stock, all assets available for distribution after payment of a proper amount to the holders of any series of preferred stock that may be issued in the future. For a more complete discussion of the Expedia dividend policy, see the subheading "Dividends" under "Comparison of Rights of Holders of IAC Securities before the Spin-Off with Rights of Holders of IAC Securities and Expedia Securities Following the Spin-Off."

Expedia Preferred Stock

        Expedia may issue shares of preferred stock from time to time in one or more series. The Expedia Board of Directors has authority, by resolution, to designate the powers, preferences, rights and qualifications and restrictions of preferred stock of Expedia.

Series A Preferred Stock

        General.    The per share face amount and liquidation preference of the Expedia Series A preferred stock will equal $50 (the current per share face amount and liquidation preference of the IAC Series A preferred stock) multiplied by a fraction based on the market capitalization of Expedia following the spin-off relative to the market capitalization of IAC prior to the spin-off and giving effect to the one-for-two reverse stock split. Each share will have a term that expires on February 4, 2022.

        Voting Rights.    Holders of Expedia Series A preferred stock will be entitled to two votes for each share of Expedia Series A preferred stock held on all matters presented to such stockholders. Except as otherwise required by Delaware law, or any special voting rights of Expedia Series A preferred stock as described in this proxy statement/prospectus, the holders of Expedia common stock, Expedia Class B common stock and Expedia Series A preferred stock entitled to vote together as one class. No separate class vote of Expedia Series A preferred stock will be required for the approval of any matter except as required by Delaware law.

        Dividends.    Each share of Expedia Series A preferred stock will be entitled to receive dividends equal to the sum of (1) 1.99% of the face value per year, payable quarterly in cash or Expedia common stock, at Expedia's option, plus (2) the excess, if any, of the aggregate value of any dividends paid on the Expedia common stock underlying the Expedia Series A preferred stock over the amount described in (1). If Expedia elects to pay the dividends in Expedia common stock, the price will be based on the 10-day trailing average price of Expedia common stock prior to the payment date. No other preferred stock of Expedia will rank senior to Expedia Series A preferred stock with respect to payment of dividends.

        Conversion Rights.    Each share of Expedia Series A preferred stock will be initially convertible into 0.741 shares of Expedia common stock (the "conversion factor"). If the share price of Expedia common stock exceeds a trigger price (calculated as described below), the conversion factor will increase to a number determined by dividing the face value of the Expedia Series A preferred stock by the following quotient:

Face Value X EXP

(EXP X 0.741) + (0.2396 X (EXP-Trigger Price))

where EXP = 10-day average price of Expedia common stock for the 10 days prior to the conversion date and the Trigger Price equals $70.20 (the trigger price for the IAC Series A preferred stock after giving effect to the reverse stock split) multiplied by a fraction based on the market capitalization of Expedia following the spin-off relative to the market capitalization of IAC prior to the spin-off and giving effect to the one-for-two reverse stock split.

        The certificate of designations for shares of Expedia Series A preferred stock will also include an anti-dilution adjustment provision so that the number of shares of Expedia common stock to be received upon conversion of a share of Expedia Series A preferred stock is adjusted from time to time in the event of any stock split, stock consolidation, combination or subdivision, stock dividend or other distribution and any repurchase, reclassification, recapitalization or reorganization of Expedia.

        Redemption by Expedia.    Commencing on February 4, 2012, Expedia will have the right from time to time to redeem at least 25% of the original aggregate face value and up to 100% of the original aggregate face value of the outstanding Expedia Series A preferred stock at a redemption price per share of Expedia Series A preferred stock equal to face value plus any accrued and unpaid dividends. Any payment by Expedia pursuant to a redemption by Expedia may be made in cash or Expedia common stock, at the option of Expedia.

        Redemption by the Holder of Expedia Series A Preferred Stock.    During the 20 business day period preceding each of the fifth, seventh, tenth and fifteenth anniversaries of February 4, 2002, a holder of Expedia Series A preferred stock will have the right to require Expedia to purchase all or a portion of the shares of Expedia Series A preferred stock held by such holder for face value plus any accrued and unpaid dividends. Any payment by Expedia pursuant to a redemption by the holder of Expedia Series A preferred stock may be made in cash or Expedia common stock, at the option of Expedia.

        Liquidation Rights.    In the event of a voluntary or involuntary liquidation, dissolution or winding up of Expedia, holders of Expedia Series A preferred stock will be entitled to receive in preference to any holder of Expedia common shares an amount per share equal to all accrued and unpaid dividends plus the greater of (a) face value, or (b) the liquidating distribution that would be received had such holder converted the Expedia Series A preferred stock into Expedia common stock immediately prior to the liquidation, dissolution or winding up of Expedia. No other preferred stock of Expedia will rank senior to Expedia Series A preferred stock with respect to payment upon liquidation.

        Reservation of Shares of Expedia Common Stock.    Expedia will keep in reserve at all times during the term of the Expedia Series A preferred stock sufficient authorized but unissued shares of Expedia common stock for issuance in the event of exercises by the holders of Expedia Series A preferred stock.

        Registration of Shares under the Securities Act.    The Expedia Series A preferred stock and any Expedia common stock issued upon conversion of the Expedia Series A preferred stock will be registered under the Securities Act.

        Public Market.    Expedia intends to seek to have the shares of Expedia Series A preferred stock quoted on the OTC Bulletin Board under the ticker symbol "EXPEP.OC." However, there can be no assurance that a viable and active trading market will develop.

Expedia Warrants

        Holders of IAC warrants will not need to take any action to effect the split of their warrants into separate IAC warrants and Expedia warrants. For a description of the manner in which the IAC warrants will be adjusted in the spin-off, see "The Spin-Off Proposal—Treatment of IAC Series A Preferred Stock, Warrants and Indebtedness—Split of IAC Warrants."

        In the case of Expedia warrants to be issued in the spin-off, the number of shares of Expedia common stock issuable upon the exercise of the warrants will be subject to adjustment from time to time upon the occurrence of any of the following events: any stock split; any stock consolidation, combination or subdivision; any stock dividend or other distribution; any repurchase, reclassification, recapitalization or reorganization; and certain distributions of rights, warrants or evidences of indebtedness or assets. No fractional shares will be issued upon exercise of warrants, and cash will be paid to the holders of such warrants in lieu of such fractional shares based on the closing prices of Expedia common stock as of the exercise date of the warrant.

Anti-Takeover Provisions in Expedia's Bylaws

        Expedia's bylaws will contain provisions that could delay or make more difficult the acquisition of Expedia by means of a hostile tender offer, open market purchases, a proxy contest or otherwise. We also refer you to "Risk Factors" for information on other factors that could impact a change of control. In addition, Expedia's bylaws will provide that, subject to the rights of holders of preferred stock, only Expedia's Chairman of the Board of Directors or a majority of Expedia's Board of Directors may call a special meeting of stockholders.

Effect of Delaware Anti-Takeover Statute

        Expedia will be subject to Section 203 of the DGCL, which regulates corporate acquisitions. Section 203 generally prevents corporations from engaging in a business combination with any interested stockholder for three years following the date that the stockholder became an interested stockholder, unless that business combination has been approved in one of a number of specific ways. For purposes of Section 203, a "business combination" includes, among other things, a merger or consolidation involving Expedia and the interested stockholder and a sale of more than 10% of Expedia's assets. In general, the anti-takeover law defines an "interested stockholder" as any entity or person beneficially owning 15% or more of a company's outstanding voting stock and any entity or person affiliated with or controlling or controlled by that entity or person. A Delaware corporation may "opt out" of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from amendments approved by holders of at least a majority of a corporation's outstanding voting shares. In connection with the spin-off, Expedia has approved for purposes of Section 203 the spin-off-related transactions among Mr. Diller and Liberty and their respective affiliates and associates, that may otherwise result in such persons becoming an "interested shareholder" of Expedia. Other than with respect to the foregoing, Expedia has not "opted out" of the provisions of Section 203, and following the spin-off will remain subject to the provisions of Section 203.

Action by Written Consent

        Under the DGCL, unless a company's certificate of incorporation expressly prohibits action by the written consent of stockholders, any action required or permitted to be taken by its stockholders at a duly called annual or special meeting may be taken by a consent in writing executed by stockholders possessing the requisite votes for the action to be taken. Expedia's certificate of incorporation does not expressly prohibit action by the written consent of stockholders. As a result, Mr. Diller, who based on grants of irrevocable proxies for his benefit and his beneficial holdings of IAC as of the date of this proxy statement/prospectus is expected to control a majority of the outstanding total voting power of Expedia, will be able to take any action to be taken by stockholders without the necessity of holding a stockholders meeting (other than with respect to the election by the holders of shares of Expedia common stock of 25% of the members of Expedia's Board of Directors and certain matters as to which a separate class vote of the holders of shares of Expedia common stock or Expedia Series A preferred stock is required).

Transfer Agent

        The transfer agent for the shares of Expedia common stock following the spin-off will be [    ].

Comparison of Rights of Holders of IAC Securities before the Spin-Off with Rights of Holders of IAC Securities and Expedia Securities Following the Spin-Off

        The following table sets forth a comparison of (i) IAC common stock and IAC Class B common prior to the spin-off to (ii) IAC common stock and IAC Class B common after the spin-off to (iii) Expedia common stock and Expedia Class B common stock after the spin-off:

	IAC Common Stock and Class B Common Stock before Spin-Off	IAC Common Stock and Class B Common Stock after Spin-Off	Expedia Common Stock and Class B Common Stock after Spin-Off
Authorized Capital Stock:	2,100,000,000 shares of capital stock, consisting of (i) 1,600,000,000 shares of IAC common stock, par value $0.01 per share, (ii) 400,000,000 shares of IAC Class B common stock, par value $0.01 per share, and (iii) 100,000,000 shares of IAC Preferred Stock, par value $0.01 per share.	2,100,000,000 shares of capital stock, consisting of (i) 1,600,000,000 shares of IAC common stock, par value $0.001 per share, (ii) 400,000,000 shares of IAC Class B common stock, par value $0.001 per share, and (iii) 100,000,000 shares of IAC preferred stock, par value $0.001 per share.	2,100,000,000 shares of capital stock, consisting of (i) 1,600,000,000 shares of Expedia common stock, par value $0.001 per share, (ii) 400,000,000 shares of Expedia Class B common stock, par value $0.001 per share, and (iii) 100,000,000 shares of Expedia preferred stock, par value $0.001 per share.
Voting Power of Capital Stock:
Each share of IAC common stock is entitled to one vote per share; each share of IAC Class B common stock is entitled to ten votes per share and each share of IAC Series A preferred stock is entitled to two votes per share, in each case, generally voting together on all matters submitted for the vote or consent of IAC stockholders, except in cases where the Delaware General Corporation Law, or the DGCL, provides for a separate class vote and except for the election of 25% of the IAC Board of Directors, which is elected by the holders of the IAC common stock. Based on the number of shares of IAC Class B common stock outstanding as of the date of this proxy statement/prospectus, the holders of IAC Class B common stock control the vote of any matter submitted to IAC stockholders voting together as a single class.
Each share of IAC common stock will be entitled to one vote per share; each share of IAC Class B common stock will be entitled to ten votes per share and each share of IAC Series B preferred stock will be entitled to two votes per share, in each case, generally voting together on all matters submitted for the vote or consent of IAC stockholders, except in cases where the DGCL provides for a separate class vote and except for the election of 25% of the IAC Board of Directors, which is elected by the holders of the IAC common stock. Based on the number of shares of IAC Class B common stock expected to be outstanding following the spin-off, the holders of IAC Class B common stock will likely control the vote of any matter submitted to IAC stockholders voting together as a single class.
Each share of Expedia common stock will be entitled to one vote per share; each share of Expedia Class B common stock will be entitled to ten votes per share and each share of Expedia Series A preferred stock will be entitled to two votes per share, in each case, generally voting together on all matters submitted for the vote or consent of Expedia stockholders, except in cases where the DGCL provides for a separate class vote and except for the election of 25% of the Expedia Board of Directors, which will be elected by the holders of the Expedia common stock. Based on the number of shares of Expedia Class B common stock expected to be outstanding following the spin-off, the holders of Expedia Class B common stock will likely control the vote of any matter submitted to Expedia stockholders voting together as a single class.
Board of Directors:
The IAC bylaws provide that the IAC Board of Directors will determine the number of directors by resolution. Currently, the number of directors is 10. The IAC charter provides that the holders of the IAC common stock, acting as a single class, elect 25% of the total number of directors, with the remaining directors elected by the holders of the IAC common stock, IAC Class B common stock and IAC Series A preferred stock voting together as a single class.
The IAC bylaws will provide that the IAC Board of Directors will determine the number of directors by resolution. The number of directors is expected to be 10. The IAC charter will provide that the holders of the IAC common stock, acting as a single class, may elect 25% of the total number of directors, with the remaining directors elected by the holders of the IAC common stock, IAC Class B common stock and IAC Series B preferred stock voting together as a single class.
The Expedia bylaws will provide that the Expedia Board of Directors will determine the number of directors by resolution. The number of directors is expected to be [ ]. The Expedia charter will provide that the holders of the Expedia common stock, acting as a single class, may elect 25% of the total number of directors, with the remaining directors elected by the holders of the Expedia common stock, Expedia Class B common stock and Expedia Series A preferred stock voting together as a single class.

Removal of Directors:
The IAC certificate of incorporation currently provides that a director may be removed either with or without cause, by the affirmative vote of the holders of a majority of each of the classes of shares then entitled to vote, except that directors elected exclusively by holders of IAC common stock may only be removed by the holders of IAC common stock.
If IAC stockholders approve the director removal proposal, the IAC bylaws will govern the procedures for removing directors. The IAC bylaws provide that a director may be removed either with or without cause, by the affirmative vote of a majority of the voting power of shares then entitled to vote of the class or classes that elected such director.
The Expedia bylaws will provide that a director may be removed either with or without cause, by the affirmative vote of a majority of the voting power of shares then entitled to vote of the class or classes that elected such director.
Filling Vacancies of the Board of Directors:
The DGCL provides that, unless the charter or bylaws provide otherwise, whenever the holders of any class or classes are entitled to elect directors, vacancies and newly created directorships of such class or classes may be filled by a majority of the directors elected by such class or classes then in office or by a sole remaining director so elected. IAC's bylaws also permit holders of a majority of the voting power of outstanding shares entitled to vote on a particular directorship to fill vacancies with respect to that directorship.
The DGCL provides that, unless the charter or bylaws provide otherwise, whenever the holders of any class or classes are entitled to elect directors, vacancies and newly created directorships of such class or classes may be filled by a majority of the directors elected by such class or classes then in office or by a sole remaining director so elected. IAC's bylaws will permit holders of a majority of the voting power of outstanding shares entitled to vote on a particular directorship to fill vacancies with respect to that directorship.
The DGCL provides that, unless the charter or bylaws provide otherwise, whenever the holders of any class or classes are entitled to elect directors, vacancies and newly created directorships of such class or classes may be filled by a majority of the directors elected by such class or classes then in office or by a sole remaining director so elected. Expedia's bylaws will permit holders of a majority of the voting power of outstanding shares entitled to vote on a particular directorship to fill vacancies with respect to that directorship.
Stockholder Action by Written Consent:
The DGCL provides that unless a corporation otherwise provides in its certificate of incorporation, any action required or permitted to be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having at least the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote on the matter are present. IAC's charter does not provide otherwise.
The DGCL provides that unless a corporation otherwise provides in its certificate of incorporation, any action required or permitted to be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having at least the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote on the matter are present. IAC's charter will not provide otherwise.
The DGCL provides that unless a corporation otherwise provides in its certificate of incorporation, any action required or permitted to be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having at least the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote on the matter are present. Expedia's charter will not provide otherwise.

Calling of Annual Meetings of Stockholders:
The DGCL provides that a special meeting of stockholders may be called by the Board of Directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws. IAC's bylaws provide that a special meeting of stockholders may be called by IAC's Chairman of the Board of Directors or by a majority of IAC's Board of Directors.
The DGCL provides that a special meeting of stockholders may be called by the Board of Directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws. IAC's bylaws will provide that a special meeting of stockholders may be called by IAC's Chairman of the Board of Directors or by a majority of IAC's Board of Directors.
The DGCL provides that a special meeting of stockholders may be called by the Board of Directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws. Expedia's bylaws will provide that a special meeting of stockholders may be called by Expedia's Chairman of the Board of Directors or by a majority of Expedia's Board of Directors.
Supermajority Provisions and Amendment of the Certificate of Incorporation:
The IAC charter requires a supermajority (80%) vote of each of the Board of Directors and the voting power of the stockholders voting as a single class to amend or repeal the requirement that the Chief Executive Officer may only be removed without cause by the affirmative vote of at least 80% of the entire Board of Directors.
The IAC charter will require a supermajority (80%) vote of each of the Board of Directors and the voting power of the stockholders voting as a single class to amend or repeal the requirement that the Chief Executive Officer may only be removed without cause by the affirmative vote of at least 80% of the entire Board of Directors.
The Expedia charter will require a supermajority (80%) vote of each of the Board of Directors and the voting power of the stockholders voting as a single class to amend or repeal the requirement that the senior executive may only be removed without cause by the affirmative vote of at least 80% of the entire Board of Directors.
Corporate Opportunity:	None.
The IAC charter will provide that no officer or director of IAC who is also an officer or director of Expedia will be liable to IAC or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to Expedia instead of IAC, or does not communicate information regarding a corporate opportunity to IAC because the officer or director has directed the corporate opportunity to Expedia.
The Expedia charter will provide that no officer or director of Expedia who is also an officer or director of IAC will be liable to Expedia or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to IAC instead of Expedia, or does not communicate information regarding a corporate opportunity to Expedia because the officer or director has directed the corporate opportunity to IAC.

        The following table sets forth a comparison of (i) IAC preferred stock prior to the spin-off to (ii) IAC preferred stock after the spin-off to (iii) Expedia preferred stock after the spin-off:

	IAC Series A Preferred Stock before Spin-Off	IAC Series B Preferred Stock after Spin-Off	Expedia Series A Preferred Stock after Spin-Off
Designation:	13,125,000 shares of IAC preferred stock, par value $0.01 per share, have been designated as IAC Series A preferred stock.	Up to 13,125,000 shares of IAC preferred stock, par value $0.001 per share, will be designated as IAC Series B preferred stock.	Up to 13,125,000 shares of Expedia preferred stock, par value $0.001 per share, will be designated as Expedia Series A preferred stock.
Rank:
IAC Series A preferred stock ranks prior to all shares of common stock of IAC as to the payment of dividends or the distribution of assets upon liquidation, dissolution or the winding up of the affairs of IAC. No other preferred share of IAC is permitted to rank senior to the IAC Series A preferred stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or the winding up of the affairs of IAC, unless the holders of a majority of the outstanding shares of the IAC Series A preferred stock consent.
IAC Series B preferred stock will rank prior to all shares of common stock of IAC as to the payment of dividends or the distribution of assets upon liquidation, dissolution or the winding up of the affairs of IAC. No other preferred share of IAC will be permitted to rank senior to the IAC Series B preferred stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or the winding up of the affairs of IAC, unless the holders of a majority of the outstanding shares of the IAC Series B preferred stock consent.
Expedia Series A preferred stock will rank prior to all shares of common stock of Expedia as to the payment of dividends or the distribution of assets upon liquidation, dissolution or the winding up of the affairs of Expedia. No other preferred share of Expedia will be permitted to rank senior to the Expedia Series A preferred stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or the winding up of the affairs of Expedia, unless the holders of a majority of the outstanding shares of the Expedia Series A preferred stock consent.
Term:	At the close of business on February 4, 2022, all then outstanding shares of IAC Series A preferred stock will convert, as described under "—Convertibility" into shares of IAC common stock.	At the close of business on February 4, 2022, all then outstanding shares of IAC Series B preferred stock will convert, as described under "—Convertibility" into shares of IAC common stock.	At the close of business on February 4, 2022, all then outstanding shares of Expedia Series A preferred stock will convert, as described under "—Convertibility" into shares of Expedia common stock.
Voting Rights:
Holders of IAC Series A preferred stock are entitled to two votes for each share of IAC Series A preferred stock held on all matters presented to such shareholders. Except as otherwise required by Delaware law, or any special voting rights of IAC Series A preferred stock, the holders of IAC common stock, IAC Class B common stock and IAC Series A preferred stock are entitled to vote together as one class. No separate class vote of IAC Series A preferred stock is required for the approval of any matter except as required by Delaware law.
Holders of IAC Series B preferred stock will be entitled to two votes for each share of IAC Series B preferred stock held on all matters presented to such shareholders. Except as otherwise required by Delaware law, or any special voting rights of IAC Series B preferred stock, the holders of IAC common stock, IAC Class B common stock and IAC Series B preferred stock will be entitled to vote together as one class. No separate class vote of IAC Series B preferred stock will be required for the approval of any matter except as required by Delaware law.
Holders of Expedia Series A preferred stock will be entitled to two votes for each share of Expedia Series A preferred stock held on all matters presented to such shareholders. Except as otherwise required by Delaware law, or any special voting rights of Expedia Series A preferred stock as described in this document, the holders of Expedia common stock, Expedia Class B common stock and Expedia Series A preferred stock will be entitled to vote together as one class. No separate class vote of Expedia Series A preferred stock will be required for the approval of any matter except as required by Delaware law.

Dividends:
Holders of IAC Series A preferred stock are entitled to receive annual dividends in the amount of (i) 1.99% of its face value (the face value is $50.00 per share), plus (ii) the excess, if any, of the value of any dividends paid on the number of shares of IAC common stock into which the IAC Series A preferred stock is then convertible as described under "—Convertibility."
Holders of IAC Series B preferred stock will be entitled to receive annual dividends in the amount of (i) 1.99% of $50 multiplied by a fraction based on the market capitalization of IAC following the spin-off relative to the market capitalization of IAC prior to the spin-off and giving effect to the one-for-two reverse stock split (the "Face Value"), plus (ii) the excess, if any, of the value of any dividends paid on the number of shares of IAC common stock into which the IAC Series B preferred stock is then convertible as described under " — Convertibility."
Holders of Expedia Series A preferred stock will be entitled to receive annual dividends in the amount of (i) 1.99% of $50 multiplied by a fraction based on the market capitalization of Expedia following the spin-off relative to the market capitalization of IAC prior to the spin-off and giving effect to the one-for-two reverse stock split (the "Face Value"), plus (ii) the excess, if any, of the value of any dividends paid on the number of shares of Expedia common stock into which the Expedia Series A preferred stock is then convertible as described under " — Convertibility."
Liquidation:
In the event of any liquidation, dissolution or winding up of IAC, holders of IAC Series A preferred stock are entitled to receive any accrued and unpaid dividends, without interest, plus the greater of (a) $50.00 and (b) the liquidating distribution that would be paid with respect to the number of shares of IAC common stock into which such a share is then convertible.
In the event of any liquidation, dissolution or winding up of IAC, holders of IAC Series B preferred stock will be entitled to receive any accrued and unpaid dividends, without interest, plus the greater of (a) the Face Value and (b) the liquidating distribution that would be paid with respect to the number of shares of IAC common stock into which such a share is then convertible.
In the event of any liquidation, dissolution or winding up of Expedia, holders of Expedia Series A preferred stock will be entitled to receive any accrued and unpaid dividends, without interest, plus the greater of (a) the Face Value and (b) the liquidating distribution that would be paid with respect to the number of shares of Expedia common stock into which such a share is then convertible.
Redemption by IAC:
Beginning February 4, 2012, IAC may at its option redeem all or a portion of the outstanding shares of IAC Series A preferred stock at a redemption price equal to the face value of the stock (the face value is $50.00 per share) plus all dividends on the stock that are accrued and unpaid. In the event that only a portion of the outstanding shares of IAC Series A preferred stock are redeemed, IAC must redeem at least 25% of the originally issued aggregate face value of such shares, unless there remains less than 25% of such amount, in which case the entire amount must be redeemed. The amount paid in redemption of shares of IAC Series A preferred stock may be paid in any combination of cash or shares of IAC common stock.
Beginning February 4, 2012, IAC will be able to at its option redeem all or a portion of the outstanding shares of IAC Series B preferred stock at a redemption price equal to the Face Value plus all dividends on the stock that are accrued and unpaid. In the event that only a portion of the outstanding shares of IAC Series B preferred stock are redeemed, IAC will be required to redeem at least 25% of the originally issued aggregate Face Value of such shares, unless there remains less than 25% of such amount, in which case the entire amount must be redeemed. The amount paid in redemption of shares of IAC Series B preferred stock may be paid in any combination of cash or shares of IAC common stock.
Beginning February 4, 2012, Expedia will have the right at its option to redeem all or a portion of the outstanding shares of Expedia Series A preferred stock at a redemption price equal to the Face Value of the stock plus all dividends on the stock that are accrued and unpaid. In the event that only a portion of the outstanding shares of Expedia Series A preferred stock are redeemed, Expedia will be required to redeem at least 25% of the originally issued aggregate Face Value of such shares, unless there remains less than 25% of such amount, in which case the entire amount must be redeemed. The amount paid in redemption of shares of Expedia Series A preferred stock may be paid in any combination of cash or shares of Expedia common stock.

Redemption by Holder:
Holders of IAC Series A preferred stock may elect to have all or any such shares redeemed at fixed periodic intervals beginning in January 2007. In the event of such a redemption, the holder will be entitled to receive the face value of the shares being redeemed (the face value is $50.00 per share) plus all dividends on the stock that are accrued and unpaid. The amount paid in redemption of shares of IAC Series A preferred stock may be paid in any combination of cash or shares of IAC common stock.
Holders of IAC Series B preferred stock will be permitted to elect to have all or any such shares redeemed at fixed periodic intervals beginning in January 2007. In the event of such a redemption, the holder will be entitled to receive the Face Value of the shares being redeemed plus all dividends on the stock that are accrued and unpaid. The amount paid in redemption of shares of IAC Series B preferred stock may be paid in any combination of cash or shares of IAC common stock.
Holders of Expedia Series A preferred stock will be permitted to elect to have all or any such shares redeemed at fixed periodic intervals beginning in January 2007. In the event of such a redemption, the holder will be entitled to receive the Face Value of the shares being redeemed plus all dividends on the stock that are accrued and unpaid. The amount paid in redemption of shares of Expedia Series A preferred stock may be paid in any combination of cash or shares of Expedia common stock.
Convertibility:
At the option of its holders, shares of IAC Series A preferred stock are convertible at any time into approximately 0.741 shares of IAC common stock (the "conversion factor"), with cash paid in lieu of fractional shares. If the share price of IAC common stock exceeds $70.20 at the time of conversion, the conversion factor will increase to a number equal to $50 divided by the following quotient:
At the option of its holders, shares of IAC Series B preferred stock initially will be convertible at any time into approximately 0.741 shares of IAC common stock (the "conversion factor"), with cash paid in lieu of fractional shares of IAC common stock.
If the share price of IAC common stock exceeds a specified trigger price at the time of conversion, the conversion factor will increase to a number equal to the Face Value divided by the following quotient:
At the option of its holders, shares of Expedia Series A preferred stock initially will be convertible at any time into approximately 0.741 shares of Expedia common stock (the "conversion factor"), with cash paid in lieu of fractional shares of Expedia common stock.
If the share price of Expedia common stock exceeds a specified trigger price at the time of conversion, the conversion factor will increase to a number equal to the Face Value divided by the following quotient:

$50 X (IACI) (IACI X 0.741) + (0.2369 X (IACI-70.20))	Face Value X (IACI) (IACI X 0.741) + (0.2396 X (IACI-trigger price))	Face Value X (EXP) (EXP X 0.741) + (0.2396 X (EXP-trigger price))
Where IACI = trailing ten-day average price of IAC common stock.
Where IACI = trailing ten-day average price of IAC common stock and the trigger price of the IAC Series B preferred stock will equal $70.20 multiplied by a fraction based on the market capitalization of IAC following the spin-off relative to the market capitalization of IAC prior to the spin-off and giving effect the one-for-two reverse stock split.
Where EXP = trailing ten-day average price of Expedia common stock and the trigger price of the Expedia Series A preferred stock will equal $70.20 multiplied by a fraction based on the market capitalization of Expedia following the spin-off relative to the market capitalization of IAC prior to the spin-off and giving effect the one-for-two reverse stock split.

The IAC certificate of designations also includes an anti-dilution adjustment provision so that the number of shares of IAC common stock to be received upon conversion of a share of IAC preferred stock is adjusted from time to time in the event of any stock split, stock consolidation, combination or subdivision, stock dividend or other distribution and any repurchase, reclassification, recapitalization or reorganization of IAC.
The IAC certificate of designations will also include an anti-dilution adjustment provision so that the number of shares of IAC common stock to be received upon conversion of a share of IAC Series B preferred stock is adjusted from time to time in the event of any stock split, stock consolidation, combination or subdivision, stock dividend or other distribution and any repurchase, reclassification, recapitalization or reorganization of IAC.
The Expedia certificate of designations will also include an anti-dilution adjustment provision so that the number of shares of Expedia common stock to be received upon conversion of a share of Expedia Series A preferred stock is adjusted from time to time in the event of any stock split, stock consolidation, combination or subdivision, stock dividend or other distribution and any repurchase, reclassification, recapitalization or reorganization of Expedia.
Consolidation, Merger or Sale of Assets:
In the event of a merger, consolidation, sale of substantially all of the assets of IAC, tender or exchange offer, reclassification, compulsory share exchange or liquidation, each holder of IAC Series A preferred stock will be entitled to receive any of (i) $50.00, (ii) the consideration the holder of shares of IAC Series A preferred stock would have received had such shares been converted into shares of IAC common stock immediately prior to the triggering transaction, or (iii) an equity security of any successor corporation to IAC whose terms effectively mirror those of the IAC Series A preferred stock.
In the event of a merger, consolidation, sale of substantially all of the assets of IAC, tender or exchange offer, reclassification, compulsory share exchange or liquidation, each holder of IAC Series B preferred stock will be entitled to receive any of (i) the Face Value, (ii) the consideration the holder of shares of IAC Series B preferred stock would have received had such shares been converted into shares of IAC common stock immediately prior to the triggering transaction, or (iii) an equity security of any successor corporation to IAC whose terms effectively mirror those of the IAC Series B preferred stock.
In the event of a merger, consolidation, sale of substantially all of the assets of Expedia, tender or exchange offer, reclassification, compulsory share exchange or liquidation, each holder of Expedia Series A preferred stock will be entitled to receive any of (i) the Face Value, (ii) the consideration the holder of Expedia Series A preferred stock would have received had such shares been converted into shares of Expedia common stock immediately prior to the triggering transaction, or (iii) an equity security of any successor corporation to Expedia whose terms effectively mirror those of the Expedia Series A preferred stock.
Preemptive Rights:	Holders of IAC Series A preferred stock are not entitled to any preemptive or subscription rights in respect of any securities of IAC.	Holders of IAC Series B preferred stock will not be entitled to any preemptive or subscription rights in respect of any securities of IAC.	Holders of Expedia Series A preferred stock will not be entitled to any preemptive or subscription rights in respect of any securities of Expedia.
Reservation of Shares:
IAC will keep in reserve at all times during the term of the IAC Series A preferred stock sufficient authorized but unissued shares of IAC common stock for issuance in the event of exercises by the holders of IAC Series A preferred stock.
IAC will keep in reserve at all times during the term of the IAC Series B preferred stock sufficient authorized but unissued shares of IAC common stock for issuance in the event of exercises by the holders of IAC Series B preferred stock.
Expedia will keep in reserve at all times during the term of the Expedia Series A preferred stock sufficient authorized but unissued shares of Expedia common stock for issuance in the event of exercises by the holders of Expedia Series A preferred stock.
Registration of Shares:	The IAC Series A preferred stock and any IAC common stock issued upon conversion of the IAC Series A preferred stock has been registered under the Securities Act of 1933, as amended.	The IAC Series B preferred stock and any IAC common stock issued upon conversion of the IAC Series B preferred stock will be registered under the Securities Act of 1933, as amended.	The Expedia Series A preferred stock and any Expedia common stock issued upon conversion of the Expedia Series A preferred stock will be registered under the Securities Act of 1933, as amended.

Security Ownership of Certain Beneficial Owners and Management

        Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be the beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which that person has no economic interest.

Security Ownership of IAC Capital Stock Prior to the Reverse Stock Split and the Spin-Off

        The following table presents, as of February 28, 2005, information relating to the beneficial ownership of IAC common stock, IAC Class B common stock and IAC Series A preferred stock by (1) each person known by IAC to own beneficially more than 5% of the outstanding shares of IAC common stock, IAC Class B common stock and IAC Series A preferred stock, (2) each director nominee of IAC, (3) each of the Chief Executive Officer and the four other most highly compensated executive officers of IAC who served in such capacities as of December 31, 2004 (the "Named Executive Officers"), and (4) all executive officers and directors of IAC as a group.

        Unless otherwise indicated, beneficial owners listed here may be contacted at IAC's corporate headquarters at 152 West 57th Street, 42nd Floor, New York, New York 10019. For each listed person, the number of shares of IAC common stock and percent of such class listed assumes the conversion or exercise of any IAC equity securities owned by such person, but does not assume the conversion or exercise of any such equity securities owned by any other person. Shares of IAC Class B common stock may at the option of the holder be converted on a one-for-one basis into shares of IAC common stock. Each share of IAC Series A preferred stock is convertible, at the option of the holder, into that number of shares of IAC common stock equal to the quotient obtained by dividing $50 by the conversion price, currently $33.75 per share. For each listed person, the number of shares of IAC common stock and percent of class listed includes shares of IAC common stock that may be acquired by such person upon the exercise of stock options and warrants that are or will be exercisable, and restricted stock units that are or will have vested, within 60 days of February 28, 2005.

        The percentage of votes for all classes of capital stock is based on one vote for each share of IAC common stock, ten votes for each share of IAC Class B common stock and two votes for each share of

IAC Series A preferred stock. The information set forth below does not give effect to the one-for-two reverse stock split that IAC expects to complete immediately prior to the spin-off.

	IAC Common Stock			IAC Class B Common Stock			IAC Preferred Stock
Name and Address of Beneficial Owner											Percent of Votes (All Classes)
	Shares		%	Shares		%	Shares		%
Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071	78,709,590	(1)	12.4%	—		—	—		—		6.0%
Citigroup Global Markets Holdings Inc. and Citigroup Inc. 388 Greenwich Street New York, NY 10013	36,407,077	(2)	5.7%	—		—	—		—		2.8%
Legg Mason Funds Management, Inc., Legg Mason Capital Management, Inc., LMM, LLC, Legg Mason Focus Capital, Inc. and Legg Mason Value Trust, Inc. 100 Light Street Baltimore, MD 21202	91,269,132	(3)	14.4%	—		—	—		—		7.0%
Liberty Media Corporation 12300 Liberty Boulevard Englewood, CO 80112	138,439,618	(4)	20.2%	51,199,996	(5)	79.2%	—		—		45.8%
Microsoft Corporation One Microsoft Way Redmond, WA 98052	51,733,277	(6)	7.7%	—		—	—	(6)	—	(6)	3.9%
Universal Studios, Inc. 100 Universal City Plaza Universal City, CA 91608	56,611,308	(7)	8.7%	13,430,000	(8)	20.8%	—		—		13.6%
Barry Diller	239,058,769	(4)(9)	32.2%	64,629,996	(10)	100.0%	—		—		60.8%
Edgar Bronfman, Jr.	41,216	(11)	*	—		—	—		—		*
Julius Genachowski	528,978	(12)	*	—		—	—		—		*
Robert Hougie	14,596		*	—		—	—		—		*
Victor A. Kaufman	1,714,756	(13)	*	—		—	—		—		*
Donald R. Keough	228,842	(14)	*	—		—	—		—		*
Dara Khosrowshahi	1,061,536	(15)	*	—		—	—		—		*
Marie-Josée Kravis	24,166	(16)	*	—		—	—		—		*
Bryan Lourd	51,425		*	—		—	—		—		*
Steven Rattner	23,565	(17)	*	—		—	—		—		*
Gen. H. Norman Schwarzkopf	184,166	(18)	*	—		—	—		—		*
Alan Spoon	67,425	(19)	*	—		—	—		—		*
Diane Von Furstenberg	44,166	(20)	*	—		—	—		—		*
All executive officers and directors as a group (14 persons)	242,445,841		32.6%	64,629,996		100.0%	—		—		60.9%

*
The percentage of shares beneficially owned does not exceed 1% of the class.

(1)
Based upon information filed on a Schedule 13G, as amended, with the SEC on February 9, 2005.

(2)
Based upon information filed on a Schedule 13G with the SEC on February 8, 2005.

(3)
Based upon information filed on a Schedule 13G, as amended, with the SEC on February 14, 2005.

(4)
Consists of 87,239,578 shares of IAC common stock and 2,353,188 shares of IAC Class B common stock held by Liberty and 44 shares of IAC common stock held collectively by the BDTV Entities (as defined below) and 8,000,000, 31,236,444, 8,010,364 and 1,600,000 shares of IAC Class B common stock held by each of BDTV Inc., BDTV II Inc., BDTV III Inc. and BDTV IV Inc. (collectively, the "BDTV Entities"), respectively. Mr. Diller owns all of the voting stock and Liberty owns all of the non-voting stock, in each case, of the BDTV entities, which non-voting stock represents in excess of 99% of the equity of the BDTV Entities. Pursuant to the Amended and Restated Stockholders Agreement among Liberty, Universal, Vivendi and Mr. Diller and a related letter agreement, Mr. Diller generally has the right to vote all of the shares of IAC common stock and IAC Class B common stock held by Liberty and the BDTV Entities.

(5)
Consists of 2,353,188 shares of IAC Class B common stock held by Liberty and 8,000,000, 31,236,444, 8,010,364 and 1,600,000 shares of IAC Class B common stock held by each of BDTV Inc., BDTV II Inc., BDTV III Inc. and BDTV IV Inc., respectively. Pursuant to the Amended and Restated Stockholders Agreement and a related letter agreement, Mr. Diller generally has the right to vote all of the shares of IAC Class B common stock held by Liberty and the BDTV Entities.

(6)
Based on information filed on a Schedule 13G, as amended, with the SEC, on February 3, 2005. Consists of an indeterminate number of shares of IAC common stock, shares of IAC common stock issuable upon the exercise of IAC warrants and shares of IAC common stock issuable upon the conversion of IAC Series A preferred stock.

(7)
Based on information filed on a Schedule 13G with the SEC on May 21, 2004. Consists of 43,181,308 shares of IAC common stock and 13,430,000 shares of IAC Class B common stock. NBC Universal, by virtue of the fact that it owns all of the outstanding capital stock of NBCU Acquisition Sub, Inc., which in turn owns all of the outstanding capital stock of Universal, is deemed to be the beneficial owner of the 43,181,308 shares of IAC common stock and 13,430,000 shares of IAC Class B common stock directly held by Universal. Pursuant to the Amended and Restated Stockholders Agreement and a related letter agreement, Mr. Diller generally has the right to vote all of the shares of IAC common stock and IAC Class B common stock held by Universal.

(8)
Pursuant to the Amended and Restated Stockholders Agreement and a related letter agreement, Mr. Diller generally has the right to vote all of the shares of IAC Class B common stock held by Universal.

(9)
Consists of 1,793,214 shares of IAC common stock owned by Mr. Diller, options to purchase 41,845,888 shares of IAC common stock granted under IAC's stock compensation plans, 368,741 shares of IAC common stock held by a private foundation as to which Mr. Diller disclaims beneficial ownership, 44 shares of IAC common stock and 48,846,808 shares of IAC Class B common stock held collectively by the BDTV Entities, 87,239,578 shares of IAC common stock and 2,353,188 shares of IAC Class B common stock held by Liberty, and 43,181,308 shares of IAC common stock and 13,430,000 shares of IAC Class B common stock held by Universal, as to which Mr. Diller has general voting authority under the Amended and Restated Stockholders Agreement and a related letter agreement. Excludes 2,500 shares of IAC common stock and options to purchase 41,666 shares of IAC common stock held by Ms. Von Furstenberg, as to which Mr. Diller disclaims beneficial ownership.

(10)
Consists of 48,846,808 shares of IAC Class B common stock held collectively by the BDTV Entities, 2,353,188 shares of IAC Class B common stock held by Liberty and 13,430,000 shares of IAC Class B common stock held by Universal, as to which Mr. Diller has general voting authority under the Amended and Restated Stockholders Agreement and a related letter agreement.

(11)
Consists of (i) 2,500 shares held by Mr. Bronfman directly, (ii) 21,500 shares of IAC common stock held for the benefit of Mr. Bronfman in an IRA account, (iii) 8,500 shares of IAC common stock held by Mr. Bronfman in his capacity as custodian for his minor children, (iv) 2,050 shares of IAC common stock held by Mr. Bronfman's spouse and (v) options to purchase 6,666 shares of IAC common stock granted under IAC's stock compensation plans. Mr. Bronfman disclaims beneficial ownership of the 10,550 shares of IAC common stock described in (iii) and (iv) above.

(12)
Consists of 68,144 shares of IAC common stock and options to purchase 460,834 shares of IAC common stock granted under IAC's stock compensation plans.

(13)
Consists of 52,256 shares of IAC common stock and options to purchase 1,662,500 shares of IAC common stock granted under IAC's stock compensation plans.

(14)
Consists of (i) 85,176 shares of IAC common stock held by Mr. Keough, (ii) 2,000 shares of IAC common stock held by Mr. Keough's spouse and (iii) options to purchase 141,666 shares of IAC common stock granted under IAC's stock compensation plans. Excludes shares of IAC common stock beneficially owned by affiliates of Allen & Company LLC. Mr. Keough disclaims beneficial ownership of the 2,000 shares of IAC common stock described in (ii) above and all shares of IAC common stock beneficially owned by affiliates of Allen & Company LLC.

(15)
Consists of 105,697 shares of IAC common stock and options to purchase 955,839 shares of IAC common stock granted under IAC's stock compensation plans.

(16)
Consists of 2,500 shares of IAC common stock and 21,666 options to purchase shares of IAC common stock granted under IAC's stock compensation plans.

(17)
Consists of 21,065 shares of IAC common stock held indirectly through partnership interests and 2,500 shares of IAC common stock to be received upon the vesting of restricted stock units in the next 60 days.

(18)
Consists of 2,500 shares of IAC common stock and 181,666 options to purchase shares of IAC common stock granted under IAC's stock compensation plans.

(19)
Consists of 16,000 shares of IAC common stock and options to purchase 51,425 shares of IAC common stock granted under IAC's stock compensation plans.

(20)
Consists of 2,500 shares of IAC common stock and options to purchase 41,666 shares of IAC common stock granted under IAC's stock compensation plans. Excludes shares beneficially owned by Mr. Diller, as to which Ms. Von Furstenberg disclaims beneficial ownership.

Security Ownership of IAC Capital Stock Immediately Following the Spin-Off

        The following table presents information relating to the anticipated beneficial ownership of IAC common stock and IAC Class B common stock, assuming the completion of the spin-off and the one-for-two reverse stock split as if they occurred on February 28, 2005, by (1) each person expected by IAC to own beneficially more than 5% of the outstanding shares of IAC common stock and IAC Class B common stock, (2) each director nominee of IAC, (3) each of the Chief Executive Officer and the four Named Executive Officers who served in such capacities as of December 31, 2004, and (4) all executive officers and directors of IAC as a group.

        In addition to the completion of the spin-off and the one-for-two reverse stock split, the information set forth below assumes (1) the completion of the Ask Jeeves acquisition, (2) the repurchase by IAC, through its previously announced share repurchase programs, of approximately 60% of the fully diluted shares issuable in the Ask Jeeves acquisition and (3) that all holders of IAC Series A preferred stock elect to receive cash in connection with the spin-off, which election would result in no shares of IAC Series B preferred stock being issued and outstanding after the completion of the spin-off.

        For each listed person, the number of shares of IAC common stock and percent of such class listed assumes the conversion or exercise of any IAC equity securities owned by such person, but does not assume the conversion or exercise of any such equity securities owned by any other person. Shares of IAC Class B common stock may at the option of the holder be converted on a one-for-one basis into shares of IAC common stock. For each listed person, the number of shares of IAC common stock and percent of class listed includes shares of IAC common stock that may be acquired by such person upon the exercise of stock options and warrants that are or will be exercisable, and restricted stock units that are or will have vested, within 60 days of February 28, 2005.

        The actual number of shares of IAC capital stock outstanding as of the date of the spin-off may differ due to, among other things, the exercise of options or warrants, the vesting of restricted stock units or the conversion of preferred stock, in each case between February 28, 2005 and the date of the spin-off and to the extent the other assumptions set forth above differ from the actual developments.

        The percentage of votes for all classes of capital stock is based on one vote for each share of IAC common stock and ten votes for each share of IAC Class B common stock.

	IAC Common Stock			IAC Class B Common Stock			Percent of Votes
Name and Address of Beneficial Owner
	Shares		%	Shares		%	(All Classes)
Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071	39,354,795	(1)	12.0%	—		—	6.0%
Citigroup Global Markets Holdings Inc. and Citigroup Inc. 388 Greenwich Street New York, NY 10013	18,203,538	(2)	5.5%	—		—	2.8%
Legg Mason Funds Management, Inc., Legg Mason Capital Management, Inc., LMM, LLC, Legg Mason Focus Capital, Inc. and Legg Mason Value Trust, Inc. 100 Light Street Baltimore, MD 21202	45,634,566	(3)	13.9%	—		—	7.0%
Liberty Media Corporation 12300 Liberty Boulevard Englewood, CO 80112	69,219,809	(4)	19.6%	25,599,998	(5)	79.2%	46.0%
Microsoft Corporation One Microsoft Way Redmond, WA 98052	17,171,283	(6)	5.1%	—		—	2.6%
Universal Studios, Inc. 100 Universal City Plaza Universal City, CA 91608	28,305,654	(7)	8.4%	6,715,000	(8)	20.8%	13.6%
Barry Diller	119,529,383	(4)(9)	31.3%	32,314,998	(10)	100.0%	61.0%
Edgar Bronfman, Jr.	20,608	(11)	*	—		—	*
Julius Genachowski	264,489	(12)	*	—		—	*
Robert Hougie	7,298		*	—		—	*
Victor A. Kaufman	857,378	(13)	*	—		—	*
Donald R. Keough	114,421	(14)	*	—		—	*
Dara Khosrowshahi	530,767	(15)	*	—		—	*
Marie-Josée Kravis	12,083	(16)	*	—		—	*
Bryan Lourd	25,712		*	—		—	*
Steven Rattner	11,782	(17)	*	—		—	*
Gen. H. Norman Schwarzkopf	92,083	(18)	*	—		—	*
Alan Spoon	33,712	(19)	*	—		—	*
Diane Von Furstenberg	22,083	(20)	*	—		—	*
All executive officers and directors as a group (14 persons)	121,222,920		31.6%	32,314,998		100.0%	61.1%

*
The percentage of shares beneficially owned does not exceed 1% of the class.

(1)
Based upon information regarding IAC holdings prior to the spin-off filed on a Schedule 13G, as amended, with the SEC on February 9, 2005.

(2)
Based upon information regarding IAC holdings prior to the spin-off filed on a Schedule 13G with the SEC on February 8, 2005.

(3)
Based upon information regarding IAC holdings prior to the spin-off filed on a Schedule 13G, as amended, with the SEC on February 14, 2005.

(4)
Consists of 43,619,789 shares of IAC common stock and 1,176,594 shares of IAC Class B common stock held by Liberty and 22 shares of IAC common stock held collectively by the BDTV Entities (as defined below) and 4,000,000, 15,618,222, 4,005,182 and 800,000 shares of IAC Class B common stock held by each of BDTV Inc., BDTV II Inc., BDTV III Inc. and BDTV IV Inc. (collectively, the "BDTV Entities"), respectively. Mr. Diller owns all of the voting stock and Liberty owns all of the non-voting stock, in each case, of the BDTV entities, which non-voting stock represents in excess of 99% of the equity of the BDTV Entities. Pursuant to the Amended and Restated Stockholders Agreement among Liberty, Universal, Vivendi and Mr. Diller and a related letter agreement, Mr. Diller generally has the right to vote all of the shares of IAC common stock and IAC Class B common stock held by Liberty and the BDTV Entities.

(5)
Consists of 1,176,594 shares of IAC Class B common stock held by Liberty and 4,000,000, 15,618,222, 4,005,182 and 800,000 shares of IAC Class B common stock held by each of BDTV Inc., BDTV II Inc., BDTV III Inc. and BDTV IV Inc., respectively. Pursuant to the Amended and Restated Stockholders Agreement and a related letter agreement, Mr. Diller generally has the right to vote all of the shares of IAC Class B common stock held by Liberty and the BDTV Entities.

(6)
Based on information regarding IAC holdings prior to the spin-off filed on a Schedule 13G, as amended, with the SEC, on February 3, 2005. Consists of an indeterminate number of shares of IAC common stock, including shares of IAC common stock issuable upon the exercise of IAC warrants.

(7)
Based on information regarding IAC holdings prior to the spin-off filed on a Schedule 13G with the SEC on May 21, 2004. Consists of 21,590,654 shares of IAC common stock and 6,715,000 shares of IAC Class B common stock. NBC Universal, by virtue of the fact that it owns all of the outstanding capital stock of NBCU Acquisition Sub, Inc., which in turn owns all of the outstanding capital stock of Universal, is deemed to be the beneficial owner of the 21,590,654 shares of IAC common stock and 6,715,000 shares of IAC Class B common stock directly held by Universal. Pursuant to the Amended and Restated Stockholders Agreement and a related letter agreement, Mr. Diller generally has the right to vote all of the shares of IAC common stock and IAC Class B common stock held by Universal.

(8)
Pursuant to the Amended and Restated Stockholders Agreement and a related letter agreement, Mr. Diller generally has the right to vote all of the shares of IAC Class B common stock held by Universal.

(9)
Consists of 896,607 shares of IAC common stock owned by Mr. Diller, options to purchase 20,922,944 shares of IAC common stock granted under IAC's stock compensation plans, 184,370 shares of IAC common stock held by a private foundation as to which Mr. Diller disclaims beneficial ownership, 22 shares of IAC common stock and 24,423,404 shares of IAC Class B common stock held collectively by the BDTV Entities, 43,619,789 shares of IAC common stock and 1,176,594 shares of IAC Class B common stock held by Liberty, and 21,590,654 shares of IAC common stock and 6,715,000 shares of IAC Class B common stock held by Universal, as to which Mr. Diller has general voting authority under the Amended and Restated Stockholders Agreement and a related letter agreement. Excludes 1,250 shares of IAC common stock and options to purchase 20,833 shares of IAC common stock held by Ms. Von Furstenberg, as to which Mr. Diller disclaims beneficial ownership.

(10)
Consists of 24,423,404 shares of IAC Class B common stock held collectively by the BDTV Entities, 1,176,594 shares of IAC Class B common stock held by Liberty and 6,715,000 shares of IAC Class B common stock held by Universal, as to which Mr. Diller has general voting authority under the Amended and Restated Stockholders Agreement and a related letter agreement.

(11)
Consists of (i) 1,250 shares held by Mr. Bronfman directly, (ii) 10,750 shares of IAC common stock held for the benefit of Mr. Bronfman in an IRA account, (iii) 4,250 shares of IAC common stock held by Mr. Bronfman in his capacity as custodian for his minor children, (iv) 1,025 shares of IAC common stock held by Mr. Bronfman's spouse and (v) options to purchase 3,333 shares of IAC common stock granted under IAC's stock compensation plans. Mr. Bronfman disclaims beneficial ownership of the 5,275 shares of IAC common stock described in (iii) and (iv) above.

(12)
Consists of 34,072 shares of IAC common stock and options to purchase 230,417 shares of IAC common stock granted under IAC's stock compensation plans.

(13)
Consists of 26,128 shares of IAC common stock and options to purchase 831,250 shares of IAC common stock granted under IAC's stock compensation plans.

(14)
Consists of (i) 42,588 shares of IAC common stock held by Mr. Keough, (ii) 1,000 shares of IAC common stock held by Mr. Keough's spouse and (iii) options to purchase 70,833 shares of IAC common stock granted under IAC's stock compensation plans. Excludes shares of IAC common stock beneficially owned by affiliates of Allen & Company LLC. Mr. Keough disclaims beneficial ownership of the 1,000 shares of IAC common stock described in (ii) above and all shares of IAC common stock beneficially owned by affiliates of Allen & Company LLC.

(15)
Consists of 52,848 shares of IAC common stock and options to purchase 477,919 shares of IAC common stock granted under IAC's stock compensation plans.

(16)
Consists of 1,250 shares of IAC common stock and 10,833 options to purchase shares of IAC common stock granted under IAC's stock compensation plans.

(17)
Consists of 10,532 of IAC common stock held directly and shares of IAC common stock held indirectly through partnership interests and 1,250 shares of IAC common stock to be received upon the vesting of restricted stock units in the next 60 days.

(18)
Consists of 1,250 shares of IAC common stock and 90,833 options to purchase shares of IAC common stock granted under IAC's stock compensation plans.

(19)
Consists of 8,000 shares of IAC common stock and options to purchase 25,712 shares of IAC common stock granted under IAC's stock compensation plans.

(20)
Consists of 1,250 shares of IAC common stock and options to purchase 20,833 shares of IAC common stock granted under IAC's stock compensation plans. Excludes shares beneficially owned by Mr. Diller, as to which Ms. Von Furstenberg disclaims beneficial ownership.

Security Ownership of Expedia Capital Stock Immediately Following the Spin-Off

        The following table presents information relating to the expected beneficial ownership of Expedia common stock and Expedia Class B common stock, assuming the completion of the spin-off as if it occurred on February 28, 2005, by (1) each person expected by IAC to own beneficially more than 5% of the outstanding shares of Expedia common stock and Expedia Class B common stock, (2) each director of Expedia, (3) the Chief Executive Officer and the four Named Executive Officers in the Expedia Compensation Table and (4) all executive officers and director nominees of Expedia as a group.

        Unless otherwise indicated, beneficial owners listed here may be contacted at Expedia's corporate headquarters at 3150 139th Avenue Southeast, Bellevue, Washington.

        In addition to the completion of the spin-off, the information set forth below assumes that all holders of IAC Series A preferred stock elect to receive cash in connection with the spin-off, which election would result in no shares of Expedia Series A preferred stock being issued and outstanding after the completion of the spin-off.

        For each listed person, the number of shares of Expedia common stock and percent of such class listed assumes the conversion or exercise of any Expedia equity securities owned by such person, but does not assume the conversion or exercise of any such equity securities owned by any other person. Shares of Expedia Class B common stock may at the option of the holder be converted on a one-for-one basis into shares of Expedia common stock. For each listed person, the number of shares of Expedia common stock and percent of class listed includes shares of Expedia common stock that may be acquired by such person upon the exercise of stock options and warrants that are or will be exercisable, and restricted stock units that are or will have vested, within 60 days of February 28, 2005.

        The actual number of shares of Expedia capital stock outstanding as of the date of the spin-off may differ due to, among other things, the exercise of options or warrants, the vesting of restricted stock units or the conversion of preferred stock, in each case between February 28, 2005 and the date of the spin-off and to the extent the other assumptions set forth above differ from the actual developments.

        The percentage of votes for all classes of capital stock is based on one vote for each share of Expedia common stock and ten votes for each share of Expedia Class B common stock.

	Expedia Common Stock			Expedia Class B Common Stock
Name and Address of Beneficial Owner							Percent of Votes (All Classes)
	Shares		%	Shares		%
Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071	39,354,795	(1)	12.0%	—		—	6.0%
Citigroup Global Markets Holdings Inc. and Citigroup Inc. 388 Greenwich Street New York, NY 10013	18,203,538	(2)	5.5%	—		—	2.8%
Legg Mason Funds Management, Inc., Legg Mason Capital Management, Inc., LMM, LLC, Legg Mason Focus Capital, Inc. and Legg Mason Value Trust, Inc. 100 Light Street Baltimore, MD 21202	45,634,566	(3)	13.9%	—		—	7.0%
Liberty Media Corporation 12300 Liberty Boulevard Englewood, CO 80112	69,219,809	(4)	19.6%	25,599,998	(5)	79.2%	46.0%
Microsoft Corporation One Microsoft Way Redmond, WA 98052	17,171,283	(6)	5.1%	—		—	2.6%
Universal Studios, Inc. 100 Universal City Plaza Universal City, CA 91608	28,305,654	(7)	8.4%	6,715,000	(8)	20.8%	13.6%
Barry Diller	119,529,383	(4)(9)	31.3%	32,314,998	(10)	100.0%	61.0%
Victor A. Kaufman	857,378	(11)	*	—		—	*
Dara Khosrowshahi	530,767	(12)	*	—		—	*
Chris Bellairs	—		—	—		—	—
William Ruckelshaus	—		—	—		—	—
All executive officers and directors as a group (7 persons)	120,961,747		31.6%	32,314,998		100.0%	61.1%

*
The percentage of shares beneficially owned does not exceed 1% of the class.

(1)
Based upon information regarding IAC holdings prior to the spin-off filed on a Schedule 13G, as amended, with the SEC on February 9, 2005.

(2)
Based upon information regarding IAC holdings prior to the spin-off filed on a Schedule 13G with the SEC on February 8, 2005.

(3)
Based upon information regarding IAC holdings prior to the spin-off filed on a Schedule 13G, as amended, with the SEC on February 14, 2005.

(4)
Consists of 43,619,789 shares of Expedia common stock and 1,176,594 shares of Expedia Class B common stock held by Liberty and 22 shares of Expedia common stock held collectively by the BDTV Entities (as defined below) and 4,000,000, 15,618,222, 4,005,182 and 800,000 shares of Expedia Class B common stock held by each of BDTV Inc., BDTV II Inc., BDTV III Inc. and BDTV IV Inc. (collectively, the "BDTV Entities"), respectively. Mr. Diller owns all of the voting stock and Liberty owns all of the non-voting stock, in each case, of the BDTV entities, which non-voting stock represents in excess of 99% of the equity of the BDTV Entities. Pursuant to the Expedia Stockholders Agreement among Liberty, Universal and Mr. Diller, Mr. Diller generally has the right to vote all of the shares of Expedia common stock and Expedia Class B common stock held by Liberty and the BDTV Entities.

(5)
Consists of 1,176,594 shares of Expedia Class B common stock held by Liberty and 4,000,000, 15,618,222, 4,005,182 and 800,000 shares of Expedia Class B common stock held by each of BDTV Inc., BDTV II Inc., BDTV III Inc. and BDTV IV Inc., respectively. Pursuant to the Expedia Stockholders Agreement, Mr. Diller generally has the right to vote all of the shares of Expedia Class B common stock held by Liberty and the BDTV Entities.

(6)
Based on information regarding IAC holdings prior to the spin-off filed on a Schedule 13G, as amended, with the SEC, on February 3, 2005. Consists of an indeterminate number of shares of Expedia common stock, including shares of Expedia common stock issuable upon the exercise of Expedia warrants.

(7)
Based on information regarding IAC holdings prior to the spin-off filed on a Schedule 13G with the SEC on May 21, 2004. Consists of 21,590,654 shares of Expedia common stock and 6,715,000 shares of Expedia Class B common stock. NBC Universal, by virtue of the fact that it owns all of the outstanding capital stock of NBCU Acquisition Sub, Inc., which in turn owns all of the outstanding capital stock of Universal, is deemed to be the beneficial owner of the 21,590,654 shares of Expedia common stock and 6,715,000 shares of Expedia Class B common stock directly held by Universal. Pursuant to the Expedia Stockholders Agreement, Mr. Diller generally has the right to vote all of the shares of Expedia common stock and Expedia Class B common stock held by Universal.

(8)
Pursuant to the Expedia Stockholders Agreement, Mr. Diller generally has the right to vote all of the shares of Expedia Class B common stock held by Universal.

(9)
Consists of 896,607 shares of Expedia common stock owned by Mr. Diller, options to purchase 20,922,944 shares of Expedia common stock received in connection with the spin-off (which were granted under Expedia's new equity compensation plan), 184,370 shares of Expedia common stock held by a private foundation as to which Mr. Diller disclaims beneficial ownership, 22 shares of Expedia common stock and 24,423,404 shares of Expedia Class B common stock held collectively by the BDTV Entities, 43,619,789 shares of Expedia common stock and 1,176,594 shares of Expedia Class B common stock held by Liberty, and 21,590,654 shares of Expedia common stock and 6,715,000 shares of Expedia Class B common stock held by Universal, as to which Mr. Diller has general voting authority under the Expedia Stockholders Agreement. Excludes 1,250 shares of Expedia common stock and options to purchase 20,833 shares of Expedia common stock received in connection with the spin-off (which were granted under Expedia's new equity compensation plan), in each case, held by Ms. Von Furstenberg, as to which Mr. Diller disclaims beneficial ownership.

(10)
Consists of 24,423,404 shares of Expedia Class B common stock held collectively by the BDTV Entities, 1,176,594 shares of Expedia Class B common stock held by Liberty and 6,715,000 shares of Expedia Class B common stock held by Universal, as to which Mr. Diller has general voting authority under the Expedia Stockholders Agreement.

(11)
Consists of 26,128 shares of Expedia common stock and options to purchase 831,250 shares of Expedia common stock received in connection with the spin-off, which were granted under Expedia's new equity compensation plan.

(12)
Consists of 52,848 shares of Expedia common stock and options to purchase 477,919 shares of Expedia common stock received in connection with the spin-off, which were granted under Expedia's new equity compensation plan.

THE REVERSE STOCK SPLIT PROPOSAL

        In connection with the spin-off proposal, IAC is asking you to approve a one-for-two reverse stock split of IAC common stock and IAC Class B common stock. If you approve the reverse stock split proposal, IAC intends to effect the reverse stock split immediately prior to the spin-off by filing an amendment to its certificate of incorporation. The full text of the stock split proposal is set forth in Annex A to this proxy statement/prospectus. IAC will only complete the reverse stock split if stockholders approve the spin-off proposal and IAC determines to complete the spin-off. If IAC does effect the reverse stock split, IAC stockholders will receive cash in lieu of fractional shares.

        After giving effect to the reverse stock split, approximately half as many shares of IAC common stock and IAC Class B common stock will be outstanding as were outstanding immediately prior to the reverse stock split. Based on the capitalization of IAC as of [    ], 2005, after giving effect to the reverse stock split and the spin-off, the number of shares of IAC common stock and IAC Class B common stock that will be outstanding is estimated to be approximately [    ] and [    ], respectively. IAC securities that are convertible into IAC common stock will be proportionately adjusted in accordance with their terms to give effect to the reverse stock split.

        IAC's Board of Directors unanimously recommends that holders of IAC common stock, IAC Class B common stock and IAC Series A preferred stock vote FOR the reverse stock split proposal.

THE CORPORATE OPPORTUNITY PROPOSAL

        In connection with the spin-off proposal, IAC is asking you to approve the corporate opportunity proposal. The corporate opportunity proposal contemplates an amendment to the IAC certificate of incorporation that would provide that no officer or director of IAC who is also an officer or director of Expedia will be liable to IAC or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to Expedia instead of IAC, or does not communicate information regarding a corporate opportunity to IAC because the officer or director has directed the corporate opportunity to Expedia. This amendment will be effective only in the event that IAC completes the spin-off. The full text of the corporate opportunity proposal is set forth in Annex A to this proxy statement/prospectus.

        If IAC's stockholders approve the spin-off proposal and the corporate opportunity proposal and if IAC proceeds with the spin-off, the Expedia certificate of incorporation will include a reciprocal corporate opportunity provision.

        IAC believes that this provision is the practical solution to a situation in which Mr. Diller is the controlling stockholder and senior executive of each of IAC and Expedia, in view of the fact that IAC has in the past made, and each of IAC and Expedia may in the future make, significant acquisitions and investments. See "Annual Meeting Matters—Record Date and Voting Rights." IAC believes that Mr. Diller and other persons who serve as officers or directors of each of IAC and Expedia should not be inhibited in making decisions with respect to the allocation of potential new business opportunities because of possible risks of litigation or potential liability. While IAC considered the possibility of seeking to identify specific areas of opportunity for each of IAC and Expedia, in light of the dynamic nature of the businesses of each company and the historical development of IAC's businesses over time, IAC believed that such an approach was not practical and could adversely affect the companies' future flexibility. In light of the foregoing, the IAC Board of Directors has determined that the corporate opportunity proposal is in the best interests of IAC and all of its stockholders. Accordingly, IAC's Board of Directors unanimously recommends that holders of IAC common stock, IAC Class B common stock and IAC Series A preferred stock vote FOR the corporate opportunity proposal.

THE DIRECTOR REMOVAL PROPOSAL

        IAC is asking you to approve the director removal proposal. The director removal proposal contemplates an amendment to the IAC certificate of incorporation that would delete the provision regarding removal of directors so that the IAC bylaws would govern director removal procedures. The effect of the director removal proposal would be that the removal of directors elected by the holders of IAC common stock, IAC Class B common stock and IAC Series A preferred stock voting together would require the affirmative vote of a majority of the voting power of the shares of all of those classes voting together (as currently provided in the IAC bylaws), rather than the affirmative vote of the holders of a majority of each of the classes of shares (as currently provided in the IAC certificate of incorporation); removal of directors elected exclusively by holders of IAC common stock would continue to require the affirmative vote of a majority of the holders of IAC common stock entitled to vote. The full text of the director removal proposal is set forth in Annex A to this proxy statement/prospectus.

        Approval of the director removal proposal will align the requirements for removing directors elected by all of our stockholders voting together as a single class with the director election provisions. Accordingly, IAC's Board of Directors unanimously recommends that the holders of IAC common stock, IAC Class B common stock and IAC Series A preferred stock vote FOR the director removal proposal.

ELECTION OF IAC DIRECTORS AND MANAGEMENT INFORMATION

Information Concerning Nominees

        At the upcoming Annual Meeting, a board of 10 directors will be elected to hold office until the next Annual Meeting of stockholders and until their successors are elected and qualified. The Board of IAC has designated Messrs. Keough and Lourd and Gen. Schwarzkopf as nominees for the positions on the IAC Board to be elected by the holders of IAC common stock voting as a separate class. Although management does not anticipate that any of the persons named below will be unable or unwilling to stand for election, in the event of such an occurrence, proxies may be voted for a substitute designated by the Board. All of the Board's nominees are incumbent directors of IAC.

        Background information about the Board's nominees for election is set forth below.

        Edgar Bronfman, Jr., age 49, has been a director of IAC since February 1998. Mr. Bronfman has served as the Chairman and Chief Executive Officer of Warner Music Group since March 2004. Prior to joining Warner Music Group, Mr. Bronfman served as Chairman and Chief Executive Officer of Lexa Partners LLC, which he founded, from April 2002 through February 2004. Mr. Bronfman also currently serves as a partner of Accretive Technologies LLC and as Co-Chairman of A&G Group Limited, the parent of Asprey & Garrard. Mr. Bronfman was appointed Executive Vice Chairman of Vivendi Universal, S.A. ("Vivendi") in December 2000. Mr. Bronfman resigned from his position as an executive officer of Vivendi on March 31, 2002 and resigned from his position as Vice Chairman of the Vivendi Board of Directors in December 2003. Prior to December 2000, Mr. Bronfman served as President and Chief Executive Officer of The Seagram Company Ltd., a post he held since June 1994, and from 1989 to June 1994 he served as the President and Chief Operating Officer of Seagram. Mr. Bronfman is currently a member of the boards of directors of Equitant, Inc., Fandango and NewRoads and is a member of the Board of New York University Medical Center and the Board of Governors of The Joseph H. Lauder Institute of Management & International Studies at the University of Pennsylvania. He is also the Chairman of the Board of Endeavor Global.

        Barry Diller, age 63, has been a director and the Chairman and Chief Executive Officer of IAC (and its predecessors) since August 1995. He was Chairman of the Board and Chief Executive Officer of QVC, Inc. from December 1992 through December 1994. From 1984 to 1992, Mr. Diller served as the Chairman of the Board and Chief Executive Officer of Fox, Inc. Prior to joining Fox, Inc., Mr. Diller served for 10 years as Chairman of the Board and Chief Executive Officer of Paramount Pictures Corporation. Mr. Diller is currently a member of the boards of directors of The Washington Post Company and The Coca-Cola Company. He also serves on the Board of the Museum of Television and Radio, Conservation International and The Educational Broadcasting Company. In addition, Mr. Diller is a member of the Board of Councilors for the University of Southern California's School of Cinema—Television, the New York University Board of Trustees, the Tisch School of the Arts Dean's Council and the Executive Board for the Medical Sciences of University of California, Los Angeles.

        Victor A. Kaufman, age 61, has been a director of IAC (and its predecessors) since December 1996 and has been Vice Chairman of IAC since October 1999. Previously, Mr. Kaufman served in the Office of the Chairman from January 1997 to November 1997 and as Chief Financial Officer of IAC from November 1997 to October 1999. Prior to his tenure with IAC, Mr. Kaufman served as Chairman and Chief Executive Officer of Savoy Pictures Entertainment, Inc. from March 1992 and as a director of Savoy from February 1992. Mr. Kaufman was the founding Chairman and Chief Executive Officer of Tri-Star Pictures, Inc. and served in such capacities from 1983 until December 1987, at which time he became President and Chief Executive Officer of Tri-Star's successor company, Columbia Pictures Entertainment, Inc. He resigned from these positions at the end of 1989 following the acquisition of Columbia by Sony USA, Inc. Mr. Kaufman joined Columbia in 1974 and served in a variety of senior positions at Columbia and its affiliates prior to the founding of Tri-Star.

        Donald R. Keough, age 78, has been a director of IAC since September 1998. He currently serves as Chairman (in a non-executive capacity) of Allen & Company LLC (and its predecessors), a New

York investment banking firm. He was appointed to this position in April 1993. Mr. Keough retired as President, Chief Operating Officer and a director of The Coca-Cola Company in April 1993. Mr. Keough is currently a member of the boards of directors of Berkshire Hathaway, Inc., The Coca-Cola Company and Convera. He is a past Chairman of the board of trustees of the University of Notre Dame and a trustee of several other educational institutions. He also serves on the boards of a number of national charitable and civic organizations.

        Marie-Josée Kravis, age 55, has been a director of IAC since March 2001. She is a Senior Fellow of the Hudson Institute, as well as the Council on Foreign Relations. Mrs. Kravis has been associated with the Hudson Institute since 1973, when she joined as a senior economist. She held a number of positions with the Hudson Institute before being elected executive director of the Hudson Institute of Canada in 1976, a position she held through 1994, in which year she returned to the U.S. and became a Senior Fellow of the Institute. Mrs. Kravis received an honorary doctorate of law at the University of Windsor and Laurentian University. She obtained a master's degree in economics from the University of Ottawa. She was a member of the Quebec government's Consultative Committee on Financial Institutions from 1984 to 1990, Vice Chair of the Federal Royal Commission on National Passenger Transportation from 1990 to 1992, member of the Canadian government's Communications Research Advisory Board from 1982 to 1989 and the Canadian Council for Research on Social Science and the Humanities from 1982 to 1986. Mrs. Kravis is also currently a member of the boards of directors of Vivendi and The Ford Motor Company.

        Bryan Lourd, age 44, has been a director of IAC since April 2005. Mr. Lourd has served as partner and Managing Director of Creative Artists Agency ("CAA") since October 1995. CAA is among the world's leading entertainment agencies based in Beverly Hills, California, with offices in Nashville, New York and Beijing. He is a graduate of the University of Southern California.

        Steven Rattner, age 52, has been a director of IAC since April 2004. He is a Managing Principal of Quadrangle Group LLC, a private investment firm that invests in mature and high-growth media and communications companies in the United States and Europe through a private equity fund and in the securities of financially troubled companies across industry groups through a separately managed distressed debt investment program. Prior to the formation of Quadrangle in March 2000, Mr. Rattner served as Deputy Chairman and Deputy Chief Executive Officer of Lazard Frères & Co., which he joined as a General Partner in 1989 and where he founded the firm's Media and Communications Group. Prior to joining Lazard Frères & Co., Mr. Rattner was a Managing Director at Morgan Stanley, where he also founded the firm's Media and Communications Group. Mr. Rattner also serves as Chairman of the boards of directors and as trustee of a number of national and local charitable, civic and educational organizations and institutions.

        Gen. H. Norman Schwarzkopf, age 70, has been a director of IAC since December 1996. He previously had served as a director of Home Shopping Network since May 1996. Since his retirement from the military in August 1991, Gen. Schwarzkopf has been an author, a lecturer and a participant in several television specials and works with NBC Universal, Inc. ("NBC Universal") as a consultant. From August 1990 to August 1991, he served as Commander-in-Chief, United States Central Command and Commander of Operations, Desert Shield and Desert Storm. Gen. Schwarzkopf had 35 years of service with the military. He is also on the Nature Conservancy's President's Conservation Council, Chairman of the Starbright Capital Campaign, co-founder of the Boggy Creek Gang, a member of the University of Richmond Board of Trustees, and serves on the Boards of Directors of Remington Arms Company and Cap CURE, Association for the Cure of Cancer of the Prostate.

        Alan Spoon, age 54, has been a director of IAC since February 2003. Since May 2000, Mr. Spoon has been Managing General Partner at Polaris Venture Partners, a private investment firm that provides venture capital and management assistance to development-stage information technology and life sciences companies. Mr. Spoon was Chief Operating Officer and a director of The Washington Post Company from March 1991 through May 2000 and served as President from September 1993 through May 2000. Prior to that, he held a wide variety of positions at The Washington Post Company, including President of Newsweek from September 1989 to May 1991. Mr. Spoon is currently a member of the board of directors of Danaher Corporation. In his not-for-profit affiliations, Mr. Spoon is a Regent of the Smithsonian Institution and a member of the MIT Corporation.

        Diane Von Furstenberg, age 58, has been a director of IAC since March 1999. She is a designer and the founder of Diane Von Furstenberg Studio L.P. and has served as its Chairman since August 1995. Previously, she was the Chairman of Diane Von Furstenberg Studio, which she also founded. Mr. Diller and Ms. Von Furstenberg are married.

        The Board recommends that the stockholders vote FOR the election of each of its nominees for director named above.

Information Concerning Executive Officers

        Background information about IAC's executive officers who are not nominees for election as director is set forth below.

        Gregory R. Blatt, age 36, has been Executive Vice President, General Counsel and Secretary of IAC since March 2005 and had previously served as Senior Vice President, General Counsel and Secretary of IAC since November 2003. Prior to joining IAC in November 2003, Mr. Blatt served as Executive Vice President, Business Affairs and General Counsel of Martha Stewart Living Omnimedia, Inc. ("MSO") from January 2001 to October 2003, Executive Vice President and General Counsel of MSO from September 1999 to January 2001 and Senior Vice President, General Counsel of MSO from May 1999 to September 1999. Prior to joining MSO, Mr. Blatt was an associate with Grubman Indursky & Schindler, P.C., the New York entertainment and media law firm, from 1997 to May 1999, and prior to that, was an associate at Wachtell, Lipton, Rosen & Katz, the New York law firm, from 1995 to 1997.

        Shana Fisher, age 34, has been Senior Vice President, Strategic Planning and Mergers & Acquisitions of IAC since December 2003 and had previously served as Senior Vice President, Business Operations of IAC from July 2003 to November 2003. Prior to joining IAC in July 2003, Ms. Fisher served as Vice President and Director, Media and Technology Mergers & Acquisitions and Corporate Finance for Allen & Company LLC since 1999. Prior to her tenure with Allen & Company LLC, Ms. Fisher was a program manager for the Microsoft Corporation and prior to that she was a software developer for I-O 360 Consulting.

        Julius Genachowski, age 42, has been Executive Vice President and Chief of Business Operations of IAC since June 2003. Mr. Genachowski had previously been Executive Vice President, General Counsel and Secretary of IAC, beginning in January 2002, and Senior Vice President, General Counsel and Secretary of IAC since August 2000. Mr. Genachowski joined IAC in December 1997 as General Counsel and Senior Vice President, Business Development of USA Broadcasting. He has also held the position of Vice President, Corporate Development at Ticketmaster Online-CitySearch, Inc. From 1994-1997, Mr. Genachowski served at the Federal Communications Commission, as Chief Counsel to Chairman Reed Hundt and, before that, as Special Counsel to General Counsel William E. Kennard. He served as a law clerk to Supreme Court Justice David H. Souter in 1993-1994 and, in 1992-1993, to retired Supreme Court Justice William J. Brennan, Jr. He was also a law clerk to Chief Judge Abner J. Mikva of the U.S. Court of Appeals for the D.C. Circuit. Mr. Genachowski has worked for Representative (now Senator) Charles Schumer, as well as the U.S. House of Representatives Iran-Contra Committee.

        Thomas J. McInerney, age 40, has been Executive Vice President and Chief Financial Officer of IAC since January 2005. Mr. McInerney also currently serves as Chief Executive Officer of IAC's Electronic Retailing group, a position that he has held since January 2003. Mr. McInerney previously served as Executive Vice President and Chief Financial Officer of Ticketmaster (prior to its acquisition by IAC in January 2003) and its predecessor company, Ticketmaster Online-Citysearch, Inc., since May 1999. Prior to joining Ticketmaster, Mr. McInerney worked at Morgan Stanley, most recently as a Principal.

THE AUDITOR RATIFICATION PROPOSAL

        Subject to stockholder ratification, the Audit Committee of the Board has appointed Ernst & Young LLP as IAC's independent auditors for the fiscal year ending December 31, 2005 and until their successors are elected. Ernst & Young LLP has served as IAC's independent auditors for many years and is considered by management to be well qualified.

        A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she so chooses and will be available to respond to appropriate questions.

        The Board recommends that the stockholders vote FOR ratification of the appointment of Ernst & Young LLP as independent auditors of IAC for 2005.

THE 2005 INCENTIVE PLAN PROPOSAL

Introduction

        IAC's Board has adopted the IAC/InterActiveCorp 2005 Stock and Annual Incentive Plan ("2005 Incentive Plan"), effective as of [    ], 2005, subject to approval by IAC's stockholders. The purpose of the 2005 Incentive Plan is to give IAC a competitive advantage in attracting, retaining and motivating officers and employees and to provide IAC with the ability to provide incentives more directly linked to the profitability of IAC's businesses and increases in stockholder value.

Description

        Set forth below is a summary of certain important features of the 2005 Incentive Plan, which summary is qualified in its entirety by reference to the actual plan attached as Appendix J to this proxy statement/prospectus.

Administration

        The 2005 Incentive Plan will be administered by the Compensation/Benefits Committee or such other committee of the Board as the IAC Board may from time to time designate (the "Committee"). Among other things, the Committee will have the authority to select individuals to whom awards may be granted, to determine the type of award as well as the number of shares of IAC common stock to be covered by each award, and to determine the terms and conditions of any such awards.

Eligibility

        Persons who serve or agree to serve as officers, employees, non-employee directors or consultants of IAC and its subsidiaries and affiliates are eligible to be granted awards under the 2005 Incentive Plan.

Shares Subject to the Plan

        The 2005 Incentive Plan authorizes the issuance of up to [    ] shares of IAC common stock pursuant to awards under the plan. No single participant may be granted awards covering in excess of [    ] shares of IAC common stock over the life of the 2005 Incentive Plan.

        The shares of IAC common stock subject to grant under the 2005 Incentive Plan are to be made available from authorized but unissued shares or from treasury shares, as determined from time to time by the IAC Board. To the extent that any award is forfeited, or any option or stock appreciation right terminates, expires or lapses without being exercised, or any award is settled for cash, the shares of IAC common stock subject to such awards not delivered as a result thereof will again be available for awards under the plan. If the exercise price of any option and/or the tax withholding obligations relating to any award are satisfied by delivering shares to IAC common stock (by either actual delivery or by attestation), only the number of shares of IAC common stock issued net of the shares of IAC common stock delivered or attested to will be deemed delivered for purposes of the limits in the plan. To the extent any shares of IAC common stock subject to an award are withheld to satisfy the exercise price (in the case of an option) and/or the tax withholding obligations relating to such award, such shares of IAC common stock will not generally be deemed to have been delivered for purposes of the limits set forth in the plan.

        In the event of certain extraordinary corporate transactions, the committee or the IAC Board may make such substitutions or adjustments as it deems appropriate and equitable to (1) the aggregate number and kind of shares or other securities reserved for issuance and delivery under the plan, (2) the various maximum limitations set forth in the plan, (3) the number and kind of shares or other securities subject to outstanding awards; and (4) the exercise price of outstanding options and stock appreciation rights.

        As indicated above, several types of stock grants can be made under the 2005 Incentive Plan. A summary of these grants is set forth below.

  Stock Options and Stock Appreciation Rights

        Stock options granted under the plan may either be incentive stock options or nonqualified stock options. Stock appreciation rights granted under the plan may either be granted alone or in tandem with a stock option. The exercise price of options and stock appreciation rights cannot be less than 100% of the fair market value of the stock underlying the options or stock appreciation rights on the date of grant. Optionees may pay the exercise price in cash or, if approved by the Committee, in IAC common stock (valued at its fair market value on the date of exercise) or a combination thereof, or by "cashless exercise" through a broker or by withholding shares otherwise receivable on exercise. The term of options and stock appreciation rights shall be as determined by the Committee, but an ISO may not have a term longer than ten years from the date of grant. The Committee will determine the vesting and exercise schedule of options and stock appreciation rights, and the extent to which they will be exercisable after the award holder's employment terminates. Generally, unvested options and stock appreciation rights terminate upon the termination of employment, and vested options and stock appreciation rights will remain exercisable for one year after the award holder's death, disability or retirement, and 90 days after the award holder's termination for any other reason. Vested options and stock appreciation rights will also terminate upon the optionee's termination for cause (as defined in the 2005 Incentive Plan). Stock options and stock appreciation rights are transferrable only by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order or in the case of nonqualified stock options or stock appreciation rights, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to the participant's family members, to a charitable organization, whether directly or indirectly or by means of a trust or partnership or otherwise.

  Restricted Stock

        Restricted stock may be granted with such restriction periods as the Committee may designate. The Committee may provide at the time of grant that the vesting of restricted stock will be contingent upon the achievement of applicable performance goals and/or continued service. In the case of performance-based awards that are intended to qualify under Section 162(m)(4), (i) such goals will be based on the attainment of one or any combination of the following: specified levels of earnings per share from continuing operations, net profit after tax, EBITDA, EBITA, gross profit, cash generation, unit volume, market share, sales, asset quality, earnings per share, operating income, revenues, return on assets, return on operating assets, return on equity, profits, total shareholder return (measured in terms of stock price appreciation and/or dividend growth), cost saving levels, marketing-spending efficiency, core non-interest income, change in working capital, return on capital, and/or stock price, with respect to IAC or any subsidiary, division or department of IAC. Such performance goals also may be based upon the attaining of specified levels of IAC, subsidiary, affiliate or divisional performance under one or more of the measures described above relative to the performance of other entities, divisions or subsidiaries. Performance goals based on the foregoing factors are hereinafter referred to as "Performance Goals." The terms and conditions of restricted stock awards (including any applicable Performance Goals) need not be the same with respect to each participant. During the restriction period, the Committee may require that the stock certificates evidencing restricted shares be held by IAC. Restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered, and is forfeited upon termination of employment, unless otherwise provided by the Committee. Other than such restrictions on transfer and any other restrictions the Committee may impose, the participant will have all the rights of a stockholder with respect to the restricted stock award.

  Restricted Stock Units

        The Committee may grant restricted stock units payable in cash or shares of IAC common stock, conditioned upon continued service and/or the attainment of Performance Goals determined by the Committee. The terms and conditions of restricted stock unit awards (including any applicable Performance Goals) need not be the same with respect to each participant.

  Other Stock-Based Awards

        Other awards of IAC common stock and other awards that are valued in whole or in part by reference to, or are otherwise based upon, IAC common stock, including (without limitation), unrestricted stock, dividend equivalents, and convertible debentures, may be granted under the plan.

  Bonus Awards

        Bonus awards granted to eligible employees of IAC and its subsidiaries and affiliates under the 2005 Incentive Plan shall be based upon the attainment of the Performance Goals established by the Committee for the plan year or such shorter performance period as may be established by the Committee. Bonus amounts earned by any individual shall be limited to $10 million for any plan year, pro rated for any shorter performance period. Bonus amounts will be paid in cash or, in the discretion of the Committee, in IAC common stock, as soon as practicable (but within 90 days) following the end of the plan year. The Committee may reduce or eliminate a participant's bonus award in any year notwithstanding the achievement of Performance Goals.

Change in Control

        Unless otherwise provided by the Committee in an award agreement, in the event of a Change in Control (as defined in the 2005 Incentive Plan) of IAC, in the case of officers of IAC who are Senior Vice Presidents and above as of the time of the Change in Control and, in the case of other employees of IAC if provided by the Committee in an award agreement (i) any SARs and stock options outstanding as of the date of the Change in Control, which are not then exercisable and vested will become fully exercisable and vested, (ii) the restrictions and deferral limitations applicable to restricted stock will lapse and such restricted stock will become free of all restrictions and fully vested, (iii) all restricted stock units will be considered to be earned and payable in full and any deferral or other restrictions will lapse and such restricted stock units will be settled in cash or shares of IAC common stock as promptly as practicable, and (iv) bonus awards may be paid out in whole or in part, in the discretion of the Committee, notwithstanding whether Performance Goals have been achieved. In addition, in the event that, during the two-year period following a Change in Control, a participant's employment is terminated by IAC other than for cause or disability or a participant resigns for good reason, (i) any SARs and stock options outstanding as of the date of the Change in Control, will become fully exercisable and vested and will remain exercisable for the greater of (a) the period that they would remain exercisable absent the Change in Control provision and (b) the lesser of the original term or one year following such termination of employment, (ii) the restrictions and deferral limitations applicable to restricted stock will lapse and such restricted stock will become free of all restrictions and fully vested, and (iii) all restricted stock units will be considered to be earned and payable in full and any deferral or other restrictions will lapse and such restricted stock units will be settled in cash or shares of IAC common stock as promptly as practicable.

Amendment and Discontinuance

        The 2005 Incentive Plan may be amended, altered or discontinued by the IAC Board, but no amendment, alteration or discontinuance may impair the rights of an optionee under an option or a recipient of an SAR, restricted stock award, restricted stock unit award or bonus award previously granted without the optionee's or recipient's consent. The 2005 Incentive Plan may not be amended without stockholder approval to the extent such approval is required by law or agreement.

Federal Income Tax Consequences

        The following discussion is intended only as a brief summary of the federal income tax rules that are generally relevant to stock options. The laws governing the tax aspects of awards are highly technical and such laws are subject to change.

  Nonqualified Options

        Upon the grant of a nonqualified option, the optionee will not recognize any taxable income and IAC will not be entitled to a deduction. Upon the exercise of such an option or related SAR, the excess of the fair market value of the shares acquired on the exercise of the option or SAR over the exercise price or the cash paid under an SAR (the "spread") will constitute compensation taxable to the optionee as ordinary income. IAC, in computing its U.S. federal income tax, will generally be entitled to a deduction in an amount equal to the compensation taxable to the optionee, subject to the limitations of Code Section 162(m).

  ISOs

        An optionee will not recognize taxable income on the grant or exercise of an ISO. However, the spread at exercise will constitute an item includible in alternative minimum taxable income, and, thereby, may subject the optionee to the alternative minimum tax. Such alternative minimum tax may be payable even though the optionee receives no cash upon the exercise of the ISO with which to pay such tax.

        Upon the disposition of shares of stock acquired pursuant to the exercise of an ISO, after the later of (i) two years from the date of grant of the ISO or (ii) one year after the transfer of the shares to the optionee (the "ISO Holding Period "), the optionee will recognize long-term capital gain or loss, as the case may be, measured by the difference between the stock's selling price and the exercise price. IAC is not entitled to any tax deduction by reason of the grant or exercise of an ISO, or by reason of a disposition of stock received upon exercise of an ISO if the ISO Holding Period is satisfied. Different rules apply if the optionee disposes of the shares of stock acquired pursuant to the exercise of an ISO before the expiration of the ISO Holding Period.

Recommendation

        IAC's Board of Directors recommends that IAC stockholders vote FOR approval of the 2005 Incentive Plan.

ANNUAL MEETING MATTERS

        This proxy statement/prospectus is being furnished to holders of IAC common stock, IAC Class B common stock and IAC Series A preferred stock in connection with the solicitation of proxies by the Board of Directors of IAC for use at the IAC 2005 Annual Meeting to be held for the purposes described in this proxy statement/prospectus. Each copy of this proxy statement/prospectus mailed to holders of IAC common stock, IAC Class B common stock and IAC Series A preferred stock is accompanied by a form of proxy for use at the Annual Meeting.

Description of Annual Meeting Proposals and the Votes Required to Approve Them

The Spin-Off Proposal

        IAC is proposing to effect the spin-off through amendments to its certificate of incorporation. If IAC's stockholders approve the proposed amendments to the IAC certificate of incorporation and IAC completes the spin-off, the holders of IAC common shares immediately prior to the spin-off would initially own all of the IAC common shares and Expedia common shares immediately following the spin-off. IAC may determine not to proceed with the spin-off and not to make the related amendments to its certificate of incorporation described above, notwithstanding the fact that IAC receives all necessary stockholder approvals.

        Under Delaware law, the spin-off proposal must be approved by:

  •
  The vote of holders of a majority of the outstanding shares of IAC common stock, voting as a separate class;

  •
  The vote of holders of a majority of the outstanding shares of IAC Class B common stock, voting as a separate class; and

  •
  The vote of a majority of the voting power of the outstanding shares of IAC common stock, IAC Class B common stock and IAC Series A preferred stock, voting together as a single class, with each share of IAC common stock entitled to one vote per share, each share of IAC Class B common stock entitled to ten votes per share and each share of IAC Series A preferred stock entitled to two votes per share. This proxy statement/prospectus refers to the IAC common stock, IAC Class B common stock and IAC Series A preferred stock, taken together, along with their respective votes per share as described in the preceding sentence, as the "IAC capital stock."

        In addition to the votes required under Delaware law, based on the recommendation of an IAC Special Committee formed to review any aspects of the spin-off that could involve potential conflicts of interest, the IAC Board of Directors has further conditioned the spin-off on the affirmative vote of holders of a majority of the shares of IAC common stock actually voting on the spin-off proposal, other than shares owned or controlled by IAC management.

The Reverse Stock Split Proposal

        At the Annual Meeting, holders of IAC common stock, IAC Class B common stock and IAC Series A preferred stock will also be asked to approve an amendment to the IAC certificate of incorporation to effect the one-for-two reverse stock split of the IAC common stock and IAC Class B common stock. Even if you approve the reverse stock split proposal, IAC will only complete the reverse stock split if stockholders approve the spin-off proposal and IAC determines to complete the spin-off.

        Under Delaware law, the reverse stock split proposal must be approved by the vote of a majority of the voting power of the outstanding shares of IAC capital stock voting together as a single class.

The Corporate Opportunity Proposal

        At the Annual Meeting, holders of IAC common stock, IAC Class B common stock and IAC Series A preferred stock will also be asked to approve the addition of new provisions to the IAC certificate of incorporation that would provide that no officer or director of IAC who is also an officer or director of Expedia will be liable to IAC or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to Expedia instead of IAC, or does not communicate information regarding a corporate opportunity to IAC because the officer or director has directed the corporate opportunity to Expedia. Even if you approve the corporate opportunity proposal, the amendment will be effective only in the event that IAC completes the spin-off.

        Under Delaware law, the corporate opportunity proposal must be approved by the vote of a majority of the voting power of the outstanding shares of IAC capital stock voting together as a single class.

The Director Removal Proposal

        At the Annual Meeting, holders of IAC common stock, IAC Class B common stock and IAC Series A preferred stock will also be asked to approve an amendment to the IAC certificate of incorporation that would delete the provision regarding removal of directors so that the IAC bylaws would govern director removal procedures. The effect of the director removal proposal would be that the removal of directors elected by the holders of IAC common stock, IAC Class B common stock and IAC Series A preferred stock voting together as a single class would require the affirmative vote of a majority of the voting power of the shares of all of those classes voting together (as currently provided in the IAC bylaws), rather than the affirmative vote of the holders of a majority of each of the classes of shares (as currently required by the IAC certificate of incorporation). Removal of directors elected exclusively by holders of IAC common stock would continue to require the affirmative vote of a majority of the holders of IAC common stock entitled to vote.

        Under Delaware law, the director removal proposal must be approved by:

  •
  The vote of holders of a majority of the outstanding shares of IAC common stock, voting as a separate class;

  •
  The vote of holders of a majority of the outstanding shares of IAC Class B common stock, voting as a separate class; and

  •
  The vote of holders of a majority of the voting power of the outstanding shares of IAC capital stock, voting together as a single class.

Election of IAC Directors

        At the Annual Meeting, stockholders will also be asked to elect 10 members of the IAC Board of Directors, each to hold office for a one-year term ending on the date of the next succeeding annual meeting of stockholders or until each such director's successor shall have been duly elected and qualified.

        Election of each of Barry Diller, Victor A. Kaufman, Edgar Bronfman, Jr., Marie-Josée Kravis, Steven Rattner, Alan Spoon and Diane Von Furstenberg as directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of IAC capital stock voting together as a single class.

        Election of each of Donald R. Keough, Bryan Lourd and H. Norman Schwarzkopf as directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of the shares of IAC common stock voting together as a separate class.

Auditor Ratification Proposal

        At the Annual Meeting, holders of IAC common stock, IAC Class B common stock and IAC Series A preferred stock will also be asked to ratify the appointment of Ernst & Young LLP as independent auditors of IAC for the 2005 fiscal year.

        The ratification of the appointment of Ernst & Young LLP as IAC's independent auditors requires the affirmative vote of the holders of a majority of the voting power of the shares of IAC capital stock present in person or represented by proxy and voting together as a single class.

Equity Compensation Plan Proposal

        At the Annual Meeting, holders of IAC common stock, IAC Class B common stock and IAC Series A preferred stock will also be asked to approve the IAC/InterActiveCorp 2005 Stock and Annual Incentive Plan. Approval of the IAC/InterActiveCorp 2005 Stock and Annual Incentive Plan requires the affirmative vote of the holders of a majority of the voting power of the shares of IAC capital stock present in person or represented by proxy and voting together as a single class.

Date, Time and Place of Meeting

        The Annual Meeting will be held on [    ], 2005, at 9:00 a.m., local time, at [    ]. If a quorum is not obtained, it is expected that the Annual Meeting will be postponed or adjourned in order to permit additional time for soliciting and obtaining additional proxies or votes, and, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Annual Meeting, except for any proxies that theretofore have been effectively revoked or withdrawn.

Record Date and Voting Rights

        IAC's Board of Directors established the close of business on [    ], 2005 as the record date for determining the holders of IAC common stock, IAC Class B common stock and IAC Series A preferred stock entitled to notice of and to vote at the Annual Meeting. On the record date, [    ] shares of IAC common stock, [    ] shares of IAC Class B common stock and [    ] shares of IAC Series A preferred stock were outstanding and entitled to vote.

        Each of Universal Studios, Inc. and Liberty Media Corporation has granted to Mr. Diller an irrevocable proxy over all IAC securities owned by Universal, Liberty and their subsidiaries. This irrevocable proxy includes authority to vote on each of the proposals presented for approval at the Annual Meeting. As a result, Mr. Diller, through shares that he owns as well as those subject to the proxy, generally controls the vote of 21.0% of the IAC common stock and 100% of the IAC Class B common stock and, consequently, 59.8% of the combined voting power of the outstanding IAC capital stock. Thus, regardless of the vote of any other IAC stockholder, Mr. Diller has control over the vote on each matter submitted for stockholder approval at the Annual Meeting, other than (1) the separate class vote of the IAC common stock with respect to the spin-off proposal, (2) the separate class vote of the shares of IAC common stock actually voting on the spin-off proposal (other than shares controlled by IAC management), (3) the separate class vote of the IAC common stock with respect to the director removal proposal and (4) the election of the three directors that holders of IAC common stock elect as a separate class.

Quorum

        A majority of the total votes entitled to be cast at the Annual Meeting constitutes a quorum. When the holders of IAC common stock, IAC Class B common stock or IAC Series A preferred stock vote as separate classes, a majority of votes for each class is required for quorum to be met. If a share is represented for any purpose at the meeting, it is deemed to be present for quorum purposes and for all other matters as well. Shares of IAC common stock, IAC Class B common stock and IAC Series A preferred stock represented by a properly executed proxy will be treated as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Abstentions and broker non-votes, although counted for purposes of determining whether there is a quorum at the Annual Meeting, will not be voted. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote the shares on a proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Because the required votes for the adoption of the spin-off proposal (except with respect to the vote of the shares of IAC common stock actually voting, other than those shares controlled by IAC management), the reverse stock split proposal, the corporate opportunity proposal and the director removal proposal are based on a percentage of the shares outstanding, abstentions and broker non-votes will have the same effect as a vote against these proposals.

Solicitation of Proxies

        IAC will bear the cost of the solicitation of proxies from its stockholders. In addition to solicitation by mail, the directors, officers and employees of IAC may solicit proxies from stockholders by telephone, letter, facsimile or in person. Following the original mailing of the proxies and other soliciting materials, IAC will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of IAC common stock, IAC Class B common stock and IAC Series A preferred stock and to request authority for the exercise of proxies. In such cases, IAC, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

        IAC has retained MacKenzie Partners, Inc. to distribute proxy solicitation materials to brokers, banks and other nominees and to assist in the solicitation of proxies from IAC stockholders. The fee for such firm's services is estimated not to exceed $15,000 plus reimbursement for their reasonable out-of-pocket costs and expenses.

Voting Proxies

        The proxy conferred by the proxy card accompanying this proxy statement/prospectus is solicited on behalf of the Board of Directors of IAC for use at the Annual Meeting. Stockholders of record may vote their shares in any of four ways:

  •
  Submitting a Proxy by Mail: If you choose to submit your proxy by mail, simply mark your proxy, date and sign it, and return it in the postage-paid envelope provided.

  •
  Submitting a Proxy by Telephone: Submit a proxy for your shares by telephone by using the toll-free telephone number provided on your proxy card. Telephone voting is available 24 hours a day.

  •
  Submitting a Proxy by Internet: Submit your proxy via the Internet. The web site for Internet proxy voting is on your proxy card, and Internet proxy voting is also available 24 hours a day.

  •
  Voting in Person: Vote by appearing and voting in person at the Annual Meeting.

        Street name holders may submit a proxy by telephone or the Internet if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with this proxy statement/prospectus. Otherwise, follow the separate instructions provided by your bank or broker. If you submit a proxy by telephone or via the Internet, you should not return your proxy card. Instructions on how to submit a proxy by telephone or via the Internet are located on the proxy card enclosed with this proxy statement/prospectus.

        All proxies properly submitted, and that are not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated thereon. If no instructions are provided, such proxies will be voted FOR the spin-off proposal and the other proposals described in this proxy statement/prospectus.

        If necessary, unless you have indicated on your proxy card that you wish to vote against the proposal, your proxy may be voted in favor of any motion in respect of an adjournment of the Annual Meeting to a later date in order to solicit and obtain sufficient votes for the spin-off proposal.

        Your vote is important. We encourage you to submit your proxy by telephone, Internet or by signing and returning the accompanying proxy card whether or not you plan to attend the Annual Meeting.

        The Board of Directors of IAC does not presently intend to bring any business before the Annual Meeting other than the proposals discussed in this proxy statement/prospectus and specified in the Notice of Meeting. So far as is known to the IAC Board, no other matters are to be brought before the Annual Meeting.

        If any other business properly comes before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted on such matters in accordance with the judgment of the persons voting such proxies.

Revocation of Proxies

        A stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by (1) delivering to The Bank of New York written notice, bearing a date later than the proxy, stating that the proxy is revoked, (2) submitting a later-dated proxy relating to the same shares by mail, telephone or the Internet prior to the vote at the Annual Meeting, or (3) attending the Annual Meeting and voting in person. You should send any written notice or new proxy card to IAC/InterActiveCorp c/o The Bank of New York at the following address: IAC/InterActiveCorp, P.O. Box 11001, New York, New York 10203-0001 or follow the instructions provided on your proxy card to submit a proxy by telephone or via the Internet. You may request a new proxy card by calling our proxy solicitor, MacKenzie Partners, Inc., at 1-800-322-2885 (toll-free).

        If your shares are held in "street name" by your broker, you may revoke your proxy or change your vote only by following the separate instructions provided by your broker.

        In order to vote in person at the Annual Meeting, stockholders of record must attend the meeting and cast their votes in accordance with the voting provisions established for the Annual Meeting. Attendance at the Annual Meeting without voting in accordance with the voting procedures will not in and of itself revoke a proxy. If your broker holds your shares and you want to attend the Annual Meeting, please bring to the Annual Meeting a letter from your broker identifying you as the beneficial owner of the shares and authorizing you to vote.

IAC EXECUTIVE COMPENSATION

General

        The historical share information contained in this section does not give effect to the spin-off or the one-for-two reverse stock split that IAC expects to complete immediately prior to the spin-off.

Summary Compensation Table

        The following table presents information concerning total compensation earned by the Named Executive Officers: IAC's Chief Executive Officer and the four other most highly compensated executive officers of IAC (other than the Chief Executive Officer) who served in such capacities as of December 31, 2004 for services rendered to IAC during each of the last three fiscal years. The information presented below represents compensation earned by the Named Executive Officers for all services performed for IAC or any of its businesses.

SUMMARY COMPENSATION TABLE

		Annual Compensation						Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary($)		Bonus($)		Other Annual Compensation($)(1)		Restricted Stock Awards($)(2)		All Other Compensation($)
Barry Diller Chairman and Chief Executive Officer	2004 2003 2002	930,000 500,000 500,000		1,600,000 3,250,000 2,750,000	(6) (7)	950,214 1,387,333 707,861	(3) (3) (3)	— — —		105,106 81,966 144,438	(4)(5) (4)(5) (4)(5)
Victor A. Kaufman Vice Chairman	2004 2003 2002	650,000 650,000 650,000		1,400,000 3,000,000 2,500,000		140,960 — —	(8)	1,985,760 2,777,913 4,269,300	(9)	6,150 6,000 5,500	(5) (5) (5)
Dara Khosrowshahi Executive Vice President and Chief Financial Officer	2004 2003 2002	550,000 550,000 546,154		1,200,000 2,000,000 1,125,000	(6) (7)	— 125,000 56,250	(10) (11)	1,985,760 2,449,621 2,247,000	(9)	6,150 6,000 5,500	(5) (5) (5)
Julius Genachowski Executive Vice President, Chief of Business Operations	2004 2003 2002	500,000 500,000 496,154		800,000 1,250,000 750,000	(6)	100,000 258,025 100,000	(12) (13) (12)	— 1,767,749 1,797,600	(9)	6,150 6,000 5,500	(5) (5) (5)
Robert Hougie Senior Vice President, Mergers & Acquisitions	2004 2003	500,000 215,385	(14)	500,000 1,000,000	(6)(15)	— 37,500	(10)	— 3,547,500	(9) (15)	6,150 4,615	(5) (5)

(1)
Disclosure of perquisites and other personal benefits, securities or property received by each of the Named Executive Officers is only required where the aggregate amount of such compensation exceeded the lesser of $50,000 or 10% of the total of the Named Executive Officer's salary and bonus for the year.

(2)
Reflects the dollar value of annual awards of restricted stock units, calculated by multiplying the closing market price of the IAC common stock on the date of the grant by the number of units awarded. Restricted stock unit awards in respect of annual performance for a given fiscal year are generally granted in February of the following fiscal year. Restricted stock unit awards granted in early 2003 with respect to the 2002 fiscal year generally vest over five years, with 25% vesting on the second, third, fourth and fifth anniversaries of the date of grant. Restricted stock unit awards granted in early 2004 and 2005 with respect to the 2003 and 2004 fiscal years, respectively, generally vest in equal installments over five years on the anniversary of the date of grant.

(3)
Includes the value of personal benefits received by Mr. Diller, including $832,334 in 2004, $889,579 in 2003 and $435,507 in 2002, in each case, attributable to his personal use of an aircraft jointly owned by IAC and Nineteen Forty CC Inc., an entity owned by Mr. Diller (without offset for the value of his ownership interest in the aircraft, see "Certain Relationships and Related Party Transactions"), and related tax payments in 2003 and 2002. 2004 amounts are net of an aggregate of $168,643 in reimbursements to IAC by Mr. Diller for certain personal use of the aircraft. Also includes $406,250 in 2003 and $137,500 in 2002, in each case, reflecting the 20% discount upon the conversion of deferred cash bonus amounts into shares of IAC common stock pursuant to IAC's 2003 and 2002 Bonus Stock Purchase Programs (described in Notes 6 and 7 below), respectively. 2003 amounts reflect $56,567 that was erroneously not reported in the 2003 proxy statement, primarily relating to the personal use of certain IAC office space.

(4)
Mr. Diller has an interest-free, secured, non-recourse promissory note in the amount of $4,997,779 payable to IAC, which was used to purchase 883,976 shares of IAC common stock in August 1995. As a result, Mr. Diller had non-cash compensation for imputed interest of $98,956 in 2004, $75,966 in 2003 and $138,938 in 2002.

(5)
Includes IAC's matching contributions under its 401(k) Retirement Savings Plan. Under the IAC 401(k) Plan as in effect through December 31, 2004, IAC matches $.50 for each dollar a participant contributes up to the first 6% of compensation. For fiscal 2002, IAC's matching contribution for each of Messrs. Diller, Kaufman, Khosrowshahi and Genachowski was $5,500. For fiscal 2003, IAC's matching contribution for each of Messrs. Diller, Kaufman, Khosrowshahi and Genachowski was $6,000 and for Mr. Hougie was $4,615. For fiscal 2004, IAC's matching contribution for each of Messrs. Diller, Kaufman, Khosrowshahi, Genachowski and Hougie was $6,150.

(6)
Of this amount, Messrs. Diller, Khosrowshahi, Genachowski and Hougie elected to defer $1,625,000, $500,000, $625,000 and $150,000, respectively, under IAC's 2003 Bonus Stock Purchase Program. Under the 2003 Bonus Stock Purchase Program, in lieu of receiving a cash payment for the entire amount of their 2003 bonuses, all bonus eligible employees of IAC had a right to elect to defer up to 50% of the value of their 2003 bonus payments. Deferred amounts were converted into shares of IAC common stock at a 20% discount to the then current market value of IAC common stock, as determined in accordance with the terms of the program.

(7)
Of this amount, Messrs. Diller and Khosrowshahi elected to defer $550,000 and $225,000, respectively, under IAC's 2002 Bonus Stock Purchase Program. Under the 2002 Bonus Stock Purchase Program, in lieu of receiving a cash payment for the entire amount of their 2002 bonuses, all bonus eligible employees of IAC had a right to elect to defer up to 50% of the value of their 2002 bonus payments. Deferred amounts were converted into shares of IAC common stock at a 20% discount to the then current market value of IAC common stock, as determined in accordance with the terms of the program.

(8)
Primarily reflects the deemed benefit to Mr. Kaufman in the amount of $135,000 resulting from IAC's investment in a start-up venture controlled by Mr. Kaufman. See "Certain Relationships and Related Party Transactions—Relationships with Officers and Directors."

(9)
Represents the dollar value of awards of restricted stock units, calculated by multiplying the closing market price of the IAC common stock on the date of grant by the number of units awarded. As of December 31, 2004 (including restricted stock units in respect of 2004 performance granted in early 2005), Messrs. Kaufman, Khosrowshahi, Genachowski and Hougie held 363,827, 263,182, 137,320 and 75,000 restricted stock units, respectively. The value of the shares underlying these restricted stock units as of December 31, 2004 was approximately $10,048,901, $7,269,087, $3,792,778 and $2,071,500, respectively. Restricted stock units vest over time as provided in the agreements governing the respective awards (described in Note 2 above).

(10)
Reflects the 20% discount upon the conversion of deferred cash bonus amounts into shares of IAC common stock pursuant to the 2003 Bonus Stock Purchase Program (described in Note 6 above).

(11)
Reflects the 20% discount upon the conversion of deferred cash bonus amounts into shares of IAC common stock pursuant to the 2002 Bonus Stock Purchase Program (described in Note 7 above).

(12)
Represents a housing allowance plus a related tax payment, pursuant to Mr. Genachowski's employment agreement.

(13)
Includes $156,250 for the 20% discount upon the conversion of deferred cash bonus amounts into shares of IAC common stock pursuant to the 2003 Bonus Stock Purchase Program (described in Note 6 above) and $100,000 for a housing allowance plus a related tax payment pursuant to Mr. Genachowski's employment agreement.

(14)
Reflects salary paid to Mr. Hougie in respect of the period commencing on July 29, 2003, the date on which he joined IAC as Senior Vice President, Mergers & Acquisitions, and ending on December 31, 2003.

(15)
Mr. Hougie received $500,000 of his 2003 bonus in the form of signing bonus upon his commencement of employment with IAC. Mr. Hougie was granted 50,000 restricted stock units on July 29, 2003 with 50% vesting on the first and second anniversaries of the grant date.

Stock Option Information

        No options to purchase shares of IAC common stock were granted to the Named Executive Officers during the year ended December 31, 2004. The table below presents information concerning the exercise of stock options by the Named Executive Officers during the year ended December 31, 2004, and the fiscal year-end value of all unexercised options held by the Named Executive Officers.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Number of Unexercised Options Held at Year End(#)		Value of Unexercised In-the-Money Options at Year End($)(2)
Name	Acquired On Exercise(#)	Value Realized($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Barry Diller Chairman and Senior Executive	—	—	41,845,888	—	849,932,705	—
Victor A. Kaufman Vice Chairman	220,000	3,245,665	1,662,500	112,500	5,923,125	427,500
Dara Khosrowshahi Chief Executive Officer	—	—	955,839	62,500	5,389,862	237,500
Julius Genachowski Executive Vice President, Chief of Business Operations	15,833	181,387	460,834	62,500	2,242,066	237,500
Robert Hougie Senior Vice President, Mergers & Acquisitions	—	—	—	—	—	—

(1)
Represents the difference between the exercise price of the options and the sale price of IAC common stock on the date of exercise and does not exclude the U.S. federal and state taxes due upon exercise.

(2)
Represents the difference between $27.62, the closing price of IAC common stock on December 31, 2004, and the exercise price of the options, and does not exclude the U.S. federal and state taxes due upon exercise.

Certain Agreements with IAC Executive Officers

        Mr. Diller.    Under the Equity and Bonus Compensation Agreement dated August 24, 1995, IAC issued and sold to Mr. Diller 883,976 shares of IAC common stock at $5.65625 per share in cash (the "Initial Diller Shares") and an additional 883,976 shares of IAC common stock for the same per share price (the "Additional Diller Shares") payable by means of a cash payment of $2,210 and an interest-free, secured, non-recourse promissory note in the amount of $4,997,779. These amounts have been adjusted as appropriate to reflect the two two-for-one stock splits to holders of record as of the close of business on March 12, 1998 and February 10, 2000, respectively. The promissory note is secured by the Additional Diller Shares and by that portion of the Initial Diller Shares having a fair market value on the purchase date of 20% of the principal amount of the promissory note. The promissory note is due the earlier of (i) the termination of Mr. Diller's employment with IAC or (ii) September 5, 2007.

        Mr. Diller's Equity and Bonus Compensation Agreement with IAC also provides for a gross-up payment to be made to Mr. Diller, if necessary, to eliminate the effect of the imposition of the excise tax under Section 4999 of the Internal Revenue Code upon payments made to Mr. Diller and imposition of income and excise taxes on the gross-up payment.

        Mr. Diller was also granted a bonus arrangement, contractually independent from the promissory note, under which he received a bonus payment of approximately $2.5 million on August 24, 1996, and was to receive a further such bonus payment on August 24, 1997. The deferred amount, which may be deferred until September 5, 2007, accrues interest at a rate of 6% per annum. Mr. Diller also received $966,263 for payment of taxes by Mr. Diller due to the compensation expense which resulted from the difference in the per share fair market value of IAC common stock and the per share purchase price of the Initial Diller Shares and Additional Diller Shares. See also "—Certain Relationships and Related Party Transactions—Relationships with Officers and Directors."

        Mr. Kaufman.    On February 5, 2004, IAC and Mr. Kaufman entered into an agreement pursuant to which Mr. Kaufman will continue to be employed by IAC as its Vice Chairman through February 5, 2007 (the "Initial Term") and will then be employed by IAC on a part-time basis through February 5, 2010. The agreement provides for Mr. Kaufman's compensation to be determined by the relevant committee of IAC's Board of Directors, following consultation with IAC's Chairman.

        During the Initial Term, Mr. Kaufman will continue to oversee IAC's legal, financial and mergers & acquisition groups and devote at least 80% of his business time and attention to his duties to IAC and a new venture with IAC (as described below); provided, that Mr. Kaufman's duties to IAC shall be his first priority among his business activities. Mr. Kaufman has agreed that for the term of the agreement none of his activities outside of IAC shall be competitive with any IAC businesses. See also "—Certain Relationships and Related Party Transactions—Relationships with Officers and Directors." It is expected that Mr. Kaufman's agreement will be amended so that, following the spin-off, Mr. Kaufman will devote at least 80% of his business time to IAC and Expedia, with IAC as his first priority. Mr. Kaufman's activities with Expedia will not violate his non-competition obligations to IAC.

        The agreement provides that Mr. Kaufman's options and other equity awards which are unvested or subsequently granted will continue to vest throughout the term of his full- and part-time employment with IAC. Vested options shall remain exercisable during both the Initial Term and the part-time employment period. However, in the event of termination of Mr. Kaufman's employment for any reason other than for cause or if Mr. Kaufman terminates his employment for good reason, vested options to purchase shares of IAC common stock ("IAC Options") held by Mr. Kaufman as of the date of termination shall remain exercisable for two years from the date of such termination, plus an additional fifteen days for each month of service performed by Mr. Kaufman during the Initial Term (up to a maximum of three years), and if Mr. Kaufman terminates his employment other than for good reason, vested IAC Options held by Mr. Kaufman as of the date of such termination shall remain exercisable for one year from the date of such termination, provided in each case that the options do not earlier expire. See also "—Certain Relationships and Related Party Transactions—Relationships with Officers and Directors."

        Mr. Genachowski.    On August 9, 2000, IAC and Mr. Genachowski entered into an employment agreement, which was subsequently amended on September 30, 2002. The amended agreement, which expired on December 31, 2004, provided for an annual base salary of $500,000 per year. The agreement also provided that Mr. Genachowski was eligible to receive an annual discretionary bonus (including equity awards). Under the agreement, Mr. Genachowski was entitled to receive an annual housing allowance, plus a tax gross-up for such allowance, not to exceed an aggregate of $100,000. Mr. Genachowski continues to receive the same annual salary and housing allowance, notwithstanding the expiration of his agreement.

        In April 2005, the terms of outstanding equity awards held by Mr. Genachowski were amended to provide for continued vesting upon termination of his employment, with stock options vesting through December 31, 2005 (and remaining exercisable through the earlier of June 30, 2007 or two years after completion of the spin-off) and restricted stock units vesting through February 2006, in addition to accelerated vesting of a portion of his 2003 award.

        Mr. McInerney.    On October 9, 2002, IAC and Mr. McInerney entered into an employment agreement in connection with his employment as Chief Executive Officer of IAC Electronic Retailing (the "Initial Employment Agreement"). On November 15, 2004, IAC and Mr. McInerney amended the Initial Employment Agreement to reflect Mr. McInerney's appointment as Executive Vice President and Chief Financial Officer of IAC, effective January 1, 2005 (the "Amended Employment Agreement"). The Amended Employment Agreement provides that Mr. McInerney shall receive an annual base salary of $550,000 per year and shall be eligible to receive annual discretionary bonuses. The Amended Employment Agreement does not have a stated term and shall remain in effect until terminated by IAC or Mr. McInerney.

        Pursuant to the Initial Employment Agreement, Mr. McInerney received a grant of 50,000 IAC restricted stock units, all of which vest on January 17, 2006, subject to Mr. McInerney's continued employment with IAC (the "Initial RSUs"). Upon a change of control of IAC, 100% of the Initial RSUs shall immediately vest.

        Consistent with the terms of the Initial Employment Agreement, the Amended Employment Agreement provides that if Mr. McInerney terminates his employment for any reason, all restricted stock and stock options granted to Mr. McInerney by IAC, Ticketmaster and/or Ticketmaster Online-Citysearch, Inc. on or before May 31, 2002 shall (i) in the case of unvested options, continue to vest until the date that is 18 months from his resignation (the "End Date") and (ii) in the case of vested options (both as of the termination date and those vesting before the End Date), shall remain exercisable through the End Date; provided, that any such stock options that vest in the immediate three months prior to the End Date shall remain exercisable for three months from the applicable vesting date. The rights of Mr. McInerney described in this paragraph shall be referred to as the "Resignation Rights."

        Consistent with the terms of the Initial Employment Agreement, the Amended Employment Agreement provides that if Mr. McInerney terminates his employment for good reason on any day of the calendar year other than the last day of IAC's taxable year or IAC terminates Mr. McInerney's employment for any reason other than death, disability or cause, then Mr. McInerney shall be entitled to the Resignation Rights and 100% of the Initial RSUs shall immediately vest.

        Mr. Blatt.    On November 5, 2003 (the "Effective Date"), IAC and Mr. Blatt entered into an employment agreement for a term continuing until November 5, 2006 and providing for an annual base salary of $400,000 per year. Pursuant to the terms of the employment agreement, Mr. Blatt is also eligible to receive an annual discretionary bonus (including equity awards) and received a $100,000 advance against his 2003 annual discretionary bonus upon commencement of his employment with IAC.

        Mr. Blatt's employment agreement provided for a grant of 35,000 restricted stock units ("RSUs"). These RSUs vest in four equal installments on the second, third, fourth and fifth anniversaries of the Effective Date. The employment agreement provides that upon a change of control of IAC, 100% of Mr. Blatt's RSUs would become vested and exercisable. In addition, upon termination of Mr. Blatt's employment by IAC for any reason other than death, disability or cause, or if Mr. Blatt terminates his employment for good reason, the agreement provides that IAC would be required to pay Mr. Blatt his base salary through the term of his agreement over the course of the then remaining term, subject to mitigation by Mr. Blatt. In the event of a termination for any reason other than death, disability or cause or if Mr. Blatt terminates his employment for good reason, the agreement provides that Mr. Blatt's RSUs would vest (in each case, inclusive of amounts previously vested) as follows: 25%

after the first anniversary of, but prior to the second anniversary of, the Effective Date; 50% after the second anniversary of, but prior to the third anniversary of, the Effective Date; 75% after the first anniversary of, but prior to the fourth anniversary of, the Effective Date; and 100% on or after the fourth anniversary of the Effective Date.

        Ms. Fisher.    On June 30, 2003 (the "Effective Date"), IAC and Ms. Fisher entered into an employment agreement for a term continuing until June 30, 2005 and providing for an annual base salary of $400,000 per year. Pursuant to the terms of the employment agreement, Ms. Fisher is also eligible to receive an annual discretionary bonus (including equity awards) and received a $100,000 advance against her 2003 annual discretionary bonus upon commencement of her employment with IAC.

        Ms. Fisher's employment agreement provided for a grant of 35,000 RSUs. These RSUs vest in four equal installments on the second, third, fourth and fifth anniversaries of the Effective Date. The employment agreement provides that upon a change of control of IAC, 100% of Ms. Fisher's RSUs would become vested and exercisable. In addition, upon termination of Ms. Fisher's employment by IAC for any reason other than death, disability or cause, or if Ms. Fisher terminates her employment for good reason, the agreement provides that IAC would be required to pay Ms. Fisher her base salary through the term of her agreement over the course of the then remaining term, subject to mitigation by Ms. Fisher. In the event of a termination for any reason other than death, disability or cause or if Ms. Fisher terminates her employment for good reason, the agreement provides that Ms. Fisher's RSUs would vest (in each case, inclusive of amounts previously vested) as follows: 17% after the first anniversary of, but prior to the second anniversary of, the Effective Date; 37.5% after the second anniversary of, but prior to the third anniversary of, the Effective Date; 62.5% after the first anniversary of, but prior to the fourth anniversary of, the Effective Date; and 87.5% on or after the fourth anniversary of the Effective Date.

Equity Compensation Plan Information

        The following table summarizes information, as of December 31, 2004, relating to equity compensation plans of IAC pursuant to which grants of options, restricted stock, restricted stock units or other rights to acquire shares may be granted from time to time.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (1)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(A))
	(A)		(B)		(C)
Equity compensation plans approved by security holders(2)	51,355,153	(4)	$10.73	(5)	11,697,964
Equity compensation plans not approved by security holders(3)	9,508,388		$9.08		—
Total	60,863,541		$10.43	(5)	11,697,964

(1)
Information excludes 25,618,596 securities with a weighted-average exercise price of $14.61 to be issued upon the exercise of outstanding options, warrants and other rights to purchase shares of IAC common stock, which securities were granted pursuant to plans assumed by IAC in connection with acquisitions. No securities remain available for future issuance under any of these plans.

(2)
These plans are IAC's Amended and Restated 2000 Stock and Annual Incentive Plan, 1997 Stock and Annual Incentive Plan, the Deferred Compensation Plan for Non-Employee Directors, the

  Silver King Communications, Inc. 1995 Stock Incentive Plan, the Home Shopping Network 1996 Stock Option Plan for Employees and the Ticketmaster Stock Plan.

  In April 2005, IAC terminated the Silver King Communications, Inc. 1995 Stock Incentive Plan, the Home Shopping Network 1996 Stock Option Plan for Employees and the Ticketmaster Stock Plan, given that its intention was not to grant any further equity awards pursuant to these plans. All equity awards currently outstanding under these plans remain outstanding following the termination, and continue to be governed by the terms of the respective plan under which they were issued, until the later of their vesting or exercise.

(3)
Reflects options granted under the 1999 Stock Option Plan and the Equity and Bonus Compensation Agreement.

(4)
Includes an aggregate of (i) 8,312,274 shares issuable upon the vesting of restricted stock and restricted stock unit awards, (ii) 36,276 shares underlying share units, payable on a one-for-one basis, credited to share unit accounts as of December 31, 2004 under IAC's Deferred Compensation Plan for Non-Employee Directors and (iii) 43,006,603 shares issuable upon the exercise of outstanding stock options and the vesting of restricted stock units. Does not include shares underlying restricted stock units granted in early 2005 in respect of 2004 performance.

(5)
Weighted average exercise price calculation excludes restricted stock and restricted stock units.

1999 Stock Option Plan

        In February 2000, IAC's Board of Directors approved the 1999 Stock Option Plan, or the 1999 Plan. An award of stock options exercisable for 4.4 million shares of IAC common stock, the total amount available under the 1999 Plan, at an exercise price of $22.59 per share, was made in February 2000 to Dr. Georg Kofler in consideration of his entering into an employment arrangement with a German affiliate of Home Shopping Network. These options vested over four years, with 25% vesting on the first, second, third and fourth anniversaries of the date of grant, and remain exercisable for ten years from the date of grant. Subject to applicable law, these options are freely transferable by the holders thereof by written notice to IAC, or by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

Equity and Bonus Compensation Agreement

        In August 1995, IAC granted to Mr. Diller stock options to acquire 7,583,388 shares of IAC common stock at an exercise price of $5.66 per share (both the number of shares and the exercise price have been adjusted to reflect IAC's two stock splits since the date of grant) pursuant to the Equity and Bonus Compensation Agreement. The options vested over four years, with 25% vesting on the first, second, third and fourth anniversaries of the date of grant, and are exercisable for ten years from the date of grant.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires IAC's officers and directors, and persons who beneficially own more than 10% of a registered class of IAC's equity securities, to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of IAC common stock and other equity securities of IAC with the SEC. Officers, directors and greater than 10% beneficial owners are required by SEC rules to furnish IAC with copies of all such forms they file. Based solely on a review of the copies of such forms furnished to IAC, and/or written representations that no additional forms were required, IAC believes that its officers, directors and greater than 10% beneficial owners complied with these filing requirements in 2004, except that due to administrative error on the part of IAC, each of Messrs. Keough and Spoon did not timely report one accrual of deferred share units to their respective accounts for Committee meeting attendance fees pursuant to IAC's Deferred Compensation Plan for Non-Employee Directors Plan, which accruals were subsequently reported on a Form 4.

IAC BOARD OF DIRECTORS

        IAC is subject to the Marketplace Rules of The Nasdaq Stock Market, Inc. (the "Marketplace Rules"). The Marketplace Rules exempt "Controlled Companies," or companies of which more than 50% of the voting power is held by an individual, group or another company, from certain requirements.

        Pursuant to an Amended and Restated Stockholders Agreement and a related letter agreement, Mr. Diller, through shares owned by him as well as those beneficially owned by Liberty and Universal, generally controls the vote on 21.0% of the IAC common stock and 100% of the IAC Class B common stock and, consequently, 59.8% of the combined voting power of the IAC common stock, IAC Class B common stock and IAC Series A preferred stock. Mr. Diller and Liberty have filed a Statement of Beneficial Ownership on Schedule 13D (and related amendments), and Universal has filed a Schedule 13G, relating to their respective IAC holdings and related voting arrangements with the SEC. On this basis, IAC is relying on the exemption for Controlled Companies from all applicable Nasdaq requirements.

        The Board met six times and acted by written consent three times during 2004. During 2004, all then incumbent directors attended at least 75% of the meetings of the Board and the Board committees on which they served. Directors are not required to attend annual meetings of IAC's stockholders. One member of the Board of Directors attended IAC's 2004 Annual Meeting of Stockholders.

Board Committees

        The Board currently has three standing committees: the Executive Committee, the Audit Committee and the Compensation/Benefits Committee. During 2004, the Board had, in addition to the three committees listed above, a Performance-Based Compensation Committee. The Board does not have a nominating committee.

        Audit Committee.    The Audit Committee of the Board of Directors currently consists of Messrs. Rattner and Spoon and Gen. Schwarzkopf, each of whom satisfies the independence requirements under the current standards imposed by the rules of the SEC and the Marketplace Rules. Through June 2004, the Audit Committee consisted of Messrs. Keough and Spoon and Gen. Schwarzkopf and from July 2004 through December 2004 consisted of Messrs. Rattner and Spoon and Gen. Schwarzkopf. The Board has previously concluded that Mr. Spoon is an "audit committee financial expert," as such term is defined in Item 401(h) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        The Audit Committee functions pursuant to a written charter adopted by the Board of Directors, pursuant to which it has been granted the responsibilities and authority necessary to comply with Rule 10A-3 of the Exchange Act. A copy of the Audit Committee's written charter is attached to this proxy statement/prospectus as Annex K. The Audit Committee is appointed by the Board to assist the Board with a variety of matters described in the charter, which include monitoring (1) the integrity of IAC's financial statements, (2) the independent auditor's qualifications and independence, (3) the performance of IAC's internal audit function and independent auditors and (4) the compliance by IAC with legal and regulatory requirements. Mr. Spoon is the Chairman of the Audit Committee. The Audit Committee met 13 times and acted by written consent one time during 2004. The formal report of the Audit Committee with respect to the year 2004 is set forth under the heading "Audit Committee Report" below.

        Compensation/Benefits Committee.    The Compensation/Benefits Committee currently consists of Mr. Bronfman, Ms. Kravis and Gen. Schwarzkopf, with Mr. Spoon leaving and Mr. Bronfman joining the Committee in June 2004, Mr. Robert R. Bennett leaving the Committee upon his resignation from the Board of Directors in September 2004 and Mr. Keough leaving and Ms. Kravis joining the

Committee in April 2005. The Committee is authorized to exercise all of the powers of the Board of Directors with respect to matters pertaining to compensation and benefits, including, but not limited to, salary matters, incentive/bonus plans, stock compensation plans, investment programs and insurance plans. In addition to the general powers described above, following the dissolution of the Performance-Based Compensation Committee in April 2005, the Committee is entitled to exercise all of the powers of the Board of Directors with respect to matters pertaining to performance-based compensation of corporate officers who were, or were most likely to become, subject to Section 162(m) of the Internal Revenue Code. None of the members of the Compensation/Benefits Committee is or was in the past an officer or employee of IAC or any of its businesses at the time of their respective service on the Committee. Mr. Bronfman is the Chairman of the Compensation/Benefits Committee. The Compensation/Benefits Committee met six times and acted by written consent four times during 2004.

        Performance-Based Compensation Committee.    From July 2004 until its dissolution in April 2005, the Performance-Based Compensation Committee of the Board of Directors consisted of Mr. Bronfman and Gen. Schwarzkopf. Through June 2004, the Performance-Based Compensation Committee consisted of Mr. Spoon and Gen. Schwarzkopf. Until its dissolution in April 2005, the Performance-Based Compensation Committee exercised all of the powers of the Board of Directors with respect to matters pertaining to performance-based compensation of corporate officers who were, or were most likely to become, subject to Section 162(m) of the Internal Revenue Code. The Compensation/Benefits Committee currently exercises these powers. None of the members of the Performance-Based Compensation Committee was an officer or employee of IAC or any of its businesses at the time of their service on the Committee. Mr. Bronfman was the Chairman of the Performance-Based Compensation Committee. The Performance-Based Compensation Committee met six times and acted by written consent three times during 2004.

        Executive Committee.    The Executive Committee of the Board of Directors currently consists of, and for the full year 2004 consisted of, Messrs. Diller, Kaufman and Bronfman. The Executive Committee has all the power and authority of the Board of Directors of IAC, except those powers specifically reserved to the Board by Delaware law or IAC's organizational documents. The Executive Committee acted by written consent three times during 2004.

Director Nominations

        The Board does not have a nominating committee or other committee performing similar functions nor any formal policy on nominations. Liberty, an affiliate of IAC, has the right to nominate two directors for election to the Board so long as certain stock ownership requirements are satisfied. For the year ended December 31, 2004, the two directors designated by Liberty, Messrs. Bennett and John C. Malone, both served through September 2004. Liberty has not nominated any directors for election this year. Historically, other nominees have been recommended by the Chairman, upon consultation with other members, and then considered by, the entire Board. Given the controlled status of IAC, the Board believes the process described above is appropriate. The Board does not have specific requirements for eligibility to serve as a director of IAC. However, in evaluating candidates, regardless of how recommended, the Board considers whether the professional and personal ethics and values of the candidate are consistent with those of IAC, whether the candidate's experience and expertise would be beneficial to the Board in rendering its service to IAC, whether the candidate is willing and able to devote the necessary time and energy to the work of the Board and whether the candidate is prepared and qualified to represent the best interests of IAC's stockholders. Mr. Lourd, who was recently appointed to the Board, was recommended by the Chairman and elected by the entire Board.

        The Board does not have a formal policy regarding the consideration of director nominees recommended by stockholders, as historically IAC has not received such recommendations. However, the Board would consider such recommendations if made in the future. Stockholders who wish to make such a recommendation should send the recommendation to IAC/InterActiveCorp, 152 West 57th Street, 42nd Floor, New York, New York 10019, Attention: Corporate Secretary. The envelope must contain a clear notation that the enclosed letter is a "Director Nominee Recommendation." The letter must identify the author as a stockholder, provide a brief summary of the candidate's qualifications and history and must be accompanied by evidence of the sender's stock ownership. Any director recommendations will be reviewed by the Corporate Secretary and, if deemed appropriate, forwarded to the Chairman of the Board for further review. If the Chairman believes that the candidate fits the profile of a director described above, the recommendation will be shared with the entire Board.

Communications with the IAC Board

        Stockholders who wish to communicate with the Board of Directors or a particular director may send such communication to IAC/InterActiveCorp, 152 West 57th Street, 42nd Floor, New York, New York 10019, Attention: Corporate Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Stockholder-Board Communication" or "Stockholder-Director Communication." All such letters must identify the author as a stockholder, provide evidence of the sender's stock ownership and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Corporate Secretary will then review such correspondence and forward it to the Board, or to the specified director, if appropriate.

Compensation of Outside Directors

        Effective July 1, 2004, each director of IAC who is not an employee of IAC or any of its businesses receives an annual retainer of $30,000, the chairpersons of the Audit and Compensation/Benefits Committees and each member of the Audit Committee receive an additional annual retainer of $10,000 and each member of the Compensation/Benefits Committee receives an additional annual retainer of $5,000. IAC also pays each non-employee director $1,000 for each IAC Board meeting and each IAC Board Committee meeting attended, plus reimbursement for all reasonable expenses incurred by a director as a result of attendance at any of these meetings. In addition, directors who are not employees of IAC or any of its businesses receive a grant of 7,500 restricted stock units (or such lesser numbers of restricted stock units with a dollar value of $250,000) upon their initial election to office and annually thereafter on the date of IAC's annual meeting of stockholders at which the director is re-elected. These restricted stock units vest in three equal annual installments commencing on the first anniversary of the grant date.

        Under IAC's Deferred Compensation Plan for Non-Employee Directors, non-employee directors may defer all or a portion of their annual retainer and meeting fees. Eligible directors who defer their directors' fees can elect to have such deferred fees applied to the purchase of share units, representing the number of shares of IAC common stock that could have been purchased on the relevant date, or credited to a cash fund. If any dividends are paid on IAC common stock, dividend equivalents will be credited on the share units. The cash fund will be credited with deemed interest at an annual rate equal to the weighted average prime lending rate of JPMorgan Chase Bank. Upon termination, a director will receive (1) with respect to share units, such number of shares of IAC common stock as the share units represent and (2) with respect to the cash fund, a cash payment. Payments upon termination will be made in either one lump sum or up to five installments, as previously elected by the eligible director at the time of the related deferral election.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Board of Directors currently has a Compensation/Benefits Committee consisting of Mr. Bronfman, Ms. Kravis and Gen. Schwarzkopf. Mr. Spoon left and Mr. Bronfman joined the Committee in June 2004, Mr. Robert R. Bennett left the Committee upon his resignation from the Board of Directors in September 2004 and Mr. Keough left and Ms. Kravis joined the Committee in April 2005.

        Until its dissolution in April 2005, the Board also had a Performance-Based Compensation Committee, which from July 2004 consisted of Mr. Bronfman and Gen. Schwarzkopf. Through June 2004, the Performance-Based Compensation Committee consisted of Mr. Spoon and Gen. Schwarzkopf. The Compensation/Benefits Committee now exercises the powers that the Performance-Based Compensation Committee formerly exercised.

        None of the members of these Committees is or was in the past an officer or employee of IAC or any of its businesses at the time of their respective service on the Committees. Mr. Keough currently serves, and during his tenure as a member of the Compensation/Benefits Committee served, as Chairman (in a non-executive capacity) of Allen & Company LLC, a New York investment banking firm. From time to time, IAC has retained the services of Allen & Company LLC.

REPORT ON IAC EXECUTIVE COMPENSATION

        Members of the Compensation/Benefits Committee of the Board of Directors and the Performance-Based Compensation Committee (collectively, the "Committee"), each as constituted as of December 31, 2004, furnished the following joint report that provides an overview of IAC's compensation philosophy and executive compensation programs for the 2004 fiscal year.

Compensation Philosophy

        IAC's executive compensation program is designed to reward performance and to align the financial interests of IAC's senior executives with those of the equity owners of IAC. To achieve this end, the Committee has reviewed all elements of compensation for senior executives and has developed and implemented a compensation program consisting primarily of base salaries, bonuses and equity compensation designed to attract, retain and motivate highly skilled executives with the business experience and acumen it believes necessary for achievement of IAC's long-term business objectives. The Committee believes that the compensation for IAC's executive officers is fair and reasonable and not excessive.

        The compensation of IAC's Chief Executive Officer and the four other most highly compensated executive officers is governed in part by the terms of certain agreements, which are described under "Executive Compensation—Certain Agreements with Executive Officers" herein.

Base Salary

        In determining base salaries paid to IAC's executive officers, the Committee takes into account a variety of factors, including (i) recommendations of the Chief Executive Officer, (ii) competitive factors, (iii) individual performance and an assessment of the value of the individual's services to IAC, (iv) the fairness of individual executive officers' salaries relative to their responsibilities and individual compensation history, (v) the salaries of other executive officers, and (vi) IAC's financial performance. The Committee does not apply a formulaic approach, and gives these criteria varying degrees of weight depending on the specific circumstances.

Annual Bonus

        In early 2004, the Committee established certain performance goals relating to stock price appreciation and growth in Earnings Before Interest, Taxes and Amortization ("EBITA"), as well as maximum bonus amounts for each executive officer. In February of 2005, bonuses were paid to the executive officers with respect to 2004 performance based upon satisfaction of the performance goals and the discretion of the Performance-Based Compensation Committee, taking into account a number of considerations, including the recommendation of the Chief Executive Officer, other company performance measures, the Committee's view of the individual's performance and contribution to IAC during the year and competitive factors.

Stock-Based Compensation

        In February 2005, the Committee granted restricted stock units to executives and certain other employees throughout IAC and its businesses in connection with their service to IAC in 2004. The Committee believes that stock-based compensation aligns the interests of employees and long-term stockholders, is instrumental in retaining employee talent and forms an important element of IAC's compensation practices.

        In determining overall equity grant levels throughout IAC and its businesses, the Committee evaluated a number of considerations, including targeted long-term dilution rates, the practices of IAC's primary competitors for personnel, and the cost to IAC of such compensation. Once aggregate equity pools were established for IAC and its businesses, the Committee approved equity grants to each executive officer other than the CEO. The Committee approved each grant to the executive officers based on a variety of factors, including the individual performance of the executive officer, an assessment of the value of the individual's services to IAC, the awards given to other executives, the recommendation of the CEO and the desire to keep IAC's overall compensation competitive. These grants typically vest in equal installments on the first five anniversaries of the grant date, with certain additional grants vesting in their entirety on the fifth anniversary of the grant date. All grants to executive officers are subject to the satisfaction of certain specified performance goals generally tied to stock price performance and growth in EBITA.

Compensation of Chief Executive Officer for the Fiscal Year

        Effective September 25, 1998, IAC authorized the payment to Mr. Diller of an annual base salary of $500,000. Prior to such time, Mr. Diller had not received a salary from IAC. In early 2004, the Committee undertook a review of Mr. Diller's base salary, and based on a review of competitive compensation information, personal and corporate performance and other relevant factors, established his base salary for fiscal year 2004 at $930,000. Through the bonus process described above, the Committee awarded Mr. Diller a bonus of $1,600,000 for fiscal year 2004. The Committee believes this bonus was appropriate given IAC's performance against its growth and other objectives, his substantial contribution to IAC, and a review of the compensation of other CEOs. Mr. Diller received certain option grants from IAC in 1995 and 1997 but has not received any subsequent equity grants from IAC. The Committee believes these awards (certain of which expire in 2005) have provided Mr. Diller with significant incentives to grow IAC and strongly aligned his interest with those of stockholders. Mr. Diller also was entitled to the personal use of IAC's airplane and certain other corporate assets. The total incremental cost to IAC of these uses, along with certain other benefits received by Mr. Diller, as reflected in "Summary Compensation Table," was approximately $950,214. The Committee believes that Mr. Diller's total compensation received from IAC with respect to 2004 was fair and reasonable in light of the various factors referenced above.

Tax Matters

        Section 162(m) of the Internal Revenue Code generally permits a tax deduction to public corporations for compensation over $1,000,000 paid in any fiscal year to a corporation's chief executive officer and four other most highly compensated executive officers only if the compensation qualifies as being performance-based. IAC has endeavored to structure certain of its compensation policies to qualify as performance-based under Section 162(m), including submitting certain matters to the Performance-Based Compensation Committee. Stock-based compensation under IAC's 2000 Stock and Annual Incentive Plan is also structured to comply with Section 162(m).

        Nonetheless, from time to time certain non-deductible compensation may be paid and the Board, the Compensation/Benefits Committee and the Performance-Based Compensation Committee reserve the authority to award non-deductible compensation in appropriate circumstances. In addition, it is possible that some compensation paid pursuant to certain equity awards that have already been granted may be nondeductible as a result of Section 162(m).

Summary

        The Committee believes that IAC's executive compensation program must continually provide executives with a strong incentive to focus on and achieve IAC's business objectives. By assuring that executives are appropriately compensated with an appropriate mix of salary and short- and long-term incentive compensation, the Committee believes the long-term interests of stockholders will be best served. The actions taken by the Committee with respect to 2004 compensation were consistent with this focus and the principles outlined above.

Members of the Compensation/Benefits Committee
Edgar Bronfman, Jr. (Chairman)
Donald R. Keough
Gen. H. Norman Schwarzkopf
Members of the Performance-Based Compensation Committee
Edgar Bronfman, Jr. (Chairman)
Gen. H. Norman Schwarzkopf

AUDIT COMMITTEE REPORT

        The Audit Committee currently consists of three independent directors and operates under a written charter, which has been adopted by the Board of Directors. The Audit Committee charter governs the operations of the Audit Committee and sets forth its responsibilities, which include providing assistance to the Board of Directors with the monitoring of (1) the integrity of IAC's financial statements, (2) the qualifications and independence of IAC's independent auditors, (3) the performance of IAC's internal audit function and independent auditors and (4) the compliance by IAC with legal and regulatory requirements. It is not the duty of the Audit Committee to plan or conduct audits or to determine that IAC's financial statements and disclosures are complete, accurate and in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

        In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements of IAC for the fiscal year ended December 31, 2004 with IAC's management and Ernst & Young LLP ("Ernst & Young"), IAC's independent auditors.

        The Audit Committee has discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees." In addition, the Committee has received the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees" and has discussed with Ernst & Young its independence from IAC and its management.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for IAC for the fiscal year ended December 31, 2004 be included in IAC's Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC.

Members of the Audit Committee
Alan Spoon (Chairman)
Steven Rattner
Gen. H. Norman Schwarzkopf

FEES PAID TO IAC'S INDEPENDENT AUDITORS

        The following table sets forth fees for all professional services rendered by Ernst & Young to IAC for the years ended December 31, 2004 and 2003.

	2004	2003
Audit Fees(1)	$8,230,000	$4,524,000
Audit-Related Fees(2)	2,978,000	1,883,000

Total Audit and Audit-Related fees	11,208,000	6,407,000
Tax Fees(3)	105,000	381,000
Other Fees(4)	—	—

Total Fees	$11,313,000	$6,788,000

(1)
Audit Fees include fees associated with the annual audit of IAC's consolidated financial statements and internal control over financial reporting (2004 only), statutory audits, reviews of IAC's periodic reports, accounting consultations, reviews of SEC registration statements and consents and other services related to SEC matters.

(2)
Audit-Related Fees include fees for due diligence in connection with acquisitions, accounting consultations and benefit plan audits.

(3)
Tax Fees include fees for tax compliance, tax consultation and tax planning. These services included assistance regarding federal, state and international tax compliance and tax audits.

(4)
There were no Other Fees incurred by Ernst & Young during 2004 or 2003 for professional services rendered in connection with financial information services design and implementation.

        During 2003, the Audit Committee adopted a policy governing the pre-approval of all audit and permitted non-audit services performed by IAC's independent auditors in order to ensure that the provision of such services does not impair the auditor's independence from IAC and its management. Unless a type of service to be provided by IAC's independent auditors has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services in excess of pre-approved cost levels will require specific pre-approval by the Audit Committee. In all pre-approval instances, the Audit Committee will consider whether such services are consistent with SEC rules on auditor independence.

        In its pre-approval policy, the Audit Committee has designated specific services that have the pre-approval of the Audit Committee (each of which is subject to pre-approved cost levels) and has classified these pre-approved services into one of four categories: Audit, Audit-Related, Tax and All Other. The term of any pre-approval is 12 months from the date of such pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will revise the list of pre-approved services from time to time. Pre-approved fee levels for all services to be provided by the independent auditors will be established periodically from time to time by the Audit Committee. Any proposed services in excess of pre-approved costs levels will require specific pre-approval by the Audit Committee.

        Pursuant to its pre-approval policy, the Audit Committee may delegate its authority to grant pre-approvals to one or more of its members, and has currently delegated this authority to its Chairman. The decisions of the Chairman (or any other member(s) to whom such authority may be delegated) to grant pre-approvals must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee may not delegate its responsibilities to pre-approve services to management.

        Pursuant to the pre-approval policy, requests or applications to provide services that require separate pre-approval must be submitted, after consultation with the independent auditors, to the Audit Committee by IAC's Chief Financial Officer and/or the Controller. In connection with any such submission, each of the Chief Financial Officer and/or Controller, as applicable, as well as the independent auditors, must represent to the Audit Committee that the request or application is, in their respective views, consistent with the SEC rules on auditor independence.

CERTAIN IAC RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

General

        The historical share information contained in this section does not give effect to the the spin-off or the one-for-two reverse stock split that IAC expects to complete immediately prior to the spin-off.

Relationships with Officers and Directors

        Pursuant to an Amended and Restated Stockholders Agreement and a related letter agreement, Mr. Diller, through shares owned by him as well as those beneficially owned by Liberty and Universal, is effectively able to control the outcome of all matters submitted to a vote or for the consent of IAC's stockholders (other than with respect to the election by the holders of IAC common stock of 25% of the members of IAC's Board of Directors and certain matters as to which a separate class vote of the holders of IAC's common stock or preferred stock is required under Delaware law or IAC's charter).

        In 1997, IAC and Mr. Diller agreed to defer repayment of an interest-free, secured, non-recourse promissory note in the amount of $4,997,779 due from Mr. Diller from September 5, 1997 to September 5, 2007. As of December 31, 2004, the promissory note remained outstanding. In 1997, Mr. Diller and IAC agreed to defer the payment of a bonus in the amount of $2.5 million that otherwise was to be paid to Mr. Diller in 1997. The deferred bonus amount, which may be deferred until September 5, 2007, accrues interest at a rate of 6% per annum.

        In 2001, IAC and Mr. Diller entered into an agreement with respect to the construction of facilities, including a screening room on Mr. Diller's property, to assist Mr. Diller in connection with IAC-related activities. Construction costs of approximately $1.8 million were paid by IAC and the agreement provides that under certain circumstances, including upon Mr. Diller's termination of employment by IAC or its affiliates, Mr. Diller shall have the option of paying to IAC an amount equal to the depreciated book value of the construction costs to acquire the facilities.

        In October 2000, a subsidiary of IAC and Nineteen Forty CC Inc. ("Nineteen Forty"), a company owned by Mr. Diller, acquired an aircraft for use by Mr. Diller and other directors and executive officers of IAC in connection with IAC's business. In connection with this transaction, Nineteen Forty, which originally was under contract to purchase the aircraft, assigned to IAC its rights under the purchase agreement and, in exchange, IAC granted Nineteen Forty an option to acquire all or any portion of the aircraft ultimately acquired by IAC for its depreciated value on IAC's books. The aircraft is currently owned 77.2% by the IAC subsidiary and 22.8% by Nineteen Forty. IAC's ownership interest remains subject to Nineteen Forty's option. IAC has entered into an agreement with Nineteen Forty pursuant to which IAC leases Nineteen Forty's 22.8% interest in the aircraft for lease payments of approximately $53,000 per month. The foregoing payment rate was based on market lease rates for a similar aircraft. Under the terms of the lease, IAC pays all operating and maintenance expenses relating to, and exercises full operational control of, the aircraft.

        In 2004, Mr. Diller reimbursed IAC approximately $207,000 in connection with a New York City apartment maintained by IAC for use by Mr. Diller, covering in full IAC's out-of-pocket costs of maintaining such apartment from January 2004 through the termination of the related lease in July 2004.

        Mr. Diller reimbursed IAC approximately $168,643 for certain personal use of IAC's airplane during 2004 pursuant to a time-sharing agreement at the maximum rate allowable under applicable rules of the Federal Aviation Association. The incremental costs of these flights above the reimbursed amounts are included in Mr. Diller's compensation reflected in "Other Annual Compensation" in the Summary Compensation Table under "IAC Executive Compensation."

        On December 20, 2004, IAC invested $500,000 in convertible preferred stock of an online start-up venture controlled by Mr. Kaufman. IAC has committed to invest a total of $2 million, which would give IAC preferred stock convertible into 20% of the outstanding common stock of the venture. IAC has various approval rights over significant transactions, the right to appoint directors to the board of directors proportionate to its holdings, and various forms of anti-dilution protection for its investment. It also has the option to purchase additional preferred stock for $20 million such that IAC would hold a 50% ownership percentage in the venture, the right to purchase Mr. Kaufman's shares prior to March 31, 2012 at fair market value, and the right to put its investment to the venture at the time of the venture's first significant financing for the value of its stake implied by the terms of such financing, discounted by 30% to account for the illiquidity of the stock. Prior to making its investment, IAC received an analysis from an independent financial appraiser that concluded that the terms of its investment, including the financial terms, were reasonable and consistent with, and in certain instances more favorable to IAC than, those contained in similar first-round financing transactions between unrelated parties. The terms of the transaction were negotiated between Mr. Kaufman and various members of IAC's senior management and approved by the Audit Committee.

        From time to time, IAC has retained the services of Allen & Company LLC, a New York investment banking firm. Mr. Keough, a member of the Board of Directors of IAC, currently serves as Chairman (in a non-executive capacity) of Allen & Company LLC.

        During 2004, one of IAC's businesses, Home Shopping Network, made payments to Diane Von Furstenberg Studio, LP of approximately $330,500 relating to sales of fashion merchandise by Home Shopping Network. Ms. Von Furstenberg, a member of the Board of Directors of IAC, is the founder and Chairman of Diane Von Furstenberg Studio, LP.

VUE Transaction

        On May 7, 2002, IAC completed the transaction pursuant to which VUE was formed. The joint venture initially was controlled by Vivendi, with the common interests owned 93.06% by Vivendi and its subsidiaries, 5.44% by IAC and its subsidiaries and 1.5% by Mr. Diller (subject to the assignments discussed below). During 2004, Vivendi and the General Electric Company ("GE") completed their combination of the businesses of the National Broadcasting Company, Inc., a subsidiary of GE, and those of Universal, the affiliate of Vivendi that controls VUE (the "NBC Universal Transaction"). The combined businesses of NBC and Universal are now known as NBC Universal and NBC Universal now controls VUE.

        In connection with the VUE transaction, IAC and its subsidiaries received the following at the closing of the transactions:

  •
  approximately $1.62 billion in cash, debt-financed by VUE, subject to tax-deferred treatment for a 15-year period;

  •
  a $750 million face value Class A preferred interest in VUE, with a 5% annual paid-in-kind dividend and a 20-year term, to be settled in cash at its then face value at maturity;

  •
  a $1.75 billion face value Class B preferred interest in VUE, with a 1.4% annual paid-in-kind dividend, a 3.6% annual cash dividend, callable and puttable after 20 years, to be settled with IAC shares owned by special purpose entities controlled by Universal having a market value equal to the then face value of the Class B preferred interest, subject to a maximum of approximately 43.2 million shares of IAC common stock and 13.4 million shares of IAC Class B common stock (for a total of approximately 56.6 million IAC common shares), provided that cash may be substituted in lieu of shares of IAC common stock (but not IAC Class B common stock);

  •
  a 5.44% common interest in VUE, generally callable by Universal after five years and puttable by IAC after eight years; and

  •
  cancellation of all of Vivendi's interests in USANi LLC, a Delaware limited liability company, which interests were exchangeable into IAC common shares, including USANi LLC interests obtained by Vivendi from Liberty in a related transaction.

        In addition, IAC issued to Vivendi warrants to acquire shares of IAC common stock, all of which warrants were sold by Vivendi in 2003. Barry Diller, IAC's Chairman and Chief Executive Officer,

received a common interest in VUE with a 1.5% profit sharing percentage in return for his agreeing to specified non-competition provisions and agreeing to serve as Chairman and Chief Executive Officer of VUE, which position he held from May 2002 to April 2003. In February 2002, Mr. Diller assigned the right to receive beneficial interests in a portion of his common interest in VUE to Victor A. Kaufman, Vice Chairman and a director of IAC (minimum value of $15 million), Dara Khosrowshahi, then Executive Vice President and Chief Financial Officer of IAC, and Julius Genachowski, Executive Vice President and Chief of Business Operations of IAC (each with minimum value of $2.5 million), subject to certain conditions. During 2004, Universal acquired Mr. Diller's common interest in VUE for $255 million in accordance with the contractual terms of the VUE Partnership Agreement, with Mr. Diller's assignees receiving the minimum value stated above as their proportionate share of the proceeds.

        Upon consummation of the transaction, the following also occurred:

  •
  IAC, Vivendi, Universal, Liberty and Mr. Diller entered into an Amended and Restated Governance Agreement, which is described under "The Spin-Off Proposal—Governance Arrangements at IAC and Expedia" and which governs the relationship between each of Universal and Vivendi and their respective affiliates, on the one hand, and IAC, on the other hand, in respect of ownership of IAC securities.

  •
  Vivendi, Universal, Liberty and Mr. Diller entered into an Amended and Restated Stockholders Agreement, which agreement governs the relationship among the parties as stockholders, and is described under "The Spin-Off Proposal—Governance Arrangements at IAC and Expedia—Stockholders Agreements."

        Summaries of the agreements relating to the VUE transaction are set forth in, and copies of these agreements have been filed with the SEC as Appendices to, IAC's Definitive Proxy Statement, dated March 25, 2002, and are available from the SEC.

  VUE Distributions

        During 2004, IAC recognized paid-in-kind distributions with respect to the Class A preferred interests in VUE in an aggregate amount of approximately $39.9 million and cash dividend payments with respect to the Class B preferred interests in VUE in an aggregate amount of approximately $64.8 million.

        In connection with the formation of VUE, IAC and various of its affiliates entered into an amended partnership agreement (the "Partnership Agreement"), dated as of May 7, 2002, with various affiliates of Vivendi, as well as with Mr. Diller. The Partnership Agreement provides that VUE "shall, as soon as practicable after the close of each taxable year, make cash distributions to each Partner in an amount equal to the product of (a) the amount of taxable income allocated to such Partner for such taxable year... and (b) the highest aggregate marginal statutory Federal, state, local and foreign income tax rate... applicable to any Partner." The Partnership Agreement also provides that taxable income of VUE is to be allocated to the partners in a specified order, including amounts corresponding to the cash and pay-in-kind distributions on IAC and its affiliates' preferred interests in IAC, which represent a 5% annual return on those interests (the "Preferred Return"). The actual amount of cash distributions with respect to taxable income on the Preferred Return would depend on several factors, including the amount of VUE's earnings and federal, state, and local income tax rates.

        Pursuant to these provisions of the Partnership Agreement, in 2004 VUE made cash distributions in respect of actual allocated taxable income attributable to the common interests in VUE for the fiscal year ended December 31, 2003 to IAC and Messrs. Diller, Kaufman, Khosrowshahi and Genachowski. Aggregate cash distributions made to IAC and Messrs. Diller and Kaufman were approximately $4.6 million, $1.2 million and $70,000, respectively, and aggregate cash distributions made to Messrs. Khosrowshahi and Genachowski were, in each case, less than $60,000.

        Commencing in October or November 2002, Vivendi advised IAC that it does not believe that VUE is obligated under the Partnership Agreement to make these tax payments in respect of taxable income allocated to IAC and its affiliates with respect to the Preferred Return. On April 15, 2003, IAC (and an affiliate) filed a lawsuit against Vivendi, a Vivendi affiliate and VUE in the Court of Chancery of the State of Delaware to enforce the provisions of the Partnership Agreement requiring cash distributions with respect to taxable income allocated with respect to the Preferred Return. On June 30, 2003, the defendants filed an answer to the complaint and asserted various affirmative defenses and counterclaims, including a request to reform the Partnership Agreement—on the grounds of mutual, or, in the alternative, unilateral mistake—so that it does not require VUE to make such payments.

        On January 30, 2004, IAC filed a motion for judgment on the pleadings, on the grounds that IAC is entitled to the relief it seeks on the basis of the pleadings in the case which the Delaware Chancery Court granted by Memorandum Opinion dated June 30, 2004, and in a final judgment and order dated August 5, 2004.

        On August 23, 2004, the defendants filed a notice of appeal from the Chancery Court's judgment to the Supreme Court of Delaware. A panel of the Supreme Court heard oral argument on January 19, 2005 and later that day, the Court issued an order that the appeal would be argued before and determined by the Court en banc. Oral argument before the full Court was held on April 20, 2005. No decision has been rendered.

  VUE Covenant Defeasance

        On May 11, 2004, VUE and IAC entered into an agreement pursuant to which VUE delivered letters of credit issued in favor of USANi Sub LLC, a subsidiary of IAC, in order to defease certain covenants under the Partnership Agreement in favor of IAC. The defeasance of these covenants was a condition to the closing of the sale of Vivendi's interests in VUE to GE and NBC Universal.

Other IAC Relationships and Transactions with Vivendi, NBC Universal and their respective Affiliates

        Through May 21, 2004, Universal was an affiliate of Vivendi. Following the completion of the NBC Universal Transaction (as described above under the caption "—VUE Transaction"), Universal is now an affiliate of NBC Universal and GE.

  NBC Universal

        On March 9, 2005, NBC Universal agreed that following the completion of IAC's spin-off of its travel and travel-related businesses into a separate public company, so long as Mr. Diller is Chairman or senior executive of Expedia, he will be entitled to exercise full voting rights over all Expedia securities beneficially owned by NBC Universal and its controlled affiliates.

        On three separate occasions during 2004, IAC consented under the VUE Partnership Agreement to the refinancing of VUE indebtedness in order to permit refinancing on terms more favorable to VUE and, in December 2004, IAC waived certain rights it may have had in order to permit NBC Universal and its subsidiaries to undergo certain internal corporate restructuring transactions.

        During 2004, certain IAC businesses collectively purchased an aggregate of approximately $10.3 million in advertising on certain NBC Universal network and/or pay television channels. One of these pay television channels is affiliated with Microsoft. See "—Relationships with Microsoft." In addition, during 2004, certain IAC businesses purchased admission tickets to NBC Universal theme parks and/or studio tours, which purchases totaled approximately $178,000. Lastly, during 2004, one of IAC's businesses sold 50% of its interest in box seating arrangements at a New York City entertainment venue to NBC Universal for approximately $115,000.

  General Electric

        During 2004, one of IAC's businesses, Home Shopping Network, settled litigation brought against one of its subsidiaries by a cable subsidiary of GE regarding the alleged breach by the Home Shopping Network subsidiary of a carriage agreement between the two parties. In connection with this settlement, Home Shopping Network paid the GE cable subsidiary approximately $200,000.

        During 2004, two of IAC's businesses launched co-branded credit card programs with a subsidiary of GE. Pursuant to these arrangements, these IAC businesses collectively received an aggregate of approximately $5.6 million in payments, primarily in the form of revenue share payments in respect of purchases made pursuant to the co-branded cards and sales and marketing support for the programs, from the GE subsidiary.

        IAC believes that its business agreements with Vivendi, NBC Universal and their respective affiliates have been negotiated on an arms-length basis and contain terms at least as favorable to IAC as terms that could have been obtained from an independent third party.

        In the ordinary course of business going forward, IAC may determine to enter into other agreements with NBC Universal and its affiliates.

  Relationships between IAC and Liberty Media Corporation

        Under the terms of the Amended and Restated Governance Agreement, two designees of Liberty, Messrs. Malone and Bennett, were members of the IAC Board of Directors through September 14, 2004. Liberty holds a substantial equity interest in IAC, and Liberty is a party to certain agreements executed in connection with the Vivendi Transaction that are filed as exhibits to IAC's publicly-filed reports.

        Liberty and Mr. Diller intend to enter into a stockholders agreement with respect to Expedia that will take effect upon completion of the spin-off and pursuant to which, among other arrangements, Mr. Diller will generally hold an irrevocable proxy with respect to all Expedia securities beneficially owned by Liberty until such proxy terminates in accordance with the terms of the Expedia stockholders agreement. See "The Spin-Off Proposal—Governance Arrangements at IAC and Expedia—Stockholders Agreements—Corporate Governance."

        During 2004, one of IAC's businesses purchased an aggregate of approximately $202,000 in advertising on a Liberty pay television channel. In addition, during 2004, another IAC business leased office space and supplies from one Liberty subsidiary. Aggregate rental payments made to the Liberty subsidiary in connection with these lease arrangements were approximately $3.4 million in 2004. Lastly, in 2004, one of Liberty's subsidiaries provided media-related consulting services to one of IAC's businesses. Total fees paid to the Liberty subsidiary by the IAC business for these services were approximately $63,000.

        During 1996, Home Shopping Network, along with Jupiter Programming Company, formed Shop Channel, a television shopping venture based in Tokyo. Liberty Media International, Inc., a subsidiary of Liberty, owns a 50% interest in Jupiter, the 70% shareholder in the venture. Home Shopping Network owns a 30% interest in Shop Channel. During 1999, Home Shopping Network loaned $2.5 million to Shop Channel, of which $1.7 million was outstanding as of December 31, 2003. This balance was paid in full during 2004. Home Shopping Network did not sell any inventory nor provide any services to Shop Channel during 2004.

        IAC believes that its business agreements with Liberty have been negotiated on an arm's-length basis and contain terms at least as favorable to IAC as those that could be obtained from an independent third party.

        In the ordinary course of business, and otherwise from time to time, IAC may determine to enter into other agreements with Liberty and its affiliates.

        Under the Amended and Restated Governance Agreement, if IAC issues or proposes to issue shares of IAC common stock or IAC Class B common stock, Liberty has preemptive rights that generally entitle it to purchase a number of IAC common shares so that Liberty will maintain the identical ownership interest in IAC that Liberty held immediately prior to such issuance or proposed issuance. No such preemptive rights were exercised during 2004.

  Relationships with Microsoft

        IAC and its businesses have entered into a series of commercial agreements with Microsoft generally relating to their adoption of Microsoft technology, software and functionality, branding and advertising, and the provision of ticketing, city guide and personals content and functionality to the Microsoft Network. IAC believes that these transactions result in terms to IAC and its subsidiaries that are at least as favorable as those that could be obtained from a third party. Total fees paid to Microsoft by IAC with respect to these arrangements in 2004 were approximately $54.3 million. In addition, during 2004, IAC provided approximately $6.0 million in advertising to Microsoft, which advertising was obtained by IAC from Universal Television pursuant to the Vivendi transaction. Certain IAC businesses also purchased advertising time from NBC Universal on a pay television channel affiliated with Microsoft in 2004. See "—Relationships and Transactions with Vivendi, NBC Universal and Their Respective Affiliates—NBC Universal."

        In the ordinary course of business, and otherwise from time to time, IAC and its businesses may determine to enter into other commercial arrangements with Microsoft and its affiliates.

MARKET PRICE AND DIVIDEND INFORMATION FOR IAC COMMON EQUITY

General

        The historical share information contained in this section does not give effect to the the spin-off or the one-for-two reverse stock split that IAC expects to complete immediately prior to the spin-off.

        IAC common stock is quoted on The Nasdaq Stock Market, or "NASDAQ," under the ticker symbol "IACI." There is no established public trading market for IAC Class B common stock.

        The following table sets forth, for the calendar periods indicated, the high and low sales prices per share for IAC common stock as reported on NASDAQ:

	High	Low
Year Ended December 31, 2005
Second Quarter (through April 22, 2005)	$22.98	$21.39
First Quarter	27.87	21.00
Year Ended December 31, 2004
Fourth Quarter	$28.91	$19.16
Third Quarter	30.72	20.67
Second Quarter	34.62	20.94
First Quarter	34.93	27.46
Year Ended December 31, 2003
Fourth Quarter	$39.00	$28.79
Third Quarter	42.74	33.18
Second Quarter	39.33	25.10
First Quarter	20.93	20.99

        On December 20, 2004, the last full trading day prior to IAC's public announcement of the spin-off, the closing price of the IAC common stock was $25.88, and on April 22, 2005, the most recent practicable date prior to submission of this document to the SEC, the closing price of the IAC common stock was $21.82.

        IAC has paid no cash dividends on IAC common stock or IAC Class B common stock to date and does not anticipate paying cash dividends on IAC common stock or IAC Class B common stock in the immediate future.

PERFORMANCE GRAPH

        The graph below compares cumulative total return of IAC common stock, the Nasdaq Composite Index and the Goldman Sachs Technology Industry Index based on $100 invested at the close of trading on December 31, 1999 through December 31, 2004. IAC selected the Goldman Sachs Technology Industry Index as its Peer Group because it includes companies engaged in many of the same businesses as IAC.

	12/31/99	12/29/00	12/31/01	12/31/02	12/31/03	12/31/04
IAC	$100.00	$70.36	$98.86	$82.97	$122.82	$99.98
NASDAQ-COMPOSITE	$100.00	$60.71	$47.93	$32.82	$49.23	$53.46
GOLDMAN SACHS TECHNOLOGY INDUSTRY INDEX	$100.00	$25.50	$14.73	$10.48	$20.31	$25.03

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement/prospectus includes and incorporates by reference "forward-looking statements" within the meaning of the securities laws. All statements that are not historical facts are "forward-looking statements." The words "estimate," "project," "intend," "expect," "believe," "anticipate" and similar expressions, and statements concerning strategy, identify forward-looking statements. These forward-looking statements include, among others, statements regarding future financial performance, anticipated trends and prospects in the markets and industries in which IAC and Expedia operate, business prospects and strategies, including the completion of the spin-off and the Ask Jeeves acquisition, and anticipated financial position, liquidity and capital needs, in each case relating to IAC and Expedia, as applicable. For those statements, both IAC and Expedia claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

        Forward-looking statements are estimates and projections reflecting IAC's and Expedia's judgments and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Although IAC and Expedia believe that the estimates and projections reflected in the forward-looking statements are reasonable, these expectations may prove to be incorrect. Other unknown or unpredictable factors also could have material adverse effects on IAC's and Expedia's future results, performance or achievements. When considering forward-looking statements, you should keep in mind the factors described under the caption "Risk Factors." Important factors, some of which are described under the caption "Risk Factors," that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, among others:

  •
  adverse changes in economic conditions generally or in IAC's and Expedia's markets or industries;

  •
  changes in senior management or other key personnel at IAC and Expedia;

  •
  the rate of growth of the Internet, the e-commerce industry and broadband access, as well as the rate on online migration in the various markets and industries in which IAC and Expedia operate;

  •
  competition from other companies;

  •
  the ability to expand into and successfully operate in foreign markets;

  •
  the ability to successfully integrate acquired companies;

  •
  future regulatory and legislative actions and conditions affecting IAC and Expedia;

  •
  the ability to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms;

  •
  the ability to maintain the integrity of IAC's and Expedia's systems and infrastructure; and

  •
  other risks and uncertainties.

        Each of IAC and Expedia believes these forward-looking statements are reasonable. However, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Neither IAC nor Expedia is under any obligation, and neither IAC nor Expedia intends, to make publicly available any update or other revisions to any of the forward-looking statements contained in this proxy statement/prospectus to reflect circumstances existing after the date of this proxy statement/prospectus or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

LEGAL MATTERS

        The validity of the IAC common stock to be issued in the reclassification will be passed upon for IAC by [    ].The validity of the Expedia common stock to be issued in the spin-off will be passed upon for Expedia by [    ]. The spin-off is conditioned upon receipt by IAC of an opinion from Wachtell, Lipton, Rosen & Katz satisfactory to IAC's Board of Directors to the effect that the distribution will qualify as a transaction that is generally tax free under Sections 355 and/or 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended. See "U.S. Federal Income Tax Consequences of the Spin-Off."

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited the consolidated financial statements and schedule of IAC/InterActiveCorp included in its Annual Report on Form 10-K for the year ended December 31, 2004, and management's assessment of the effectiveness of the internal controls over financial reporting of IAC/InterActiveCorp as of December 31, 2004, as set forth in their reports, which are incorporated by reference in this registration statement and related proxy statement/prospectus. The IAC/InterActiveCorp financial statements and schedule and IAC/InterActiveCorp management's assessment are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

        Ernst & Young LLP, independent registered public accounting firm, has audited the combined financial statements and schedule of Expedia, Inc. as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004, as set forth in their report, which is included in this registration statement and related proxy statement/prospectus. The Expedia, Inc. financial statements are included in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

        Ernst & Young LLP, independent registered public accounting firm, has audited the consolidated financial statements and schedule of Ask Jeeves, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2004, and management's assessment of the effectiveness of the internal controls over financial reporting of Ask Jeeves, Inc. as of December 31, 2004, as set forth in their reports, which are incorporated by reference in this registration statement and related proxy statement/prospectus. The Ask Jeeves, Inc. financial statements and schedule and Ask Jeeves, Inc. management's assessment are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

        Ernst & Young LLP, independent registered public accounting firm, has audited the consolidated financial statements of Vivendi Universal Entertainment LLLP included in the amended Annual Report (Form 10-K/A) of IAC/InterActiveCorp for the year ended December 31, 2004, as set forth in their report, which is incorporated by reference in this registration statement and related proxy statement/prospectus. The Vivendi Universal Entertainment LLLP consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

        Ernst & Young LLP, independent registered public accounting firm, has audited the consolidated financial statements of TripAdvisor, Incorporated for the period from January 1, 2004 through April 27, 2004, as set forth in their report, which is included in this registration statement and related proxy statement/prospectus. The TripAdvisor, Incorporated consolidated financial statements are included in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        IAC and Expedia have filed a joint registration statement on Form S-4 under the Securities Act of 1933 with respect to shares of IAC common stock, IAC Series B preferred stock, warrants to purchase shares of IAC common stock, Expedia common stock, Expedia Series A preferred stock and warrants to purchase shares of Expedia common stock. This proxy statement/prospectus, which forms a part of the registration statement, does not contain all the information included in the registration statement and the exhibits to the registration statement, to which reference is hereby made. You should refer to the registration statement, including its exhibits and schedules, for further information about IAC and Expedia and their securities. In addition, IAC files annual, quarterly and current reports, proxy statements and other information with the SEC. IAC's and Expedia's filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document that IAC or Expedia files with the SEC at its public reference room at 450 Fifth Street, N.W., Washington, District of Columbia 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You can also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. IAC's filings are also available at the office of The Nasdaq National Market. For further information on obtaining copies of our public filings at the The Nasdaq National Market, you should call (212) 656-5060. IAC's SEC filings are also available to the public from commercial retrieval services.

        The reports, proxy statements and other information the IAC files with the SEC may contain important information about IAC and Expedia. After the spin-off, Expedia, as an independent, separately traded public company, will become subject to the informational reporting requirements of the Securities Exchange Act of 1934. Accordingly, Expedia will file annual, quarterly and other reports and other information with the SEC.

        The SEC allows IAC to "incorporate by reference" the information that IAC files with the SEC, which means that IAC can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this proxy statement/prospectus. In addition, any information that IAC files with the SEC subsequent to the date of this proxy statement/prospectus and prior to the date of the Annual Meeting will automatically update this proxy statement/prospectus. IAC incorporates by reference the documents listed below, which IAC has already filed with the SEC, and any future filings IAC makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until IAC completes the spin-off contemplated by this proxy statement/prospectus:

  •
  IAC Annual Report on Form 10-K for the year ended December 31, 2004, as amended; and

  •
  IAC Current Reports on Form 8-K (other than information furnished under Regulation FD) filed with the SEC on the following dates:

  •
  February 7, 2005

  •
  February 16, 2005 (2 reports)

  •
  March 24, 2005

  •
  March 28, 2005

  •
  March 30, 2005

  •
  April 4, 2005 (2 reports)

  •
  Ask Jeeves, Inc. audited consolidated financial statements contained in the Ask Jeeves, Inc. Report on Form 10-K for the year ended December 31, 2004

        You may request a copy of this filing and other filings made after the date of this proxy statement/prospectus, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling IAC at the following address:

Investor Relations
IAC/InterActiveCorp
Carnegie Hall Tower
152 W. 57th Street, 42nd Floor
New York, NY 10019
(Telephone: (212) 314-7400)

        You should rely only on the information contained in this document. We have not authorized anyone to provide you with information different from that contained in this document. The information contained in this document is accurate only as of the date of this document, regardless of the time of delivery of this document or any distribution of securities described in this document. Please note that information included in IAC's website and in Expedia's website does not form a part of this document.

ANNUAL REPORTS

        Upon written request to the Corporate Secretary, IAC/InterActiveCorp, 152 West 57th Street, 42nd Floor, New York, New York 10019, IAC will provide without charge to each person solicited an additional copy of IAC's 2004 Annual Report on Form 10-K, including the financial statements and financial statement schedules filed therewith. IAC will furnish a requesting securityholder with any exhibit not contained therein upon payment of a reasonable fee.

PROPOSALS BY STOCKHOLDERS FOR PRESENTATION AT THE
IAC 2006 ANNUAL MEETING

        IAC currently intends to hold its next annual meeting in May of 2006. Stockholders who intend to have a proposal considered for inclusion in IAC's proxy materials for presentation at the 2006 Annual Meeting of Stockholders must submit the proposal to IAC at its principal executive offices no later than December 31, 2005. The proposal must be made in accordance with the provisions of Rule 14a-8 of the Securities Exchange Act. Stockholders who intend to present a proposal at the 2006 Annual Meeting of Stockholders without inclusion of such proposal in IAC's proxy materials are required to provide notice of such proposal to IAC no later than March 30, 2006. IAC reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER MATTERS

        IAC's Board of Directors has no knowledge of any other matters to be presented at the meeting other than those described herein. If any other matters should properly come before the meeting, it is the intention of the persons designated in the proxy to vote on them according to their best judgment.

        YOUR VOTE IS VERY IMPORTANT. THE BOARD ENCOURAGES YOU TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE.

        If you have any questions or need assistance in voting your shares, please contact MacKenzie Partners, Inc. at their toll free number, 1-800-322-2885, or call 212-929-5500.

New York, New York
 [MONTH] [DAY], 2005

ANNEX A

PROPOSED AMENDMENTS TO IAC CERTIFICATE OF INCORPORATION

[TO COME]

A-1

ANNEX B

IAC/INTERACTIVECORP AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Page
Unaudited Pro Forma Condensed Combined Financial Statements which give effect to the following transactions:		B-2
•	the acquisition on April 1, 2005 of Cornerstone Brands, Inc. by IAC; and
•	the proposed Expedia spin-off
Unaudited Pro Forma Condensed Combined Financial Statements which give effect to the following transactions:		B-12
•	the acquisition on April 1, 2005 of Cornerstone Brands, Inc. by IAC;
•	the proposed acquisition by IAC of Ask Jeeves, Inc. and IAC's proposed buy back, through its previously authorized share repurchase programs, of at least sixty percent of the number of fully diluted shares it will issue in the Ask Jeeves, Inc. acquisition; and
•	the proposed Expedia spin-off.

IAC/INTERACTIVECORP AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

        The following unaudited pro forma condensed combined financial statements give effect to the acquisition on April 1, 2005 of Cornerstone Brands, Inc. ("Cornerstone") by IAC and the proposed Expedia spin-off in accordance with Article 11 of the Securities and Exchange Commission's Regulation S-X. As a result of the Expedia spin-off, the operations of Expedia will be accounted for as a discontinued operation as defined under Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The Cornerstone acquisition will be accounted for under the purchase method of accounting.

        On April 1, 2005, IAC completed its acquisition of Cornerstone for approximately $702 million in cash.

        In December 2004, the Board of Directors of IAC approved a plan to separate IAC into two publicly traded companies:

  •
  Expedia, which will consist of the domestic and international operations associated with Expedia.com, Hotels.com, Hotwire, TravelNow.com, Activity World, HotelDiscount.com, Condosaver.com, AllLuxuryHotels.com, Anyway.com, eLong, Expedia Corporate Travel, Classic Custom Vacations, and TripAdvisor; and

  •
  IAC, which will consist of the rest of IAC's businesses, including its Ticketing business, including Ticketmaster, ReserveAmerica, TicketWeb and MuseumTix.com; Electronic Retailing business, including HSN, HSN.com, HSE 24, America's Store, and Improvements; Financial Services and Real Estate, including LendingTree, RealEstate.com, GetSmart, iNest, and Domania; Local and Media Services, including Citysearch, ServiceMagic, Entertainment Publications, and Evite; Personals, including Match.com and uDate; Teleservices, including Precision Response Corporation, Access Direct, and Hancock Information Group; Interval International; and TV Travel Shop. In addition, IAC will include Cornerstone.

        For purposes of these unaudited pro forma condensed combined financial statements, the Cornerstone acquisition and the Expedia spin-off are assumed to have occurred as of January 1, 2004 with respect to the unaudited pro forma condensed combined statement of operations and as of December 31, 2004 with respect to the unaudited pro forma condensed combined balance sheet.

        All per share data amounts reflect the retroactive effect of the IAC one-for-two reverse stock split that will be effected immediately prior to the Expedia spin-off.

        The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2004 has been derived from the audited historical consolidated statement of operations of IAC for the year ended December 31, 2004, the unaudited historical consolidated statement of operations of Cornerstone for the year ended January 29, 2005 and the audited historical combined statement of operations of Expedia for the year ended December 31, 2004. The unaudited pro forma condensed combined balance sheet as of December 31, 2004 has been derived from the audited historical consolidated balance sheet of IAC as of December 31, 2004, the unaudited historical consolidated balance sheet of Cornerstone as of January 29, 2005 and the audited historical combined balance sheet of Expedia as of December 31, 2004.

        Because these unaudited pro forma condensed combined financial statements have been prepared based upon preliminary estimates of fair values related to the Cornerstone acquisition, the actual amounts recorded for the Cornerstone acquisition may differ materially from the information presented in these unaudited pro forma condensed combined financial statements. The total estimated purchase price of the Cornerstone acquisition has been allocated on a preliminary basis to assets acquired and liabilities assumed based upon management's best estimates of fair value with the excess cost over net tangible and intangible assets acquired being allocated to goodwill. Management retained the services of a third party to assist in the preliminary valuation of the intangible assets acquired. These allocations are subject to change pending a final analysis of the fair value of the assets acquired and liabilities assumed. The impact of integration activities, changes in purchase accounting allocations for the Cornerstone acquisition and the timing of the Expedia spin-off could all cause material differences from the information presented.

        The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved if the Expedia spin-off and the Cornerstone acquisition had occurred at January 1, 2004, nor is it indicative of future operating results or financial position. The pro forma adjustments are based upon information and assumptions available at the time of the filing of this proxy statement/prospectus. The pro forma information should be read in conjunction with the accompanying notes thereto, with IAC's historical financial statements and related notes thereto, incorporated by reference in this proxy statement/prospectus, and Expedia's historical financial statements and related notes thereto, included in this proxy statement/prospectus.

        The pro forma financial information presented on pages B-2 to B-11 does not give effect to the proposed acquisition by IAC of Ask Jeeves, Inc. Pro forma financial information which gives effect to the Ask Jeeves, Inc. transaction is presented separately below. See pages B-12 to B-24 for a presentation of this information.

IAC/INTERACTIVECORP AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

	IAC Condensed December 31, 2004	Cornerstone Condensed January 29, 2005	Cornerstone Acquisition Pro Forma Adjustments		Notes		Subtotal	Expedia Condensed December 31, 2004	Spin-off Pro Forma Adjustments		Notes		Total Pro Forma Condensed December 31, 2004
	(Dollars in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,157,462	$837	$(703,658 (38,548	) )	(1 (2	) )	$416,093	$154,957	$(95,043)		(14)		$166,093
Marketable securities	2,409,745	—	—				2,409,745	1,000	(657,541)		(13)		1,751,204
Receivables from IAC and subsidiaries	—	—	—				—	1,874,745	1,874,745		(14)		—
Other current assets	1,317,545	129,197	43,838		(1)		1,490,580	215,155	—				1,275,425

Total current assets	4,884,752	130,034	(698,368)				4,316,418	2,245,857	1,122,161				3,192,722
Property, plant and equipment, net	514,517	23,523	—				538,040	81,426	—				456,614
Goodwill	11,433,746	91,298	368,960		(1)		11,894,004	5,790,111	(116,854)		(14)		5,987,039
Intangible assets, net	2,333,663	5,150	320,950		(1)		2,659,763	1,279,361	—				1,380,402
Long-term investments and other non-current assets	1,803,657	290	—				1,803,947	140,432	—				1,663,515
Preferred interest exchangeable for common stock	1,428,530	—	—				1,428,530	—	717,200		(15)		2,145,730

TOTAL ASSETS	$22,398,865	$250,295	$(8,458)				$22,640,702	$9,537,187	$1,722,507				$14,826,022

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Current maturities of long-term obligations and short-term borrowings	$565,273	$38,548	$(38,548)		(2)		$565,273	$—	$—				$565,273
Other current liabilities	2,080,442	98,012	—				2,178,454	982,179	(1,632)		(13)		1,194,643

Total current liabilities	2,645,715	136,560	(38,548)				2,743,727	982,179	(1,632)				1,759,916
Long-term obligations, net of current maturities	796,715	—	—				796,715	—	—				796,715
Other long-term liabilities	151,580	7,725	—				159,305	50,248	—				109,057
Derivative related to preferred interest exchangeable for common stock	—	—	—				—	—	717,200		(15)		717,200
Deferred income taxes	2,479,099	—	126,510		(1)		2,605,609	333,696	—				2,271,913
Common stock exchangeable for preferred interest	1,428,530	—	—				1,428,530	—	(714,265)		(15)		714,265
Minority interest	291,922	—	—				291,922	18,435	—				273,487
SHAREHOLDERS' EQUITY
Invested capital	—	—	—				—	8,118,961	6,456,113		(14)		—
									(95,043)		(14)
									1,874,745		(14)
									(116,854)		(14)
Preferred stock	131	39,335	(39,335)		(1)		131	—	(131)		(13)		—
Series 1 Mandatory Exchangeable Preferred Stock	—	—	—				—	—	3 — (3)		(12 (12 (14	) ) )	—
Series 2 Mandatory Exchangeable Preferred Stock	—	—	—				—	—	— —		(12 (14	) )	—
Common stock $.01 par value	6,970	26	(26)		(1)		6,970	—	(3,485 (3,485	) )	(11 (12	) )	—
Class B common stock $.01 par value	646	—	—				646	—	(323 (323	) )	(11 (12	) )	—
Common stock $.001 par value	—	—	—				—	—	348		(12)		348
Class B common stock $.001 par value	—	—	—				—	—	32		(12)		32
Additional paid-in capital	14,058,797	131,171	(131,171 9,590)		(1 (1	) )	14,068,387	—	3,425 (655,778 (4,027,350 3,808 714,265	) )	(12 (13 (14 (11 (15	) ) ) ) )	10,106,757
Retained earnings	2,428,760	(3,675)	3,675		(1)		2,428,760	—	(2,428,760)		(14)		—
Accumulated other comprehensive income	81,051	—	—				81,051	33,668					47,383
Treasury stock	(1,966,053)	(60,847)	60,847		(1)		(1,966,053)	—	—		(12)		(1,966,053)
Note receivable from key executive for common stock issuance	(4,998)	—	—				(4,998)	—	—				(4,998)

Total shareholders' equity	14,605,304	106,010	(96,420)				14,614,894	8,152,629	1,721,204				8,183,469

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$22,398,865	$250,295	$(8,458)				$22,640,702	$9,537,187	$1,722,507				$14,826,022

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

IAC/INTERACTIVECORP AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	IAC Condensed Year Ended December 31, 2004	Cornerstone Condensed Year Ended January 29, 2005	Cornerstone Acquisition Pro Forma Adjustments	Notes		Subtotal	Expedia Condensed Year Ended December 31, 2004	Spin-off Pro Forma Adjustments	Notes		Total Pro Forma Condensed Year Ended December 31, 2004
	(In thousands, except per share amounts)
Service revenue	$3,595,898	$—	$—			$3,595,898	$1,843,013	$18,840	(16)		$1,771,725
Product sales	2,596,782	725,506	—			3,322,288	—	—			3,322,288

Net revenue	6,192,680	725,506	—			6,918,186	1,843,013	18,840			5,094,013
Cost of sales-service revenue	1,331,173	—	—			1,331,173	412,701	9,659	(16)		928,131
Cost of sales-product sales	1,492,779	384,684	3,434	(6)		1,880,897	—	—			1,880,897

Gross profit	3,368,728	340,822	(3,434)			3,706,116	1,430,312	9,181			2,284,985
Selling and marketing expense	1,203,370	196,173	—			1,399,543	608,618	3,972	(16)		794,897
General and administrative expense	746,853	80,978	—			827,831	236,439	5,209 1,667	(16 (20	) )	598,268
Other operating expense	143,902	—	—			143,902	—	—			143,902
Amortization of cable distribution fees	70,590	—	—			70,590	—	—			70,590
Amortization of non-cash distribution and marketing expense	18,030	—	—			18,030	16,728	—			1,302
Amortization of non-cash compensation expense	241,726	—	8,371	(5)		250,097	171,400	35,182	(17)		113,879
Amortization of intangibles	347,457	625	14,000 (625)	(7 (8	) )	361,457	125,091	—			236,366
Depreciation expense	179,514	6,835	—			186,349	31,563	—			154,786
Goodwill impairment	184,780	—	—			184,780	—	—			184,780

Operating income (loss)	232,506	56,211	(25,180)			263,537	240,473	(36,849)			(13,785)
Other income (expense):
Interest income	191,679	20	(14,844)	(3)		176,855	38,775	(13,151 9,314)	(18 (19	) )	134,243
Interest expense	(87,388)	(4,365)	4,365	(4)		(87,388)	(453)	—			(86,935)
Equity in the income of unconsolidated affiliates and other	41,879	1,291	—			43,170	(9,252)	—			52,422

Total other income (expense), net	146,170	(3,054)	(10,479)			132,637	29,070	(3,837)			99,730

Earnings from continuing operations before income taxes and minority interest	378,676	53,157	(35,659)			396,174	269,543	(40,686)			85,945
Income tax expense	(179,186)	(21,161)	(6,824 21,161)	(9 (10	) )	(186,010)	(106,371)	15,867	(21)		(63,772)
Minority interest in income of consolidated subsidiaries	(13,729)	(1,062)	1,062	(10)		(13,729)	301	—			(14,030)

Earnings from continuing operations	$185,761	$30,934	$(20,260)			$196,435	$163,473	$(24,819)			$8,143

Earnings per share: (22)
Basic earnings per share from continuing operations	$0.50					$0.53					$0.02
Diluted earnings per share from continuing operations	$0.47					$0.49					$0.02

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS

(In thousands, except per share amounts)

Adjustments related to the Cornerstone acquisition:

(1)
To reflect the acquisition of Cornerstone by IAC. The transaction closed on April 1, 2005 and is being reflected in the unaudited pro forma condensed combined balance sheet as if it had occurred on December 31, 2004.

        The total consideration paid for the acquisition of Cornerstone is as follows:

Purchase price	$701,658
Estimated transaction costs	2,000

Subtotal cash paid	703,658
Estimated fair value of options issued in connection with the acquisition	25,483
Less: estimated fair value of unvested options recorded as unearned compensation	(15,893)

Total estimated purchase price	713,248
Net assets acquired	106,010

Excess purchase price over net tangible assets acquired to be allocated to fair value of assets acquired and liabilities assumed	$607,238

Allocation of purchase price in excess of net assets acquired:

Inventory	$3,434
Current deferred tax asset	40,404
Definite-lived intangibles	42,650
Indefinite-lived intangibles	278,300
Goodwill	368,960
Deferred income taxes	(126,510)

Total	$607,238

(2)
To reflect the repayment of $38,548 of outstanding borrowings under Cornerstone's lines of credit subsequent to the acquisition of Cornerstone by IAC.

(3)
To reflect the reduction in interest income earned by IAC during 2004 on the cash paid to acquire Cornerstone of $701,658, related estimated transaction costs of $2,000 and the repayment of Cornerstone outstanding borrowings of $38,548.

(4)
To reflect the elimination of the interest expense incurred by Cornerstone during 2004 related to its indebtedness, which was repaid by IAC subsequent to its acquisition of Cornerstone.

(5)
To reflect the non-cash compensation expense associated with unvested stock options assumed by IAC in the Cornerstone acquisition and other stock-based compensation issued by IAC in connection with the transaction. This expense is being amortized based upon the vesting schedules of the underlying awards.

(6)
To reflect the additional expense associated with the preliminary valuation of Cornerstone's inventory in connection with its acquisition by IAC.

(7)
To reflect the amortization expense associated with the preliminary valuation of the definite-lived intangible assets acquired by IAC in connection with its acquisition of Cornerstone. This expense is being amortized on a straight-line basis based upon the assets' estimated useful lives. The average useful lives range from 2.5 to 3.5 years.

(8)
To reflect the elimination of the historical amortization expense associated with the definite-lived intangible assets of Cornerstone for the year ended December 31, 2004.

(9)
To reflect Cornerstone's income tax provision as if Cornerstone had been a member of IAC's consolidated group with effect from January 1, 2004, including the impact of the pro forma adjustments at an assumed effective rate of 39.0%.

(10)
To reflect the elimination of the historical income tax provision and minority interest of Cornerstone for the year ended December 31, 2004.

Adjustments related to the spin-off:

(11)
To reflect the one-for-two reverse stock split effected as follows:

        Par value of shares of common stock outstanding before the split:

IAC common stock	$6,970
IAC Class B common stock	646

Total	$7,616

Reduction for one-for-two reverse stock split (50% of above values):

IAC common stock	$3,485
IAC Class B common stock	323

Total increase to additional paid-in capital	$3,808

(12)
To reflect the changes in IAC's shareholders' equity to effect the spin-off. These changes include the reclassification of (i) each share of IAC $0.01 par value common stock into one share of IAC $0.001 par value common stock and 1/100 of a share of IAC Series 1 Mandatory Exchangeable Preferred Stock that will automatically exchange into one share of Expedia $0.001 par value common stock immediately following the reclassification and (ii) each share of IAC $0.01 par value Class B common stock into one share of IAC $0.001 par value Class B common stock and 1/100 of a share of IAC Series 2 Mandatory Exchangeable Preferred Stock that will automatically exchange into one share of Expedia $0.001 par value Class B common stock immediately following the reclassification. The approximately 58 million shares (after giving effect to the one-for-two reverse stock split) of IAC Series 1 Mandatory Exchangeable Preferred Stock that would be issued in respect of IAC common stock held as treasury stock is assumed to be retired prior to their exchange into Expedia shares. IAC will have no ownership interest in Expedia after the spin-off. These changes are effected as follows:

        Reclassification of existing equity:

IAC common stock $.01 par value	$3,485
IAC Class B common stock $.01 par value	323

Subtotal	3,808

Establish new equity:

Series 1 Mandatory Exchangeable Preferred Stock	3
Retirement of Series 1 Mandatory Exchangeable Preferred Stock representing shares held in treasury (rounds to less than $1)	—
Series 2 Mandatory Exchangeable Preferred Stock (rounds to less than $1)	—
IAC common stock $.001 par value	348
IAC Class B common stock $.001 par value	32

Total increase to additional paid-in capital	$3,425

(13)
To reflect the assumed redemption of the IAC Series A preferred stock plus accrued and unpaid dividends at the time of the spin-off effected as follows:

Number of shares of IAC Series A preferred stock	13,118
Redemption value per share	$50.00

Redemption value of IAC Series A preferred stock	$655,909
Accrued and unpaid dividends	1,632

Assumed payment through liquidation of marketable securities	$657,541

Reduction to current liabilities to reflect payment of accrued and unpaid dividends	$1,632
Par value of IAC Series A preferred stock	131
Additional paid-in capital related to IAC Series A preferred stock	655,778

Total	$657,541

  In connection with the spin-off, each share of IAC Series A preferred stock will represent the right to receive, at the holder's election: (1) $50.00 in cash per share, plus accrued and unpaid dividends, (2) the IAC common stock and Expedia common stock that a holder of IAC Series A preferred stock would have received had the holder converted its Series A preferred stock into IAC common stock immediately prior to the spin-off or (3) one share of IAC Series B preferred stock and one share of Expedia Series A preferred stock, each of which will mirror in all material respects the terms of the current IAC Series A preferred stock, as adjusted to reflect the spin-off and the one-for-two reverse stock split.

  The treatment of holders who have not made an affirmative election by the established deadline will depend on the elections of other holders. If holders of more than 50% of the outstanding shares elect to have their shares redeemed for cash, then non-electing holders will be deemed to have elected to receive cash. If holders of more than 50% of the outstanding shares do not elect to have their shares redeemed for cash, then non-electing holders will be deemed to have elected to receive one share of IAC Series B preferred stock and one share of Expedia Series A preferred stock.

  If holders of less than 85% of the outstanding shares of IAC Series A preferred stock elect to have their shares redeemed for cash, then IAC will reimburse Expedia an amount in cash equal to the redemption price per share of Expedia Series A preferred stock for each share of Expedia

  Series A preferred stock that Expedia redeems following the spin-off. In such case, IAC would establish a liability in its accounting for the spin-off for the fair value of the liability associated with its obligation to settle this amount. This liability would be maintained at fair value each reporting period with any changes in value being recorded in the IAC statement of operations. In the event the holders of the Expedia Series A preferred stock convert their shares into shares of Expedia common stock rather than causing Expedia to redeem their shares, IAC's obligation under the indemnification would cease with respect to such converted shares.

(14)
To reflect the transfer to Expedia by IAC of the net assets comprising the Expedia businesses after giving effect to the terms related to its spin-off and separation from IAC and the accounting treatment related thereto as follows:

Expedia invested equity	$8,118,961
Increase to Expedia's cash and cash equivalents pursuant to the terms of the spin-off	95,043
Reclassify the Expedia receivable from IAC and subsidiaries which will be extinguished in connection with the spin-off	(1,874,745)
Adjustment to the IAC Travel reporting unit goodwill that will be required to effect the spin-off. The net adjustment reflects removal of the goodwill for Interval International and TV Travel Shop at fair value pursuant to SFAS 144	116,854

Total	$6,456,113

Reclassification of Series 1 Mandatory Exchangeable Preferred Stock	$3
Reduction to additional paid-in capital to effect the distribution of Expedia's net assets	4,027,350
Reduction to retained earnings to effect the distribution of Expedia's net assets	2,428,760

Total	$6,456,113

  In connection with prior transactions, including, among others, the acquisition of Ticketmaster, Hotels.com, Expedia.com and Hotwire.com, IAC assumed a number of warrants that were adjusted to become exercisable for shares of IAC common stock. Following the spin-off, IAC will remain the contractually obligated party with respect to these warrants and each warrant will represent the right to receive upon exercise by the holders thereof that number of shares of IAC common stock and Expedia common stock that the warrant holder would have received had the holder exercised the warrant immediately prior to the spin-off. Under the separation agreement, Expedia will contractually assume the obligation to deliver shares of Expedia common stock to these warrant holders upon exercise.

  This obligation of IAC to issue shares of both IAC and Expedia common stock upon exercise of these warrants will create a liability in the form of a derivative in IAC's consolidated financial statements that will be maintained at fair value each reporting period after the spin-off with any changes in value reflected in the statement of operations. The contractual obligation of Expedia to issue shares of Expedia common stock in satisfaction of IAC's obligation to issue such shares will also create a derivative in IAC's consolidated financial statements. Neither the derivative liability nor the derivative asset has been reflected in these pro forma financial statements.

(15)
To reflect the impact of the spin-off on the treatment of the investment that IAC holds in the VUE Preferred B interests. In 2022, when the investment is callable and puttable, the face amount of this investment of approximately $2.3 billion may be settled at the option of Universal in either a maximum of the 56.6 million (before giving effect to the one-for-two reverse stock split) IAC common shares (43.2 million shares of IAC common stock and 13.4 million shares of IAC Class B common stock) that it holds or a combination of the shares it holds and cash equal to the fair value of the shares it does not deliver. To the extent that Universal elects to settle in cash and stock, it must include the Class B common stock it holds in any such settlement.

  To the extent that the value of IAC's common stock is less than $40.82 per share (before giving effect to the one-for-two reverse stock split), Universal can settle its obligation for less than the face amount of $2.3 billion.

  The amount of shares required to settle the obligation is subject to reduction to the extent the value of IAC's common stock is greater than $40.82 per share (before giving effect to the one-for-two reverse stock split). After the one-for-two reverse stock split and the spin-off, Universal can settle the $2.3 billion obligation for the 28.3 million IAC common shares (21.6 million shares of IAC common stock and 6.7 million shares of IAC Class B common stock) and the 28.3 million Expedia common shares (21.6 million shares of Expedia common stock and 6.7 million shares of Expedia Class B common stock) it holds or by a combination of cash and shares.

  In the event that Universal elects to settle in cash and shares, it must include the 6.7 million shares of IAC Class B common stock and the 6.7 million shares of Expedia Class B common stock in the settlement.

  To the extent that the combined price of Expedia and IAC's common shares after the one-for-two reverse stock split and the spin-off is greater than $81.64, the number of shares that Universal would need to settle its obligation would be reduced to less than the 28.3 million IAC common shares and 28.3 million Expedia common shares.

  The right of Universal to fully settle the redemption obligation by putting the maximum number of IAC and Expedia common shares to IAC is a derivative. This derivative must now be bifurcated and accounted for separately after the spin-off because it is no longer denominated solely in IAC's own common shares. This treatment requires establishing the value of the embedded derivative as a separate liability and increasing the carrying amount of the investment by the amount of the derivative. In addition, the portion of the common stock exchangeable for preferred interests that is not attributable to IAC's common stock post spin-off has been reclassified to additional paid-in capital. Future changes in the value of the derivative and Expedia's common stock each reporting period will result in additional reclassifications between common stock exchangeable for preferred interests and additional paid-in capital.

  The derivative will be maintained at fair value each reporting period after the spin-off with any changes in value reflected in the statement of operations.

  The investment will also be evaluated for impairment on a quarterly basis. As a held-to-maturity investment, if there is a decline in the combined value of IAC's and Expedia's common stock that is deemed to be other than temporary, an adjustment to the carrying amount of the investment would be required. The basis of the investment to be evaluated for impairment would be the net of the carrying value of the investment and the value of the derivative.

  Prior to this change in accounting treatment for the VUE Preferred B interests, IAC did not record the income related to the accretion of its investment from the initial carrying amount to the $2.3 billion value at maturity. This treatment was due, in part, to the fact that the realization of this income was tied solely to appreciation of IAC's own stock. With the change in the accounting treatment for this investment as described above, it is now considered appropriate to recognize this income. See Note (19) below for an estimate of this income recorded on a pro forma basis in 2004.

(16)
To reverse the previously recorded elimination of intercompany transactions between Expedia and IAC's other subsidiaries.

(17)
To reflect the additional non-cash compensation expense due to the modification of IAC unvested stock options due to the spin-off. These modifications are accounted for pursuant to SFAS 123 which requires (1) the inclusion as expense of amounts related to the fair value of stock options that were previously accounted for under APB Opinion No. 25 and were therefore excluded from the determination of non-cash compensation expense and (2) the additional expense that arises due to the increase in the estimated fair value of these options due to the modifications. This amount excludes the one-time impact of $49.9 million, pre-tax, due to the modification of vested stock options that remain unexercised at the date of the spin-off. Since this expense of $49.9 million is non-recurring, it has not been included as a pro forma adjustment.

(18)
To reflect the reduction in interest income earned on marketable securities due to the assumed redemption of the IAC Series A preferred stock as of January 1, 2004.

(19)
To reflect the income on the accretion related to the VUE Preferred B interests. The face amount of this investment in 2022, when the investment is callable and puttable, is approximately $2.3 billion. The accretion is being recognized on the difference between the basis in the investment after giving effect to the adjustment to the carrying value for the value of the embedded derivative as described in Note (15) above. The income is being recognized at an annual interest rate of 0.47%.

(20)
To reflect the net effect of the reversal of the allocations made to Expedia by IAC in the preparation of Expedia's 2004 historical financial statements and the estimated amount of costs incurred by IAC that will be charged to or incurred by Expedia after the spin-off.

(21)
To reflect the tax effect of pro forma adjustments in Notes (16) to (20) above at an assumed effective rate of 39.0%.

  One-time expenses related to Expedia's spin-off from IAC are expected to total $15.0 million, pre-tax, in 2005. This amount excludes the one-time impact of the modification of vested stock options referred to in Note (17) above. Since these expenses are non-recurring, they have not been included as a pro forma adjustment.

(22)
Historical earnings per share have been restated to give effect to the one-for-two reverse stock split.

IAC/INTERACTIVECORP AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

        The following unaudited pro forma condensed combined financial statements give effect, in accordance with Article 11 of the Securities and Exchange Commission's Regulation S-X, to the following transactions:

  •
  the acquisition on April 1, 2005 of Cornerstone Brands, Inc. ("Cornerstone") by IAC;

  •
  the proposed acquisition by IAC of Ask Jeeves, Inc. ("Ask Jeeves") and IAC's proposed buy back, through its previously authorized share repurchase programs, of at least sixty percent of the number of fully diluted shares it will issue in the Ask Jeeves acquisition; and

  •
  the proposed Expedia spin-off.

        The Cornerstone and Ask Jeeves acquisitions will be accounted for under the purchase method of accounting. As a result of the Expedia spin-off, the operations of Expedia will be accounted for as a discontinued operation as defined under Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

        On April 1, 2005, IAC completed its acquisition of Cornerstone for approximately $702 million in cash.

        On March 21, 2005, IAC and Ask Jeeves entered into an agreement under which IAC will acquire Ask Jeeves through the merger of a wholly-owned subsidiary of IAC with and into Ask Jeeves. Under the terms of the agreement, IAC will issue 1.2668 shares (before giving effect to the IAC one-for-two reverse stock split that is contemplated in connection with the spin-off) of IAC common stock for each share of Ask Jeeves common stock in a tax free transaction. On March 28, 2005, IAC announced its intention to buy back, through its previously authorized share repurchase programs, at least sixty percent of the number of fully diluted shares it will issue in connection with the Ask Jeeves acquisition, thus effectively offsetting a substantial portion of the dilution from the transaction.

        In December 2004, the Board of Directors of IAC approved a plan to separate IAC into two publicly traded companies:

  •
  Expedia, which will consist of the domestic and international operations associated with Expedia.com, Hotels.com, Hotwire, TravelNow.com, Activity World, HotelDiscount.com, Condosaver.com, AllLuxuryHotels.com, Anyway.com, eLong, Expedia Corporate Travel, Classic Custom Vacations, and TripAdvisor; and

  •
  IAC, which will consist of the rest of IAC's businesses, including its Ticketing business, including Ticketmaster, ReserveAmerica, TicketWeb and MuseumTix.com; Electronic Retailing business, including HSN, HSN.com, HSE 24, America's Store, and Improvements; Financial Services and Real Estate, including LendingTree, RealEstate.com, GetSmart, iNest, and Domania; Local and Media Services, including Citysearch, ServiceMagic, Entertainment Publications, and Evite; Personals, including Match.com and uDate; Teleservices, including Precision Response Corporation, Access Direct, and Hancock Information Group; Interval International; and TV Travel Shop. In addition, IAC will include Cornerston and Ask Jeeves, subject (in the case of Ask Jeeves) to the closing of that transaction.

        For purposes of these unaudited pro forma condensed combined financial statements, the Cornerstone acquisition, the Ask Jeeves acquisition, the buy back of IAC shares and the Expedia spin-off are all assumed to have occurred as of January 1, 2004 with respect to the unaudited pro forma condensed combined statement of operations and as of December 31, 2004 with respect to the unaudited pro forma condensed combined balance sheet.

        All per share data amounts reflect the retroactive effect of the IAC one-for-two reverse stock split that will be effected immediately prior to the Expedia spin-off.

        The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2004 has been derived from:

  •
  the audited historical consolidated statement of operations of IAC for the year ended December 31, 2004;

  •
  the unaudited historical consolidated statement of operations of Cornerstone for the year ended January 29, 2005;

  •
  the audited historical consolidated statement of operations of Ask Jeeves for the year ended December 31, 2004; and

  •
  the audited historical combined statement of operations of Expedia for the year ended December 31, 2004.

        The unaudited pro forma condensed combined balance sheet as of December 31, 2004 has been derived from:

  •
  the audited historical consolidated balance sheet of IAC as of December 31, 2004;

  •
  the unaudited historical consolidated balance sheet of Cornerstone as of January 29, 2005;

  •
  the audited historical consolidated balance sheet of Ask Jeeves as of December 31, 2004; and

  •
  the audited historical combined balance sheet of Expedia as of December 31, 2004.

        Because these unaudited pro forma condensed combined financial statements have been prepared based upon preliminary estimates of fair values related to the Cornerstone and Ask Jeeves acquisitions, the actual amounts recorded as of the completion of the Cornerstone and Ask Jeeves acquisitions may differ materially from the information presented in these unaudited pro forma condensed combined financial statements. The total estimated purchase prices of the Cornerstone and Ask Jeeves acquisitions have been allocated on a preliminary basis to assets acquired and liabilities assumed based upon management's best estimates of fair value with the excess cost over net tangible and intangible assets acquired being allocated to goodwill. Management retained the services of a third party to assist in the preliminary valuation of the intangible assets acquired. These allocations are subject to change pending a final analysis of the total purchase cost and the fair value of the assets acquired and liabilities assumed. The timing of completion of the Ask Jeeves acquisition, as well as the impact of integration activities, changes in purchase accounting allocations for both the Cornerstone and Ask Jeeves acquisitions and the timing of the Expedia spin-off could all cause material differences from the information presented.

        The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved if the Cornerstone and Ask Jeeves acquisitions, the buy back of IAC shares and the Expedia spin-off had occurred as of January 1, 2004, nor is it indicative of future operating results or financial position. The pro forma adjustments are based upon information and assumptions available at the time of the filing of this proxy statement/prospectus. The pro forma information should be read in conjunction with the accompanying notes thereto, with IAC's and Ask Jeeves' historical financial statements and related notes thereto, incorporated by reference in this proxy statement/prospectus, and Expedia's historical financial statements and related notes thereto, included in this proxy statement/prospectus.

IAC/INTERACTIVECORP AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

	IAC Condensed December 31, 2004	Cornerstone Condensed January 29, 2005	Cornerstone Acquisition Pro Forma Adjustments	Notes	Subtotal	Ask Jeeves Condensed December 31, 2004	Ask Jeeves Acquisition Pro Forma Adjustments	Notes	Subtotal	Expedia Condensed December 31, 2004	Spin-off Pro Forma Adjustments	Notes	Total Pro Forma Condensed December 31, 2004
	(Dollars in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,157,462	$837	$(703,658)	(1)	$416,093	$80,452	$(6,000)	(12)	$490,545	$154,957	$(95,043)	(25)	$240,545
			(38,548)	(2)
Marketable securities	2,409,745	—	—		2,409,745	29,250	(1,174,800)	(11)	1,264,195	1,000	(657,541)	(24)	605,654
Receivables from IAC and subsidiaries	—	—	—		—	—	—		—	1,874,745	1,874,745	(25)	—
Other current assets	1,317,545	129,197	43,838	(1)	1,490,580	53,446	34,320	(12)	1,578,346	215,155	—		1,363,191

Total current assets	4,884,752	130,034	(698,368)		4,316,418	163,148	(1,146,480)		3,333,086	2,245,857	1,122,161		2,209,390
Property, plant and equipment, net	514,517	23,523	—		538,040	22,761	—		560,801	81,426	—		479,375
Goodwill	11,433,746	91,298	368,960	(1)	11,894,004	264,898	1,126,358	(12)	13,285,260	5,790,111	(116,854)	(25)	7,378,295
Intangible assets, net	2,333,663	5,150	320,950	(1)	2,659,763	87,887	483,013	(12)	3,230,663	1,279,361	—		1,951,302
Long-term investments and other non-current assets	1,803,657	290	—		1,803,947	5,715	—		1,809,662	140,432	95,164	(25)	1,764,394
Preferred interest exchangeable for common stock	1,428,530	—	—		1,428,530	—	—		1,428,530	—	717,200	(26)	2,145,730

TOTAL ASSETS	$22,398,865	$250,295	$(8,458)		$22,640,702	$544,409	$462,891		$23,648,002	$9,537,187	$1,817,671		$15,928,486

IAC/INTERACTIVECORP AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET (Continued)

	IAC Condensed December 31, 2004	Cornerstone Condensed January 29, 2005	Cornerstone Acquisition Pro Forma Adjustments	Notes	Subtotal	Ask Jeeves Condensed December 31, 2004	Ask Jeeves Acquisition Pro Forma Adjustments	Notes	Subtotal	Expedia Condensed December 31, 2004	Spin-off Pro Forma Adjustments	Notes	Total Pro Forma Condensed December 31, 2004
	(Dollars in thousands)
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Current maturities of long-term obligations and short-term borrowings	$565,273	$38,548	$(38,548)	(2)	$565,273	$710	$—		$565,983	$—	$—		$565,983
Other current liabilities	2,080,442	98,012	—		2,178,454	49,777	(783)	(12)	2,227,448	982,179	(1,632)	(24)	1,243,637

Total current liabilities	2,645,715	136,560	(38,548)		2,743,727	50,487	(783)		2,793,431	982,179	(1,632)		1,809,620
Long-term obligations, net of current maturities	796,715	—	—		796,715	115,460	79,100	(12)	991,275	—	—		991,275
Other long-term liabilities	151,580	7,725	—		159,305	326	—		159,631	50,248	—		109,383
Derivative related to preferred interest exchangeable for common stock	—	—	—		—	—	—		—	—	717,200	(26)	717,200
Deferred income taxes	2,479,099	—	126,510	(1)	2,605,609	—	188,680	(12)	2,794,289	333,696	—		2,460,593
Common stock exchangeable for preferred interest	1,428,530	—	—		1,428,530	—	—		1,428,530	—	(714,265)	(26)	714,265
Minority interest	291,922	—	—		291,922	—	—		291,922	18,435	—		273,487
SHAREHOLDERS' EQUITY
Invested capital	—	—	—		—	—	—		—	8,118,961	6,456,113	(25)	—
											(95,043)	(25)
											1,874,745	(25)
											(116,854)	(25)
Preferred stock	131	39,335	(39,335)	(1)	131	—	—		131	—	(131)	(24)	—
Series 1 Mandatory Exchangeable Preferred Stock	—	—	—		—	—	—		—	—	4	(23)	—
											(1)	(23)
											(3)	(25)
Series 2 Mandatory Exchangeable Preferred Stock	—	—	—		—	—	—		—	—	—	(23)	—
											—	(25)
Common stock $.01 par value	6,970	26	(26)	(1)	6,970	994,971	(994,971)	(12)	7,714	—	(3,857)	(22)	—
							744	(12)			(3,857)	(23)
Class B common stock $.01 par value	646	—	—		646	—	—		646	—	(323)	(22)	—
											(323)	(23)
Common stock $.001 par value	—	—	—		—	—	—		—	—	386	(23)	386
Class B common stock $.001 par value	—	—	—		—	—	—		—	—	32	(23)	32
Additional paid-in capital	14,058,797	131,171	(131,171)	(1)	14,068,387	(3,722)	3,722	(12)	15,816,473		3,758	(23)	11,950,712
			9,590	(1)			1,748,086	(12)			(655,778)	(24)
											(3,932,186)	(25)
											4,180	(22)
											714,265	(26)
Retained earnings	2,428,760	(3,675)	3,675	(1)	2,428,760	(617,525)	617,525	(12)	2,428,760	—	(2,428,760)	(25)	—
Accumulated other comprehensive income	81,051				81,051	4,412	(4,412)	(12)	81,051	33,668			47,383
Treasury stock	(1,966,053)	(60,847)	60,847	(1)	(1,966,053)	—	(1,174,800)	(11)	(3,140,853)	—	1	(23)	(3,140,852)
Note receivable from key executive for common stock issuance	(4,998)	—	—		(4,998)	—	—		(4,998)	—	—		(4,998)

Total shareholders' equity	14,605,304	106,010	(96,420)		14,614,894	378,136	195,894		15,188,924	8,152,629	1,816,368		8,852,663

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$22,398,865	$250,295	$(8,458)		$22,640,702	$544,409	$462,891		$23,648,002	$9,537,187	$1,817,671		$15,928,486

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

IAC/INTERACTIVECORP AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	IAC Condensed Year Ended December 31, 2004	Cornerstone Condensed Year Ended January 29, 2005	Cornerstone Acquisition Pro Forma Adjustments	Notes	Subtotal	Ask Jeeves Condensed Year Ended December 31, 2004	Ask Jeeves Acquisition Pro Forma Adjustments	Notes	Subtotal	Expedia Condensed Year Ended December 31, 2004	Spin-off Pro Forma Adjustments	Notes	Total ProForma Condensed Year Ended December 31, 2004
	(In thousands, except per share amounts)
Service revenue	$3,595,898	$—	$—		$3,595,898	$261,327	$(783)	(13)	$3,856,442	$1,843,013	$18,840	(27)	$2,032,269
Product sales	2,596,782	725,506	—		3,322,288	—	—		3,322,288	—	—		3,322,288

Net revenue	6,192,680	725,506	—		6,918,186	261,327	(783)		7,178,730	1,843,013	18,840		5,354,557
Cost of sales-service revenue	1,331,173	—	—		1,331,173	76,153	(264)	(16)	1,398,078	412,701	9,659	(27)	995,036
							(8,984)	(18)
Cost of sales-product sales	1,492,779	384,684	3,434	(6)	1,880,897	—	—		1,880,897	—	—		1,880,897

Gross profit	3,368,728	340,822	(3,434)		3,706,116	185,174	8,465		3,899,755	1,430,312	9,181		2,478,624
Selling and marketing expense	1,203,370	196,173	—		1,399,543	69,047	(449)	(16)	1,468,141	608,618	3,972	(27)	863,495
General and administrative expense	746,853	80,978	—		827,831	51,456	(421)	(16)	878,842	236,439	5,209	(27)	649,279
							(24)	(18)			1,667	(31)
Other operating expense	143,902	—	—		143,902	—	—		143,902	—	—		143,902
Amortization of cable distribution fees	70,590	—	—		70,590	—	—		70,590	—	—		70,590
Amortization of non-cash distribution and marketing expense	18,030	—	—		18,030	—	—		18,030	16,728	—		1,302
Amortization of non-cash compensation expense	241,726	—	8,371	(5)	250,097	—	13,908	(15)	264,005	171,400	37,040	(28)	129,645
Amortization of intangibles	347,457	625	14,000	(7)	361,457	8,663	74,008	(17)	435,465	125,091	—		310,374
			(625)	(8)			(8,663)	(18)
Depreciation expense	179,514	6,835	—		186,349	—	—		186,349	31,563	—		154,786
Goodwill impairment	184,780	—	—		184,780	—	—		184,780	—	—		184,780

Operating income (loss)	232,506	56,211	(25,180)		263,537	56,008	(69,894)		249,651	240,473	(38,707)		(29,529)
Other income (expense):
Interest income	191,679	20	(14,844)	(3)	176,855	1,098	(23,496)	(14)	154,457	38,775	(13,151)	(29)	111,845
											9,314	(30)
Interest expense	(87,388)	(4,365)	4,365	(4)	(87,388)	(173)	(4,676)	(19)	(92,237)	(453)	—		(91,784)
Equity in the income of unconsolidated affiliates and other	41,879	1,291	—		43,170	191	—		43,361	(9,252)	—		52,613

Total other income (expense), net	146,170	(3,054)	(10,479)		132,637	1,116	(28,172)		105,581	29,070	(3,837)		72,674

Earnings from continuing operations before income taxes and minority interest	378,676	53,157	(35,659)		396,174	57,124	(98,066)		355,232	269,543	(42,544)		43,145
Income tax expense	(179,186)	(21,161)	(6,824)	(9)	(186,010)	(4,679)	15,968	(20)	(170,042)	(106,371)	16,592	(32)	(47,079)
			21,161	(10)			4,679	(21)
Minority interest in income of consolidated subsidiaries	(13,729)	(1,062)	1,062	(10)	(13,729)	—	—		(13,729)	301	—		(14,030)

Earnings (loss) from continuing operations	$185,761	$30,934	$(20,260)		$196,435	$52,445	$(77,419)		$171,461	$163,473	$(25,952)		$(17,964)

Earnings (loss) per share: (33)
Basic earnings (loss) per share from continuing operations	$0.50				$0.53				$0.44				$(0.05)
Diluted earnings (loss) per share from continuing operations	$0.47				$0.49				$0.41				$(0.05)

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS

(In thousands, except per share amounts)

Adjustments related to the Cornerstone acquisition:

(1)
To reflect the acquisition of Cornerstone by IAC. The transaction closed on April 1, 2005 and is being reflected in the unaudited pro forma condensed combined balance sheet as if it had occurred on December 31, 2004.

        The total consideration paid for the acquisition of Cornerstone is as follows:

Purchase price	$701,658
Estimated transaction costs	2,000

Subtotal cash paid	703,658
Estimated fair value of options issued in connection with the acquisition	25,483
Less: estimated fair value of unvested options recorded as unearned compensation	(15,893)

Total estimated purchase price	713,248
Net assets acquired	106,010

Excess purchase price over net tangible assets acquired to be allocated to fair value of assets acquired and liabilities assumed	$607,238

Allocation of purchase price in excess of net assets acquired:
Inventory	$3,434
Current deferred tax asset	40,404
Definite-lived intangibles	42,650
Indefinite-lived intangibles	278,300
Goodwill	368,960
Deferred income taxes	(126,510)

Total	$607,238

(2)
To reflect the repayment of $38,548 of outstanding borrowings under Cornerstone's lines of credit subsequent to the acquisition of Cornerstone by IAC.

(3)
To reflect the reduction in interest income earned by IAC during 2004 on the cash paid to acquire Cornerstone of $701,658, related estimated transaction costs of $2,000 and the repayment of Cornerstone outstanding borrowings of $38,548.

(4)
To reflect the elimination of the interest expense incurred by Cornerstone during 2004 related to its indebtedness, which was repaid by IAC subsequent to its acquisition of Cornerstone.

(5)
To reflect the non-cash compensation expense associated with unvested stock options assumed by IAC in the Cornerstone acquisition and other stock-based compensation issued by IAC in connection with the transaction. This expense is being amortized based upon the vesting schedules of the underlying awards.

(6)
To reflect the additional expense associated with the preliminary valuation of Cornerstone's inventory in connection with its acquisition by IAC.

(7)
To reflect the amortization expense associated with the preliminary valuation of the definite-lived intangible assets acquired by IAC in connection with its acquisition of Cornerstone. This expense is being amortized on a straight-line basis based upon the assets' estimated useful lives. The average useful lives range from 2.5 to 3.5 years.

(8)
To reflect the elimination of the historical amortization expense associated with the definite-lived intangible assets of Cornerstone for the year ended December 31, 2004.

(9)
To reflect Cornerstone's income tax provision as if Cornerstone had been a member of IAC's consolidated group with effect from January 1, 2004, including the impact of the pro forma adjustments at an assumed effective rate of 39.0%.

(10)
To reflect the elimination of the historical income tax provision and minority interest of Cornerstone for the year ended December 31, 2004.

Adjustments related to Ask Jeeves acquisition:

(11)
To reflect IAC's proposed buy back, through its previously authorized share repurchase programs, of at least sixty percent of the number of fully diluted shares it will issue in the Ask Jeeves acquisition (all amounts presented before giving effect to the one-for-two reverse stock split that has been proposed in connection with the spin-off):

Estimated shares to be repurchased	52,800
Assumed per share purchase price (based upon the average price paid by IAC for the 31.9 million shares repurchased from March 29, 2005 to April 20, 2005).	$22.25

Total purchase price of shares	$1,174,800

(12)
To reflect the proposed merger of Ask Jeeves with IAC as if the transaction occurred on December 31, 2004. As a result of the merger, Ask Jeeves shareholders will be entitled to receive 1.2668 shares (before giving effect to the one-for-two reverse stock split that has been proposed in connection with the spin-off) of IAC common stock in exchange for each share of Ask Jeeves common stock.

        The value of the IAC common stock issued, $21.988 (before giving effect to the one-for-two reverse stock split that has been proposed in connection with the spin-off) per share, was determined based on the average market price of IAC's shares over the five day period two days before, the day of and two days after March 21, 2005, the date the terms of the acquisition were agreed to and announced.

        The total estimated purchase cost for Ask Jeeves consists of the following:

IAC common stock to be issued to shareholders	$1,636,853
Estimated fair value of vested and unvested options and restricted stock to be issued	148,588
Estimated transaction costs	6,000
Less: estimated fair value of unvested options and restricted stock recorded as unearned compensation	(36,611)

Total estimated purchase cost	1,754,830
Net assets acquired	378,136

Excess purchase cost over net tangible assets acquired to be allocated to fair value of assets acquired and liabilities assumed	$1,376,694

Allocation of purchase cost in excess of net assets acquired:
Current deferred tax asset	$34,320
Definite-lived intangibles	248,513
Indefinite-lived intangibles	234,500
Goodwill	1,126,358
Deferred revenue	783
Convertible subordinated notes	(79,100)
Deferred income taxes	(188,680)

Total	$1,376,694

  The fair value of the convertible subordinated notes has been estimated as of April 1, 2005. The total estimated fair value of $194.1 million consists of the estimated fair value of the debt component of $99.5 million and the estimated fair value of the equity component of the convertibility option of the notes. The debt will be accreted to its face amount by recording interest expense at an annual interest rate of 4.7%. In the event that the proposed spin-off is completed, the holders of the convertible subordinated notes will be entitled to receive 4.3 million shares of IAC common stock and 4.3 million shares of Expedia common stock upon conversion. Expedia has agreed to contractually assume the liability to issue the shares pursuant to a possible conversion of these notes. The spin-off, including Expedia's contractual obligation to issue its shares upon conversion, will result in accounting treatment that treats the shares of Expedia common stock issuable upon conversion as a series of derivatives as more fully described in Note (25) below.

(13)
To reflect the impact of the adjustment to the preliminary valuation of deferred revenue.

(14)
To reflect the reduction in interest income earned by IAC during 2004 on the cash used in IAC's proposed buy back, through its previously authorized share repurchase programs, of at least sixty percent of the number of fully diluted shares it will issue in the Ask Jeeves acquisition. See Note (11) above.

(15)
To reflect the non-cash compensation expense associated with unvested stock options assumed by IAC in the Ask Jeeves acquisition. This expense is being amortized based upon the vesting schedules of the underlying awards.

(16)
To reflect the elimination of the historical stock-based compensation expense recorded during the year ended December 31, 2004 related to Ask Jeeves' stock-based compensation awards.

(17)
To reflect amortization expense associated with the preliminary valuation of the definite-lived intangible assets acquired by IAC in connection with its acquisition of Ask Jeeves. This expense is amortized on a straight-line basis based upon the assets' estimated useful lives. The average estimated useful lives range from 1 to 6 years.

(18)
To reflect the elimination of the historical amortization expense associated with the definite-lived intangible assets of Ask Jeeves for the year ended December 31, 2004.

(19)
To reflect the interest expense on the zero coupon convertible subordinated notes assumed in the acquisition. Interest is calculated at an assumed annual rate of 4.7%.

(20)
To reflect the Ask Jeeves' income tax provision as if it had been a member of IAC's consolidated group with effect from January 1, 2004, including the impact of the pro forma adjustments described above at an assumed effective rate of 39.0%.

(21)
To reflect the elimination of the historical income tax provision of Ask Jeeves for the year ended December 31, 2004.

        One-time expenses incurred by Ask Jeeves related to its acquisition by IAC are expected to total $15.1 million, pre-tax. Since these expenses are non-recurring, they have not been included as a pro forma adjustment.

Adjustments related to the spin-off:

(22)
To reflect the one-for-two reverse stock split effected as follows:
Par value of shares of common stock outstanding before the split:
IAC common stock	$7,714
IAC Class B common stock	646

Total	$8,360

Reduction for one-for-two reverse stock split (50% of above values):
IAC common stock	$3,857
IAC Class B common stock	323

Total increase to additional paid-in capital	$4,180

(23)
To reflect the changes in IAC's shareholders' equity to effect the spin-off. These changes include the reclassification of (i) each share of IAC $0.01 par value common stock into one share of IAC $0.001 par value common stock and 1/100 of a share of IAC Series 1 Mandatory Exchangeable Preferred Stock that will automatically exchange into one share of Expedia $0.001 par value common stock immediately following the reclassification and (ii) each share of IAC $0.01 par value Class B common stock into one share of IAC $0.001 par value Class B common stock and 1/100 of a share of IAC Series 2 Mandatory Exchangeable Preferred Stock that will automatically exchange into one share of Expedia $0.001 par value Class B common stock immediately following the reclassification. The approximately 58 million shares (after giving effect to the one-for-two reverse stock split) of IAC Series 1 Mandatory Exchangeable Preferred Stock that would be issued in respect of IAC common stock held as treasury stock are assumed to be retired prior to their exchange into Expedia shares. IAC will have no ownership interest in Expedia after the spin-off. These changes are effected as follows:
Reclassification of existing equity:
IAC common stock $.01 par value	$3,857
IAC Class B common stock $.01 par value	323

Subtotal	4,180

Establish new equity:
Series 1 Mandatory Exchangeable Preferred Stock	4
Retirement of Series 1 Mandatory Exchangeable Preferred Stock representing shares held in treasury	(1)
Series 2 Mandatory Exchangeable Preferred Stock (rounds to less than $1)	—

IAC common stock $.001 par value	386
IAC Class B common stock $.001 par value	32
Reduction in treasury stock	1

Total increase to additional paid-in capital	$3,758

(24)
To reflect the assumed redemption of the IAC Series A preferred stock plus accrued and unpaid dividends at the time of the spin-off effected as follows:
Number of shares of IAC Series A preferred stock	13,118
Redemption value per share	$50.00

Redemption value of IAC Series A preferred stock	$655,909
Accrued and unpaid dividends	1,632

Assumed payment through liquidation of marketable securities	$657,541

Reduction to current liabilities to reflect payment of accrued and unpaid dividends	$1,632
Par value of IAC Series A preferred stock	131
Additional paid-in capital related to IAC Series A preferred stock	655,778

Total	$657,541

  In connection with the spin-off, each share of IAC Series A preferred stock will represent the right to receive, at the holder's election: (1) $50.00 in cash per share, plus accrued and unpaid dividends, (2) the IAC common stock and Expedia common stock that a holder of IAC Series A preferred stock would have received had the holder converted its Series A preferred stock into IAC common stock immediately prior to the spin-off or (3) one share of IAC Series B preferred stock and one share of Expedia Series A preferred stock, each of which will mirror in all material respects the terms of the current IAC Series A preferred stock, as adjusted to reflect the spin-off and the one-for-two reverse stock split.

          The treatment of holders who have not made an affirmative election by the established deadline will depend on the elections of other holders. If holders of more than 50% of the outstanding shares elect to have their shares redeemed for cash, then non-electing holders will be deemed to have elected to receive cash. If holders of more than 50% of the outstanding shares do not elect to have their shares redeemed for cash, then non-electing holders will be deemed to have elected to receive one share of IAC Series B preferred stock and one share of Expedia Series A preferred stock.

          If holders of less than 85% of the outstanding shares of IAC Series A preferred stock elect to have their shares redeemed for cash, then IAC will reimburse Expedia an amount in cash equal to the redemption price per share of Expedia Series A preferred stock for each share of Expedia Series A preferred stock that Expedia redeems following the spin-off. In such case, IAC would establish a liability in its accounting for the spin-off for the fair value of the liability associated with its obligation to settle this amount. This liability would be maintained at fair value each reporting period with any changes in value being recorded in the IAC statement of operations. In the event the holders of the Expedia Series A preferred stock convert their shares into shares of Expedia common stock rather than causing Expedia to redeem their shares, IAC's obligation under the indemnification would cease with respect to such converted shares.

(25)
To reflect the transfer to Expedia by IAC of the net assets comprising the Expedia businesses after giving effect to the terms related to its spin-off and separation from IAC and the accounting treatment related thereto as follows:
Expedia invested equity	$8,118,961
Increase to Expedia's cash and cash equivalents pursuant to the terms of the spin-off	95,043
Reclassify the Expedia receivable from IAC and subsidiaries which will be extinguished in connection with the spin-off	(1,874,745)
Adjustment to the IAC Travel reporting unit goodwill that will be required to effect the spin-off. The net adjustment reflects removal of the goodwill for Interval International and TV Travel Shop at fair value pursuant to SFAS 144	116,854

Total	$6,456,113

Establish the asset related to Expedia's obligation to issue 4.3 million shares of Expedia common stock after the spin-off pursuant to the conversion of the Ask Jeeves subordinated convertible debentures	$95,164
Reclassification of Series 1 Mandatory Exchangeable Preferred Stock	3
Reduction to additional paid-in capital to effect the distribution of Expedia's net assets	3,932,186
Reduction to retained earnings to effect the distribution of Expedia's net assets	2,428,760

Total	$6,456,113

  The obligation of IAC to issue shares of both IAC and Expedia common stock upon conversion of the Ask Jeeves subordinated convertible notes represents a derivative in IAC's consolidated financial statements because it is not denominated solely in shares of IAC common stock. The contractual obligation of Expedia to issue shares of Expedia common stock to IAC to permit IAC to satisfy its obligation to deliver shares of Expedia common stock to the holders of the Ask Jeeves subordinated convertible notes also represents a derivative in IAC's consolidated financial statements. Both of these derivatives will be maintained at fair value each reporting period after the spin-off with any changes in value reflected in the statement of operations.

  In connection with prior transactions, including, among others, the acquisition of Ticketmaster, Hotels.com, Expedia.com and Hotwire.com, IAC assumed a number of warrants that were adjusted to become exerciseable for shares of IAC common stock. Following the spin-off, IAC will remain the contractually obligated party with respect to these warrants and each warrant will represent the right to receive upon exercise by the holders thereof that number of shares of IAC common stock and Expedia common stock that the warrant holder would have received had the holder exercised the warrant immediately prior to the spin-off. Under the separation agreement, Expedia will contractually assume the obligation to deliver shares of Expedia common stock to these warrant holders upon exercise.

  This obligation of IAC to issue shares of both IAC and Expedia common stock upon exercise of these warrants will create a liability in the form of a derivative in IAC's consolidated financial statements that will be maintained at fair value each reporting period after the spin-off with any changes in value reflected in the statement of operations. The contractual obligation of Expedia to issue shares of Expedia common stock in satisfaction of IAC's obligation to issue such shares will also create a derivative in IAC's consolidated financial statements. Neither the derivative liability nor the derivative asset has been reflected in these pro forma financial statements.

(26)
To reflect the impact of the spin-off on the treatment of the investment that IAC holds in the VUE Preferred B interests. In 2022, when the investment is callable and puttable, the face amount of this investment of approximately $2.3 billion may be settled at the option of Universal in either a maximum number of the 56.6 million (before giving effect to the one-for-two reverse stock split) IAC common shares (43.2 million shares of IAC common stock and 13.4 million shares of IAC Class B common stock) that it holds or a combination of the shares it holds and cash equal to the fair market value of the shares it does not deliver. To the extent that Universal elects to settle in cash and stock, it must include the Class B common stock it holds in any such settlement.

        To the extent that the value of IAC's common stock is less than $40.82 per share (before giving effect to the one-for-two reverse stock split), Universal can settle its obligation for less than the face amount of $2.3 billion.

        The amount of shares required to settle the obligation is subject to reduction to the extent the value of IAC's common stock is greater than $40.82 per share (before giving effect to the one-for-two reverse stock split). After the one-for-two reverse stock split and the spin-off, Universal can settle the $2.3 billion obligation for the 28.3 million IAC common shares (21.6 million shares of IAC common stock and 6.7 million shares of IAC Class B common stock) and the 28.3 million Expedia common shares (21.6 million shares of Expedia common stock and 6.7 million shares of Expedia Class B common stock) it holds or by a combination of cash and shares.

        In the event that Universal elects to settle in cash and shares, it must include the 6.7 million shares of IAC Class B common stock and the 6.7 million shares of Expedia Class B common stock in the settlement.

        To the extent that the combined price of Expedia and IAC's common shares after the one-for-two reverse stock split and the spin-off is greater than $81.64, the number of shares that Universal would need to settle its obligation would be reduced to less than the 28.3 million IAC common shares and 28.3 million Expedia common shares.

        The right of Universal to fully settle the redemption obligation by putting the maximum number of IAC and Expedia common shares to IAC is a derivative. This derivative must now be bifurcated and accounted for separately after the spin-off because it is no longer denominated solely in IAC's own common shares. This treatment requires establishing the value of the embedded derivative as a separate liability and increasing the carrying amount of the investment by the amount of the derivative. In addition, the portion of the common stock exchangeable for preferred interests that is not attributable to IAC's common stock post spin-off has been reclassified to additional paid-in capital. Future changes in the value of the derivative and Expedia's common stock each reporting period will result in additional reclassifications between common stock exchangeable for preferred interests and additional paid-in capital.

        The derivative will be maintained at fair value each reporting period after the spin-off with any changes in value reflected in the statement of operations.

        The investment will also be evaluated for impairment on a quarterly basis. As a held-to-maturity investment, if there is a decline in the combined value of IAC's and Expedia's common stock that is deemed to be other than temporary, an adjustment to the carrying amount of the investment would be required. The basis of the investment to be evaluated for impairment would be the net of the carrying value of the investment and the value of the derivative.

        Prior to this change in accounting treatment for the VUE Preferred B interests, IAC did not record the income related to the accretion of its investment from the initial carrying amount to the $2.3 billion value at maturity. This treatment was due, in part, to the fact that the realization of this income was tied solely to appreciation of IAC's own stock. With the change in the accounting treatment for this investment as described above, it is now considered appropriate to recognize this income. See Note (30) below for an estimate of this income recorded on a pro forma basis in 2004.

(27)
To reverse the previously recorded elimination of intercompany transactions between Expedia and IAC's other subsidiaries.

(28)
To reflect the additional non-cash compensation expense due to the modification of IAC unvested stock options due to the spin-off. These modifications are accounted for pursuant to SFAS 123 which requires (1) the inclusion as expense of amounts related to the fair value of stock options that were previously accounted for under APB Opinion No. 25 and were therefore excluded from the determination of non-cash compensation expense and (2) the additional expense that arises due to the increase in the estimated fair value of these options due to the modifications. This amount excludes the one-time impact of $54.1 million, pre-tax, due to the modification of vested stock options that remain unexercised at the date of the spin-off. Since this expense of $54.1 million is non-recurring, it has not been included as a pro forma adjustment.

(29)
To reflect the reduction in interest income earned on marketable securities due to the assumed redemption of the IAC Series A preferred stock as of January 1, 2004.

(30)
To reflect the income on the accretion related to the VUE Preferred B interests. The face amount of this investment in 2022, when the investment if callable and puttable, is approximately $2.3 billion. The accretion is being recognized on the difference between the basis in the investment after giving effect to the adjustment to the carrying value for the value of the embedded derivative as described in Note (26) above. The income is being recognized at an annual interest rate of 0.47%.

(31)
To reflect the net effect of the reversal of the allocations made to Expedia by IAC in the preparation of Expedia's 2004 historical financial statements and the estimated amount of costs incurred by IAC that will be charged to or incurred by Expedia after the spin-off.

(32)
To reflect the tax effect of pro forma adjustments in Notes (27) to (31) above at an assumed effective rate of 39.0%.

        One-time expenses related to Expedia's spin-off from IAC are expected to total $15.0 million, pre-tax, in 2005. This amount excludes the one-time impact of the modification of vested stock options referred to in Note (28) above. Since these expenses are non-recurring, they have not been included as a pro forma adjustment.

(33)
Historical earnings per share have been restated to give effect to the one-for-two reverse stock split.

ANNEX C

EXPEDIA, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

        The following unaudited pro forma condensed combined financial statements of Expedia were derived from the application of pro forma adjustments to Expedia's audited combined historical financial statements and give effect to the terms of the spin-off and separation of Expedia from IAC in accordance with Article 11 of the Securities and Exchange Commission's Regulation S-X. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2004 has been prepared as if the spin-off of Expedia and its separation from IAC had occurred as of January 1, 2004. The unaudited pro forma condensed combined balance sheet as of December 31, 2004 has been prepared as if the spin-off of Expedia and its separation from IAC had occurred as of December 31, 2004.

        The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the financial position or operating results that would have been achieved if the spin-off and separation of Expedia from IAC had occurred on January 1, 2004, nor is it indicative of the financial position or operating results that may be achieved in the future. The pro forma adjustments are based upon information and assumptions available at the time of the filing of this proxy statement/prospectus as set forth in the notes to the unaudited pro forma condensed combined financial statements.

        These unaudited pro forma condensed combined financial statements should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of Expedia" and Expedia's audited historical combined financial statements and related notes thereto, included elsewhere in this proxy statement/prospectus.

EXPEDIA, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

	Condensed December 31, 2004	Pro Forma Adjustments	Notes	Pro Forma Condensed December 31, 2004
	(In thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$154,957	$95,043	(1)	$250,000
Receivables from IAC and subsidiaries	1,874,745	(1,874,745)	(1)	—
Other current assets	216,155	—		216,155

Total current assets	2,245,857	(1,779,702)		466,155
Goodwill	5,790,111	116,854	(1)	5,906,965
Intangible assets, net	1,279,361	—		1,279,361
Other non-current assets	221,858	—		221,858

TOTAL ASSETS	$9,537,187	$(1,662,848)		$7,874,339

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Current liabilities	$982,179	$—		$982,179
Other long-term liabilities	50,248	—		50,248
Deferred income taxes	333,696	—		333,696
Minority interest	18,435	—		18,435
SHAREHOLDERS' EQUITY
Invested capital	8,118,961	(6,456,113)	(1)	—
		95,043	(1)
		(1,874,745)	(1)
		116,854	(1)
Common stock $.001 par value	—	317	(2)	317
Class B common stock $.001 par value	—	32	(2)	32
Additional paid-in capital	—	6,083,417	(1)	6,083,417
Retained earnings	—	372,347	(1)	372,347
Accumulated other comprehensive income	33,668	—		33,668

Total shareholders' equity	8,152,629	(1,662,848)		6,489,781

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$9,537,187	$(1,662,848)		$7,874,339

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

EXPEDIA, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	Condensed Year Ended December 31, 2004	Pro Forma	Notes	Pro Forma Condensed Year Ended December 31, 2004
	(In thousands, except per share amounts)
Service revenue	$1,843,013	$—		$1,843,013
Cost of sales	412,701	—		412,701

Gross profit	1,430,312	—		1,430,312
Selling and marketing expense	608,618	—		608,618
General and administrative expense	236,439	6,462	(4)	242,901
Amortization of non-cash distribution and marketing expense	16,728	—		16,728
Amortization of non-cash compensation expense	171,400	11,141	(3)	182,541
Amortization of intangibles	125,091	—		125,091
Depreciation expense	31,563	—		31,563

Operating income	240,473	(17,603)		222,870
Other income (expense):
Interest income	38,775	(33,775)	(5)	5,000
Interest expense	(453)	(1,635)	(6)	(2,088)
Equity in losses of unconsolidated subsidiaries and other	(9,252)	—		(9,252)

Total other income, net	29,070	(35,410)		(6,340)

Earnings from continuing operations before income taxes and minority interest	269,543	(53,013)		216,530
Income tax expense	(106,371)	19,615	(7)	(86,756)
Minority interest in losses of consolidated subsidiaries	301	—		301

Earnings from continuing operations	$163,473	$(33,398)		$130,075

Earnings per share:(8)
Basic earnings per share from continuing operations				$0.37
Diluted earnings per share from continuing operations				$0.35

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

EXPEDIA, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS

(In thousands, except per share amounts)

(1)
To reflect the transfer to Expedia by IAC of the net assets comprising the Expedia businesses after giving effect to the terms related to its spin-off and separation from IAC and the accounting treatment related thereto.

  The principal adjustment to the net assets of Expedia due to the terms of the spin-off is the increase to cash and cash equivalents to $250 million. The principal adjustment related to the accounting treatment of the spin-off is adjusting the recorded value of goodwill to reflect the removal of TV Travel Shop and Interval International from the IAC Travel reporting unit pursuant to SFAS 144.

  Assuming the proposed Ask Jeeves acquisition is completed prior to the spin-off, Expedia will be contractually obligated to issue up to 4.3 million shares of Expedia common stock to the holders of the Ask Jeeves convertible subordinated notes upon the conversion thereof. Because this arrangement is not based solely on Expedia's common stock, this obligation represents a derivative that will be maintained at fair value each reporting period after the spin-off with any changes in value reflected in the statement of operations. The estimated fair value of this liability as of April 1, 2005, assuming an equal split of the value of IAC common stock between Expedia and IAC, is approximately $95.2 million.

  In connection with prior transactions, including, among others, the acquisition of Ticketmaster, Hotels.com, Expedia.com and Hotwire.com, IAC assumed a number of warrants that were adjusted to become exerciseable for IAC common stock. Following the spin-off, IAC will remain the contractually obligated party with respect to these warrants and each warrant will represent the right to receive upon exercise by the holders thereof that number of shares of IAC common stock and Expedia common stock that the warrant holder would have received had the holder exercised the warrant immediately prior to the spin-off. Under the separation agreement, Expedia will contractually assume the obligation to deliver Expedia common stock to these warrant holders upon exercise.

  This contractual obligation of Expedia to issue Expedia common stock upon the exercise of these warrants will create a liability in the form of a derivative that will be maintained at fair value on a quarterly basis each reporting period after the spin-off with any changes in value reflected in the statement of operations. This liability has not been reflected in these pro forma financial statements.

(2)
To reflect the exchange of each 1/100 of a share of IAC Series 1 Mandatory Exchangeable Preferred Stock into one share of Expedia $0.001 par value common stock immediately following the reclassification and of each 1/100 of a share of IAC Series 2 Mandatory Exchangeable Preferred Stock into one share of Expedia $0.001 par value Class B common stock immediately following the reclassification.

  Assuming the proposed Ask Jeeves acquisition is completed prior to the spin-off, approximately 10.8 million additional shares of Expedia $0.001 par value common stock would have been issued after giving effect to the treasury stock repurchases made by IAC to offset a portion of the dilution associated with the proposed Ask Jeeves acquisition.

  In connection with the spin-off, each share of IAC Series A preferred stock will represent the right to receive, at the holder's election: (1) $50.00 in cash per share, plus accrued and unpaid dividends, (2) the IAC common stock and Expedia common stock that a holder of IAC Series A preferred stock would have received had the holder converted its Series A preferred stock into IAC common stock immediately prior to the spin-off or (3) one share of IAC Series B preferred stock and one share of Expedia Series A preferred stock, each of which will mirror in all material respects the terms of the current IAC Series A preferred stock, as adjusted to reflect the spin-off and the one-for-two reverse stock split.

  The treatment of holders who have not made an affirmative election by the established deadline will depend on the elections of other holders. If holders of more than 50% of the outstanding shares elect to have their shares redeemed for cash, then non-electing holders will be deemed to have elected to receive cash. If holders of more than 50% of the outstanding shares do not elect to have their shares redeemed for cash, then non-electing holders will be deemed to have elected to receive one share of IAC Series B preferred stock and one share of Expedia Series A preferred stock.

  If holders of less than 85% of the outstanding shares of IAC Series A preferred stock elect to have their shares redeemed for cash, then IAC will reimburse Expedia an amount in cash equal to the redemption price per share of Expedia Series A preferred stock for each share of Expedia Series A preferred stock that Expedia redeems following the spin-off. In such case, IAC would establish a liability in its accounting for the spin-off for the fair value of the liability associated with its obligation to settle this amount.

(3)
To reflect the additional non-cash compensation expense due to the modification of stock-based compensation awards due to the spin-off. The additional expense relates to the impact of modifications of unvested stock options due to the spin-off. These modifications are accounted for pursuant to SFAS 123 which requires the recognition of additional expense that arises due to the increase in the estimated fair value of these options due to the modifications. This amount excludes the one-time impact of $40.1 million, pre-tax, due to the modification of vested stock options that remain unexercised at the date of the spin-off. Since this expense of $40.1 million is non-recurring, it has not been included as a pro forma adjustment.

(4)
To reflect the estimated increase in expenses that Expedia expects to incur on a stand-alone basis after its separation from IAC. These expenses include the costs related to services previously obtained from IAC such as treasury and tax as well as the additional costs associated with being a publicly traded company. In addition, Expedia will incur certain costs associated with its Chairman.

  One-time expenses related to Expedia's spin-off from IAC are expected to total $3.0 million, pre-tax, in 2005, excluding the one-time impact of the modification of vested stock options referred to in Note (3) above. Since these expenses are non-recurring, they have not been included as a pro forma adjustment.

(5)
To reflect the elimination of intercompany interest income allocated by IAC to Expedia except for the amount associated with the $250 million of cash and cash equivalents that will be left with Expedia by IAC pursuant to the terms of the spin-off.

(6)
To reflect the costs associated with the $500 million, five year revolving credit facility that Expedia expects to have in place at the time the spin-off is effective. The one-time cost to put the credit facility in place, which is expected to be $1.5 million, will be capitalized and amortized to expense over its five-year life, or $0.3 million per year. The annual fee to maintain the line if unused is expected to be $0.5 million. For purposes of these pro forma financial statements, it is assumed that approximately $125 million of the line is used to cover letters of credit at a cost of 0.4%, or $0.5 million, and that there is an average balance outstanding during the year of $25 million at an assumed interest rate of 3.75%, or a cost of $0.9 million.

(7)
To reflect the tax effect of the pro forma adjustments at an assumed effective tax rate of 37.0%.

(8)
Assuming the proposed Ask Jeeves transaction is completed prior to the spin-off, pro forma earnings per share would be:

Basic earnings per share from continuing operations	$0.36
Diluted earnings per share from continuing operations	$0.34

ANNEX D

Report of Independent Registered Public Accounting Firm

The Board of Directors of
Expedia, Inc.

        We have audited the accompanying combined balance sheets of Expedia, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related combined statements of operations, invested equity and cash flows for each of the three years in the period ended December 31, 2004. Our audits also included the financial statement schedule listed in the Index at Item 21(b) of Form S-4. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Expedia, Inc. and subsidiaries as of December 31, 2004 and 2003, and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic combined financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

        As discussed in Note 4 to the combined financial statements, on January 1, 2002, Expedia, Inc adopted Statement of Financial Accounting Standards ("SFAS") No. 142, "Accounting for Goodwill and Other Intangible Assets."

/s/ Ernst & Young LLP

New York, New York
April 18, 2005

EXPEDIA, INC. AND SUBSIDIARIES
COMBINED STATEMENTS OF OPERATIONS

	Years ended December 31,
	2004	2003	2002
	(In thousands)
Service revenue	$1,843,013	$2,339,813	$1,499,075
Cost of sales	412,701	1,199,414	836,320

Gross profit	1,430,312	1,140,399	662,755
Selling and marketing expense	608,618	416,492	230,713
General and administrative expense	236,439	227,315	136,330
Amortization of non-cash distribution and marketing expense	16,728	41,974	32,680
Amortization of non-cash compensation expense	171,400	95,781	5,632
Amortization of intangibles	125,091	76,073	42,909
Depreciation expense	31,563	27,582	18,439
Merger costs	—	11,664	2,282

Operating income	240,473	243,518	193,770
Other income (expense):
Interest income	38,775	22,614	15,075
Interest expense	(453)	(2,905)	—
Equity in (losses) income of unconsolidated affiliates and other	(9,252)	(7,729)	571

Total other income, net	29,070	11,980	15,646

Earnings before income taxes and minority interest	269,543	255,498	209,416
Income tax expense	(106,371)	(97,202)	(82,579)
Minority interest in loss (income) of consolidated subsidiaries	301	(46,889)	(50,124)

Net income	$163,473	$111,407	$76,713

The accompanying Notes to Combined Financial Statements are an integral part of these statements.

EXPEDIA, INC. AND SUBSIDIARIES
COMBINED BALANCE SHEETS

	December 31, 2004	December 31, 2003
	(In thousands)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$154,957	$188,639
Restricted cash and cash equivalents	600	22,945
Marketable securities	1,000	693,320
Accounts and notes receivable, net of allowance of $2,338 and $3,231, respectively	143,905	128,888
Receivables from IAC and subsidiaries	1,874,745	591,583
Deferred income taxes	8,696	1,417
Other current assets	61,954	53,370

Total current assets	2,245,857	1,680,162
Goodwill	5,790,111	5,650,322
Intangible assets, net	1,279,361	1,323,026
Long-term investments and other	140,432	26,142
Property, plant and equipment, net	81,426	75,618

TOTAL ASSETS	$9,537,187	$8,755,270

LIABILITIES AND INVESTED EQUITY
CURRENT LIABILITIES:
Accounts payable, trade	$528,405	$433,753
Deferred merchant bookings	361,199	218,822
Deferred revenue	5,353	95,134
Income tax payable	421	7,446
Other current liabilities	86,801	70,169

Total current liabilities	982,179	825,324
Other long-term liabilities	50,248	3,321
Deferred income taxes	333,696	372,324
Minority interest	18,435	—
INVESTED EQUITY:
Invested capital	8,118,961	7,558,328
Accumulated other comprehensive income (loss)	33,668	(4,027)

Total invested equity	8,152,629	7,554,301

TOTAL LIABILITIES AND INVESTED EQUITY	$9,537,187	$8,755,270

The accompanying Notes to Combined Financial Statements are an integral part of these statements.

EXPEDIA, INC. AND SUBSIDIARIES
COMBINED STATEMENTS OF INVESTED EQUITY

	Total	Invested Capital	Accum. Other Comp. Income (Loss)
	(In thousands)
Balance as of December 31, 2001	$225,890	$225,891	$(1)
Comprehensive income:
Net income for the year ended December 31, 2002	76,713	76,713	—
Increase in unrealized gains in available for sale securities	2,963	—	2,963
Foreign currency translation	197	—	197

Total comprehensive income	79,873
Net transfers from IAC	1,749,993	1,749,993	—

Balance as of December 31, 2002	$2,055,756	$2,052,597	$3,159
Comprehensive income:
Net income for the year ended December 31, 2003	111,407	111,407	—
Decrease in unrealized gains in available for sale securities	(3,861)	—	(3,861)
Net loss on derivative contracts	(120)	—	(120)
Foreign currency translation	(3,205)	—	(3,205)

Total comprehensive income	104,221
Net transfers from IAC	5,394,324	5,394,324	—

Balance as of December 31, 2003	$7,554,301	$7,558,328	$(4,027)
Comprehensive income:
Net income for the year ended December 31, 2004	163,473	163,473	—
Increase in unrealized gains in available for sale securities	28,079	—	28,079
Net gain on derivative contracts	179	—	179
Foreign currency translation	9,437	—	9,437

Total comprehensive income	201,168
Net transfers from IAC	397,160	397,160	—

Balance as of December 31, 2004	$8,152,629	$8,118,961	$33,668

        Accumulated other comprehensive income is comprised of unrealized gains (losses) on available for sale securities of $27,180, $(899), and $2,962 at December 31, 2004, 2003, and 2002, respectively, foreign currency translation adjustments of $6,429, $(3,008), and $197 at December 31, 2004, 2003 and 2002, respectively, and net gains (losses) from derivatives contracts of $59 and $(120) at December 31, 2004 and 2003, respectively.

The accompanying Notes to Combined Financial Statements are an integral part of these statements.

EXPEDIA, INC. AND SUBSIDIARIES
COMBINED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2004	2003	2002
	(In thousands)
Cash flows from operating activities:
Net income	$163,473	$111,407	$76,713
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	156,654	103,655	61,348
Amortization of non-cash distribution and marketing expense	16,728	41,974	32,680
Amortization of non-cash compensation expense	171,400	95,781	5,632
Amortization of deferred financing costs	161	2,392	1,026
Deferred income taxes	(5,295)	774	(6,315)
Equity in (income) losses of unconsolidated affiliates	(175)	(9)	637
Minority interest	(301)	46,889	50,124
Changes in assets and liabilities:
Accounts and notes receivable	10,904	(52,007)	(15,353)
Prepaids and other assets	3,038	(23,043)	16,907
Accounts payable and accrued liabilities	225,679	221,550	169,066
Deferred revenue	(2,463)	13,981	38,419
Deferred merchant bookings	54,872	69,474	15,957
Other, net	8,178	11,205	4,059

Net cash provided by operating activities	802,853	644,023	450,900

Cash flows provided by (used in) investing activities:
Acquisitions, net of cash acquired	(261,390)	(704,885)	211,198
Capital expenditures	(53,407)	(46,183)	(46,504)
Purchase of marketable securities	(5,015)	(1,259,388)	(892,547)
Proceeds from sale of marketable securities	722,646	1,329,408	273,711
(Increase) decrease in long-term investments and notes receivable	(62,441)	9,960	55,786
Other, net	(85)	(32,093)	(4,036)

Net cash provided by (used in) investing activities	340,308	(703,181)	(402,392)

Cash flows (used in) provided by financing activities:
Transfers (to) from IAC	(1,168,907)	80,325	20,610
Principal payments on long-term obligations	(2,860)	—	—
Purchase of treasury stock	—	(98,492)	—
Proceeds from sale of subsidiary stock, including stock options	—	57,358	108,655
Other, net	8,692	(1,216)	(8,986)

Net cash (used in) provided by financing activities	(1,163,075)	37,975	120,279
Effect of exchange rate changes on cash and cash equivalents	(13,768)	(3,232)	(2)

Net (decrease) increase in cash and cash equivalents	(33,682)	(24,415)	168,785
Cash and cash equivalents at beginning of period	188,639	213,054	44,269

Cash and cash equivalents at end of period	$154,957	$188,639	$213,054

The accompanying Notes to Combined Financial Statements are an integral part of these statements.

EXPEDIA, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1: ORGANIZATION AND BASIS OF PRESENTATION

Spin-Off

        On December 21, 2004, IAC/InterActiveCorp ("IAC") announced its plan to separate into two independent public companies in order to better achieve certain strategic objectives of its various businesses. In these combined financial statements, we refer to this transaction as the "Spin-Off" and to the new company that will hold the travel and travel-related businesses of IAC as "Expedia" or the "Company." Following the completion of the Spin-Off, Expedia will consist of IAC's travel and travel-related businesses, subsidiaries and investments (other than Interval International and TV Travel Shop, which IAC will retain) and TripAdvisor (collectively, the "Expedia Businesses").

Basis Of Presentation

        In connection with the Spin-Off, Expedia was incorporated as a Delaware corporation in April 2005. Expedia currently does not have any material assets or liabilities, nor does it engage in any business or other activities and, other than in connection with the Spin-Off, will not acquire or incur any material assets or liabilities, nor will it engage in any business or other activities. Following the completion of the Spin-Off, Expedia will consist of the Expedia Businesses.

        The Combined Historical Financial Statements of Expedia and its subsidiaries assume (i) the contribution or other transfer of all of the subsidiaries and assets relating to the Expedia Businesses to Expedia, (ii) the assumption by Expedia or one of its subsidiaries of all of the liabilities relating to the Expedia Businesses and (iii) the allocation to Expedia of certain IAC corporate expenses relating to the Expedia Businesses for certain periods, certain of which will occur in connection with the Spin-Off and certain of which are governed by the terms of the separation agreement that Expedia will enter into with IAC in connection with the Spin-off. For a description of the separation agreement, as well as other agreements that Expedia will enter into with IAC in connection with the Spin-Off, see Note 11.

        Accordingly, the Combined Historical Financial Statements of Expedia reflect the historical financial position, results of operations and cash flows of the Expedia Businesses since their respective dates of acquisition by IAC, based on the historical consolidated financial statements and accounting records of IAC and using the historical results of operations and historical bases of the assets and liabilities of the Expedia Businesses with the exception of accounting for income taxes, which for purposes of these financial statements have been computed for Expedia on a separate tax return basis (see Note 6). These financial statements are prepared on a combined, rather than a consolidated, basis because no direct ownership relationship existed among any or all the various businesses comprising the Company. Significant intercompany transactions and accounts have been eliminated. In order to reflect the legal form of IAC's and its subsidiaries ownership of the Expedia Businesses, these combined financial statements present IAC's and its subsidiaries net investment in the Company as invested equity in lieu of stockholders' equity.

        Expedia's management believes that the assumptions underlying the Combined Historical Financial Statements of Expedia are reasonable. However, this financial information does not necessarily reflect the future financial position, results of operations and cash flows of Expedia, nor does it reflect what the historical financial position, results of operations and cash flows of Expedia would have been had Expedia been a stand-alone company during the periods presented. For example, the Combined Historical Financial Statements of Expedia do not assume the completion of certain aspects of the Spin-Off.

        The Combined Historical Financial Statements of Expedia include allocations by IAC to Expedia of certain IAC corporate expenses relating to the Expedia Businesses from their respective dates of acquisition by IAC. General allocable corporate overhead has been allocated based on the ratio of

Expedia's revenue as a percentage of IAC's total revenue. General allocated corporate overhead, which primarily includes expenses relating to accounting, treasury, legal, tax, corporate support, human resource functions and internal audit, amounted to approximately $7.5 million and $2.0 million in 2004 and 2003, respectively. It is not practicable to determine the amounts of these expenses that would have been incurred had the Company operated as an unaffiliated entity. In the opinion of management of the Company, the allocation method is reasonable. Following the completion of the Spin-Off, the Company will perform these functions using its own resources or purchased services.

        The calculations of Expedia's income taxes (on a combined basis for all of the Expedia Businesses) are on an as if stand-alone, separate tax return basis. These calculations reflect what Expedia's estimated historical income taxes would have been had Expedia been a stand-alone company during the periods presented. Exepdia has been a member of the IAC consolidated federal and state tax returns since August 2003 and has filed in certain states with IAC on a combined or unitary basis since 2002. In all periods presented, current and deferred tax expense has been computed for Expedia on an as if separate tax return basis. IAC reimburses Expedia for its net operating losses and tax credits that are utilized in the IAC consolidated tax returns. These calculations do not necessarily reflect what Expedia's future income taxes will be, nor do they reflect tax strategies that Expedia would have followed or will follow on an as if stand-alone entity basis, given that its tax position was being managed by IAC for the benefit of IAC on a consolidated basis. The respective rights, responsibilities and obligations of Expedia and IAC after the Spin-Off with respect to taxes for the periods ending on or before the Spin-Off will be governed by a tax sharing agreement.

Portfolio of Brands and Businesses

        Expedia is among the world's leading travel services companies, making travel products and services available to leisure and corporate travelers in the United States and abroad through a diversified portfolio of travel brands and businesses, including Expedia.com, Hotels.com, Hotwire.com, WWTE, Classic Custom Vacations, Expedia!fun, Expedia Corporate Travel and TripAdvisor.

        Expedia.com makes a large variety of travel products and services available directly to consumers through its U.S.-based website, www.expedia.com, as well as through localized versions of its website in Canada, France, Germany, Italy, the Netherlands, and the United Kingdom, many of which are leading online travel service companies in their respective country. Through Expedia.com, Expedia also operates www.anyway.com, a leading online travel company in France. Expedia.com-branded websites also serve as the travel channel on MSN.com, Microsoft's online services network in the United States, as well as certain international MSN sites. Expedia.com-branded websites target many different types of consumers, from families booking a summer vacation to individual travelers arranging a quick weekend getaway. Consumers can search for, compare information about (including pricing and availability) and book travel products and services on Expedia.com-branded websites, including airline tickets, lodging, car rentals, cruises and many destination services, such as attractions and tours, from a large number of suppliers, on a stand-alone and package basis.

        Hotels.com makes available a large variety of lodging options to customers, who can plan, shop for and book lodging accommodations, from traditional hotels to vacation rentals, at over 15,000 properties worldwide. Hotels.com seeks to provide customers with premium content through its U.S.-based website, www.hotels.com (as well as localized versions in the Americas, Europe, Asia-Pacific and South Africa), its vacation rentals website at www.vacationspot.com and its toll-free call centers. Hotels.com is pursuing a strategy focused on differentiating its service offerings by positioning itself as a hotel expert with premium content about lodging properties, while simultaneously moving away from its historical focus solely on discount pricing.

        Hotwire.com is a leading discount travel website that makes available airline tickets, hotel rooms, rental cars, cruises and vacation packages. Hotwire's opaque approach matches the needs of two groups: price sensitive consumers willing to be flexible to save money and suppliers who have excess seats, rooms and cars they wish to fill without affecting the public's perception of their brands. Hotwire customers enjoy significant discounts by electing to book travel services "opaquely," without knowing certain itinerary details such as brand, time of departure and exact hotel location, while suppliers create value from excess inventory without diluting their core brand-loyal customer base. Hotwire works with many domestic and international airlines, including the U.S. full-service major network airlines, top hotels in hundreds of cities and resort destinations in the U.S., Europe, Canada, Mexico and the Caribbean and major car rental companies nationwide.

        WWTE, is one of Expedia's private label programs which makes travel products and services available to consumers through third party company-branded websites via Expedia's industry leading technology platform. The private label program, which is a low risk, cost-effective way for Expedia to enter new markets in the United States and abroad, enables Expedia to cover many more markets than is possible by setting up full-scale websites, which requires significant investment in technology and personnel. The products and services made available through WWTE websites are a subset of those made available on Expedia.com-branded websites. Expedia pays participants in the WWTE private label program on a revenue-share basis. Expedia also has a growing international private label business.

        Classic Customs Vacations, or CCV, makes premium custom Hawaiian, Mexican, Caribbean and European travel packages available principally to a network of travel agents throughout the United States. Travel agents shopping for premium custom vacation packages for their customers can obtain such packages through the CCV team of telesales professionals. Customers can preview these packages directly through CCV's websites, www.classiccustomvacations.com and www.classicvacations.com.

        Expedia!fun is a network of in-destination travel desks located at hotels and resorts in Florida, Hawaii and Mexico that offer travelers the opportunity to obtain tours, attractions, airport transfer services and other travel-related services. Expedia entered the destination services market through its acquisition of Activity World, a Hawaiian destination service provider, in 2004 and recently expanded its travel desk business with the 2005 acquisition of Premier Getaways, a destination service provider in Florida.

        Expedia Corporate Travel is a full-service travel management company that makes travel products and services available to corporate customers in the U.S. and in Europe. Expedia Corporate Travel is growing globally, and in 2004 established Expedia Corporate Travel Europe, which includes www.egencia.com and World Travel Management, which were acquired in March 2004 and August 2004 respectively. Expedia Corporate Travel provides, among other things, centralized booking tools for employees of its corporate customers, support of negotiated airfares and consolidated reporting aimed at small and mid-sized businesses. Expedia Corporate Travel charges corporate client companies sign-up and set-up fees, as well as transactional fees for making or changing bookings. In addition, Expedia Corporate Travel provides on-site agents to some corporate clients in order to support the related account.

        TripAdvisor is a comprehensive online travel search engine and directory that aggregates unbiased articles, guidebook reviews and user comments on cities, hotels and activities in a variety of given destinations from a number of online sources. In addition to travel-related information, TripAdvisor's destination-specific search results provide links to the websites of TripAdvisor's travel partners (travel service providers and marketers) through which consumers can make related travel arrangements.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

  Merchant Hotel

        Expedia.com, Hotels.com, Hotwire, WWTE and CCV all generate merchant hotel revenues. Merchant hotel revenues at Expedia.com, Hotels.com, WWTE and CCV are billed to customers at the time of booking and are included in deferred revenue/deferred merchant bookings until the customers' stay occurs, at which point revenues are recognized. Hotwire recognizes net revenue when the customer completes a transaction on its website since all transactions are nonrefundable and generally noncancelable and Hotwire has no significant post-delivery obligations. A reserve for chargebacks and cancellations is recorded at the time of the transaction based on historical experience.

        As a result of the integration of the Expedia.com and Hotels.com merchant hotel businesses, Hotels.com conformed its merchant hotel business practices with those of the other Expedia businesses. As a result, beginning January 1, 2004, Expedia commenced prospectively reporting revenue for Hotels.com on a net basis, consistent with Expedia.com's historical practice. Revenue for 2003 and 2002 has not been reclassified and is not comparable to the results presented in 2004. Prior to 2004, Hotels.com presented merchant hotel revenue at the gross amount charged to its customers while Expedia.com presented merchant hotel revenue net of the amount paid to the hotel property for the room. There has been no impact to operating income from the change in reporting.

        The determination of gross versus net presentation is based principally on each company's consideration of Staff Accounting Bulletin No. 101 "Revenue Recognition in Financial Statements" and Emerging Issues Task Force Issue No. 99-19, "Reporting Revenue Gross as a Principal versus Net as an Agent," including the weighing of the relevant qualitative factors regarding the companies' status as the primary obligor, and the extent of their pricing latitude and inventory risk. The method of merchant revenue presentation by the companies does not impact operating profit, net income, or cash flows, but rather revenues and cost of sales.

        The principal factor in determining gross versus net presentation by each company was the consideration of their relationship with the customer as the primary obligor. Each of the companies provides extensive customer service and support for its customers. Effective January 1, 2004, both Expedia.com and Hotels.com believe that the supplier hotel is principally liable to its merchant hotel customers in all situations where the customer does not receive hotel services booked through Expedia.com or Hotels.com, namely in the event that merchant hotel products and services made available by Expedia.com or Hotels.com are unavailable, or that the room, or the hotel itself, does not have the amenities or is not of the general caliber described in the promotional materials. Each company provides customer service support to help resolve issues, even though such customer support could typically involve issues for which neither company is principally liable.

        In the case of its merchant hotel business, Expedia generally has certain latitude to establish and change prices charged to customers, but does not typically assume inventory risk.

        Each company generally contracts in advance with hotels and other lodging properties at negotiated discount prices. Historically, Hotels.com contracts specifically identified the number of rooms and the negotiated discount prices of the rooms to which Hotels.com would have access over the terms of the contracts, which generally range from 1 to 3 years, while Expedia.com contracts were not specific with respect to the number of rooms and the rates of the rooms to which Expedia.com would have access over the terms of the contracts. The two companies began primarily using a combined agreement in 2004, which is a blend of the two agreements. Unbooked hotel room allotments may be returned by each company with no obligation to the hotel properties within a period specified in each contract. Each company bears the risk of loss for all rooms cancelled by a customer subsequent to the cutoff period. However, each company has mitigated its risk of loss, principally by charging its customers a cancellation fee, and to date, losses have been insignificant.

        Due to the difference in revenue recognition in the periods prior to January 1, 2004, Hotels.com and Expedia.com classified credit card merchant fees, call center and data center costs differently in the prior periods. Based on Hotels.com gross revenue presentation, its "costs of goods sold" included the cost of the room. Credit card merchant fees, call center and data center costs support, but are not a component of, the cost of sales, and thus were treated as operating expenses below gross profit. Based on Expedia.com's net revenue presentation, credit card merchant fees, call center and data center costs, sales commissions and fees paid to fulfillment vendors for issuing airline tickets and related customer services are treated as cost of sales. Effective January 1, 2004, these costs at Hotels.com are being recorded consistently with those of Expedia.com.

  Merchant Air

        Expedia.com, WWTE and CCV generate revenue from merchant air transactions, whereby it is the merchant of record that determines the ticket price. The cost of the airline ticket is transmitted by each company to the airlines via the Airlines Reporting Corporation, an industry-administered clearinghouse, within a week after the customer completes the transaction. Cash paid by the customer at the time of the reservation is recorded as deferred merchant bookings until the flight occurs and the cost of the airline ticket is included in prepaid merchant bookings. When the flight occurs, the difference between the deferred merchant bookings and the prepaid merchant bookings is recorded as revenue on a net basis.

        Hotwire generates revenue from merchant air transactions as well. Net revenues are recognized when the customer completes a transaction on its website since all transactions are nonrefundable and generally noncancelable and Hotwire has no significant post-delivery obligations. A reserve for chargebacks and cancellations is recorded at the time of the transaction based on historical experience.

  Agency Hotel, Air, Car and Cruise

        Agency revenues are derived from airline ticket transactions, certain hotel transactions as well as cruise and car rental reservations. Airline ticket transactions of Expedia.com comprise a substantial portion of these revenues and represent both commissions and fees related to the booking of airline tickets. Airline ticket commissions are determined by individual airlines and are billed and collected through the Airlines Reporting Corporation. Fees from the booking of airline tickets also include (i) performance based revenues from Expedia.com's global distribution partners, (ii) Express Fee revenues where Expedia.com charges customers for processing and delivering a paper ticket via express mail if the customer chooses not to have an electronic ticket or an electronic ticket is not available, (iii) since December 2002 service fees on certain tickets and (iv) corporate transaction service fees for providing travel booking services to its corporate customers. In addition, certain contracts with suppliers contain override commissions typically related to achieving performance targets.

        Agency revenues are recognized on air transactions when the reservation is made and secured by a credit card. A cancellation allowance is recognized on these revenues based on historical experience. Expedia.com and Hotels.com recognize agency revenues on hotel reservations, and Expedia.com cruise and car rental reservations, either on an accrual basis for payments from a commission clearinghouse or on receipt of commissions from an individual supplier. Override commissions are recognized at the end of each period based upon the company's attainment of a certain target level. Agency revenues are presented on a net basis.

  Click-Through Fees

        TripAdvisor's revenue is generated from click-through fees charged to its travel partners for consumer leads sent to the travel partner's websites. Revenue is recognized as the click-throughs are made to the related travel partner's website.

  Other

        Revenues from all other sources are recognized either upon delivery or when the service is provided.

Cash and Cash Equivalents

        Cash and cash equivalents include cash and short-term investments. Short-term investments consist primarily of U.S. Treasury Securities, U.S. Government agencies and certificates of deposit with original maturities of less than 91 days.

Restricted Cash

        Restricted cash is primarily used to collateralize outstanding letters of credit and outstanding currency swap agreements. The letters of credit are extended to certain hotel properties to secure payment for the potential purchase of hotel rooms. There have been no claims made against any letters of credit. The currency swap agreements are entered into in order to protect against reductions in value and the volatility of future cash flows caused by changes in currency exchange rates.

Marketable Securities

        The Company accounts for marketable securities in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"). The Company invests in certain marketable securities, which consist primarily of short to intermediate-term fixed income securities issued by U.S. government agencies and municipalities. The Company only invests in marketable securities with active secondary or resale markets to ensure portfolio liquidity and the ability to readily convert investments into cash to fund current operations, or satisfy other cash requirements as needed. The Company also invests in certain auction rate preferred equity and debt securities that have been classified as marketable securities in the accompanying combined balance sheets. All marketable securities are classified as available-for-sale and are reported at fair value with unrealized gains and losses, net of tax, included in accumulated other comprehensive income (loss) as a separate component of invested equity. The specific-identification method is used to determine the cost of all securities and the basis by which amounts are reclassified from accumulated other comprehensive income into earnings.

        The fair value of the investments is based on the quoted market price of the securities at the balance sheet dates. Investments are considered to be impaired when a decline in fair value is judged to be other-than-temporary. The Company employs a systematic methodology that considers available evidence in evaluating potential impairment of its investments. In the event that the cost of an investment exceeds its fair value, the Company evaluates, among other factors, the duration and extent to which the fair value is less than cost; the financial condition and near-term prospects of the issuer, including industry and sector performance, changes in technology, and operational and financing cash flow factors; and the Company's intent and ability to hold the investment. Once a decline in fair value is determined to be other-than-temporary, an impairment charge is recorded and a new cost basis in the investment is established. There were no impairment charges recorded during 2004, 2003 and 2002. See Note 15 for further discussion.

Accounts Receivable

        Accounts receivable are generally due within 30 days and are stated at amounts due from customers net of an allowance for doubtful accounts. Accounts outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company's previous loss history, the specific customer's current ability to pay its obligation to the Company and the condition of the general economy and the industry as a whole. The Company writes off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts.

Property, Plant and Equipment

        Property, plant and equipment, including capitalized website development and significant improvements, are recorded at cost. Repairs and maintenance and any gains or losses on dispositions are included in operations.

        Depreciation and amortization is provided for on a straight-line basis to allocate the cost of depreciable assets to operations over their estimated service lives.

Asset Category	Depreciation/ Amortization Period
Computer equipment (including capitalized website development)	1 to 5 Years
Leasehold improvements	5 to 7 Years
Furniture and other equipment	3 to 7 Years

Goodwill and Indefinite-Lived Purchased Intangible Assets

        In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142"), goodwill acquired in business combinations is assigned to reporting units that are expected to benefit from the synergies of the combination as of the acquisition date. The Company assesses goodwill and indefinite-lived intangible assets for impairment annually at the beginning of the fourth quarter, or more frequently if events and circumstances indicate impairment may have occurred in accordance with SFAS No. 142. If the carrying value of the reporting unit's goodwill exceeds its implied fair value, Expedia records an impairment loss equal to the difference. SFAS No. 142 also requires that the fair value of indefinite-lived purchased intangible assets be estimated and compared to the carrying value.

Expedia recognizes an impairment loss when the estimated fair value of the indefinite-lived purchased intangible assets is less than the carrying value.

Long-Lived Assets

        The Company's accounting policy regarding the assessment of the recoverability of the carrying value of long-lived assets, including property, plant and equipment and purchased intangible assets with finite lives, is to review the carrying value of the assets if the facts and circumstances suggest that they may be impaired. If this review indicates that the carrying value will not be recoverable, as determined based on the projected undiscounted future cash flows, the carrying value is reduced to its estimated fair value.

Equity Method Investments

        Investments in which the Company owns a 20%, but not in excess of 50%, interest and where it can exercise significant influence over the operations of the investee, are accounted for using the equity method. In addition, partnership interests are recorded using the equity method. All other investments are accounted for using the cost method. The Company periodically evaluates the recoverability of investments and recognizes losses if a decline in value is determined to be other-than-temporary.

Advertising

        Advertising costs are expensed in the period incurred (when the advertisement first runs for production costs that are initially capitalized) and principally represent offline costs, including television and radio advertising, and online advertising costs, including fees paid to search engines and distribution partners. Advertising expense for the years ended December 31, 2004, 2003 and 2002 was $417.3 million, $278.4 million and $170.0 million, respectively.

Income Taxes

        The Company accounts for income taxes under the liability method, and deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

Foreign Currency Translation and Transaction Gains and Losses

        The financial position and operating results of all foreign operations are combined using the local currency as the functional currency. Local currency assets and liabilities are translated at the rates of exchange as of the balance sheet date, and local currency revenues and expenses are translated at average rates of exchange during the period. Resulting translation gains or losses are included as a component of accumulated other comprehensive income (loss), a separate component of invested equity. Transaction gains and losses arising from transactions denominated in a currency other than the functional currency of the entity involved are included in the combined statements of operations.

Stock-Based Compensation

        In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation Transition and Disclosure" ("SFAS 148"), which amends FASB Statement No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 148 provides alternative methods of transition for a voluntary change to the fair value-based method of accounting for stock-based employee compensation and amends the disclosure requirements of SFAS 123. The Company adopted the expense recognition provision of SFAS 123 and is providing expense for stock-based compensation for grants made on and after January 1, 2003 on a prospective basis as provided by SFAS 148, and will continue to provide pro forma information in the notes to financial statements to provide the results as if all equity awards issued in prior years were being expensed. The Company will continue to account for stock-based compensation granted prior to January 1, 2003 in accordance with APB Opinion No. 25 "Accounting for Stock Issued to Employees." For restricted stock units issued, the value of the instrument is measured at the grant date at fair value and amortized ratably as non-cash compensation over the vesting term. For stock options issued since 2003, including unvested options assumed in acquisitions, the value of the options is measured at grant date (or acquisition date, if applicable) at fair value and amortized over the remaining vesting term.

        The following table illustrates the effect on net income if the fair value based method had been applied to all outstanding and unvested awards in each period:

	Years Ended December 31,
	2004	2003	2002
Net income	$163,473	$111,407	$76,713
Add: Stock-based employee compensation expense included in reported net income, net of related tax effects	106,785	55,563	2,277
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(106,785)	(74,636)	(23,231)

Pro forma net income	$163,473	$92,334	$55,759

        Pro forma information is determined as if the Company had accounted for its employee stock options granted subsequent to December 31, 1994 under the fair market value method. Stock-based employee compensation included in net income in 2002 and through the dates of IAC's acquisition of the public's minority interest in Hotels.com on June 23, 2003 and Expedia.com on August 8, 2003 relates almost entirely to equity instruments of Hotels.com and Expedia.com. Subsequent to the acquisitions of the public's minority interest in Hotels.com and Expedia.com in 2003, stock-based employee compensation included in net income relates entirely to equity instruments of IAC that were assumed in the buy-ins of Hotels.com and Expedia.com or were awarded to employees of Expedia. The fair value for the IAC options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 2004, and 2003: risk-free interest rates of 3.30% and 2.78%, respectively; a dividend yield of zero; a volatility factor of 43% and 50%, respectively, based on the expected market price of IAC common stock based on historical trends; and a weighted-average expected life of the options of five years. The fair value for the Hotels.com options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 2003 and 2002: risk-free interest rates of 1.1% and 3.53%, respectively; a dividend yield of zero; a volatility factor of 72% and 64%, respectively, based on the expected market price of Hotels.com common stock based on historical trends; and a weighted-average expected life of the options of five years, respectively. The fair value for the Expedia.com options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 2003 and 2002: risk-free interest rates of 2.76% and 3.84%, respectively; a dividend yield of zero; a volatility factor of 50% and 55%, respectively, based on the expected market price of Expedia.com common stock based on historical trends; and a weighted-average expected life of the options of 4.5 years and 5 years, respectively. The Black-Scholes option valuation model was developed for use in estimating the fair market value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair market value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

        For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period on a straight-line basis. See below under Recent Accounting Pronouncements for a discussion of FASB Statement No. 123(R), "Share-Based Payment," which was issued in December 2004.

Minority Interest

        Minority interest in 2004 primarily represents the portions of TripAdvisor's and Egencia's common stock that the Company does not own. Minority interest in 2003 and 2002 primarily represents the public's ownership of Hotels.com and Expedia.com until the dates of their respective buy-ins in June and August of 2003.

Accounting Estimates

        Management of the Company is required to make certain estimates and assumptions during the preparation of the combined financial statements in accordance with generally accepted accounting principles. These estimates and assumptions impact the reported amount of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the combined financial statements. They also impact the reported amount of net income during any period. Actual results could differ from those estimates.

        Significant estimates underlying the accompanying combined financial statements include the sales return and other revenue allowances, allowance for doubtful accounts, recoverability of intangibles, including goodwill and other long-lived assets, carrying amount of long-term investments and various other operating allowances and accruals.

Certain Risks and Concentrations

        The Company's business is subject to certain risks and concentrations including dependence on relationships with travel suppliers, primarily airlines and hotels, dependence on third party technology providers, exposure to risks associated with online commerce security and credit card fraud. Expedia.com is highly dependent on its relationships with six major airlines in the U.S.: United, Delta, American, Continental, Northwest and US Airways. The Company also depends on global distribution system partners and third party service providers for processing certain fulfillment services.

        Financial instruments, which potentially subject the Company to concentration of credit risk, consist primarily of cash and cash equivalents and marketable securities. Cash equivalents and marketable securities are of high-quality short to intermediate term agency securities, all of which are maintained with quality financial institutions of high credit. Cash and cash equivalents are maintained with financial institutions and are in excess of Federal Deposit Insurance Corporation ("FDIC") insurance limits.

Derivative Instruments

        In the normal course of business, the Company employs established policies and procedures to manage its exposure to changes in foreign exchange rates using financial instruments deemed appropriate by management. As part of its risk management strategy, the Company uses derivative instruments, including cross currency swaps and forward contracts, to hedge certain foreign exchange exposures. The Company's objective is to offset gains and losses resulting from these exposures with losses and gains on the derivative contracts used to hedge them, respectively, thereby reducing volatility of earnings and protecting fair values of assets and liabilities. Derivative positions are used only to manage underlying exposures of the Company. The Company does not use derivative financial instruments for speculative purposes. The Company formally designates and documents all of its hedging relationships as cash flow hedges and documents the objective and strategy for undertaking the hedge transactions. The Company applies hedge accounting based upon the criteria established by SFAS 133, "Accounting for Derivative Instruments and Hedging Activities." The Company recognizes all derivative instruments at fair value. Changes in the fair value (i.e., gains or losses) of the derivatives are recorded each period in the statement of operations or other comprehensive income (loss). For a derivative designated as a cash flow hedge, the gain or loss on the derivative is initially reported as a component of other comprehensive income (loss) and subsequently reclassified into the statement of operations when the hedged transaction affects earnings. See Note 5 for a full description of the Company's derivative financial instruments.

Recent Accounting Pronouncements

        In January 2003, the Financial Accounting Standards Board ("FASB") issued Interpretation 46 ("FIN 46"), "Consolidation of Variable Interest Entities." FIN 46 significantly changed the accounting for, and disclosure of, variable interest entities. Under FIN 46, a business enterprise that has a controlling financial interest in a variable interest entity would include the variable interest entity's assets, liabilities and results of operations in its consolidated financial statements. This Interpretation is different from what had been the general practice of consolidating only those entities in which an enterprise has a controlling voting interest. In December 2003, the FASB issued a revision to FIN 46 ("FIN 46R") and delayed the required implementation date of FIN 46 for entities that are not special purpose entities until March 2004. The Company adopted FIN 46R as of March 31, 2004. The adoption of FIN 46 and FIN 46R did not have a material effect on the Company's financial position or results of operations.

        In March 2004, the FASB's Emerging Issues Task Force ("EITF") reached a consensus on EITF Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments." The guidance prescribes a three-step model for determining whether an investment is other-than-temporarily impaired and requires disclosures about unrealized losses on investments. In September 2004, the FASB delayed the accounting provisions of EITF 03-1; however, the disclosure requirements remain effective for annual periods ending after December 15, 2003. The adoption of the disclosure provision of EITF 03-1 did not have any material effect on the Company's financial position, results of operations, or cash flows. The Company will evaluate the additional effect, if any, the remainder of EITF 03-1 will have on the combined financial statements once final guidance is issued.

EXPEDIA, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS

        On December 16, 2004, the FASB issued FASB Statement No. 123(R), "Share-Based Payment," which is a revision of FASB Statement No. 123, "Accounting for Stock-Based Compensation." Statement 123(R) supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees," and amends FASB Statement No. 95, "Statement of Cash Flows." Generally, the approach in Statement 123(R) is similar to the approach described in Statement 123. However, Statement 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company is required to apply Statement 123(R) in the first quarter of 2006.

        The Company adopted the fair-value-based method of accounting for share-based payments effective January 1, 2003 using the prospective method described in FASB Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure." Currently, the Company uses the Black-Scholes formula to estimate the value of stock options granted to employees and expects to continue to use this acceptable option valuation model upon the required adoption of Statement 123(R) on January 1, 2006. Because Statement 123(R) must be applied not only to new awards but to previously granted awards that are not fully vested on the effective date, and because the Company adopted Statement 123 using the prospective transition method (which applied only to awards granted, modified or settled after the adoption date), compensation cost for some previously granted awards that were not recognized under Statement 123 will be recognized under Statement 123(R). Statement 123(R) also requires the benefits of tax deductions in excess of recognized compensation cost to be reported as a financing cash flow, rather than as an operating cash flow as required under current literature. This requirement will reduce net operating cash flows and increase net financing cash flows in periods after adoption. The Company does not believe the adoption of Statement 123(R) will have a material effect on its combined statement of operations. The Company is currently assessing the impact of this pronouncement on its combined statement of cash flows.

        In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets—An Amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions" ("SFAS 153"). SFAS 153 eliminates the exception from fair value measurement for nonmonetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, "Accounting for Nonmonetary Transactions," and replaces it with an exception for exchanges that do not have commercial substance. SFAS 153 specifies that a nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for the fiscal periods beginning after June 15, 2005. The adoption of SFAS 153 is not expected to have a material impact on the Company's financial condition or results of operations.

NOTE 3: BUSINESS ACQUISITIONS

        The significant business acquisitions completed by IAC, either directly or through its subsidiaries, during the three years ended December 31, 2004 for which pro forma results are presented are described below. These investments have been included in the Company's historical combined financial statements and have been recorded as transfers from IAC within Invested Equity. See Note 4 for additional information on other acquisitions completed by IAC and/or the Company during the three years ended December 31, 2004.

Hotels.com Merger

        On June 23, 2003, IAC completed its acquisition of all of the outstanding shares of Hotels.com that it did not already own. Prior to the acquisition, IAC owned approximately 67% of the outstanding equity of Hotels.com. IAC issued approximately 44.3 million shares of IAC common stock to Hotels.com security holders based on an exchange ratio of 2.4 shares of IAC common stock for each share of Hotels.com common stock. IAC also assumed options to acquire 6.4 million shares of IAC common stock, warrants to acquire 1.2 million shares of IAC common stock and 0.3 million restricted share units in the merger, in each case, based on an exchange ratio of 2.4. The price used to value the Hotels.com securities was $26.174, which was the average of the closing prices of IAC common stock during the five consecutive trading days beginning two trading days prior to the announcement of the Hotels.com merger. The amount recorded as unearned compensation was the estimated impact of unvested stock options and warrants as of the merger date, at their fair value as of such date, and is being recognized as non-cash compensation over the vesting period. The purchase consideration and resulting allocation are as follows (in thousands):

Value of securities issued	$1,276,408
Less: fair value of unvested options and warrants to acquire IAC common stock recorded as unearned compensation	(97,100)

Net purchase price	1,179,308
Less: minority interest acquired	(357,000)
Add: deferred income taxes associated with the intangible asset step-up	80,600

Excess of the merger consideration over minority interest acquired, deferred taxes and deferred compensation	$902,908

        IAC obtained an independent valuation of the identifiable intangible assets acquired. This valuation identified $672.8 million of intangible assets other than goodwill. IAC recorded approximately 33% of this amount, or $219.6 million, representing the incremental ownership acquired in the transaction. The unallocated excess of merger consideration over minority interest acquired, deferred taxes and deferred compensation of $683.3 million was allocated to goodwill. The trade name was identified as an indefinite lived intangible and $115.7 million was allocated to this asset. Intangibles with definite lives included supply relationships ($63.4 million), affiliate agreements ($36.6 million), technology ($3.6 million) and customer lists ($0.3 million) and are being amortized over a weighted average period of 6.5 years. None of the amounts allocated to goodwill or intangible assets are tax deductible. IAC recorded no adjustments to the historical carrying value of assets and liabilities, other than to goodwill and intangible assets, as a result of the step-up in fair value.

Expedia.com 2003 Merger

        On August 8, 2003, IAC completed its acquisition of all of the outstanding shares of Expedia.com that it did not already own. Prior to the acquisition, IAC owned approximately 59% of the outstanding equity of Expedia.com. IAC issued approximately 100.8 million shares of IAC common stock to Expedia.com security holders based on an exchange ratio of 1.93875 shares of IAC common stock for each share of Expedia.com common stock. IAC also assumed options to acquire 36.9 million shares of IAC common stock, warrants to acquire 24.5 million shares of IAC common stock and 1.2 million restricted share units. The price used to value the Expedia.com securities was $26.47, which was the average of the closing prices of IAC common stock during the five consecutive trading days beginning two trading days prior to the announcement of the Expedia.com merger. The amount recorded as unearned compensation was the estimated impact of unvested stock options and warrants as of the merger date, at their fair value as of such date, and is being recognized as non-cash compensation over the vesting period. The purchase consideration and resulting allocation are as follows (in thousands):

Value of securities issued	$3,883,614
Less: fair value of unvested options and warrants to acquire IAC common stock recorded as unearned compensation	(314,214)

Net purchase price	3,569,400
Less: minority interest acquired	(326,700)
Add: deferred income taxes associated with the intangible asset step-up	293,300

Excess of the merger consideration over minority interest acquired, deferred taxes and deferred compensation	$3,536,000

        IAC obtained an independent valuation of the identifiable intangible assets acquired, in conjunction with the acquisition of a controlling interest in Expedia.com in 2002. IAC updated this valuation, which identified $2.0 billion of intangible assets other than goodwill. IAC recorded approximately 41% of this amount, or $799.1 million, representing the incremental ownership acquired in the transaction. The unallocated excess of merger consideration over minority interest acquired, deferred taxes and deferred compensation of $2.7 billion was allocated to goodwill. The trade name was identified as an indefinite lived intangible and $531.3 million was allocated to this asset. Intangibles with definite lives included affiliate agreements ($114.1 million), supply relationships ($67.3 million), technology ($78.8 million) and Expedia Corporate Travel customer relationships and customer lists ($7.5 million) and are being amortized over a weighted average period of 5 years. None of the amounts allocated to goodwill or intangible assets are tax deductible. IAC recorded no adjustments to the historical carrying value of assets and liabilities, other than to goodwill and intangible assets, as a result of the step-up in fair value.

        IAC acquired the remaining interests in Expedia.com and Hotels.com because (1) the acquisitions significantly simplified its corporate structure (which at the time was very complex with significant minority interests); (2) the acquisitions removed potential conflicts of interest between IAC shareholders and the minority public shareholders of Expedia.com and Hotels.com, and allowed these companies to work together more closely to achieve operating efficiencies; (3) IAC gained access to the acquirees' total cash flow; and (4) IAC believed that all of the companies had great growth prospects in their respective fields.

Expedia.com 2002 Transaction

        On February 4, 2002, IAC completed its acquisition of a controlling interest in Expedia.com through a merger of one of its subsidiaries with and into Expedia.com. Immediately following the merger, IAC owned all of the outstanding shares of Expedia.com Class B common stock, representing approximately 64.2% of Expedia.com's outstanding shares, and 94.9% of the voting interest in Expedia.com. On February 20, 2002, IAC acquired 1,873,630 shares of Expedia.com common stock, increasing its ownership to 64.6% of Expedia.com's then outstanding shares, with IAC's voting percentage remaining at 94.9%. In the merger, IAC issued to former holders of Expedia.com common stock who elected to receive IAC securities an aggregate of 20.6 million shares of IAC common stock, 13.1 million shares of $50 face value 1.99% cumulative convertible preferred stock of IAC and warrants to acquire 14.6 million shares of IAC common stock at an exercise price of $35.10.

        Pursuant to the terms of the transaction documents, Microsoft Corporation, which beneficially owned 33,722,710 shares of Expedia.com common stock, elected to exchange all of its Expedia.com common stock for IAC securities in the merger. Expedia.com shareholders who did not receive IAC securities in the transaction retained their Expedia.com shares and received for each Expedia.com share held 0.1920 of a new Expedia.com warrant.

        The aggregate purchase price, including transaction costs, was $1.5 billion.

        IAC obtained an independent valuation of the identifiable intangible assets acquired. This valuation identified $352.1 million of intangible assets other than goodwill. The unallocated excess of merger consideration over net assets acquired of $1.1 billion was allocated to goodwill. Intangibles with definite lives included supplier relationships, technology, distribution agreements and customer lists and are being amortized over a weighted average life of 4.75 years. None of the amounts allocated to goodwill or intangible assets are tax deductible.

Pro Forma Results

        The following unaudited pro forma condensed combined financial information for the years ended December 31, 2003 and 2002, is presented to show the results of the Company to give effect to IAC's acquisition of a controlling interest in Expedia.com completed on February 4, 2002, the merger of Hotels.com with a wholly-owned subsidiary of IAC completed on June 23, 2003 and the merger of Expedia.com with a wholly-owned subsidiary of IAC completed on August 8, 2003 as if the transactions had occurred at the beginning of the periods in which the transactions took place. The pro forma results include certain adjustments, including increased amortization related to intangible assets and compensation expense, and are not necessarily indicative of what the results would have been had the transactions actually occurred on the aforementioned dates.

	Years Ended December 31,
	2003	2002
	(In thousands)
Service revenue	$2,339,813	$1,534,562
Net income	96,987	(13,475)

NOTE 4: GOODWILL AND OTHER INTANGIBLE ASSETS

        On January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets." ("SFAS 142") In connection with the adoption of this standard, the Company has not amortized any goodwill or indefinite-lived intangible assets subsequent to January 1, 2002. Prior to the adoption, all intangible assets were amortized over the period during which the associated benefit was expected to be realized generally on a straight-line basis.

        Additionally, pursuant to SFAS 142, the Company assesses goodwill and indefinite-lived intangible assets for impairment annually, or more frequently if circumstances indicate impairment may have occurred. The Company performed its annual assessment for impairment of goodwill and indefinite-

lived intangible assets as of October 1, 2004 in connection with the preparation of its audited financial statements. Pursuant to this assessment, there was no material impairment recorded in 2004.

        The balance of goodwill and intangible assets is as follows (in thousands):

	December 31,
	2004	2003
Goodwill	$5,790,111	$5,650,322
Intangible assets with indefinite lives	895,446	862,538
Intangible assets with definite lives, net	383,915	460,488

	$7,069,472	$6,973,348

        In total, goodwill and other intangible assets increased $96.1 million as of December 31, 2004 as compared to the prior year. The increase is due primarily to the acquisition of TripAdvisor and the acquisition of Egencia, both of which occurred in April 2004. These additions were partially offset by deductions principally related to the income tax benefit realized pursuant to the exercise of stock options assumed in business acquisitions that were vested at the transaction date and are treated as a reduction in purchase price when the deductions are realized and the elimination of valuation allowances recorded against purchased net operating losses.

        Upon completion of the Spin-Off, Expedia's goodwill will be adjusted to reflect its basis following IAC's accounting for the businesses to be spun off as discontinued operations pursuant to Statement of Financial Accounting Standard No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets."

        Intangibles with indefinite lives relate principally to trade names and trademarks acquired in the various acquisitions. At December 31, 2004, intangibles with definite lives relate principally to the following:

	Cost	Accumulated Amortization	Net	Weighted Average Amortization Life (Years)
	(In thousands)
Distribution agreements	$176,722	$(78,362)	$98,360	5.5
Supplier Relationship	208,776	(104,985)	103,791	3.6
Technology	187,753	(81,055)	106,698	4.7
Customer lists	21,662	(12,419)	9,243	8.1
Affiliate agreements	33,049	(4,984)	28,065	10.0
Domain names	10,865	(31)	10,834	10.0
Other	50,007	(23,083)	26,924	8.5

Total	$688,834	$(304,919)	$383,915

        At December 31, 2003, intangible assets with definite lives related principally to the following:

	Cost	Accumulated Amortization	Net	Weighted Average Amortization Life (Years)
	(In thousands)
Distribution agreements	$175,351	$(50,106)	$125,245	5.5
Supplier Relationship	204,396	(58,020)	146,376	5.3
Technology	160,569	(45,544)	115,025	4.9
Customer lists	18,340	(7,350)	10,990	8.9
Affiliate agreements	33,049	(1,719)	31,330	10.0
Domain names	28,426	(4,914)	23,512	10.0
Other	27,848	(19,838)	8,010	9.7

Total	$647,979	$(187,491)	$460,488

        Amortization of intangibles is computed on a straight-line basis and based on December 31, 2004 balances for the next five years and thereafter is estimated to be as follows (in thousands):

2005	$123,350
2006	108,516
2007	68,576
2008	48,030
2009	10,436
2010 and thereafter	25,007

$383,915

        The following table presents the balance of goodwill, including the changes in carrying amount of goodwill for the year ended December 31, 2004 (in thousands):

Balance as of January 1, 2004	$5,650,322
Additions	345,373
Deductions	(218,840)
Foreign Exchange Translation	13,256

Balance as of December 31, 2004	$5,790,111

        Deductions principally relate to (1) the income tax benefit realized pursuant to the exercise of stock options assumed in business acquisitions that were vested at the transaction date and are treated as a reduction in purchase price when the deductions are realized; (2) adjustments to the carrying value of goodwill based upon the finalization of the valuation of intangible assets and their related deferred tax impacts; and (3) the elimination of valuation allowances recorded against purchased net operating losses. Additions principally relate to new acquisitions, primarily TripAdvisor and Egencia, as well as adjustments to the carrying value of goodwill based upon the finalization of the valuation of intangible assets and their related deferred tax impacts.

        The following table presents the balance of goodwill, including the changes in carrying amount of goodwill for the year ended December 31, 2003 (in thousands):

Balance as of January 1, 2003	$1,648,759
Additions	4,235,115
Deductions	(233,552)

Balance as of December 31, 2003	$5,650,322

        Deductions principally relate the income tax benefit realized pursuant to the exercise of stock options assumed in business acquisitions that were vested at the transaction date and are treated as a reduction in purchase price when the deductions are realized. Additions principally relate to the 2003 mergers of Hotels.com and Expedia.com, as described above in Note 3, as well as the 2003 acquisition of Hotwire which is described below.

TripAdvisor Goodwill and Intangibles

        On April 27, 2004, IAC completed its acquisition of TripAdvisor, Inc., a leading travel search engine and directory that enables consumers to extensively research their travel and destination place via the Internet. IAC's acquisition of TripAdvisor represented only 94.1% of the business and as such, minority interest representing the fair value of the 5.9% of TripAdvisor's common stock that IAC does not own was recorded on the accompanying balance sheet. IAC obtained an independent valuation of identifiable intangible assets acquired. This valuation identified $54.9 million of intangible assets other than goodwill. The trade name was identified as an indefinite-lived intangible and $30.3 million was allocated to this asset. Intangibles with definite lives included existing technology ($22.1 million) and customer lists ($2.5 million) and are being amortized over a weighted average period of 2.9 years. The net purchase price consideration paid for TripAdvisor was based on historical as well as expected performance metrics.

        IAC viewed TripAdvisor's revenue, Operating Income Before Amortization, net income and cash flow as its most important valuation metrics. IAC agreed to a purchase price that resulted in a significant amount of goodwill for a number of reasons including: (1) TripAdvisor's market leading position and brand; (2) TripAdvisor's business model which complements the business models of its other travel businesses; (3) growth opportunities in the markets in which TripAdvisor operates; and (4) TripAdvisor's technological and operational expertise. As a result, the predominant portion of purchase price was based on the expected financial performance of TripAdvisor, and not the asset value on the books at the time of the acquisition. This resulted in a significant amount of the purchase price being allocated to goodwill. This investment has been included in the Company's historical combined financial statements and has been recorded as a transfer from IAC within Invested Equity.

Egencia Goodwill and Intangibles

        On April 16, 2004, IAC, through Expedia.com, completed its acquisition of Egencia SA, a leading online corporate travel agency in France. The Company's acquisition of Egencia SA represented only 91.4% of the business and as such, minority interest representing the fair value of the 8.6% of Egencia's common stock that the Company does not own was recorded on the accompanying balance sheet. IAC obtained a preliminary independent valuation of identifiable intangible assets acquired. This valuation identified $18.1 million of intangible assets other than goodwill. Intangibles with definite lives included corporate client contracts ($13.4 million), existing technology ($2.2 million), supplier relationships ($1.3 millions), non-compete agreements ($0.7 million), and trade name ($0.5 million), and will be amortized over a weighted average life of 8.1 years. None of the amounts allocated to goodwill or intangible assets are tax deductible.

        The net purchase price consideration paid for Egencia was based on historical as well as expected performance metrics. IAC viewed Egencia's revenue, Operating Income Before Amortization, net income and cash flow as its most important valuation metrics. IAC agreed to a purchase price that resulted in a significant amount of goodwill for a number of reasons including: (1) Egencia's market leading position and brand; (2) Egencia's business model which complements the business models of its other travel businesses; and (3) growth opportunities in the markets in which Egencia operates. As a result, the predominant portion of purchase price was based on the expected financial performance of Egencia, and not the asset value on the books at the time of the acquisition. This resulted in a significant amount of the purchase price being allocated to goodwill.

        The aggregate purchase price for the acquisitions of TripAdvisor and Egencia was approximately $285 million of which approximately $205 million was classified as goodwill as of December 31,2004. None of the amounts allocated to goodwill are tax deductible.

Hotwire Goodwill and Intangibles

        On November 5, 2003, IAC completed its acquisition of Hotwire, a leading discount travel website. Total consideration paid was $666.7 million in cash, plus the assumption of options to acquire approximately 0.5 million shares of IAC common stock, warrants to acquire approximately 0.1 million shares of IAC common stock and 0.3 million restricted shares units. In connection with the Hotwire acquisition, the excess of consideration attributable to intangible assets and goodwill was $659.8 million. IAC obtained a preliminary independent valuation of identifiable intangible assets acquired. This valuation identified $126.8 million of intangible assets other than goodwill. The goodwill recognized amounted to $533.0 million. The trade name was identified as an indefinite lived intangible and $90.0 million was allocated to this asset. Intangibles with definite lives included supply relationships ($28.5 million), technology ($7.0 million) and customer lists ($1.3 million) and will be amortized over a weighted average period of 4.1 years. None of the amounts allocated to goodwill or intangible assets are tax deductible.

        The net purchase price paid for Hotwire was based on historical as well as expected performance metrics. IAC viewed Hotwire revenue, Operating Income Before Amortization, net income and cash flow as its most important valuation metrics. IAC agreed to a purchase price that resulted in recognition of a significant amount of goodwill for a number of reasons including: (1) Hotwire's market leading position and brand; (2) Hotwire's business model, which complements the models of its other travel businesses; (3) growth opportunities in the markets in which Hotwire competes; and (4) Hotwire's technological and operational expertise. As a result, the predominant portion of purchase price was based on the expected financial performance of Hotwire, and not the net asset value on the books at the time of the acquisition. This resulted in a significant amount of the purchase price being allocated to goodwill.

NOTE 5: DERIVATIVE INSTRUMENTS

        The Company's objective in managing its foreign exchange risk is to reduce its potential exposure to the changes that exchange rates might have on its earnings, cash flows and financial position. The Company's primary exposure to foreign currency risk relates to investments in foreign subsidiaries that transact business in a functional currency other than the U.S. dollar, primarily the Euro, British Pound Sterling and Canadian Dollar. The Company is also exposed to foreign currency risk related to its non-U.S. dollar denominated assets and liabilities. As such, from time to time, the Company may enter into forward contracts or swap transactions designated as cash flow hedges with financial institutions to protect against the volatility of future cash flows caused by changes in currency exchange rates in order to reduce, but not always entirely eliminate, the impact of currency exchange rate movements of these local currencies.

        On November 26, 2003, one of the Company's subsidiaries entered into a ten-year cross currency swap with a notional amount of Euro 39 million which is to mature on October 30, 2013 and is used to hedge against the change in value of an asset denominated in a currency other than the subsidiary's functional currency. This swap enables the Company to pay Euro at a rate of the three-month EURIBOR plus 0.50% on Euro 39 million. In exchange the Company receives 4.9% interest on $46.4 million in U.S. dollars. In addition, on April 14, 2004, one of the Company's subsidiaries entered into a cross currency swap with a notional amount of Euro 38.2 million which is to mature on April 7, 2014 and is used to hedge against the change in value of an asset in a similar manner to the swap described above. This swap enables the Company to pay Euro at a rate of the six-month EURIBOR plus 0.90% on Euro 38.2 million. In exchange the Company receives 5.47% interest on $45.9 million U.S. dollars. At the respective dates of maturity, these agreements call for the exchange of notional amounts. These derivative contracts have been designated as cash flow hedges for accounting purposes and foreign exchange re-measurement gains and losses related to these contracts and assets are recognized each period in the Company's statement of operations and are offsetting. In addition, the remaining effective portion of these derivatives' net gain/loss is recorded in other comprehensive income (loss) until the hedged items are extinguished. The change in fair value of these cross currency swaps at December 31, 2004 and 2003 resulted in an unrealized loss of $12.8 million and $3.3 million, respectively. There was no ineffectiveness related to these cash flow hedges reported in the statement of operations for any periods presented.

        Periodically, the Company has purchased 30 day foreign currency forwards in order to mitigate the effects of the changes in exchange rates between the time in which payables to hotel vendors in foreign countries are recorded and when they are settled. The changes in fair value of these foreign currency forwards are included as a component of cost of sales in the accompanying combined statements of operations. During the years ended December 31, 2004, 2003 and 2002, the Company recognized nominal gains from forward contracts. As of December 31, 2004 there were no foreign currency forwards outstanding.

NOTE 6: INCOME TAXES

        U.S. and foreign earnings before income taxes and minority interest are as follows:

	Years Ended December 31,
	2004	2003	2002
	(In thousands)
U.S.	$278,352	$252,358	$206,846
Foreign	(8,809)	3,140	2,570

Total	$269,543	$255,498	$209,416

        The components of income tax expense are as follows:

	Years Ended December 31,
	2004	2003	2002
	(In thousands)
Current income tax expense (benefit):
Federal	$95,668	$88,656	$81,871
State	11,347	7,072	6,566
Foreign	4,651	700	457

Current income tax expense (benefit)	111,666	96,428	88,894

Deferred income tax (benefit) expense:
Federal	1,810	263	(5,849)
State	(4,251)	20	(466)
Foreign	(2,854)	491	—

Deferred income tax (benefit) expense	(5,295)	774	(6,315)

Income tax expense	$106,371	$97,202	$82,579

        The current income tax payable has been reduced by $120.8 million, $106.2 million and $49.0 million for the years ended December 31, 2004, 2003 and 2002, respectively, for tax deductions attributable to stock-based compensation. The related income tax benefits of this stock-based compensation were recorded as a reduction of goodwill or amounts charged or credited to additional paid-in capital.

        The Company is a member of IAC's consolidated federal and state tax returns. In all periods presented, current and deferred tax expense has been computed for the Company on a separate return basis. IAC reimburses the Company for its net operating losses and tax credits that are utilized in the IAC consolidated tax returns.

        The tax effects of cumulative temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2004 and 2003 are presented below. The valuation allowance represents items for which it is more likely than not that the tax benefit will not be realized.

	2004	2003
Deferred tax assets:
Provision for accrued expenses	$13,337	$9,302
Property, plant and equipment	3,483	5,887
Deferred revenue	2,526	15,536
Net operating loss carryforwards	116,404	119,109
Tax credit carryforwards	7,895	3,872
Capitalized R&D expenditures	25,736	29,412
Stock-based compensation	50,124	21,971
Other	5,963	7,830

Total deferred tax assets	225,468	212,919
Less valuation allowance	(11,374)	(81,552)

Net deferred tax assets	$214,094	$131,367

Deferred tax liabilities:
Prepaid expenses	$(24,158)	$(12,259)
Intangible and other assets	(472,141)	(490,015)
Investment in subsidiaries	(13,853)	—
Unrealized gains	(15,318)	—
Other	(13,624)	—

Total deferred tax liabilities	$(539,094)	$(502,274)

Net deferred tax liability	$(325,000)	$(370,907)

        At December 31, 2004, the Company had federal and state net operating loss carryforwards ("NOLs") of approximately $268 million and $274 million, respectively. If not utilized, the federal NOLs will expire at various times between 2018 and 2023, and the state NOLs will expire at various times between 2007 and 2024. Utilization of approximately $22 million and $246 million of federal NOLs will be subject to limitations under Sections 382 and 1502 of the Internal Revenue Code of 1986, as amended, respectively. In addition, utilization of certain state NOLs may be subject to limitations under state laws similar to Sections 382 and 1502 of the Internal Revenue Code of 1986. At December 31, 2004, the Company had foreign NOL carryforwards of approximately $44 million available to offset future income, all of which can be carried forward indefinitely. During 2004, the Company recognized tax benefits for the utilization of NOLs of approximately $96 million, of which $3 million related to foreign operations. Of this amount $93 million was recorded as an increase of additional paid-in capital or a reduction of goodwill.

        During 2004, the Company's valuation allowance decreased by approximately $70 million. Included in this decrease was a reduction of goodwill of approximately $68 million as a result of NOLs benefited on acquired entity NOLs or an increase to additional paid-in capital as a result of NOLs benefited on amounts generated from excess stock-based compensation deductions. At December 31, 2004, the Company had a valuation allowance of approximately $11 million related to the portion of tax operating loss carryforwards and other items for which it is more likely than not that the tax benefit will not be realized. The tax benefit for approximately $8 million of valuation allowance recorded at December 31, 2004 will be applied as a reduction of goodwill or an increase to additional paid-in capital, if recognized in future years.

        A reconciliation of total income tax expense to the amounts computed by applying the statutory federal income tax rate to earnings from continuing operations before income taxes and minority interest is shown as follows:

	Years Ended December 31,
	2004	2003	2002
	(In thousands)
Income tax expense at the federal statutory rate of 35%	$94,340	$89,424	$73,296
State income taxes, net of effect of federal tax benefit	4,746	4,646	3,965
Foreign income taxed at a different statutory tax rate	738	(576)	(443)
Incremental tax on unremitted earnings of certain non-U.S. subsidiaries	523	492	552
Amortization of intangibles and stock-based compensation	358	740	6,381
Change in valuation allowance	2,474	—	—
Tax exempt income	—	(1,496)	(1,727)
Other, net	3,192	3,972	555

Income tax expense	$106,371	$97,202	$82,579

        By virtue of the previously filed separate company and consolidated tax returns with IAC, the Company is routinely under audit by federal, state, local and foreign authorities in the areas of income taxes and the remittance of sales and use taxes. These audits include questioning the timing and the amount of deductions and the allocation of income among various tax jurisdictions. Annual tax provisions include amounts considered sufficient to pay assessments that may result from the examination of prior year returns; however, the amount ultimately paid upon resolution of issues raised may differ from the amount provided.

        Pursuant to a tax allocation agreement with Microsoft Corporation ("Microsoft") entered into prior to the acquisition of a controlling interest in Expedia.com by IAC in 2002, the Company must pay Microsoft for a portion of the tax savings resulting from the exercise of certain stock options. Expedia generally will be required to indemnify Microsoft for actual federal and state tax savings, up to approximately $36 million, that the Company may realize as a result of the use of certain compensation deductions, if and when the Company utilizes such tax savings.

NOTE 7: COMMITMENTS

        The Company leases computers, office space, equipment and services used in connection with its operations under various operating leases and contracts, many of which contain escalation clauses.

        Future minimum payments under non-cancelable agreements are as follows (in thousands):

Years Ending December 31,
2005	$17,230
2006	16,875
2007	15,951
2008	12,884
2009	10,431
Thereafter	12,686

Total	$86,057

        Expenses charged to operations under these agreements were $23.6 million, $14.6 million and $11.0 million for the years ended December 31, 2004, 2003 and 2002, respectively.

        The Company also has funding commitments that could potentially require its performance in the event of demands by third parties or contingent events, such as under lines of credit extended or under guarantees of debt, as follows (in thousands):

	Amount of Commitment Expiration Per Period
	Total Amounts Committed	Less than 1 year	1–3 years	3–5 Years
Letters of Credit	$44,957	$43,063	$1,771	$123
Purchase Obligations	9,802	5,315	4,487	—
Guarantees	72,834	71,655	1,179	—

Total Commercial Commitments	$127,593	$120,033	$7,437	$123

        The letters of credit ("LOCs") consist of standby LOCs that are primarily extended to certain hotel properties to secure payment for the potential purchase of hotel rooms. There have been no claims made against any standby letters of credit. Purchase obligations are defined as agreements to purchase goods or services that are enforceable and legally binding and that specify all significant terms, including: fixed or minimum quantities to be purchased; fixed, minimum or variable pricing provisions; and the approximate timing of the transaction. The purchase obligations primarily relate to two national telecommunications contracts with certain vendors related to data transmission lines and telephones. The guarantees primarily relate to guarantees to the U.K. Civil Aviation Authority for the potential non-delivery of travel sold in the U.K. market as agents are required to be bonded in the U.K. in the event that tour operators cannot fulfill their obligations. These obligations are also guaranteed by IAC and secured, in part, by a bond posted by a third party.

NOTE 8: CONTINGENCIES

        In the ordinary course of business, the Company is a party to various lawsuits. In the opinion of management, the ultimate outcome of these lawsuits should not have a material impact on the liquidity, results of operations, or financial condition of the Company. The Company also evaluates other potential contingent matters, including value-added tax, transient occupancy or accommodation tax and similar matters. The Company does not believe that the amount of liability that could be reasonably possible with respect to these matters would have a material adverse effect on its financial results.

NOTE 9: BENEFIT PLANS

        During the three years ended December 31, 2004, the Company either participated in a retirement savings plan sponsored by IAC or had a retirement savings plan in the United States that was qualified under Section 401(k) of the Internal Revenue Code. Participating employees may contribute up to 16% of their pretax salary, but not more than statutory limits. The Company match under the IAC plan was fifty cents for each dollar a participant contributed into the plan, with a maximum contribution of 3% of a participant's earnings. Matching contributions for all plans were $4.1 million, $2.1 million, and $1.5 million in fiscal 2004, 2003 and 2002, respectively. The variance of the contributions is primarily attributable to the acquisitions of various entities referred to in Notes 3 and 4. Matching contributions are invested proportionate to each participant's voluntary contributions in the investment options provided under the plan. Investment options in the IAC plan include IAC common stock, but neither participant nor IAC matching contributions were required to be invested in IAC common stock. Investment options in the prior Expedia.com and Hotels.com plans included Expedia.com and Hotels.com common stock, but neither participant nor the company matching contributions were required to be invested in Expedia.com or Hotels.com common stock.

NOTE 10: STATEMENTS OF CASH FLOWS

        Within the financing section of the combined statements of cash flows, purchases of treasury stock represent purchases of the treasury stock of Expedia.com and Hotels.com when these businesses were separate publicly traded companies. Proceeds from the sale of subsidiary stock, including stock options, represent amounts received related to the sale of Expedia.com and Hotels.com stock, including stock options, when these businesses were separate publicly traded companies.

Supplemental Disclosure of Non-Cash Transactions for 2004

        In 2004, the Company incurred non-cash distribution and marketing expense of $16.7 million and non-cash compensation expense of $171.4 million. Amortization of non-cash distribution and marketing expense consists mainly of non-cash advertising secured from Universal Television as a result of IAC's contribution of the USA Entertainment Group to a joint venture with Vivendi Universal, S.A. ("Vivendi") on May 7, 2002 (the "VUE transaction"). The non-cash advertising from Universal has been used primarily for the benefit of Expedia.com, which runs television advertising primarily on the USA and Sci Fi cable channels without any cash cost. The advertising provided has been secured by IAC, pursuant to an agreement with Universal as part of the VUE transaction. Sufficient advertising has been secured to satisfy existing obligations.

        In 2004, the Company recognized pre-tax income of $0.2 million on equity earnings in unconsolidated affiliates.

        In 2004, the Company recognized non-cash revenues of $0.1 million as a result of deferred revenue recorded in connection with its various acquisitions.

Supplemental Disclosure of Non-Cash Transactions for 2003

        On June 23, 2003, IAC completed its merger with Hotels.com. IAC issued an aggregate of 44.3 million shares of IAC common stock.

        On August 8, 2003, IAC completed its merger with Expedia.com. IAC issued an aggregate of 100.8 million shares of IAC common stock.

        In 2003, the Company incurred non-cash distribution and marketing expense of $42.0 million and non-cash compensation expense of $95.8 million. Amortization of non-cash distribution and marketing expense consists mainly of Hotels.com performance warrants issued to obtain distribution and non-cash advertising secured from Universal Television as part of the VUE transaction. With the termination of the Travelocity affiliate agreement in September 2003, all outstanding unvested Travelocity warrants were cancelled.

        In 2003, the Company recognized non-cash revenues of $0.1 million as a result of deferred revenue recorded in connection with its various acquisitions.

Supplemental Disclosure of Non-Cash Transactions for 2002

        On February 4, 2002, IAC completed the acquisition of a controlling interest in Expedia.com. IAC issued an aggregate of 20.6 million shares of IAC common stock, 13.1 million shares of $50 face value 1.99% cumulative convertible preferred stock of IAC and warrants to acquire 14.6 million shares of IAC common stock at an exercise price of $35.10.

        In 2002, the Company incurred non-cash distribution and marketing expense of $32.7 million and non-cash compensation expense of $5.6 million.

        In 2002, the Company recognized pre-tax losses of $0.6 million on equity losses in unconsolidated affiliates.

        In 2002, the Company recognized non-cash net revenues of $24.8 million as a result of deferred revenue recorded in connection with its various acquisitions.

Supplemental Disclosure of Cash Flow Information:

	Years Ended December 31,
	2004	2003	2002
	(In thousands)
Cash paid during the period for:
Interest	$—	$269	$85
Income tax payments	7,255	4,452	17,072
Income tax refund	(9,134)	(9,789)	(289)

NOTE 11: RELATED PARTY TRANSACTIONS

        The Company has various agreements with Microsoft, including a services agreement for use of data center services by Expedia.com. Total fees paid with respect to these agreements in 2004, 2003 and 2002 were approximately $12.6 million, $20.5 million and $16.0 million, respectively. Amounts payable related to these various agreements at December 31, 2004 and 2003 were $3.4 million and $2.7 million, respectively.

        During 2004, the Company paid $4.6 million to National Broadcasting Company related to television advertising.

        The Company's costs and expenses include allocations from IAC for accounting, treasury, legal, tax, corporate support, human resource functions and internal audit. These allocations were determined on the bases that IAC and the Company considered to be reasonable reflections of the utilization of services provided or the benefit received by the Company. These expenses were allocated based on the ratio of Expedia's revenue as a percentage of IAC's total revenue. Allocated costs were $7.5 million and $2.0 million in 2004 and 2003, respectively and are included in "General and administrative expense" in the accompanying combined statements of operations. It is not practicable to determine the amounts of these expenses that would have been incurred had the Company operated as an unaffiliated entity. In the opinion of management of the Company, the allocation method is reasonable.

        Virtually all of the interest income and interest expense reflected in the combined statements of operations is intercompany in nature, arising from the transfer of liquid funds between IAC and Expedia that occurred as part of IAC's treasury operations.

Relationship Between IAC and Expedia after the Spin-Off

        For purposes of governing certain of the ongoing relationships between the Company and IAC at and after the Spin-Off, and to provide for an orderly transition, the Company and IAC have entered into various agreements, including, among others, a separation agreement; a tax sharing agreement; an employee matters agreement; and a transition services agreement.

Separation Agreement

        The separation agreement provides that IAC will, immediately prior to the Spin-Off, contribute or otherwise transfer to Expedia all of the subsidiaries and assets primarily related to IAC's travel and travel-related businesses (other than Interval International and TV Travel Shop, which IAC will retain) and TripAdvisor. Expedia or one of its subsidiaries will assume all of the liabilities primarily relating to IAC's travel and travel-related businesses described above and TripAdvisor immediately prior to the Spin-Off. Expedia has agreed to take each Expedia asset and to assume and perform each Expedia liability on an "as is, where is" basis, and IAC has made no representations or warranties with respect to any aspect of the Expedia assets or the Expedia liabilities.

        Other matters governed by the separation agreement include the assumption by Expedia of the obligations to deliver shares of Expedia common stock upon conversion of the Zero Coupon Convertible Notes Due June 1, 2008 to be assumed by IAC in the Ask Jeeves acquisition and upon the exercise of certain privately held IAC warrants, insurance and related reimbursement arrangements, provision and retention of records, access to information and confidentiality, cooperation with respect to governmental filings and third party consents, access to property and control of ongoing litigation.

        Pursuant to the separation agreement, Expedia and its subsidiaries have agreed to indemnify IAC, its affiliates and their respective current and former directors, officers and employees for any losses arising out of any breach of the separation agreement, the tax sharing agreement, the employee matters agreement, the transition services agreement and any failure by Expedia to assume and perform any of the Expedia liabilities. IAC and its subsidiaries have agreed to indemnify Expedia and its affiliates and their respective current and former directors, officers and employees for any losses arising out of any breach of the separation agreement, the tax sharing agreement, the transition services agreement, the employee matters agreement and any failure by IAC to perform any of the IAC liabilities. Expedia has also agreed to indemnify IAC against any liabilities relating to the Expedia financial and business information included in the proxy statement/prospectus filed with respect to the Spin-Off. In addition, from and after the completion of the Spin-Off, each of IAC and Expedia have generally agreed to bear 50% of the costs and liabilities associated with any securities law litigation relating to the conduct prior to the Spin-Off of the businesses or entities that comprise Expedia following the Spin-Off, regardless of whether the litigation arises prior to or after the Spin-Off. Following the Spin-Off, Expedia will bear 100% of the costs and liabilities associated with any other litigation relating to the conduct, prior to or after the Spin-Off, of the businesses or entities that comprise Expedia following the Spin-Off, regardless of whether the litigation arises before or after the Spin-Off. In addition, the receivable from

IAC and subsidiaries in these combined financial statements presented as a current asset will not be settled as a transfer of cash from IAC to Expedia at the time of the Spin-off, but rather will be extinguished in the form of a distribution to IAC pursuant to the terms of the Spin-Off and separation of Expedia from IAC.

Tax Sharing Agreement

        The tax sharing agreement governs IAC's and Expedia's respective rights, responsibilities and obligations after the Spin-Off with respect to taxes for the periods ending on or before the Spin-Off. Generally, the tax sharing agreement provides that although IAC will pay taxes with respect to the Expedia income included on its consolidated return, other pre-distribution taxes that are attributable to the business of one party, including audit adjustments with respect to consolidated periods, will be borne solely by that party. Pursuant to the tax sharing agreement, IAC will prepare and file the federal consolidated return, and any other income tax returns that include Expedia with respect to any taxable period ending on or prior to, or including, the date of the Spin-Off with the appropriate tax authorities and will pay any taxes relating thereto to the relevant tax authority. Expedia will prepare and file all separate company tax returns for Expedia and its subsidiaries, and pay all taxes due with respect to such tax returns for all taxable periods. In general, IAC controls all audits and administrative matters relating to the consolidated return of the IAC group.

        Under the tax sharing agreement Expedia generally (i) may not take (or fail to take) any action that would cause any representations, information or covenants in the separation documents or documents relating to the tax opinion concerning the Spin-Off to be untrue, (ii) may not take (or fail to take) any action that would cause the Spin-Off to lose its tax free status, (iii) may not sell, issue, redeem or otherwise acquire any of its equity securities (or equity securities of members of its group), except in certain specified transactions for a period of 25 months following the Spin-Off and (iv) may not, other than in the ordinary course of business, sell or otherwise dispose of a substantial portion of its assets, liquidate, merge or consolidate with any other person for a period of 25 months following the Spin-Off. During that period, Expedia may take certain actions prohibited by these covenants if it provides IAC with an Internal Revenue Service ruling or an unqualified opinion of counsel to the effect that these actions will not affect the tax free nature of the Spin-Off, in each case satisfactory to IAC in its sole and absolute discretion. Notwithstanding the receipt of any such Internal Revenue Service ruling or opinion, Expedia must indemnify IAC for any taxes and related losses resulting from (i) any act or failure to act described in the covenants above, (ii) any acquisition of equity securities or assets of Expedia or any member of its group, and (iii) any breach by Expedia or any member of its group of certain representations in the separation documents between IAC and Expedia or the documents relating to the tax opinion concerning the Spin-Off.

        Under U.S. federal income tax laws, Expedia and IAC are severally liable for all of IAC's federal income taxes attributable to the periods prior to and including the current taxable year of IAC, which ends on December 31, 2005. Thus, if IAC fails to pay the taxes attributable to it under the tax sharing agreement for periods prior to and including the current taxable year of IAC, Expedia may be responsible for these tax liabilities.

Employee Matters Agreement

        The employee matters agreement covers a wide range of compensation and benefit issues related to the Spin-Off. In general, IAC is responsible for all employment and benefit-related obligations and liabilities of current and former IAC employees (and their dependents and beneficiaries), except for employment and benefit-related obligations and liabilities related to employees who work for Expedia immediately prior to the Spin-Off (and their dependents and beneficiaries) and former employees who most recently worked for businesses and operations that will be owned by Expedia following the completion of the Spin-Off.

        After the Spin-Off, Expedia no longer will participate in IAC's employee benefit plans, but will have established its own employee benefit plans that will be substantially similar to the plans sponsored by IAC prior to the Spin-Off. Assets and liabilities from the IAC Retirement Savings Plan will be transferred to a newly established Expedia Retirement Savings Plan as soon as practicable following the Spin-Off.

Transition Services Agreement

        Under the transition services agreement, beginning on the date of the completion of the Spin-Off IAC will provide to Expedia on an interim, transitional basis, various services, including real estate, governmental affairs, internal audit services and assistance with certain public company functions, and such other services as to which IAC and Expedia mutually agree. The agreed upon charges for these services will generally allow IAC to recover fully the allocated costs of providing the services, plus all out-of-pocket costs and expenses. Expedia may terminate the agreement with respect to one or more particular services upon prior written notice.

Commercial Agreements

        The operating businesses that constitute IAC currently, and for the foreseeable future will continue to work together pursuant to a variety of commercial relationships. In connection with the Spin-Off, IAC and Expedia will institute various commercial agreements between subsidiaries of IAC, on the one hand, and subsidiaries of Expedia, on the other hand. These commercial agreements generally include (i) distribution agreements, pursuant to which certain subsidiaries of IAC distribute their respective products and services via arrangements with certain subsidiaries of Expedia, and vice versa, and (ii) services agreements, pursuant to which certain subsidiaries of IAC provide certain subsidiaries of Expedia with various services and vice versa. IAC and Expedia believe that all such agreements have been negotiated at arms' length between the applicable counterparties. In addition, IAC and Expedia believe that such agreements, whether taken individually or in the aggregate, do not constitute a material contract to either IAC or Expedia.

        Distribution agreements typically involve the payment of fees (usually on a fixed-per-transaction, revenue share or commission basis) from the party seeking distribution of the product or service to the party that is providing the distribution.

        Aggregate revenues in respect of such distribution and services agreements received by IAC subsidiaries from businesses that Expedia will own following the Spin-Off approximated $15.9 million and $8.3 million, respectively, in 2004 and 2003. Aggregate revenues received in respect of such agreements by businesses that Expedia will own following the Spin-Off were not material in 2004 and 2003.

        An analysis of Expedia's receivables from IAC and subsidiaries is as follows:

	2004	2003
Receivables from IAC and subsidiaries at beginning of period	$591,583	$5,924
Cash payments	539,519	548,356
Interest income	31,148	—
Employee equity instruments and associated tax withholdings	85,297	87,417
Taxes (excludes tax withholdings associated with employee equity instruments)	(55,932)	(87,914)
Investment balance transferred to IAC	702,047	—
Goodwill and intangibles	10,050	45,316
Administrative expenses and other	(28,967)	(7,516)

Receivables from IAC and subsidiaries at end of period	$1,874,745	$591,583

NOTE 12: QUARTERLY RESULTS (UNAUDITED)

	Quarter Ended December 31(b)	Quarter Ended September 30	Quarter Ended June 30	Quarter Ended March 31
	(In thousands)
Year Ended December 31, 2004
Service revenue(a)	$438,999	$503,793	$486,959	$413,262
Gross profit	338,093	393,175	383,287	315,757
Operating income	70,013	80,261	73,522	16,677
Net income	44,120	58,092	48,542	12,719
Year Ended December 31, 2003
Service revenue	$614,974	$663,500	$585,152	$476,187
Gross profit	314,900	318,928	280,106	226,465
Operating income	52,914	46,581	80,527	63,496
Net income	32,145	26,764	28,841	23,657

  (a)
  As part of the integration of Expedia's businesses, Hotels.com conformed its merchant hotel business practices with those of the other Expedia's businesses. As a result, beginning January 1, 2004, Expedia commenced prospectively reporting revenue for Hotels.com on a net basis, consistent with Expedia's historical practice. There was no impact to operating income or Operating Income Before Amortization from the change in reporting.

  (b)
  During the fourth quarter of 2003, Expedia performed an analysis related to estimated supplier liabilities, resulting in an adjustment and a corresponding increase to revenue and operating income of $22.4 million. The analysis performed provided additional evidence that Expedia used to update and refine its estimation of supplier liabilities, resulting in the decrease of $22.4 million. Expedia does not expect to record any similar-sized adjustments in future periods.

NOTE 13: INDUSTRY SEGMENTS AND RECONCILIATION OF NON-GAAP MEASURE

        The overall concept that the Company employs in determining its operating segments is to present its results in a manner consistent with (i) how the chief operating decision maker and executive management view the businesses, (ii) how the businesses are organized as to segment management and (iii) the focus of the businesses with regards to the types of products or services offered or the target market. Although the Company operates in several operating segments, which consist of its various brands and businesses, due to the similarities of the operations of the operating segments, there is only one reportable segment. The significant operating segments exhibit similar economic characteristics and meet all of the aggregation criteria pursuant to SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," and as such have been aggregated for reporting purposes. Each of the significant operating segments is a supplier of travel services whether by a merchant model or as an agency model. Although TripAdvisor is not considered a supplier of travel services similar to that of Expedia.com, Hotels.com and Hotwire, it does operate within the travel industry and is considered a travel search engine. While not meeting the qualitative aspects for aggregation within the Company's one reportable segment, the relative size of TripAdvisor would preclude the need to establish it as a separate reporting segment. Accordingly, TripAdvisor has been aggregated with the other operating segments to form one reporting segment.

        The Company's primary metric is Operating Income Before Amortization which is defined as operating income plus: (1) amortization of non-cash distribution, marketing and compensation expense, (2) amortization of intangibles and goodwill and intangibles impairment, if applicable, (3) pro forma adjustments for significant acquisitions and (4) certain one-time items. The Company believes this measure is useful to investors because it represents Expedia's combined operating results, taking into account depreciation, which it believes is an ongoing cost of doing business, but excluding the effects of non-cash expenses. Operating Income Before Amortization has certain limitations in that it does not take into account the impact to Expedia's statement of operations of certain expenses, including non-cash compensation associated with Expedia's employees, non-cash payments to partners, and acquisition-related accounting. Expedia endeavors to compensate for the limitations of the non-GAAP measure presented by providing the comparable GAAP measure with equal or greater prominence, GAAP financial statements and detailed descriptions of the reconciling items and adjustments, including quantifying such items, to derive the non-GAAP measure.

        The following table is a reconciliation of Operating Income Before Amortization to operating income and net income in 2004, 2003 and 2002.

	Years Ended December 31,
	2004	2003	2002
	(In thousands)
Operating Income Before Amortization	$553,692	$469,010	$284,986
Amortization of non-cash distribution and marketing expense	(16,728)	(41,974)	(32,680)
Amortization of non-cash compensation expense	(171,400)	(95,781)	(5,632)
Amortization of intangibles	(125,091)	(76,073)	(42,909)
Merger costs(a)	—	(11,664)	(2,282)
Pro forma adjustments(b)	—	—	(7,713)

Operating income	240,473	243,518	193,770
Interest income	38,775	22,614	15,075
Interest expense	(453)	(2,905)	—
Equity in (losses) income in unconsolidated affiliates and other	(9,252)	(7,729)	571
Income tax expense	(106,371)	(97,202)	(82,579)
Minority interest in loss (income) of consolidated subsidiaries	301	(46,889)	(50,124)

Net income	$163,473	$111,407	$76,713

  (a)
  The Company has incurred costs at Expedia.com and Hotels.com for investment banking, legal and accounting fees related directly to the mergers, which are considered as one-time. These costs were incurred solely in relation to the mergers, but may not be capitalized since Expedia.com and Hotels.com were considered the targets in the transaction for accounting purposes. These costs which do not directly benefit operations in any manner, would not normally be recorded by Expedia if not for the fact it already combined these entities, and are all related to the same transaction, as IAC simultaneously announced its intention to commence its exchange offer for the companies in 2002. The majority of costs are for advisory services provided by investment bankers, and the amounts incurred in 2003 were pursuant to the same fee letters entered into by each company in 2002. Given these factors, Expedia believes it is appropriate to consider these costs as one-time.

  (b)
  Pro forma adjustments to 2002 represent the impact of IAC's acquisition of a majority stake in Expedia.com, which occurred in February 2002 as if the transaction occurred as of the beginning of the period presented. Operating income is presented on an actual basis.

        The Company maintains operations in the United States, France, Germany, the United Kingdom, Canada and other international territories. Geographic information about the United States and international territories for the years ended December 31, 2004, 2003, and 2002 is presented below.

	Years Ended December 31,
	2004	2003	2002
	(In thousands)
Revenue
United States	$1,523,867	$1,988,113	$1,339,667
All other countries	319,146	351,700	159,408

	$1,843,013	$2,339,813	$1,499,075

Long-lived assets
United States	$70,965	$64,474	$49,006
All other countries	10,461	11,144	—

	$81,426	$75,618	$49,006

NOTE 14: FINANCIAL INSTRUMENTS

        The additional disclosure below of the estimated fair value of financial instruments has been determined by the Company using available market information and appropriate valuation methodologies when available. The Company's financial instruments include letters of credit and bank guarantees. These commitments are in place to facilitate the commercial operations of certain Company subsidiaries.

	December 31, 2004		December 31, 2003
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	(In thousands)
Cash and cash equivalents	$154,957	$154,957	$188,639	$188,639
Restricted cash and cash equivalents	600	600	22,945	22,945
Accounts and notes receivable	143,905	143,905	128,888	128,888
Derivative contracts	(12,812)	(12,812)	(3,321)	(3,321)
Letters of credit	—	44,957	—	38,607
Bank guarantees	—	72,834	—	39,605

        The carrying amounts of cash and cash equivalents and restricted cash and cash equivalents reflected in the combined balance sheets approximate fair value as they are maintained with various high-quality financial institutions or in short-term duration high-quality debt securities. The majority of the Company's receivables result from the sale of services to individuals, mostly through the use of major credit cards. These receivables are short-term in nature and are generally settled shortly after the sale. Market quotes were used to estimate the fair value of the derivative contracts.

NOTE 15: MARKETABLE SECURITIES AND INVESTMENTS HELD FOR SALE

        At December 31, 2004, marketable securities available-for-sale are comprised of auction rate preferred securities with a carrying amount of $1.0 million, which approximates fair value. There were no unrealized gains or losses recorded on these securities due to their short-term nature. In

January 2004, as part of IAC's centralized cash management process, the Company transferred $692.8 million of its marketable securities to IAC. The transfer is included in "Receivables from IAC and subsidiaries" on the accompanying combined balance sheets as of December 31, 2004.

        From time to time the Company makes equity investments in non-publicly traded companies which are accounted for under the cost method as the Company does not have the ability to exercise significant influence over the respective company's operating and financial policies. These investments are included in "Long-term investments and other" on the accompanying combined balance sheets and have a carrying value of approximately $22.5 million as of December 31, 2004. The Company monitors its investments for impairment on a quarterly basis and makes appropriate reductions in carrying values when such impairments are determined to be other-than-temporary. Factors used in determining an impairment include, but are not limited to, the current business environment including competition and uncertainty of financial condition; going concern considerations such as the rate at which the investee company utilizes cash, the investee company's ability to obtain additional private financing to fulfill its stated business plan; the need for changes to the investee company's existing business model due to changing business environments and its ability to successfully implement necessary changes; and comparable valuations. If an investment is determined to be impaired, a determination is made as to whether such impairment is other-than-temporary. No other than temporary losses were recorded related to cost investments during the year ended December 31, 2004.

        At December 31, 2003, marketable securities available-for-sale were as follows (in thousands):

	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Auction rate preferred securities	$43,650	$—	$—	$43,650
U.S. Government and agencies	415,622	—	(1,459)	414,163
Non-US government securities and other fixed term obligations	235,486	208	(187)	235,507

Total debt securities	651,108	208	(1,646)	649,670

Total marketable securities	$694,758	$208	$(1,646)	$693,320

        The net unrealized gains (losses) on available for sale securities noted above are recorded net of deferred tax benefit of approximately $540 as of December 31, 2003.

NOTE 16: PROPERTY, PLANT AND EQUIPMENT

        Property, plant and equipment consists of the following:

	December 31, 2004	December 31, 2003
	(In thousands)
Computer equipment (including capitalized website development)	$139,391	$110,687
Leasehold improvements	18,327	9,080
Furniture and other equipment	23,029	16,461
Land	8	8
Projects in progress	6,927	3,651

	187,682	139,887
Less: accumulated depreciation and amortization	(106,256)	(64,269)

Property, plant and equipment, net	$81,426	$75,618

NOTE 17:    EQUITY INVESTMENTS IN UNCONSOLIDATED AFFILIATES

        The following is a list of investments accounted for under the equity method, the principal market that the venture operates, and the relevant ownership percentage:

	2004	2003	2002
GL Expedia (France)	49.9%	47.0%	47.0%
eLong, Inc. (China)(a)	28.0%	—	—

  (a)
  The Company acquired its interest in August 2004.

        On August 4, 2004, Expedia, through Expedia.com, made an investment in eLong, a Cayman Island company, whose principal business is the operation of an Internet-based travel business in the People's Republic of China. The purchase price of the investment was approximately $59 million in cash that represented a 30% interest in eLong, which is accounted for under the equity method at December 31, 2004. Concurrent with the original investment, eLong issued a warrant to Expedia to acquire such additional eLong shares as would be necessary to provide Expedia with a minimum aggregate investment of 51% of eLong shares on a fully-diluted basis for approximately $6.21 per share.

        On October 28, 2004, eLong priced an initial public offering of its shares. The initial public offering resulted in the warrant becoming subject to the mark-to-market provisions of SFAS 115 "Accounting for Certain Investments in Debt and Equity Securities." As such, Expedia has recorded an unrealized gain of $27.2 million, net of deferred taxes of $16.4 million, related to the warrant that has been recorded in other comprehensive income at December 31, 2004.

        On December 16, 2004, Expedia notified eLong of its intent to exercise its warrant to acquire its additional eLong shares. The transaction was completed on January 10, 2005. Please refer to Note 18, Subsequent Event, for further discussion.

NOTE 18: SUBSEQUENT EVENT

        On December 16, 2004, Expedia notified eLong of its intent to exercise its warrant to acquire its additional eLong shares. The transaction was completed on January 10, 2005. Following the exercise of the warrant, Expedia owns approximately 52% of the outstanding capital stock of eLong on a fully diluted basis, representing approximately 96% of the total voting power of eLong. Accordingly, Expedia began consolidating the results of eLong effective January 10, 2005.

Schedule Number
II	Valuation and Qualifying Accounts

        All other financial statements and schedules not listed have been omitted since the required information is included in the Combined Financial Statements or the notes thereto, or is not applicable or required.

Schedule II

EXPEDIA, INC. AND SUBSIDIARIES
VALUATION AND QUALIFYING ACCOUNTS

Description	Balance of Beginning of Period	Charges to Earnings	Charges to Other Accounts		Deductions		Balance at End of Period
2004
Allowance for doubtful accounts	$3,231	$(510)	$100		$(483	)(2)	$2,338
Sales returns accrual	103	2,648	—		(488)		2,263
Deferred tax valuation allowance	81,552	2,474	(72,652	)(1)	—		11,374
Other reserves	14,058						13,358
2003
Allowance for doubtful accounts	$2,395	$896	$366		$(426	)(2)	$3,231
Sales returns accrual	—	(5)	160		(52)		103
Deferred tax valuation allowance	99,307	—	(17,755)	(3)	—		81,552
Other reserves	6,562						14,058
2002
Allowance for doubtful accounts	$—	$701	$1,850	(4)	$(156	)(2)	$2,395
Sales returns accrual	—	—	—		—		—
Deferred tax valuation allowance	—	—	99,307	(5)	—		99,307
Other reserves	1,446						6,562

(1)
Decrease consists of valuation allowance release related to Expedia.com for net operating losses, which impacted goodwill.

(2)
Write-off of fully reserved accounts receivable.

(3)
Expedia.com utilization of valuation allowance during 2003, which impacted goodwill.

(4)
Amount relates to the acquisition Expedia.com in 2002.

(5)
Increases due to acquisition of Expedia.com during 2002.

ANNEX E

SEPARATION AGREEMENT

[TO COME]

E-1

ANNEX F

TAX SHARING AGREEMENT

[TO COME]

F-1

ANNEX G

EMPLOYEE MATTERS AGREEMENT

[TO COME]

G-1

ANNEX H

TRANSITION SERVICES AGREEMENT

[TO COME]

H-1

ANNEX I

SOLVENCY OPINION

[TO COME]

I-1

ANNEX J

IAC/INTERACTIVECORP
2005 STOCK AND ANNUAL INCENTIVE PLAN

SECTION 1.    Purpose; Definitions

        The purpose of this Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and/or consultants and to provide the Company and its Subsidiaries and Affiliates with a stock plan providing incentives directly linked to shareholder value. Certain terms used herein have definitions given to them in the first place in which they are used. In addition, for purposes of this Plan, the following terms are defined as set forth below:

          (a)   "Affiliate" means a corporation or other entity controlled by, controlling or under common control with, the Company.

          (b)   "Applicable Exchange" means Nasdaq or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

          (c)   "Award" means an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, or other stock-based award granted pursuant to the terms of this Plan.

          (d)   "Award Agreement" means a written or electronic document or agreement setting forth the terms and conditions of a specific Award.

          (e)   "Board" means the Board of Directors of the Company.

          (f)    "Bonus Award" means a bonus award made pursuant to Section 9.

          (g)   "Cause" means, unless otherwise provided in an Award Agreement, (i) "Cause" as defined in any Individual Agreement to which the applicable Participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Cause: (A) the willful or gross neglect by a Participant of his employment duties; (B) the plea of guilty or nolo contendere to, or conviction for, the commission of a felony offense by a Participant; (C) a material breach by a Participant of a fiduciary duty owed to the Company or any of its subsidiaries; (D) a material breach by a Participant of any nondisclosure, non-solicitation or non-competition obligation owed to the Company or any of its Affiliates; or (E) before a Change in Control, such other events as shall be determined by the Committee and set forth in a Participant's Award Agreement. Notwithstanding the general rule of Section 2(c), following a Change in Control, any determination by the Committee as to whether "Cause" exists shall be subject to de novo review.

          (h)   "Change in Control" has the meaning set forth in Section 10(b).

          (i)    "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

          (j)    "Commission" means the Securities and Exchange Commission or any successor agency.

          (k)   "Committee" has the meaning set forth in Section 2(a).

          (l)    "Common Stock" means common stock, par value $.01 per share, of the Company.

          (m)  "Company" means IAC/InterActiveCorp, a Delaware corporation or its successor.

          (n)   "Disability" means (i) "Disability" as defined in any Individual Agreement to which the Participant is a party, (ii) if there is no such Individual Agreement or it does not define "Disability," (A) permanent and total disability as determined under the Company's long-term disability plan applicable to the Participant, or (B) if there is no such plan applicable to the

  Participant or the Committee determines otherwise in an applicable Award Agreement, "Disability" as determined by the Committee.

          (o)   "Disaffiliation" means a Subsidiary's or Affiliate's ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

          (p)   "EBITA" means for any period, operating profit (loss) plus (i) amortization, including goodwill impairment, (ii) amortization of non-cash distribution and marketing expense and non-cash compensation expense, (iii) disengagement expenses, (iv) restructuring charges, (v) non-cash write-downs of assets or goodwill, (vi) charges relating to disposal of lines of business, (vii) litigation settlement amounts and (viii) costs incurred for proposed and completed acquisitions.

          (q)   "EBITDA" means for any period, operating profit (loss) plus (i) depreciation and amortization, including goodwill impairment, (ii) amortization of cable distribution fees, (iii) amortization of non-cash distribution and marketing expense and non-cash compensation expense, (iv) disengagement expenses, (v) restructuring charges, (vi) non-cash write-downs of assets or goodwill, (vii) charges relating to disposal of lines of business, (viii) litigation settlement amounts and (ix) costs incurred for proposed and completed acquisitions.

          (r)   "Eligible Individuals" means directors, officers, employees and consultants of the Company or any of its Subsidiaries or Affiliates.

          (s)   "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

          (t)    "Fair Market Value" means, if the Common Stock is listed on a national securities exchange, as of any given date, the closing price for the Common Stock on such date on the Applicable Exchange, or if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares were traded, all as reported by such source as the Committee may select. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion.

          (u)   "Free-Standing SAR" has the meaning set forth in Section 5(b).

          (v)   "Grant Date" means (i) the date on which the Committee by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Shares to be subject to such Award or the formula for earning a number of shares or cash amount, or (ii) such later date as the Committee shall provide in such resolution.

          (w)  "Incentive Stock Option" means any Option that is designated in the applicable Award Agreement as an "incentive stock option" within the meaning of Section 422 of the Code, and that in fact so qualifies.

          (x)   "Individual Agreement" means an employment, consulting or similar agreement between a Participant and the Company or one of its Subsidiaries or Affiliates.

          (y)   "Nonqualified Option" means any Option that is not an Incentive Stock Option.

          (z)   "Option" means an Award granted under Section 5.

          (aa) "Participant" means an Eligible Individual to whom an Award is or has been granted.

          (bb) "Performance Goals" means the performance goals established by the Committee in connection with the grant of Restricted Stock, Restricted Stock Units or Bonus Awards or other stock-based awards. In the case of Qualified-Performance Based Awards that are intended to qualify under Section 162(m)(4), (i) such goals shall be based on the attainment of one or any combination of the following: specified levels of earnings per share from continuing operations, net profit after tax, EBITDA, EBITA, gross profit, cash generation, unit volume, market share, sales, asset quality, earnings per share, operating income, revenues, return on assets, return on operating assets, return on equity, profits, total shareholder return (measured in terms of stock price appreciation and/or dividend growth), cost saving levels, marketing-spending efficiency, core non-interest income, change in working capital, return on capital, and/or stock price, with respect to the Company or any subsidiary, division or department of the Company that are intended to qualify under Section 162(m)(4)(c) of the Code and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations. Such Performance Goals also may be based upon the attaining of specified levels of Company, Subsidiary, Affiliate or divisional performance under one or more of the measures described above relative to the performance of other entities, divisions or subsidiaries.

          (cc) "Plan" means this InterActiveCorp 2005 Stock and Annual Incentive Plan, as set forth herein and as hereafter amended from time to time.

          (dd) "Plan Year" means the calendar year or, with respect to Bonus Awards, the Company's fiscal year if different.

          (ee) "Qualified Performance-Based Award" means an Award intended to qualify for the Section 162(m) Exemption, as provided in Section 11.

          (ff)  "Restricted Stock" means an Award granted under Section 6.

          (gg) "Restricted Stock Units" means an Award granted under Section 7.

          (hh) "Retirement" means retirement from active employment with the Company, a Subsidiary or Affiliate at or after the Participant's attainment of age 65.

          (ii)   "Section 162(m) Exemption" means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

          (jj)   "Share" means a share of Common Stock.

          (kk) "Stock Appreciation Right" has the meaning set forth in Section 5(b).

          (ll)   "Subsidiary" means any corporation, partnership, joint venture or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

          (mm) "Tandem SAR" has the meaning set forth in Section 5(b).

          (nn) "Term" means the maximum period during which an Option or Stock Appreciation Right may remain outstanding, subject to earlier termination upon Termination of Employment or otherwise, as specified in the applicable Award Agreement.

          (oo) "Termination of Employment" means the termination of the applicable Participant's employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee, if a Participant's employment with, or membership on a board of directors of, the Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a non-employee director capacity or as an employee, as applicable, such change in status shall not be deemed a Termination of Employment. A Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company and its Affiliates shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, Affiliate, or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an employee of, or member of the board of directors of, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Employment.

SECTION 2. Administration

        (a)    Committee.    The Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board as the Board may from time to time designate (the "Committee"), which shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board. The Committee shall, subject to Section 11, have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals. Among other things, the Committee shall have the authority, subject to the terms of the Plan:

            (i)  to select the Eligible Individuals to whom Awards may from time to time be granted;

           (ii)  to determine whether and to what extent Incentive Stock Options, Nonqualified Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, other stock-based awards, or any combination thereof, are to be granted hereunder;

          (iii)  to determine the number of Shares to be covered by each Award granted hereunder;

          (iv)  to determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine;

           (v)  subject to Section 12, to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time;

          (vi)  to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

         (vii)  to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto);

        (viii)  to establish any "blackout" period that the Committee in its sole discretion deems necessary or advisable; and

          (ix)  to otherwise administer the Plan.

        (b)    Procedures.

            (i)  The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange and subject to Section 11, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.

           (ii)  Subject to Section 11(c), any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

        (c)    Discretion of Committee.    Subject to Section 1(g), any determination made by the Committee or by an appropriately delegated officer pursuant to delegated authority under the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company, Participants, and Eligible Individuals.

        (d)    Award Agreements.    The terms and conditions of each Award, as determined by the Committee, shall be set forth in an Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. The effectiveness of an Award shall not be subject to the Award Agreement's being signed by the Company and/or the Participant receiving the Award unless specifically so provided in the Award Agreement. Award Agreements may be amended only in accordance with Section 12 hereof.

SECTION 3. Common Stock Subject to Plan

        (a)    Plan Maximums.    The maximum number of Shares that may be delivered pursuant to Awards under the Plan shall be             . Shares subject to an Award under the Plan may be authorized and unissued Shares or may be treasury Shares.

        (b)    Individual Limits.    No Participant may be granted Awards covering in excess of    Shares during the term of the Plan.

        (c)    Rules for Calculating Shares Delivered.

            (i)  To the extent that any Award is forfeited, or any Option and the related Tandem SAR (if any) or Free-Standing SAR terminates, expires or lapses without being exercised, or any Award is settled for cash, the Shares subject to such Awards not delivered as a result thereof shall again be available for Awards under the Plan.

           (ii)  If the exercise price of any Option and/or the tax withholding obligations relating to any Award are satisfied by delivering Shares to the Company (by either actual delivery or by attestation), only the number of Shares issued net of the Shares delivered or attested to shall be deemed delivered for purposes of the limits set forth in Section 3(a). To the extent any Shares subject to an Award are withheld to satisfy the exercise price (in the case of an Option) and/or the tax withholding obligations relating to such Award, such Shares shall not be deemed to have been delivered for purposes of the limits set forth in Section 3(a).

        (d)    Adjustment Provision.    In the event of (i) a stock dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of the Company (each, a "Share Change"), or (ii) a merger, consolidation, acquisition of property or shares, separation, spinoff, reorganization, stock rights offering, liquidation, Disaffiliation, or similar event affecting the Company or any of its Subsidiaries (each, a "Corporate Transaction"), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Options and Stock Appreciation Rights. In the case of Corporate Transactions, such adjustments may include, without limitation, (1) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which shareholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid); (2) the substitution of other property

(including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (3) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities). Any adjustment under this Section 3(d) need not be the same for all Participants.

        (e)    Section 409A.    Notwithstanding the foregoing: (i) any adjustments made pursuant to Section 3(d) to Awards that are considered "deferred compensation" within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (ii) any adjustments made pursuant to Section 3(d) to Awards that are not considered "deferred compensation" subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A of the Code or (B) comply with the requirements of Section 409A of the Code; and (iii) in any event, neither the Committee nor the Board shall have the authority to make any adjustments pursuant to Section 3(d) to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the Grant Date to be subject thereto.

SECTION 4. Eligibility

        Awards may be granted under the Plan to Eligible Individuals; provided, however, that Incentive Stock Options may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code).

SECTION 5. Options and Stock Appreciation Rights

        (a)    Types of Options.    Options may be of two types: Incentive Stock Options and Nonqualified Options. The Award Agreement for an Option shall indicate whether the Option is intended to be an Incentive Stock Option or a Nonqualified Option.

        (b)    Types and Nature of Stock Appreciation Rights.    Stock Appreciation Rights may be "Tandem SARs," which are granted in conjunction with an Option, or "Free-Standing SARs," which are not granted in conjunction with an Option. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash, Shares, or both, in value equal to the product of (i) the excess of the Fair Market Value of one Share over the exercise price of the applicable Stock Appreciation Right, multiplied by (ii) the number of Shares in respect of which the Stock Appreciation Right has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash or Common Stock or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.

        (c)    Tandem SARs.    A Tandem SAR may be granted at the Grant Date of the related Option or, in the case of a related Nonqualified Option, at any time after the Grant Date thereof while the related Nonqualified Option remains outstanding. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related Option is exercisable in accordance with the provisions of this Section 5, and shall have the same exercise price as the related Option. A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related Option, and the related Option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.

        (d)    Exercise Price.    The exercise price per Share subject to an Option or Free-Standing SAR shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a share of the Common Stock on the applicable Grant Date. In no event may any Option or Free-Standing SAR granted under this Plan be amended, other than pursuant to Section 3(d), to decrease the exercise price thereof or otherwise be subject to any action that would be treated, for accounting purposes, as a "repricing" of such Option or Free-Standing SAR, unless such amendment, cancellation, or action is approved by the Company's shareholders.

        (e)    Term.    The Term of each Option and each Free-Standing SAR shall be fixed by the Committee, but shall not exceed ten years from the Grant Date in the case of an Incentive Stock Option.

        (f)    Vesting and Exercisability.    Except as otherwise provided herein, Options and Free-Standing SARs shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Option or Free-Standing SAR will become exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Option or Free-Standing SAR.

        (g)    Method of Exercise.    Subject to the provisions of this Section 5, Options and Free-Standing SARs may be exercised, in whole or in part, at any time during the applicable Term by giving written notice of exercise to the Company or through the procedures established with the Company's appointed third-party Option administrator specifying the number of Shares as to which the Option or Free-Standing SAR is being exercised; provided, however, that, unless otherwise permitted by the Committee, any such exercise must be with respect to a portion of the applicable Option or Free-Standing SAR relating to no less than the lesser of the number of Shares then subject to such Option or Free-Standing SAR or 100 Shares. In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the purchase price (which shall equal the product of such number of Shares multiplied by the applicable exercise price) by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made as follows:

            (i)  Payments may be made in the form of unrestricted Shares (by delivery of such Shares or by attestation) of the same class as the Common Stock subject to the Option already owned by the Participant (based on the Fair Market Value of the Common Stock on the date the Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned Shares of the same class as the Common Stock subject to the Option may be authorized only at the time the Option is granted.

           (ii)  To the extent permitted by applicable law, payment may be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms. To the extent permitted by applicable law, the Committee may also provide for Company loans to be made for purposes of the exercise of Options.

          (iii)  Payment may be made by instructing the Committee to withhold a number of Shares having a Fair Market Value (based on the Fair Market Value of the Common Stock on the date the applicable Option is exercised) equal to the product of (A) the exercise price multiplied by (B) the number of Shares in respect of which the Option shall have been exercised.

        (h)   Delivery; Rights of Shareholders.    No Shares shall be delivered pursuant to the exercise of an Option until the exercise price therefor has been fully paid and applicable taxes have been withheld. Except as otherwise provided in Section 5(k) below, the applicable Participant shall have all of the rights of a shareholder of the Company holding the class or series of Common Stock that is subject to the Option or Stock Appreciation Right (including, if applicable, the right to vote the applicable Shares and the right to receive dividends), when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 14(a), and (iii) in the case of an Option, has paid in full for such Shares.

        (i)    Terminations of Employment.    Subject to Section 10(c), a Participant's Options and Stock Appreciation Rights shall be forfeited upon such Participant's Termination of Employment, except as set forth below:

            (i)  Upon a Participant's Termination of Employment by reason of death, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the first anniversary of the date of such death and (B) the expiration of the Term thereof;

           (ii)  Upon a Participant's Termination of Employment by reason of Disability or Retirement, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the first anniversary of such Termination of Employment and (B) the expiration of the Term thereof;

          (iii)  Upon a Participant's Termination of Employment for Cause, any Option or Stock Appreciation Right held by the Participant shall be forfeited, effective as of such Termination of Employment;

          (iv)  Upon a Participant's Termination of Employment for any reason other than death, Disability, Retirement or for Cause, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the 90th day following such Termination of Employment and (B) expiration of the Term thereof; and

           (v)  Notwithstanding the above provisions of this Section 5(i), if a Participant dies after such Participant's Termination of Employment but while any Option or Stock Appreciation Right remains exercisable as set forth above, such Option or Stock Appreciation Right may be exercised at any time until the later of (A) the earlier of (1) the first anniversary of the date of such death and (2) expiration of the Term thereof and (B) the last date on which such Option or Stock Appreciation Right would have been exercisable, absent this Section 5(i)(v).

Notwithstanding the foregoing, the Committee shall have the power, in its discretion, to apply different rules concerning the consequences of a Termination of Employment; provided, however, that if such rules are less favorable to the Participant than those set forth above, such rules are set forth in the applicable Award Agreement. If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Option will thereafter be treated as a Nonqualified Option.

        (j)    Nontransferability of Options and Stock Appreciation Rights.    No Option or Free-Standing SAR shall be transferable by a Participant other than (i) by will or by the laws of descent and distribution, or (ii) in the case of a Nonqualified Option or Free-Standing SAR, pursuant to a qualified domestic relations order or as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to the Participant's family members or to a charitable organization, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of this Plan, unless otherwise determined by the Committee, "family member" shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto. A Tandem SAR shall be transferable only with the related Option as permitted by the preceding sentence. Any Option or Stock Appreciation Right shall be exercisable, subject to the terms of this Plan, only by the applicable Participant, the guardian or legal representative of such Participant, or any person to whom such Option or Stock Appreciation Right is permissibly transferred pursuant to this Section 5(j), it being understood that the term "Participant" includes such guardian, legal representative and other transferee; provided, however, that the term "Termination of Employment" shall continue to refer to the Termination of Employment of the original Participant.

        (k)   Deferral of Option Shares.    The Committee may from time to time establish procedures pursuant to which a Participant may elect to defer, until a time or times later than the exercise of an Option, receipt of all or a portion of the Shares subject to such Option and/or to receive cash at such later time or times in lieu of such deferred shares, all on such terms and conditions as the Committee shall determine. If any such deferrals are permitted, then notwithstanding Section 5(g), a Participant who elects such deferral shall not have any rights as a stockholder with respect to such deferred shares unless and until shares are actually delivered to such Participant with respect thereto, except to the extent otherwise determined by the Committee.

SECTION 6.    Restricted Stock

        (a)   Nature of Awards and Certificates.    Shares of Restricted Stock are actual Shares issued to a Participant, and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Shares of Restricted Stock shall be registered in the name of the applicable Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

    "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the IAC/InterActiveCorp 2005 Stock and Annual Incentive Plan and an Award Agreement. Copies of such Plan and Agreement are on file at the offices of                        ,                         ."

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

        (b)   Terms and Conditions.    Shares of Restricted Stock shall be subject to the following terms and conditions:

            (i)  The Committee may, prior to or at the time of grant, designate an Award of Restricted Stock as a Qualified Performance-Based Award, in which event it shall condition the grant or vesting, as applicable, of such Restricted Stock upon the attainment of Performance Goals. If the Committee does not designate an Award of Restricted Stock as a Qualified Performance-Based Award, it may also condition the grant or vesting thereof upon the attainment of Performance Goals. Regardless of whether an Award of Restricted Stock is a Qualified Performance-Based Award, the Committee may also condition the grant or vesting thereof upon the continued service of the Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. Subject to Section 11(b), the Committee may at any time, in its sole discretion, accelerate or waive, in whole or in part, any of the foregoing restrictions.

           (ii)  Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Award for which such Participant's continued service is required (the "Restriction Period"), and until the later of (A) the expiration of the Restriction Period and (B) the date the applicable Performance Goals (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock.

          (iii)  Except as provided in this Section 6 and in the applicable Award Agreement, the applicable Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Award Agreement and subject to Section 14(e), (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, and (B) subject to any adjustment pursuant to Section 3(d), dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock.

          (iv)  Except as otherwise set forth in the applicable Award Agreement, upon a Participant's Termination of Employment for any reason during the Restriction Period or before the applicable Performance Goals are satisfied, all Shares of Restricted Stock still subject to restriction shall be forfeited by such Participant; provided, however, that subject to Section 11(b), the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such Participant's Shares of Restricted Stock.

           (v)  If and when any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Shares of Restricted Stock for which legended certificates have been issued, unlegended certificates for such Shares shall be delivered to the Participant upon surrender of the legended certificates.

SECTION 7.    Restricted Stock Units

        (a)   Nature of Award.    Restricted Stock Units are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, either by delivery of Shares to the Participant or by the payment of cash based upon the Fair Market Value of a specified number of Shares.

        (b)   Terms and Conditions.    Restricted Stock Units shall be subject to the following terms and conditions:

            (i)  The Committee may, in connection with the grant of Restricted Stock Units, designate them as Qualified Performance-Based Awards, in which event it shall condition the grant or vesting thereof upon the attainment of Performance Goals. If the Committee does not designate Restricted Stock Units as Qualified Performance-Based Awards, it may also condition the grant or vesting thereof upon the attainment of Performance Goals. Regardless of whether Restricted Stock Units are Qualified Performance-Based Awards, the Committee may also condition the vesting thereof upon the continued service of the Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. Subject to Section 11(b), the Committee may at any time, in its sole discretion, accelerate or waive, in whole or in part, any of the foregoing restrictions. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest or at a later time specified by the Committee or in accordance with an election of the Participant, if the Committee so permits.

           (ii)  Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Units

  Award for which such Participant's continued service is required (the "Restriction Period"), and until the later of (A) the expiration of the Restriction Period and (B) the date the applicable Performance Goals (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

          (iii)  The Award Agreement for Restricted Stock Units shall specify whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive current or deferred payments of cash, Common Stock or other property corresponding to the dividends payable on the Common Stock (subject to Section 14(e) below).

          (iv)  Except as otherwise set forth in the applicable Award Agreement, upon a Participant's Termination of Employment for any reason during the Restriction Period or before the applicable Performance Goals are satisfied, all Restricted Stock Units still subject to restriction shall be forfeited by such Participant; provided, however, that subject to Section 11(b), the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such Participant's Restricted Stock Units.

SECTION 8.    Other Stock-Based Awards

        Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon or settled in, Common Stock, including (without limitation), unrestricted stock, performance units, dividend equivalents, and convertible debentures, may be granted under the Plan.

SECTION 9.    Bonus Awards

        (a)   Determination of Awards.    The Committee shall determine the total amount of Bonus Awards for each Plan Year or such shorter performance period as the Committee may establish in its sole discretion. Prior to the beginning of the Plan Year or such shorter performance period as the Committee may establish in its sole discretion (or such later date as may be prescribed by the Internal Revenue Service under Section 162(m) of the Code), the Committee shall establish Performance Goals for Bonus Awards for the Plan Year or such shorter period; provided, that such Performance Goals may be established at a later date for Participants who are not Covered Employees. Bonus amounts payable to any individual Participant with respect to a Plan Year will be limited to a maximum of $10 million. For performance periods that are shorter than a Plan Year, such $10 million maximum shall be pro-rated on a daily basis. To the extent provided by the Committee, a Participant may elect to defer receipt of amounts payable under a Bonus Award for a specified period, or until a specified event, subject in each case to the Committee's approval and to such terms as are determined by the Committee.

        (b)   Payment of Awards.    Bonus Awards under the Plan shall be paid in cash or in shares of Common Stock (valued at Fair Market Value as of the date of payment) as determined by the Committee, as soon as practicable following the close of the Plan Year or such shorter performance period as the Committee may establish. The Bonus Award for any Plan Year or such shorter performance period to any Participant may be reduced or eliminated by the Committee in its discretion.

SECTION 10.    Change in Control Provisions

        (a)   Impact of Event/Single Trigger.    Unless otherwise provided in the applicable Award Agreement, notwithstanding any other provision of the Plan to the contrary, immediately upon the occurrence of a Change in Control, with respect to Awards held by officers of the Company (and not the Company's Subsidiaries) with a title of Senior Vice President or above as of immediately prior to the Change in Control, and with respect to all other Participants solely to the extent provided in the applicable Award Agreement:

            (i)  any Options and Stock Appreciation Rights outstanding which are not then exercisable and vested shall become fully exercisable and vested;

           (ii)  the restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable; and

          (iii)  all Restricted Stock Units shall be considered to be earned and payable in full, and any deferral or other restriction shall lapse and such Restricted Stock Units shall be settled as promptly as is practicable in (subject to Section 3(d)) the form set forth in the applicable Award Agreement.

        (b)   Definition of Change in Control.    Except as otherwise may be provided in an applicable Award Agreement and subject to Section 14(k)(ii), for purposes of the Plan, a "Change in Control" shall mean any of the following events:

            (i)  The acquisition by any individual entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than Barry Diller, Liberty Media Corporation, and their respective Affiliates (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of equity securities of the Company representing more than 50% of the voting power of the then outstanding equity securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition by the Company, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii); or

           (ii)  Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (iii)  Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the purchase of assets or stock of another entity (a "Business Combination"), in each case, unless immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 50% of the then outstanding combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (B) no Person (excluding Barry Diller, Liberty Media Corporation, and their respective

  Affiliates, any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) will beneficially own, directly or indirectly, more than a majority of the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership of the Company existed prior to the Business Combination and (C) at least a majority of the members of the board of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination will have been members of the Incumbent Board at the time of the initial agreement, or action of the Board, providing for such Business Combination; or

          (iv)  Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

        (c)   Impact of Event/Double Trigger.    Unless otherwise provided in the applicable Award Agreement, notwithstanding any other provision of this Plan to the contrary, upon a Participant's Termination of Employment, during the two-year period following a Change in Control, by the Company other than for Cause or Disability or by the Participant for Good Reason (as defined below):

            (i)  any Options and Stock Appreciation Rights outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control (including any Options and Stock Appreciation Rights that became vested pursuant to Section 10(a)) shall be fully exercisable and vested and shall remain exercisable until the later of (i) the last date on which such Option or Stock Appreciation Right would be exercisable in the absence of this Section 10(c) and (ii) the earlier of (A) the first anniversary of such Change in Control and (B) expiration of the Term of such Option or Stock Appreciation Right;

           (ii)  the restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall become free of all restrictions and become fully vested and transferable; and

          (iii)  all Restricted Stock Units outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall be considered to be earned and payable in full, and any deferral or other restriction shall lapse and such Restricted Stock Units shall be settled as promptly as is practicable in (subject to Section 3(d)) the form set forth in the applicable Award Agreement.

        (d)   For purposes of this Section 10, "Good Reason" means (i) "Good Reason" as defined in any Individual Agreement or Award Agreement to which the applicable Participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Good Reason, without the Participant's prior written consent: (A) a reduction in the Participant's rate of annual base salary from the rate of annual base salary in effect for such Participant immediately prior to the Change in Control, (B) a relocation of the Participant's principal place of business more than 35 miles from the city in which such Participant's principal place of business was located immediately prior to the Change in Control or (C) a material and demonstrable adverse change in the nature and scope of the Participant's duties from those in effect immediately prior to the Change in Control.

SECTION 11.    Qualified Performance-Based Awards; Section 16(b)

        (a)   The provisions of this Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Participant who is or may be a "covered employee" (within the meaning of Section 162(m)(3) of the Code) in the tax year in which such Option or Stock Appreciation Right is expected to be deductible to the Company qualify for the Section 162(m) Exemption, and all such Awards shall therefore be considered Qualified Performance-Based Awards and this Plan shall be interpreted and operated consistent with that intention (including, without limitation, to require that all such Awards be granted by a committee composed solely of members who satisfy the requirements for being "outside directors" for purposes of the Section 162(m) Exemption ("Outside Directors")). When granting any Award other than an Option or Stock Appreciation Right, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that (i) the recipient is or may be a "covered employee" (within the meaning of Section 162(m)(3) of the Code) with respect to such Award, and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption, and the terms of any such Award (and of the grant thereof) shall be consistent with such designation (including, without limitation, that all such Awards be granted by a committee composed solely of Outside Directors).

        (b)   Each Qualified Performance-Based Award (other than an Option or Stock Appreciation Right) shall be earned, vested and payable (as applicable) only upon the achievement of one or more Performance Goals, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate, and no Qualified Performance-Based Award may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under this Plan with respect to a Qualified Performance-Based Award under this Plan, in any manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption; provided, however, that (i) the Committee may provide, either in connection with the grant of the applicable Award or by amendment thereafter, that achievement of such Performance Goals will be waived upon the death or Disability of the Participant or a Termination of Employment by the Company without Cause or by the Participant for "good reason" (as such term may be defined in any applicable Award Agreement or under any other circumstance with respect to which the existence of such possible waiver will not cause the Award to fail to qualify for the Section 162(m) Exemption as of the Grant Date, and (ii) the provisions of Section 10 shall apply notwithstanding this Section 11(b).

        (c)   The full Board shall not be permitted to exercise authority granted to the Committee to the extent that the grant or exercise of such authority would cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption.

        (d)   The provisions of this Plan are intended to ensure that no transaction under the Plan is subject to (and not exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act ("Section 16(b)"). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

SECTION 12.    Term, Amendment and Termination

        (a)   Effectiveness.    The Plan shall be effective as of the date (the "Effective Date") it is adopted by the Board, subject to the approval by the holders of at least a majority of the voting power represented by outstanding capital stock of the Company that is entitled generally to vote in the election of directors.

        (b)   Termination.    The Plan will terminate on the tenth anniversary of the Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

        (c)   Amendment of Plan.    The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of the Participant with respect to a previously granted Award without such Participant's consent, except such an amendment made to comply with applicable law, stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange.

        (d)   Amendment of Awards.    Subject to Section 5(d), the Committee may unilaterally amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption or without the Participant's consent materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause the Plan or Award to comply with applicable law, stock exchange rules or accounting rules.

SECTION 13.    Unfunded Status of Plan

        It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

SECTION 14.    General Provisions

        (a)   Conditions for Issuance.    The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

        (b)   Additional Compensation Arrangements.    Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

        (c)   No Contract of Employment.    The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

        (d)   Required Taxes.    No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under the Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. If determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

        (e)   Limitation on Dividend Reinvestment and Dividend Equivalents.    Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall only be permissible if sufficient Shares are available under Section 3 for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 14(e).

        (f)    Designation of Death Beneficiary.    The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant's death are to be paid or by whom any rights of such eligible Individual, after such Participant's death, may be exercised.

        (g)   Subsidiary Employees.    In the case of a grant of an Award to any employee of a Subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All Shares underlying Awards that are forfeited or canceled should revert to the Company.

        (h)   Governing Law and Interpretation.    The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.

        (i)    Non-Transferability.    Except as otherwise provided in Section 5(j) or by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution.

        (j)    Foreign Employees and Foreign Law Considerations.    The Committee may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

        (k)   Section 409A Savings Clause.

            (i)  It is the intention of the Company that no Award shall be "deferred compensation" subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided below, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly.

           (ii)  The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or shares of Common Stock pursuant thereto and any rules regarding treatment of such Awards in the event of a Change in Control, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Section 409A of the Code.

          (iii)  Following a Change in Control, no action shall be taken under the Plan that will cause any Award that the Committee has previously determined is subject to Section 409A of the Code to fail to comply in any respect with Section 409A of the Code without the written consent of the Participant.

ANNEX K

AUDIT COMMITTEE CHARTER
IAC/INTERACTIVECORP
(March 2005)

Purpose

        The Audit Committee is appointed by the Board to oversee the accounting and financial reporting processes of the Company and the audits of the Company's financial statements. In that regard, the Audit Committee assists the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

        The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "Commission") to be included in the Company's annual proxy statement.

Committee Membership

        The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of NASDAQ and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (the "Exchange Act"). All members of the Audit Committee shall be able to read and understand fundamental financial statements. No member of the Audit Committee shall have participated in the preparation of the financial statements of the Company in the past three years. These membership requirements shall be subject to exemptions and cure periods permitted by NASDAQ and SEC rules, as in effect from time to time.

        At least one member of the Audit Committee shall be an "audit committee financial expert" as defined by the Commission. The members of the Audit Committee shall be appointed and may be replaced by the Board.

Meetings

        The Audit Committee shall meet as often as it determines necessary but not less frequently than quarterly. The Audit Committee shall have the authority to meet periodically with management, the internal auditors and the independent auditor in separate executive sessions, and to have such other direct and independent interaction with such persons from time to time as the members of the Audit Committee deem necessary or appropriate. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Written minutes of Committee meetings shall be maintained.

Committee Authority and Responsibilities

        The Audit Committee shall have the sole authority to appoint, determine funding for, and oversee the outside auditors (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

        The Audit Committee shall pre-approve all auditing services, internal control-related services and permitted non-audit services to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

        The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to engage and determine funding for independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Company and to any advisors employed by the Audit Committee, as well as funding for the payment of ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

        The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

        In carrying out its responsibilities, the Audit Committee shall maintain flexibility in its policies and procedures, in order to best address changing conditions and circumstances.

        The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.
Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

2.
Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements.

3.
Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

4.
Review and discuss with management and the independent auditor any major issues as to the adequacy of the Company's internal controls, any special steps adopted in light of these issues and the adequacy of disclosures about changes in internal control over financial reporting.

5.
Review and discuss with management (including the senior internal audit executive) and the independent auditor the Company's internal controls report and the independent auditor's attestation of the report prior to the filing of the Company's Form 10-K.

6.
Review and discuss quarterly reports from the independent auditors on:

(a)
All critical accounting policies and practices to be used.

(b)
All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

  (c)
  Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

7.
Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

8.
Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

9.
Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

10.
Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

11.
Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

12.
Ensure that a public announcement of the Company's receipt of an audit opinion that contains a going concern qualification is made promptly.

Oversight of the Company's Relationship with the Independent Auditor

13.
Review and evaluate the lead partner of the independent auditor team.

14.
Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

15.
Ensure the rotation of the lead (and coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

16.
Recommend to the Board policies for the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

17.
Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company's Internal Audit Function

18.
Review the appointment and replacement of the senior internal auditing executive.

19.
Review the significant reports to management prepared by the internal auditing department and management's responses.

20.
Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

21.
Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

22.
Discuss with management and the Company's senior internal auditing executive the Company's and its subsidiaries' compliance with applicable legal requirements and codes of conduct and confirm with the independent auditor that in the course of performing their duties they did not become aware of any violations by the Company or its subsidiaries of applicable law or codes of conduct. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's code of conduct.

23.
To the extent required by NASDAQ rules, approve all related party transactions.

24.
Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

25.
Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

26.
Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

Limitation of Audit Committee's Role

        While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor. Additionally, the Audit Committee as well as the Board recognizes that members of the Company's management who are responsible for financial management, as well as the independent auditors, have more time, knowledge, and detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurances with respect to the Company's financial statements or any professional certifications as to the independent auditor's work.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

        Item 20.    Indemnification of Directors and Officers.

        Each Registrant's certificate of incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. Each Registrant's bylaws provide that the directors and officers (and legal representatives of such directors and officers) will be indemnified to the fullest extent authorized by the Delaware General Corporation Law with respect to third-party actions, suits, investigations or proceedings provided that any such person has met the applicable standard of conduct set forth in the Delaware General Corporation Law described below. Each Registrant's bylaws further provide that directors and officers (and legal representatives of such directors and officers) will be indemnified with respect to actions or suits initiated by such person only if such action was first approved by the board of directors. Each Registrant's bylaws allow the Registrant to pay all expenses incurred by a director or officer (or legal representatives of such directors or officers) in defending any proceeding in which the scope of the indemnification provisions as such expenses are incurred in advance of its final disposition, upon an undertaking by such party to repay such expenses, if it is ultimately determined that such party was not entitled to indemnity by the Registrant. From time to time, each Registrant's officers and directors may be provided with indemnification agreements that are consistent with the foregoing provisions. Each Registrant has policies of directors' and officers' liability insurance which insure directors and officers against the costs of defense, settlement and/or payment of judgment under certain circumstances. Each Registrant believes that these agreements and arrangements are necessary to attract and retain qualified persons as directors and officers.

        Each Registrant is incorporated in the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        Item 21.    Exhibits and Financial Statement Schedules.

        (a)    Exhibits.

        The Exhibit Index filed herewith is incorporated herein by reference.

        (b)    Financial Statement Schedules

        The following financial statement schedules are filed herewith:

Schedule Number
II	Valuation and Qualifying Accounts for IAC (incorporated by reference from IAC's Annual Report on Form 10-K for the fiscal year ended December 31, 2004)
II	Valuation and Qualifying Accounts for Expedia included in Annex D to the proxy statement/prospectus which forms a part of this registration statement

        Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

        (c)    Reports, Opinions or Appraisals

        To be filed by pre-effective amendment if applicable.

        Item 22.    Undertakings.

        Each undersigned Registrant hereby undertakes:

  (a)
  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference into the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (b)
  That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  (c)
  That every prospectus: (i) that is filed pursuant to paragraph (b) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (d)
  To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (e)
  To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the co-Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on April 25, 2005.

IAC/INTERACTIVECORP
By:	/s/ GREGORY R. BLATT Name: Gregory R. Blatt Title: Executive Vice President, General Counsel and Secretary

        KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. McInerney, Gregory R. Blatt and Joanne Hawkins, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

        IN WITNESS WHEREOF and pursuant to the requirements of the Securities Act, this power of attorney and this Registration Statement has been signed by the following persons in the capacities indicated as of April 25, 2005.

Signature	Title

/s/ BARRY DILLER Barry Diller	Chairman of the Board, Chief Executive Officer and Director
/s/ VICTOR A. KAUFMAN Victor A. Kaufman	Vice Chairman and Director
/s/ THOMAS J. MCINERNEY Thomas J. McInerney	Executive Vice President and Chief Financial Officer
/s/ MICHAEL H. SCHWERDTMAN Michael H. Schwerdtman	Vice President and Controller (Chief Accounting Officer)

/s/ EDGAR BRONFMAN, JR. Edgar Bronfman, Jr.	Director
/s/ DONALD R. KEOUGH Donald R. Keough	Director
/s/ MARIE-JOSÉE KRAVIS Marie-Josée Kravis	Director
/s/ STEVEN RATTNER Steven Rattner	Director
/s/ H. NORMAN SCHWARZKOPF H. Norman Schwarzkopf	Director
/s/ ALAN G. SPOON Alan G. Spoon	Director
/s/ DIANE VON FURSTENBERG Diane Von Furstenberg	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act, the co-Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on April 25, 2005.

EXPEDIA, INC.
By:	/s/ DARA KHOSROWSHAHI
Name: Dara Khosrowshahi
Title: Chief Executive Officer

        IN WITNESS WHEREOF and pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of April 25, 2005.

Signature	Title

/s/ DARA KHOSROWSHAHI Dara Khosrowshahi	Chief Executive Officer
/s/ MICHAEL H. SCHWERDTMAN Michael H. Schwerdtman	Chief Financial Officer and Chief Accounting Officer
/s/ THOMAS J. MCINERNEY Thomas J. McInerney	Director
/s/ GREGORY R. BLATT Gregory R. Blatt	Director

EXHIBIT INDEX

Exhibit No.	Document
2.1	Form of Separation Agreement*
3.1	Form of Amended and Restated Certificate of Incorporation of IAC/InterActiveCorp*
3.2	Amended and Restated Bylaws of IAC/InterActiveCorp**
3.3	Certificate of Incorporation of Expedia, Inc.*
3.4	Bylaws of Expedia, Inc.*
3.5	Form of Amended and Restated Certificate of Incorporation of Expedia, Inc.*
3.6	Form of Amended and Restated Bylaws of Expedia, Inc.*
4.1	Form of IAC/InterActiveCorp Warrant Agreement*
4.2	Form of Expedia, Inc. Warrant Agreement*
4.3	Form of Certificate of Designations for Series A Cumulative Convertible Preferred Stock of IAC/InterActiveCorp**
4.4	Form of Certificate of Designations for Series B Cumulative Convertible Preferred Stock of IAC/InterActiveCorp*
4.5	Form of Certificate of Designations for Series A Cumulative Convertible Preferred Stock of Expedia, Inc.*
5.1	Opinion of [ ], as to the validity of the securities being registered*
8.1	Opinion of Wachtell, Lipton, Rosen & Katz, as to certain material U.S. federal tax matters*
10.1	Form of Tax Sharing Agreement*
10.2	Form of Employee Matters Agreement*
10.3	Form of Transition Services Agreement*
10.4	Form of IAC/InterActiveCorp 2005 Stock and Annual Incentive Plan (included as Annex J to the proxy statement/prospectus which is part of this Registration Statement)
10.5	Form of Expedia, Inc. Stock and Annual Incentive Plan*
10.6	Form of Amended and Restated Governance Agreement, by and among IAC/InterActiveCorp, Universal Studios, Inc., Liberty Media Corporation and Barry Diller*
10.7	Form of Amended and Restated Stockholders Agreement among Universal Studios, Inc., Liberty Media Corporation and Barry Diller*
10.8	Form of Expedia Governance Agreement, by and among Expedia, Inc., Universal Studios, Inc., Liberty Media Corporation and Barry Diller*
10.9	Form of Expedia Stockholders Agreement among Universal Studios, Inc., Liberty Media Corporation and Barry Diller*
21.1	Subsidiaries of IAC/InterActiveCorp*
21.2	Subsidiaries of Expedia, Inc.*
23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 8.1)*
23.2	Consent of Duff & Phelps, LLC
23.3	Consent of Ernst & Young LLP, registered public accounting firm for IAC/InterActiveCorp

23.4	Consent of Ernst & Young LLP, registered public accounting firm for Vivendi Universal Entertainment LLLP
23.5	Consent of Ernst & Young LLP, registered public accounting firm for Expedia, Inc.
23.6	Consent of Ernst & Young LLP, registered public accounting firm for TripAdvisor, Incorporated
23.7	Consent of Ernst & Young LLP, registered public accounting firm for Ask Jeeves, Inc.
23.8	Consent of Barry Diller to be named as director of Expedia, Inc.
23.9	Consent of Victor A. Kaufman to be named as director of Expedia, Inc.
23.10	Consent of Dara Khosrowshahi to be named as director of Expedia, Inc.
24.1	Powers of Attorney***
99.1	Financial Statements of TripAdvisor, Incorporated
99.2	Form of proxy card

*
To be filed by amendment.

**
Filed as Exhibit 3.1 to IAC/InterActiveCorp's Current Report on Form 8-K, filed on September 20, 2002.

***
Included on the signature pages hereto.

QuickLinks

PRELIMINARY PROXY STATEMENT/PROSPECTUS
IAC/INTERACTIVECORP 152 West 57th Street 42nd Floor New York, New York 10019 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Additional Information
Investor Relations IAC/InterActiveCorp Carnegie Hall Tower 152 W. 57th Street, 42nd Floor New York, NY 10019 Telephone: (212) 314-7400
Explanatory Notes

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THE SPIN-OFF The Annual Meeting
The Spin-Off Proposal
SUMMARY
IAC/INTERACTIVECORP
EXPEDIA
THE SPIN-OFF
IAC/INTERACTIVECORP SUMMARY SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION
EXPEDIA, INC. SUMMARY SELECTED HISTORICAL COMBINED FINANCIAL INFORMATION
RISK FACTORS
RECENT DEVELOPMENTS
THE SPIN-OFF PROPOSAL
Summary Compensation Table
Stock Option Information
THE REVERSE STOCK SPLIT PROPOSAL
THE CORPORATE OPPORTUNITY PROPOSAL
THE DIRECTOR REMOVAL PROPOSAL
ELECTION OF IAC DIRECTORS AND MANAGEMENT INFORMATION
THE AUDITOR RATIFICATION PROPOSAL
THE 2005 INCENTIVE PLAN PROPOSAL
ANNUAL MEETING MATTERS
IAC EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
IAC BOARD OF DIRECTORS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT ON IAC EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
FEES PAID TO IAC'S INDEPENDENT AUDITORS
CERTAIN IAC RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
MARKET PRICE AND DIVIDEND INFORMATION FOR IAC COMMON EQUITY
PERFORMANCE GRAPH
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
ANNUAL REPORTS
PROPOSALS BY STOCKHOLDERS FOR PRESENTATION AT THE IAC 2006 ANNUAL MEETING
OTHER MATTERS
IAC/INTERACTIVECORP AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

IAC/INTERACTIVECORP AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
IAC/INTERACTIVECORP AND SUBSIDIARIES NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (In thousands, except per share amounts)
IAC/INTERACTIVECORP AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
IAC/INTERACTIVECORP AND SUBSIDIARIES NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (In thousands, except per share amounts)
EXPEDIA, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
EXPEDIA, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
EXPEDIA, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
EXPEDIA, INC. AND SUBSIDIARIES NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (In thousands, except per share amounts)
Report of Independent Registered Public Accounting Firm
EXPEDIA, INC. AND SUBSIDIARIES COMBINED STATEMENTS OF OPERATIONS
EXPEDIA, INC. AND SUBSIDIARIES COMBINED BALANCE SHEETS
EXPEDIA, INC. AND SUBSIDIARIES COMBINED STATEMENTS OF INVESTED EQUITY
EXPEDIA, INC. AND SUBSIDIARIES COMBINED STATEMENTS OF CASH FLOWS
EXPEDIA, INC. AND SUBSIDIARIES NOTES TO COMBINED FINANCIAL STATEMENTS
EXPEDIA, INC. AND SUBSIDIARIES NOTES TO COMBINED FINANCIAL STATEMENTS
EXPEDIA, INC. AND SUBSIDIARIES VALUATION AND QUALIFYING ACCOUNTS
SEPARATION AGREEMENT
TAX SHARING AGREEMENT
EMPLOYEE MATTERS AGREEMENT
TRANSITION SERVICES AGREEMENT
[TO COME]
SOLVENCY OPINION
[TO COME]
IAC/INTERACTIVECORP 2005 STOCK AND ANNUAL INCENTIVE PLAN
PART II—INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
SIGNATURES
EXHIBIT INDEX